$100,000,000

                                CREDIT AGREEMENT

                                      among

                         POWERHOUSE TECHNOLOGIES, INC.,
                                  as Borrower,

                               The Several Lenders
                        from Time to Time Parties Hereto,

                              LEHMAN BROTHERS INC.,
                                   as Arranger

                          LEHMAN COMMERCIAL PAPER INC.,
                             as Administrative Agent

                          LEHMAN COMMERCIAL PAPER INC.,
                              as Syndication Agent

                                       and

                       CANADIAN IMPERIAL BANK OF COMMERCE,
                             as Documentation Agent

                           Dated as of October 9, 1998

                                TABLE OF CONTENTS



                                                                            Page

SECTION 1.  DEFINITIONS........................................................1
         1.1  Defined Terms....................................................1
         1.2  Other Definitional Provisions...................................23

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS...................................23
         2.1  Term Loan Commitments...........................................23
         2.2  Procedure for Term Loan Borrowing...............................23
         2.3  Repayment of Term Loans.........................................24
         2.4  Revolving Credit Commitments....................................25
         2.5  Procedure for Revolving Credit Borrowing........................26
         2.6  Repayment of Loans; Evidence of Debt............................26
         2.7  Commitment Fees, etc. ..........................................27
         2.8  Termination or Reduction of Revolving Credit Commitments;
               Increase of Revolving Credit Commitments.......................27
         2.9  Optional Prepayments............................................28
         2.10  Mandatory Prepayments and Commitment Reductions................29
         2.11  Conversion and Continuation Options............................30
         2.12  Minimum Amounts and Maximum Number of Eurodollar Tranches......30
         2.13  Interest Rates and Payment Dates...............................30
         2.14  Computation of Interest and Fees...............................31
         2.15  Inability to Determine Interest Rate...........................31
         2.16  Pro Rata Treatment and Payments................................32
         2.17  Requirements of Law............................................34
         2.18  Taxes..........................................................35
         2.19  Indemnity......................................................37
         2.20  Illegality.....................................................37
         2.21  Change of Lending Office.......................................37

SECTION 3.  LETTERS OF CREDIT.................................................38
         3.1  L/C Commitment..................................................38
         3.2  Procedure for Issuance of Letter of Credit......................38
         3.3  Fees and Other Charges..........................................39
         3.4  L/C Participations..............................................39
         3.5  Reimbursement Obligation of the Borrower........................40
         3.6  Obligations Absolute............................................40
         3.7  Letter of Credit Payments.......................................41
         3.8  Applications....................................................41
         3.9  Participating Interest in Existing Letters of Credit............41

SECTION 4.  REPRESENTATIONS AND WARRANTIES....................................42
         4.1  Financial Condition.............................................42
         4.2  No Change.......................................................43
         4.3  Corporate Existence; Compliance with Law........................43
         4.4  Corporate Power; Authorization; Enforceable Obligations.........43

         4.5  No Legal Bar....................................................44
         4.6  No Material Litigation..........................................44
         4.7  No Default......................................................44
         4.8  Ownership of Property; Liens....................................44
         4.9  Intellectual Property...........................................44
         4.10  Taxes..........................................................45
         4.11  Federal Regulations............................................45
         4.12  Labor Matters..................................................45
         4.13  ERISA..........................................................45
         4.14  Investment Company Act; Other Regulations......................46
         4.15  Subsidiaries...................................................46
         4.16  Use of Proceeds................................................46
         4.17  Environmental Matters..........................................46
         4.18  Accuracy of Information, etc...................................47
         4.19  Security Documents.............................................48
         4.20  Solvency.......................................................49
         4.21  Regulation H...................................................49

SECTION 5.  CONDITIONS PRECEDENT..............................................49
         5.1  Conditions to Initial Extension of Credit.......................49
         5.2  Conditions to Each Extension of Credit..........................53

SECTION 6.  AFFIRMATIVE COVENANTS.............................................53
         6.1  Financial Statements............................................53
         6.2  Certificates; Other Information.................................54
         6.3  Payment of Obligations..........................................55
         6.4  Conduct of Business and Maintenance of Existence, etc. .........55
         6.5  Maintenance of Property; Insurance..............................55
         6.6  Inspection of Property; Books and Records; Discussions..........56
         6.7  Notices.........................................................56
         6.8  Environmental Laws..............................................57
         6.9  Interest Rate Protection........................................57
         6.10  Additional Collateral, etc.....................................57
         6.11  Further Assurances.............................................59
         6.12  Removal of Prohibition on Negative Pledge......................59
         6.13  Completion of Phase II Evaluation..............................59
         6.14  Surveys........................................................59

SECTION 7.  NEGATIVE COVENANTS................................................60
         7.1  Financial Condition Covenants...................................60
         7.2  Limitation on Indebtedness......................................61
         7.3  Limitation on Liens.............................................62
         7.4  Limitation on Fundamental Changes...............................63
         7.5  Limitation on Disposition of Property...........................63
         7.6  Limitation on Restricted Payments...............................64
         7.7  Limitation on Capital Expenditures..............................64
         7.8  Limitation on Investments.......................................64
         7.9  Limitation on Transactions with Affiliates......................65
         7.10  Limitation on Sales and Leasebacks.............................65

         7.11  Limitation on Changes in Fiscal Periods........................65
         7.12  Limitation on Negative Pledge Clauses..........................65
         7.13  Limitation on Restrictions on Subsidiary Distributions.........66
         7.14  Limitation on Lines of Business................................66
         7.15  Foreign Exposure Limitation....................................66
         7.16  Limitation on Optional Payments and Modifications of Debt
                    Instruments, etc..........................................66

SECTION 8.  EVENTS OF DEFAULT.................................................67

SECTION 9.  THE AGENTS........................................................70
         9.1  Appointment.....................................................70
         9.2  Delegation of Duties............................................70
         9.3  Exculpatory Provisions..........................................70
         9.4  Reliance by Agents..............................................71
         9.5  Notice of Default...............................................71
         9.6  Non-Reliance on Agents and Other Lenders........................71
         9.7  Indemnification.................................................72
         9.8  Agent in Its Individual Capacity................................72
         9.9  Successor Agents................................................72
         9.10  Authorization to Release Liens.................................73
         9.11  The Arranger and the Documentation Agent.......................73

SECTION 10.  MISCELLANEOUS....................................................73
         10.1  Amendments and Waivers.........................................73
         10.2  Notices........................................................75
         10.3  No Waiver; Cumulative Remedies.................................75
         10.4  Survival of Representations and Warranties.....................76
         10.5  Payment of Expenses............................................76
         10.6  Successors and Assigns; Participations and Assignments.........77
         10.7  Adjustments; Set-off...........................................79
         10.8  Counterparts...................................................80
         10.9  Severability...................................................80
         10.10  Integration...................................................80
         10.11  GOVERNING LAW.................................................80
         10.12  Submission To Jurisdiction; Waivers...........................80
         10.13  Acknowledgements..............................................81
         10.14  Confidentiality...............................................81
         10.15  Release of Collateral Security and Guarantee Obligations......82
         10.16  Accounting Changes............................................82
         10.17  Delivery of Lender Addenda.  .................................82
         10.18  WAIVERS OF JURY TRIAL.  ......................................82

ANNEXES:

A                     Pricing Grid


SCHEDULES:

1.1                   Mortgaged Property
3.9                   Existing Letters of Credit
4.4                   Consents, Authorizations, Filings and Notices
4.15                  Subsidiaries
4.19(a)               UCC Filing Jurisdictions
4.19(b)               Mortgage Filing Jurisdictions
7.2(d)                Existing Indebtedness
7.3(f)                Existing Liens


EXHIBITS:

A                     Form of Guarantee and Collateral Agreement
B                     Form of Compliance Certificate
C                     Form of Closing Certificate
D-1                   Form of Mortgage (Real Property)
D-2                   Form of Aircraft Mortgage
E                     Form of Assignment and Acceptance
F                     Matters to be Covered in Legal Opinions
G-1                   Form of Term Note
G-2                   Form of Revolving Credit Note
H                     Form of Prepayment Option Notice
I                     Form of Exemption Certificate
J                     Form of Lender Addendum
K                     Form of Revolving Credit Commitment Increase Supplement
L                     Form of New Lender Supplement
M                     Form of Participation Agreement

          CREDIT AGREEMENT, dated as of October 9, 1998, among POWERHOUSE TECHNOLOGIES, INC, a Delaware corporation (the "Borrower"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), LEHMAN BROTHERS INC., as advisor and arranger (in such capacity, the "Arranger"), LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the "Administrative Agent"), LEHMAN COMMERCIAL PAPER INC., as syndication agent (in such capacity, the "Syndication Agent"), and CANADIAN IMPERIAL BANK OF COMMERCE., as Documentation Agent (in such capacity, the "Documentation Agent").


                              W I T N E S S E T H:


          WHEREAS, the Borrower wishes to establish credit facilities to provide financing for the repayment of certain existing indebtedness, to fund capital expenditures and for other general corporate purposes; and

          WHEREAS, the Lenders are willing to make such credit facilities available upon and subject to the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:


                             SECTION 1. DEFINITIONS

          1.1 Defined Terms. As used in this Agreement, the terms listed in this
Section 1.1 shall have the respective meanings set forth in this Section 1.1.

          "Adjustment Date": as defined in the Pricing Grid.

          "Administrative Agent": as defined in the preamble hereto.

          "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Agents": the collective reference to the Administrative Agent, the Syndication Agent and the Documentation Agent.

          "Aggregate Exposure": with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender's Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender's Term Loans and (ii) the amount of such Lender's Revolving Credit Commitment then in effect or, if the Revolving Credit Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

          "Aggregate Exposure Percentage" with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

          "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

          "Aircraft": a 1974 Sabreliner Model 40, carrying FAA Identification Number N999VT.

          "Aircraft Mortgage": the Aircraft Mortgage, substantially in the form of Exhibit D-2, to be executed by Powerhouse Technologies, Inc., in respect of the Aircraft, as the same may from time to time be amended, supplemented or otherwise modified.

          "Applicable Margin": for each Type of Loan, the rate per annum set forth under the relevant column heading below:

                                                Base Rate             Eurodollar
                                                  Loans                  Loans
                                                  -----                  -----

          Revolving Credit Loans                  1.25%                  2.25%
          Tranche A Term Loans                    1.25%                  2.25%
          Tranche B Term Loans                    1.75%                  2.75%

     provided, that on and after the first Adjustment Date, the Applicable Margin for Loans under each Facility will be determined pursuant to the Pricing Grid.

          "Application": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

          "Arranger": as defined in the preamble hereto.

          "Asset Sale": any Disposition of Property or series of related Dispositions of Property (excluding any such Disposition permitted by clause (a), (b), (c) or (d) of Section 7.5) which yields gross proceeds to the Borrower or any of its Subsidiaries

     (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $50,000.

          "Assignee": as defined in Section 10.6(c).

          "Assignor": as defined in Section 10.6(c).

          "Available Revolving Credit Commitment": as to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Credit Commitment then in effect over (b) such Lender's Revolving Extensions of Credit then outstanding.

          "Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Reference Lender as its prime or base rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Reference Lender in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; and "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Reference Lender from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. Any change in the Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

          "Base Rate Loans": Loans the rate of interest applicable to which is based upon the Base Rate.

          "Benefitted Lender": as defined in Section 10.7.

          "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

          "Borrower": as defined in the preamble hereto.

          "Borrowing Date": any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

          "Business  Day":  (i) for all purposes other than as covered by clause
     (ii) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

          "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment or intangible assets relating thereto (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

          "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

          "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

          "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition;
     (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000;
     (c) commercial paper of an issuer rated at least A-2 by Standard & Poor's Ratings Services ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

          "C/D Assessment Rate": for any day as applied to any Base Rate Loan, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. ss. 327.4 (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

          "C/D Reserve Percentage": for any day as applied to any Base Rate Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board as in effect from time to time) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

          "Closing Date": the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date shall be not later than October 9, 1998.

          "Code": the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral": all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

          "Commitment": as to any Lender, the sum of the Tranche A Term Loan Commitment, the Tranche B Term Loan Commitment and the Revolving Credit Commitment of such Lender.

          "Commitment Fee Rate": 1/2 of 1% per annum.

          "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of
     Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

          "Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

          "Confidential Information Memorandum": the Confidential Information Memorandum dated September 1998 and furnished to the initial Lenders.

          "Consolidated Current Assets": at any date, all amounts (other than cash and Cash Equivalents) which would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

          "Consolidated Current Liabilities": at any date, all amounts which would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of the Borrower and its Subsidiaries and
     (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Credit Loans to the extent otherwise included therein.

          "Consolidated  EBITDA":  for any period,  Consolidated  Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) Consolidated Interest Expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with
     Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business) and (f) any other non-cash charges, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income (except to the extent deducted in determining Consolidated Interest Expense), (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income, all as determined on a consolidated basis.

          "Consolidated Fixed Charge Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Fixed Charges for such period.

          "Consolidated Fixed Charges": for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period, (b) provision for cash income taxes made by the Borrower or any of its Subsidiaries on a consolidated basis in respect of such period and (c) scheduled payments made during such period on account of principal of Indebtedness of the Borrower or any of its Subsidiaries (including scheduled principal payments in respect of the Term Loans).

          "Consolidated  Interest Coverage Ratio":  for any period, the ratio of
     (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

          "Consolidated Interest Expense": for any period, total interest expense (including that attributable to Capital Lease Obligations) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with
     GAAP).

          "Consolidated Leverage Ratio": as at the last day of any period of four consecutive fiscal quarters, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period; provided that for purposes of calculating Consolidated EBITDA of the Borrower and its Subsidiaries for any period, the Consolidated EBITDA of any Person acquired by the Borrower or its Subsidiaries during such period shall be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period) if the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Person and the related consolidated statements of income and stockholders' equity and of cash flows for the period in respect of which Consolidated EBITDA is to be calculated (i) have been previously provided to the Administrative Agent and the Lenders and (ii) either (A) have been reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing or (B) have been found acceptable by the Administrative Agent.

          "Consolidated Net Income": for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the
     Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

          "Consolidated Net Worth": at any date, all amounts which would, in conformity with GAAP, be included on a consolidated balance sheet of the Borrower and its Subsidiaries under stockholders' equity at such date.

          "Consolidated Total Debt": at any date, the aggregate principal amount of all Funded Debt of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

          "Consolidated   Working   Capital":   at  any  date,   the  excess  of
     Consolidated   Current  Assets  on  such  date  over  Consolidated  Current
     Liabilities on such date.

          "Continuing Directors": the directors of the Borrower on the Closing Date, and each other director, if, in each case, such other director's nomination for election to the board of directors of the Borrower is recommended by at least 66-2/3% of the then Continuing Directors.

          "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

          "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "Disposition": with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; the terms "Dispose" and "Disposed of" shall have correlative meanings.

          "Dollars" and "$": dollars in lawful currency of the United States of America.

          "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States of America.

          "ECF Percentage": with respect to any fiscal year of the Borrower, 50%; provided, that the ECF Percentage for any fiscal year shall be 0% if the Consolidated Leverage Ratio as of the last day of such fiscal year is not greater than 2.0 to 1.0.

          "Environmental Laws": any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

          "Environmental  Permits":  any and all permits,  licenses,  approvals,
     registrations,   notifications,  exemptions  and  any  other  authorization required under any Environmental Law.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

          "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

          "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

          "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

          "Eurodollar Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

          "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "Excess Cash Flow": for any fiscal year of the Borrower, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) an amount equal to the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such fiscal year, (iv) an amount equal to the aggregate net non-cash loss on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income and (v) the net increase during such fiscal year (if any) in deferred tax accounts of the Borrower over (b) the sum, without duplication, of (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures and any such expenditures financed with the proceeds of any Reinvestment Deferred Amount), (iii) the aggregate amount of all prepayments of Revolving Credit Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Credit Commitments and all optional prepayments of the Term Loans and other Funded Debt during such fiscal year, (iv) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including, without limitation, the Term Loans) of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) increases in Consolidated Working Capital for such fiscal year, (vi) an amount equal to the aggregate net non-cash gain on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, (vii) the net decrease during such fiscal year (if any) in deferred tax accounts of the Borrower and (viii) with respect to the Borrower's 1999 fiscal year only, the amount determined by the Borrower and certified to the Administrative Agent (which certificate shall include calculations in reasonable detail) as the Borrower's reasonable estimate of the amount of Capital Expenditures required in fiscal year 2000 relating to the Borrower's on-line lottery contract with the State of Florida.

          "Excess Cash Flow Application Date": as defined in Section 2.10(c).

          "Excluded  Assets":   as  defined  in  the  Guarantee  and  Collateral
     Agreement.

          "Excluded Foreign Accounts and Assets": (a) accounts receivable owing by Persons domiciled in, or Governmental Authorities of, Canada, (b)
     accounts receivable owing by Persons domiciled in, or Governmental Authorities of, Australia in an aggregate amount at any time not exceeding $10,000,000, provided, that such accounts receivables are payable within 90 days after the creation thereof and are paid on or before the due date thereof and (c) up to $1,000,000 of Investments (other than accounts) in Canada.

          "Excluded Foreign Subsidiaries": any Foreign Subsidiary in respect of which either (i) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (ii) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower.

          "Existing Credit Facilities": collectively (i) the Borrower's Credit Agreement, dated as of February 16, 1995, as amended, with U.S. Bank, N.A., and (ii) the Borrower's note payable to Electronic Data Systems Corporation arising out of the January 30, 1997 settlement of claims between the Borrower and Electronic Data Systems Corporation.

          "Existing Letters of Credit": as defined in Section 3.9.

          "Existing Issuing Bank": as defined in Section 3.9.

          "Facility": each of (a) the Tranche A Term Loan Commitments and the Tranche A Term Loans made thereunder (the "Tranche A Term Loan Facility"),
     (b) the Tranche B Term Loan Commitments and the Tranche B Term Loans made thereunder (the "Tranche B Term Loan Facility"), and (c) the Revolving Credit Commitments and the extensions of credit made thereunder (the "Revolving Credit Facility").

          "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Reference Lender from three federal funds brokers of recognized standing selected by it.

          "Foreign Subsidiary": any Subsidiary of the Borrower that is not a Domestic Subsidiary.

          "Funded Debt": as to any Person, all indebtedness of such Person of the type described in clauses (a)-(e), inclusive, of the definition of "Indebtedness" in this Section 1.1.

          "Funding Office": the office specified from time to time by the Administrative Agent as its funding office by notice to the Borrower and the Lenders.

          "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time, except that for purposes of
     Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered pursuant to
     Section 4.1(b).

          "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement to be executed and delivered by the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

          "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

          "Hedge Agreements": all interest rate swaps, caps or collar agreements or similar arrangements entered into by the Borrower providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

          "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all
     Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses
     (a) through (g) above; (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured
     by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, (j) for the purposes of Section 8(e) only, all obligations of such Person in respect of Hedge Agreements and (k) the liquidation value of any mandatorily redeemable preferred Capital Stock of such Person or its Subsidiaries held by any Person other than such Person and its Wholly Owned Subsidiaries.

          "Indemnified Liabilities": as defined in Section 10.5.

          "Indemnitee": as defined in Section 10.5.

          "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insolvent": pertaining to a condition of Insolvency.

          "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "Interest Payment Date": (a) as to any Base Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Credit Loan that is a Base Rate Loan), the date of any repayment or prepayment made in respect thereof.

          "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

               (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (ii) any Interest Period that would otherwise extend beyond the Scheduled Revolving Credit Termination Date or beyond the date final payment is due on the Tranche A Term Loans or the Tranche B Term
          Loans, as the case may be, shall end on the Revolving Credit Termination Date or such due date, as applicable;

               (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

               (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

          "Investments": as defined in Section 7.8.

          "Issuing Lender": any Revolving Credit Lender selected by the Borrower, with the approval of such Revolving Credit Lender and the Administrative Agent, to be the issuer of Letters of Credit, in its capacity as such an issuer.

          "L/C Commitment": $15,000,000.

          "L/C Fee Payment Date": the last day of each March, June, September and December and the last day of the Revolving Credit Commitment Period.

          "L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

          "L/C Participants": the collective reference to all the Revolving Credit Lenders other than the Issuing Lender.

          "Lender Addendum": with respect to any initial Lender, a Lender Addendum, substantially in the form of Exhibit J, to be executed and delivered by such Lender on the Closing Date as provided in Section 10.17.

          "Lenders": as defined in the preamble hereto.

          "Letters of Credit": as defined in Section 3.1(a).

          "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

          "Loan": any loan made by any Lender pursuant to this Agreement.

          "Loan  Documents":   this  Agreement,   the  Security  Documents,  the
     Syndication Letter Agreement, the Applications and the Notes.

          "Loan Parties": the Borrower and each Subsidiary of the Borrower which is a party to a Loan Document.

          "Majority Facility Lenders": with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the Total Revolving Credit Commitments).

          "Majority Revolving Credit Facility Lenders": the Majority Facility Lenders in respect of the Revolving Credit Facility.

          "Material Adverse Effect": a material adverse effect on (a) the business, assets, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agents or the Lenders hereunder or thereunder.

          "Material Environmental Amount": an amount or amounts payable by the Borrower and/or any of its Subsidiaries, in the aggregate in excess of $500,000, for: costs to comply with any Environmental Law; costs of any investigation, and any remediation, of any Material of Environmental Concern; and compensatory damages (including, without limitation damages to natural resources), punitive damages, fines, and penalties pursuant to any Environmental Law.

          "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances or forces of any kind, whether or not any such substance or force is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

          "Material Contract": any contract, agreement or other undertaking to which the Borrower or any Subsidiary is a party, pursuant to which the Borrower or such Subsidiary will receive payments (including payments in the form of promissory notes or other indebtedness or property) in amounts which could reasonably be estimated to exceed $2,000,000 in any fiscal year or $5,000,000 in the aggregate, including, without limitation, the contracts listed in Schedule 7 to the Guarantee and Collateral Agreement.

          "Material Promissory Note": each promissory note, in an unpaid face amount in excess of $500,000 (or such lesser amount as the Administrative Agent may establish, by notice to the Borrower), held by the Borrower of any of its Subsidiaries.

          "Mortgaged Properties": the real properties listed on Schedule 1.1, as to which the Administrative Agent for the benefit of the Lenders shall be granted a Lien pursuant to the Mortgages.

          "Mortgages": each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit D-1 (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), as the same may be amended, supplemented or otherwise modified from time to time.

          "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

          "Non-Excluded Taxes": as defined in Section 2.18(a).

          "Non-U.S. Lender": as defined in Section 2.18(d).

          "Notes": the collective reference to any promissory note evidencing Loans.

          "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Hedge Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Hedge Agreement entered into with any Lender or any affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

          "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

          "Participant": as defined in Section 10.6(b).

          "Participation Agreement": as defined in Section 3.9.

          "Payment Office": the office specified from time to time by the Administrative Agent as its payment office by notice to the Borrower and the Lenders.

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

          "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
     Section 3(5) of ERISA.

          "Prepayment Option Notice": as defined in Section 2.16(d).

          "Pricing Grid": the pricing grid attached hereto as Annex A.

          "Pro Forma Balance Sheet": as defined in Section 4.1(a).

          "Projections": as defined in Section 6.2(c).

          "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock of any Person other than the Borrower.

          "Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Subsidiaries.

          "Reference Lender": Citibank, N.A.

          "Register": as defined in Section 10.6(d).

          "Regulation U": Regulation U of the Board as in effect from time to time.

          "Reimbursement   Obligation":   the  obligation  of  the  Borrower  to
     reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

          "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection therewith which are not applied to prepay the Term Loans or reduce the Revolving Credit Commitments pursuant to
     Section 2.10(b) as a result of the delivery of a Reinvestment Notice.

          "Reinvestment Event": any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

          "Reinvestment Notice": a written notice executed by a Responsible Officer stating that no Default or Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire assets useful in its business.

          "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets useful in the Borrower's business.

          "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earlier of (a) the date occurring six months after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire assets useful in the Borrower's business with all or any portion of the relevant Reinvestment Deferred Amount.

          "Reorganization":   with  respect  to  any  Multiemployer   Plan,  the
     condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. ss. 4043.

          "Required Lenders": at any time, the holders of more than 50% of (a) until the Closing Date, the Commitments and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding and (ii) the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding; provided, that so long as Lehman Commercial Paper Inc. holds more than 50% of the amounts described in the foregoing clause (a) or (b), as the case may be, the Required Lenders must be at least two Lenders.

          "Required Prepayment Lenders": the Majority Facility Lenders in respect of each Facility.

          "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

          "Responsible Officer": the chief executive officer, president or chief financial officer of the Borrower, but in any event, with respect to financial matters, the chief financial officer of the Borrower.

          "Restricted Payments": as defined in Section 7.6.

          "Revolving Credit Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans and participate in Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Revolving Credit Commitments is $50,000,000.

          "Revolving Credit Commitment Period": the period from and including the Closing Date to the Revolving Credit Termination Date.

          "Revolving Credit Lender": each Lender which has a Revolving Credit Commitment or which is the holder of Revolving Credit Loans.

          "Revolving Credit Loans": as defined in Section 2.4.

          "Revolving Credit Percentage": as to any Revolving Credit Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Credit Loans then outstanding constitutes of the aggregate principal amount of the Revolving Credit Loans then outstanding).

          "Revolving Credit Termination Date": September 30, 2003.

          "Revolving Extensions of Credit": as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding and (c) such Lender's Revolving Credit Percentage of the sum of
     (i) aggregate undrawn face amount of all Existing Letters of Credit at such time and (ii) the aggregate amount drawn under Existing Letters of Credit to the extent such amount has not been reimbursed by the Borrower at such time.

          "Route Companies": the collective reference to Automatic Music Service of Billings, Inc., a Montana corporation, Automation First, Inc., a Montana corporation, and Raven's D&R Music, Inc., a Montana corporation, and any other Subsidiary Guarantor designated in writing by the Borrower and consented to by the Administrative Agent.

          "SEC": the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

          "Security Documents": the collective reference to the Guarantee and Collateral Agreement, the Mortgages, the Aircraft Mortgage and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

          "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

          "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

          "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

          "Subsidiary Guarantor": each Subsidiary of the Borrower other than any Excluded Foreign Subsidiary set forth on Schedule 4.5 hereof.

          "Syndication Date": the date on which the Syndication Agent completes the syndication of the Facilities and the entities selected in such syndication process become parties to this Agreement.

          "Syndication Letter Agreement": the letter agreement, dated as of the Closing Date, between the Borrower and the Syndication Agent and the Arranger relating to the syndication of the Facilities.

          "Term Loan Facilities": the collective reference to the Tranche A Term Loan Facility and the Tranche B Term Loan Facility.

          "Term Loan Lenders": the collective reference to the Tranche A Term Loan Lenders and the Tranche B Term Loan Lenders.

          "Term Loans": the collective reference to the Tranche A Term Loans and the Tranche B Term Loans.

          "Total Revolving Credit Commitments": at any time, the aggregate amount of the Revolving Credit Commitments then in effect.

          "Total Revolving Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Credit Lenders outstanding at such time.

          "Tranche A Term Loan": as defined in Section 2.1.

          "Tranche A Term Loan Commitment": as to any Lender, the obligation of such Lender, if any, to make a Tranche A Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche A Term Loan Commitment" opposite such Lender's name on
     Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Tranche A Term Loan Commitments is $25,000,000.

          "Tranche A Term Loan Lender": each Lender which has a Tranche A Term Loan Commitment or is the holder a Tranche A Term Loan.

          "Tranche A Term Loan Percentage": as to Tranche A Term Loan Lender at any time, the percentage which such Lender's Tranche A Term Loan Commitment then constitutes of the aggregate Tranche A Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche A Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche A Term Loans then outstanding).

          "Tranche B Term Loan": as defined in Section 2.1.

          "Tranche B Term Loan Commitment": as to Tranche B Term Loan Lender, the obligation of such Lender, if any, to make a Tranche B Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche B Term Loan Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Tranche B Term Loan Commitments is $25,000,000.

          "Tranche B Term Loan Lender": each Lender which has a Tranche B Term Loan Commitment or which is the holder of a Tranche B Term Loan.

          "Tranche B Term Loan Percentage": as to any Lender at any time, the percentage which such Lender's Tranche B Term Loan Commitment then constitutes of the aggregate Tranche B Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche B Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche B Term Loans then outstanding).

          "Transferee": as defined in Section 10.15.

          "Type": as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

          "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

          "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

          "Wholly Owned Subsidiary Guarantor": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

          1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

          (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in
Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

          2.1 Term Loan Commitments. Subject to the terms and conditions hereof,
(a) each Tranche A Term Loan Lender severally agrees to make a term loan (a "Tranche A Term Loan") to the Borrower on the Closing Date in an amount not to exceed the amount of the Tranche A Term Loan Commitment of such Lender and (b) each Tranche B Term Loan Lender severally agrees to make a term loan (a "Tranche B Term Loan") to the Borrower on the Closing Date in an amount not to exceed the amount of the Tranche B Term Loan Commitment of such Lender. The Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections
2.2 and 2.11.

          2.2 Procedure for Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the anticipated Closing Date) requesting that the Term Loan Lenders make the Term Loans on the Closing Date and specifying the amount to be borrowed. The Term Loans made on the Closing Date shall initially be Base Rate Loans, and no Term Loan may be converted into or continued as a Eurodollar Loan having an Interest Period in excess of one month prior to the Syndication Date. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Loan Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date each Term Loan Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. The Administrative Agent shall make available to the Borrower the aggregate of the amounts made available to the Administrative Agent by the Term Loan Lenders in like funds as received by the Administrative Agent from the Lenders.

          2.3  Repayment  of Term  Loans.  (a) The  Tranche  A Term Loan of each
Tranche A Lender shall mature in 20 consecutive quarterly installments, commencing on December 31, 1998, each of which shall be in an amount equal to such Lender's Tranche A Term Loan Percentage multiplied by the amount set forth below opposite such installment:

          Installment                                       Principal Amount
          -----------                                       ----------------

          December 31, 1998                                       $  625,000
          March 31, 1999                                             625,000
          June 30, 1999                                              625,000
          September 30, 1999                                         625,000
          December 31, 1999                                          625,000
          March 31, 2000                                             625,000
          June 30, 2000                                              625,000
          September 30, 2000                                         625,000
          December 31, 2000                                          937,500
          March 31, 2001                                             937,500

          June 30, 2001                                              937,500
          September 30, 2001                                         937,500
          December 31, 2001                                          937,500
          March 31, 2002                                             937,500
          June 30, 2002                                              937,500
          September 30, 2002                                         937,500
          December 31, 2002                                        3,125,000
          March 31, 2003                                           3,125,000
          June 30, 2003                                            3,125,000
          September 30, 2003                                       3,125,000

          (b) The Tranche B Term Loan of each Tranche B Lender shall mature in 24 consecutive quarterly installments, commencing on December 31, 1998, each of which shall be in an amount equal to such Lender's Tranche B Term Loan Percentage multiplied by the amount set forth below opposite such installment:

          Installment                                       Principal Amount
          -----------                                       ----------------

          December 31, 1998                                        $  62,500
          March 31, 1999                                              62,500
          June 30, 1999                                               62,500
          September 30, 1999                                          62,500
          December 31, 1999                                           62,500
          March 31, 2000                                              62,500
          June 30, 2000                                               62,500
          September 30, 2000                                          62,500
          December 31, 2000                                           62,500
          March 31, 2001                                              62,500
          June 30, 2001                                               62,500
          September 30, 2001                                          62,500
          December 31, 2001                                           62,500
          March 31, 2002                                              62,500
          June 30, 2002                                               62,500
          September 30, 2002                                          62,500
          December 31, 2002                                           62,500
          March 31, 2003                                              62,500
          June 30, 2003                                               62,500
          September 30, 2003                                          62,500
          December 31, 2003                                           62,500
          March 31, 2004                                              62,500
          June 30, 2004                                               62,500
          September 30, 2004                                          62,500
          December 31, 2004                                       23,500,000

          2.4 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding, does not exceed the amount of such Lender's Revolving Credit Commitment. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.11, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

          (b) The Borrower shall repay all outstanding Revolving Credit Loans on the Revolving Credit Termination Date.

          2.5 Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or
(b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans), specifying (i) the amount and Type of Revolving Credit Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the length of the initial Interest Period therefor. Any Revolving Credit Loans made on the Closing Date shall initially be Base Rate Loans, and no Revolving Credit Loan may be made as, converted into or continued as a Eurodollar Loan having an Interest Period in excess of one month prior to the Syndication Date. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $500,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $2,500,000 or a whole multiple of $500,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent in like funds as received by the Administrative Agent.

          2.6 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Revolving Credit Lender or Term Loan Lender, as the case may be,
(i) the then unpaid
principal amount of each Revolving Credit Loan of such Revolving Credit Lender on the Revolving Credit Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 8), and (ii) the principal amount of each Term Loan of such Term Loan Lender in installments according to the amortization schedule set forth in Section 2.3 (or on such earlier date on which the Loans become due and payable pursuant to Section 8). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.13.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

          (c) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 10.6(e), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

          (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.6(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

          (e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing any Term Loans or Revolving Credit Loans, as the case may be, of such Lender, substantially in the forms of Exhibit G-1 or G-2, respectively, with appropriate insertions as to date and principal amount.

          2.7 Commitment Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Credit Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the date hereof.

          (b) The Borrower agrees to pay to the Syndication Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Syndication Agent.

          (c) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates from time to time agreed to in writing by the Borrower and the Administrative Agent.

          2.8 Termination or Reduction of Revolving Credit Commitments; Increase of Revolving Credit Commitments. (a) The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Credit Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.

          (b) In the event that the Borrower wishes to increase the aggregate Revolving Credit Commitments at any time when no Default or Event of Default has occurred and is continuing, it shall notify the Administrative Agent in writing of the amount (the "Offered Increase Amount") of such proposed increase (such notice, a "Revolving Credit Commitment Increase Notice"). The Borrower shall offer each of the Lenders the opportunity to participate in its Revolving Credit Percentage of the Offered Increase Amount pursuant to paragraph (c) below and if any Lender, in its sole discretion, elects not to participate in its portion of the Offered Increase Amount, the Borrower may, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), offer one or more additional banks or financial institutions the opportunity to participate in such portion of the Offered Increase Amount pursuant to paragraph
(d) below. The Borrower or, if requested by the Borrower, the Administrative Agent, will notify all Lenders, and, if applicable, the other banks or financial institutions, of such offer.

          (c) Any Lender which accepts an offer to it by the Borrower to increase its Revolving Credit Commitment pursuant to this Section shall, in each case, execute a Revolving Credit Commitment Increase Supplement with the Borrower and the Administrative Agent, substantially in the form of Exhibit K, whereupon such Lender shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Revolving Credit Commitment as so increased.

          (d) Any additional bank, financial institution or other entity which the Borrower selects to offer participation in the increased Revolving Credit Commitments and which elects to become a party to this Agreement and provide a Revolving Credit Commitment in an amount so offered and accepted by it pursuant to this Section shall execute a New Lender

Supplement with the Borrower and the Administrative Agent, substantially in the form of Exhibit L, whereupon such bank, financial institution or other entity shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, provided that the Revolving Credit Commitment of any such new Lender shall be in an amount not less than $5,000,000.

          (e) Notwithstanding anything to the contrary in this Section, (i) in no event shall any transaction effected pursuant to this Section cause the aggregate Revolving Credit Commitments to exceed $75,000,000 and (ii) no Lender shall have any obligation to increase its Revolving Credit Commitment unless it agrees to do so in its sole discretion.

          2.9 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of Base Rate Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or Base Rate Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.19. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Credit Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof.

          2.10 Mandatory Prepayments and Commitment Reductions. (a) Unless the Required Prepayment Lenders shall otherwise agree, if any Indebtedness shall be incurred by the Borrower or any of its Subsidiaries (excluding any Indebtedness incurred in accordance with Section 7.2 as in effect on the date of this Agreement), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such incurrence toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.10(d).

          (b) Unless the Required Prepayment Lenders shall otherwise agree, if on any date, the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied on such date toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.10(d); provided, that, notwithstanding the foregoing, (i) the aggregate Net Cash Proceeds of Asset Sales and Recovery Events that may be excluded from the foregoing prepayment requirement pursuant to a Reinvestment Notice shall not exceed $5,000,000 in any fiscal year of the Borrower and (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.10(d).

          (c) Unless the Required Prepayment Lenders shall otherwise agree, if, for any fiscal year of the Borrower commencing with the fiscal year ending December 31, 1999, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply the ECF Percentage of such Excess Cash Flow toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.10(d). Each such prepayment and commitment reduction shall be made on a date (an "Excess Cash Flow Application Date") no later than five days after the earlier of (i) the date on which the financial statements of the Borrower referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

          (d) Amounts to be applied in connection with prepayments and Commitment reductions made pursuant to this Section shall be applied, first, to the prepayment of the Term Loans and, second, to reduce permanently the Revolving Credit Commitments. Any such reduction of the Revolving Credit Commitments shall be accompanied by prepayment of the Revolving Credit Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the Total Revolving Credit Commitments as so reduced, provided that if the aggregate principal amount of Revolving Credit Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent. The application of any prepayment pursuant to this Section shall be made, first, to Base Rate Loans and, second, to Eurodollar Loans. Each prepayment of the Loans under this Section (except in the case of Revolving Credit Loans that are Base Rate Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

          2.11 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan under a particular Facility may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

          (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan under a particular Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations or
(ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

          2.12 Minimum Amounts and Maximum Number of Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $2,500,000 or a whole multiple of $500,000 in excess thereof and (b) no more than five Eurodollar Tranches shall be outstanding at any one time.

          2.13 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

          (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

          (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue) shall bear interest at a rate per annum which is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans under the Revolving Credit Facility plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to Base Rate Loans under the Revolving Credit Facility plus 2%), in each case, with respect to clauses

(i) and (ii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment).

          (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

          2.14 Computation of Interest and Fees. (a) Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The
Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.13(a).

          2.15 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

          (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

          (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then current Interest Period with respect thereto, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

          2.16 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Tranche A Term Loan Percentages, Tranche B Term Loan Percentages or Revolving Credit Percentages, as the case may be, of the relevant Lenders. Each payment (other than prepayments) in respect of principal or interest in respect of the Loans, each payment in respect of fees payable hereunder, and each payment in respect of Reimbursement Obligations, shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders.

          (b) Each mandatory prepayment required by Section 2.10 to be applied to Term Loans shall be allocated among the Term Loan Facilities pro rata according to the respective outstanding principal amounts of Term Loans under such Facilities. Each optional prepayment in respect of the Term Loans shall be allocated among the Term Loan Facilities in accordance with the Borrower's instructions. Each payment (including each prepayment) of the Term Loans outstanding under any Term Loan Facility shall be allocated among the Term Loan Lenders holding such Term Loans pro rata based on the principal amount of such Term Loans held by such Term Loan Lenders, and shall be applied to the installments of such Term Loans pro rata based on the remaining outstanding principal amount of such installments. Amounts prepaid on account of the Term Loans may not be reborrowed.

          (c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Revolving Credit Lenders.

          (d) Notwithstanding anything to the contrary in Sections 2.9, 2.10 or 2.16, so long as any Tranche A Term Loans are outstanding, each Tranche B Term Loan Lender may, at its option, decline up to 100% of the portion of any optional prepayment or mandatory payment applicable to the Tranche B Term Loans of such Lender; accordingly, with respect to the amount of any optional prepayment described in Section 2.9 or mandatory prepayment described in Section
2.10 that is allocated to Tranche B Term Loans (such amounts, the "Tranche B Prepayment Amount"), at any time when Tranche A Term Loans remain outstanding, the Borrower will, (i) in the case of any optional prepayment which the Borrower wishes to make, not later than 20 Business Days prior to the date on which the Borrower wishes to make such optional prepayment, and (ii) in the case of any mandatory prepayment required to be made pursuant to Section 2.10, in lieu of applying such amount to the prepayment of Tranche B Term Loans, as provided in paragraph Section 2.10(d), on the date specified in Section 2.10 for such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Tranche B Lender a notice
(each, a "Prepayment Option Notice") as described below. As promptly as practicable after receiving such notice from the Borrower, the Administrative Agent will send to each Tranche B Lender a Prepayment Option Notice, which shall be in the form of Exhibit H, and shall include an offer by the Borrower to prepay on the date (each a "Prepayment Date") that is 10 Business Days after the date of the Prepayment Option Notice, the Tranche B Term Loans of such Lender by an amount equal to the portion of the Prepayment Amount indicated in such Lender's Prepayment Option Notice as being applicable to such Lender's Tranche B Term Loans. On the Prepayment Date, (i) the Borrower shall pay to the Administrative Agent the aggregate amount necessary to prepay that portion of the outstanding relevant Term Loans in respect of which Tranche B Lenders have accepted prepayment as described above (such Lenders, the "Accepting Lenders") with such amount being applied to reduce the Tranche B Prepayment Amounts with respect to each Accepting Lender, and (ii) the Borrower shall pay to the Administrative Agent an amount equal to the portion of the Tranche B Prepayment Amount not accepted by the Accepting Lenders with such amount being applied to the prepayment of the Tranche A Term Loans.

          (e) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Payment Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

          (f) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility, on demand, from the Borrower.

          (g) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment being made hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

          2.17 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.18 and changes in the rate of tax on the overall net income of such Lender);

                (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

          (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.18 Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or any Lender as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agents or such Lenders having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to any Agent or any Lender hereunder, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or

(ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to Section 2.18(a).

          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure. The agreements in this
Section 2.18 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          (d) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" a statement substantially in the form of
Exhibit I and a Form W-8, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

          (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

          2.19 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or conversion of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.20 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.19.

          2.21 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.17, 2.18(a) or
2.20 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.17, 2.18(a) or 2.20.


                          SECTION 3. LETTERS OF CREDIT

          3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 3.4(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Credit Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Scheduled Revolving Credit Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause
(y) above).

          (b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

          (c) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

          3.2 Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

          3.3 Fees and Other Charges. (a) The Borrower will pay a fee on the aggregate drawable amount of all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Credit Facility, shared ratably among the Revolving Credit Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee on the aggregate drawable amount of all outstanding Letters of Credit of 1/8 of 1% per annum, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date.

          (b) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

          3.4 L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

          (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the Revolving Credit Facility. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

          3.5 Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Section from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.13(b) and (ii) thereafter, Section 2.13(c). Each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 8(f) shall have occurred and be continuing with respect to the Borrower, in which case the procedures specified in Section 3.4 for funding by L/C Participants shall apply) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section 2.5 of Base Rate Loans in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the date of such drawing.

          3.6  Obligations  Absolute.  The  Borrower's  obligations  under  this
Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards or care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

          3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

          3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this
Section 3, the provisions of this Section 3 shall apply.

          3.9 Participating Interest in Existing Letters of Credit. (a) Prior to the date of this Agreement, U.S. Bank, N.A. (the "Existing Issuing Bank") issued, for the account of the Borrower, the letters of credit described on
Schedule 3.9 (the "Existing Letters of Credit"). On the Closing Date, LCPI, will enter into the Participation Agreement, substantially in the form of Exhibit M (the "Participation Agreement").

          (b) LCPI irrevocably agrees to grant and hereby grants to each Revolving Credit Lender, and, to induce LCPI to enter into the Participation Agreement, each Revolving Credit Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from LCPI, on the terms and conditions hereinafter stated, for such Revolving Credit Lender's own account and risk, an undivided interest equal to such Revolving Credit Lender's Revolving Credit Percentage in LCPI's obligations and rights under the Participation Agreement. Each Revolving Credit Lender unconditionally and irrevocably agrees with LCPI that, if LCPI makes a payment to the Existing Issuing Bank under the Participation Agreement for which LCPI is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such Revolving Credit Lender shall pay to LCPI upon demand at the Payment Office an amount equal to such Revolving Credit Lender's Revolving Credit Percentage of the amount of such payment, or any part thereof, which is not so reimbursed.

          (c) If any amount required to be paid by any Revolving Credit Lender to LCPI pursuant to this Section is paid to LCPI within three Business Days after the date such payment is due, such Revolving Credit Lender shall pay to LCPI on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to LCPI, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any Revolving Credit Lender pursuant to this Section is not made available to LCPI by such Revolving Credit Lender within three Business Days after the date such payment is due, LCPI shall be entitled to recover from such Revolving Credit Lender, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the Revolving Credit Facility. A certificate of LCPI submitted to any Revolving Credit Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

          (d) Whenever, at any time after LCPI has made payment under the Participation Agreement and has received from any Revolving Credit Lender its pro rata share of such payment in accordance with Section 3.4(a), LCPI receives any payment related to such payment (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by LCPI), or any payment of interest on account thereof, LCPI will distribute to such Revolving Credit Lender its pro rata share thereof; provided, however, that in the event that any such payment received by LCPI shall be required to be returned by LCPI, such Revolving Credit Lender shall return to LCPI the portion thereof previously distributed by LCPI to it.

          (e) The Borrower agrees to reimburse LCPI on each date on which LCPI notifies the Borrower of the date and amount of a payment made by it under the Participation Agreement for the amount of (i) such payment and (ii) any taxes, fees, charges or other costs or expenses incurred by LCPI in connection with such payment. Each such payment shall be made to LCPI at the Payment Office in lawful money of the United States of America and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Section from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate set forth in Section 2.13(c).

          (f) The Borrower will pay a fee on the aggregate drawable amount of all outstanding Existing Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Credit Facility, shared ratably among the Revolving Credit Lenders and payable quarterly in arrears on each L/C Fee

Payment Date. In addition, the Borrower shall pay to LCPI for its own account a fronting fee on the aggregate drawable amount of all outstanding Existing Letters of Credit of 1/8 of 1% per annum, payable quarterly in arrears on each L/C Fee Payment Date.


                    SECTION 4. REPRESENTATIONS AND WARRANTIES

          To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to each Agent and each Lender that:

                  4.1 Financial Condition. (a) The unaudited pro forma consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at June 30, 1998 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the Loans to be made on the Closing Date and the use of proceeds thereof and (ii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of Borrower and its consolidated Subsidiaries as at June 30, 1998, assuming that the events specified in the preceding sentence had actually occurred at such date.

          (b) The audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at December 31, 1996 and December 31, 1997, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from KPMG Peat Marwick LLP, present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at June 30, 1998, and the related unaudited consolidated statements of income and cash flows for the six-month period ended on such date, present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the six-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). The Borrower and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, which are not reflected in the most recent financial statements referred to in this paragraph. During the period from December 31, 1997 to and including the date hereof there has been no Disposition by the Borrower or any Subsidiary of any material part of its business or Property.

          4.2 No Change. Since December 31, 1997 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

          4.3 Corporate Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification, except to the extent that any failure to be so qualified could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          4.4 Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Acquisition and the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 4.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual

Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

          4.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

          4.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          4.8 Ownership of Property; Liens. Each of the Borrower and its Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other Property, and none of such Property is subject to any Lien except as permitted by Section 7.3.

          4.9 Intellectual Property. The Borrower and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does or the Borrower know of any valid basis for any such claim. The use of Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person in any material respect.

          4.10 Taxes. Each of the Borrower and each of its Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

          4.11 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or FR Form G-3, as applicable, referred to in Regulation U. The assets of the Borrower and its Subsidiaries constituting "margin stock" within the meaning of Regulation U do not and will not at any time constitute more than 7% in value of the assets of the Borrower and its Subsidiaries.

          4.12 Labor Matters. There are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary.

          4.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan which has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

          4.14 Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

          4.15 Subsidiaries. (a) The Subsidiaries listed on Schedule 4.15 constitute all the Subsidiaries of the Borrower at the date hereof, Schedule
4.15 sets forth as of the Closing

Date the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party.

          (b) There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary.

          4.16 Use of Proceeds. The proceeds of the Term Loans shall be used to refinance in full all Indebtedness under the Existing Credit Facilities, to finance repurchases by the Borrower of its common stock to the extent permitted by Section 7.6(b) and to fund Capital Expenditures and general corporate purposes of the Borrower and its Subsidiaries. The proceeds of the Revolving Credit Loans and the Letters of Credit shall be used to fund letters of credit, Capital Expenditures and general working capital purposes of the Borrower and its Subsidiaries in the ordinary course of business.

          4.17 Environmental Matters. Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to result in the payment of a Material Environmental Amount:

          (a) the Borrower and its Subsidiaries: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased, or otherwise operated by any of them; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (iv) reasonably believe that: each of their Environmental Permits will be timely renewed and complied with, without material expense; any additional Environmental Permits that may be required of any of them will be timely obtained and complied with, without material expense; and compliance with any Environmental Law that is or is expected to become applicable to any of them will be timely attained and maintained, without material expense.

          (b) Materials of Environmental Concern are not present at, on, under, in, or about any real property now or formerly owned, leased or operated by the Borrower or any of its Subsidiaries, or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage, or disposal) which could reasonably be expected to (i) give rise to liability of the Borrower or any of its Subsidiaries under any applicable Environmental Law or otherwise result in costs to the Borrower or any of its Subsidiaries, or (ii) interfere with the Borrower's or any of its Subsidiaries' continued operations, or (iii) impair the fair saleable value of any real property owned or leased by the Borrower or any of its Subsidiaries.

          (c) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which the Borrower or any of its Subsidiaries is, or to the knowledge of the Borrower or any of its Subsidiaries will be, named as a party that is pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened.

          (d) Neither the Borrower nor any of its Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or with respect to any Materials of Environmental Concern.

          (e) Neither the Borrower nor any of its Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law.

          (f) Neither the Borrower nor any of its Subsidiaries has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Material of Environmental Concern.

          4.18 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Agents and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

          4.19 Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when any stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements in appropriate form are filed in the offices specified on Schedule 4.19(a) (which financing statements have been duly completed and executed and delivered to the Administrative Agent) and such other filings as are specified on Schedule 3 to the Guarantee and Collateral Agreement (all of which filings have been duly completed), the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3).

          (b) Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 4.19(b), each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person.

          (c) The Aircraft Mortgage is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Aircraft and proceeds thereof, and when the filings and recordings specified in the Aircraft Mortgage have been duly effected, the Aircraft Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Aircraft and the proceeds thereof, as security for the Obligations (as defined in the Aircraft Mortgage), prior and superior in right to any other Person.

          4.20 Solvency. Each Loan Party is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith will be and will continue to be, Solvent (excluding in such determination any payables or receivables between or among one or more Loan Parties).

          4.21 Regulation H. No Mortgage encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

          4.22 Year 2000 Matters. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the Borrower's computer systems and (ii)



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                                                                              52




equipment containing embedded microchips (including systems and equipment supplied by others or with which Borrower's systems interface) and the testing of all such material systems and equipment, as so reprogrammed, will be completed by January 1, 1999. The cost to the Borrower of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Borrower to conduct its business without Material Adverse Effect.


                         SECTION 5. CONDITIONS PRECEDENT

          5.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

          (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of the Borrower and each Subsidiary Guarantor, (iii) a Mortgage covering each of the Mortgaged Properties, executed and delivered by a duly authorized officer of each party thereto,
     (iv) the Aircraft Mortgage, executed by a duly authorized officer of each party thereto, and (v) for the account of each relevant Lender, Notes conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Borrower.

          (b) Pro Forma Balance Sheet; Financial Statements. The Lenders shall have received (i) the Pro Forma Balance Sheet, (ii) audited consolidated financial statements of the Borrower and its consolidated Subsidiaries for the 1996 and 1997 fiscal years and (iii) unaudited interim consolidated financial statements of the Borrower and its consolidated Subsidiaries for each fiscal quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (ii) of this paragraph as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of the Borrower and its consolidated Subsidiaries, as reflected in the financial statements or projections contained in the Confidential Information Memorandum.

          (c) Approvals. All governmental and third party approvals necessary in connection with the continuing operations of the Borrower and its Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect.

          (d) Related Agreements. The Administrative Agent shall have received (in a form reasonably satisfactory to the Syndication Agent), with a copy for each Lender, true and correct copies, certified as to authenticity by the Borrower, of such documents or instruments as may be reasonably requested by the Syndication Agent, including, without limitation, copies of contracts with lottery authorities and licenses issued by any Governmental Authority and a copy of any debt instrument, security agreement or other material contract to which the Loan Parties may be a party.

          (e) Termination of Existing Credit Facilities. The Administrative Agent shall have received evidence satisfactory to the Administrative Agent and the Syndication Agent that the Existing Credit Facilities shall be simultaneously terminated, all amounts thereunder shall be simultaneously paid in full and arrangements satisfactory to the Syndication Agent and the Administrative Agent shall have been made for the termination of Liens and security interests granted in connection therewith.

          (f) Fees. The Lenders, Syndication Agent and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including reasonable fees, disbursements and other charges of counsel to the Agents), on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.

          (g) Business Plan. The Lenders shall have received a satisfactory business plan for fiscal years 1998-2004 and a satisfactory written analysis of the business and prospects of the Borrower and its Subsidiaries for the period from the Closing Date through September 30, 2004.

          (h) Solvency Analysis. The Lenders shall have received a reasonably satisfactory solvency analysis certified by the chief financial officer of the Borrower which shall document the solvency of the Borrower and its Subsidiaries considered as a whole after giving effect to the transactions contemplated hereby.

          (i) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where assets of the Loan Parties are located, and such search shall reveal no liens on any of the assets of the Borrower or its Subsidiaries except for liens permitted by Section 7.3.

          (j) Environmental Matters. The Administrative Agent shall have received, with a copy for each Lender, a written environmental assessment regarding the Borrower and its Subsidiaries, prepared by an environmental consultant acceptable to the

     Administrative Agent, in form, scope, and substance satisfactory to the Administrative Agent, together with a letter from the environmental consultant permitting the Agents and the Lenders to rely on the environmental assessment as if addressed to and prepared for each of them.

          (k) Closing Certificate. The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

          (l) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

               (i) the legal opinion of Rogers & Hardin, counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit F-1; and

               (ii) the legal opinion of Daugherty, Fowler & Peregrin, Special Counsel for matters related to the Aircraft, and

               (iii) the legal opinion of local counsel in each of Delaware, Florida, Montana, New Mexico, Nevada, and Pennsylvania and of such other special and local counsel as may be required by the Administrative Agent

     Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

          (m) Pledged Stock; Stock Power; Pledged Notes . The Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each Material Promissory Note pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank satisfactory to the Syndication Agent) by the pledgor thereof.

          (n) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation.

          (o) Title Insurance; Flood Insurance. (i) If requested by the Administrative Agent, the Administrative Agent shall have received, and the title insurance company issuing the policy referred to in clause (ii) below (the "Title Insurance Company") shall have received, maps or plats of an as-built survey of the sites of the Mortgaged Properties certified to the Administrative Agent and the Title Insurance Company in a manner satisfactory to them, dated a date satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (B) the lines of streets abutting the sites and width thereof; (C) all access and other easements appurtenant to the sites; (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (E) any encroachments on any adjoining property by the building structures and improvements on the sites; (F) if the site is described as being on a filed map, a legend relating the survey to said map; and (G) the flood zone designations, if any, in which the Mortgaged Properties are located.

          (ii) The Administrative Agent shall have received in respect of each Mortgaged Property a mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall
     (A) be in an amount satisfactory to the Administrative Agent; (B) be issued at ordinary rates; (C) insure that the Mortgage insured thereby creates a valid first Lien on such Mortgaged Property free and clear of all defects and encumbrances, except as disclosed therein; (D) name the Administrative Agent for the benefit of the Lenders as the insured thereunder; (E) be in the form of ALTA Loan Policy - 1970 (Amended 10/17/70 and 10/17/84) (or equivalent policies); (F) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request and (G) be issued by title companies satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent). The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid.

          (iii) If requested by the Administrative Agent, the Administrative Agent shall have received (A) a policy of flood insurance which (1) covers any parcel of improved real property which is encumbered by any Mortgage
     (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage which is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not later than the maturity of the Indebtedness secured by such Mortgage and (B) confirmation that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board.

          (iv) The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause (ii) above and a copy of all other material documents affecting the Mortgaged Properties.

          (p) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 5.3 of the Guarantee and Collateral Agreement.

          5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

          (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date.

          (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this
Section 5.2 have been satisfied.


                        SECTION 6. AFFIRMATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, the Borrower shall and shall cause each of its Subsidiaries to:

          6.1 Financial Statements. Furnish to each Agent and each Lender:

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the

     Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by KPMG Marwick LLP or other independent certified public accountants of nationally recognized standing; and

          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          6.2 Certificates; Other Information. Furnish to each Agent and each Lender, or, in the case of clause (g), to the relevant Lender:

          (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by the Borrower and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and (y) to the extent not previously disclosed to the Administrative Agent, a listing of any county or state within the United States where any Loan Party keeps inventory or equipment having an aggregate book value in excess of $250,000 for any such state (excluding Excluded Assets) and of any Intellectual Property acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Closing Date);

          (c) as soon as available, and in any event no later than 45 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

          (d) within 45 days after the end of each fiscal quarter of the Borrower, an analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the current Projections covering such periods and to the comparable periods of the previous year;

          (e) within five days after the same are sent, copies of all financial statements and reports which the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the SEC;

          (f) as soon as possible and in any event within five Business Days of obtaining knowledge thereof: (i) any development, event, or condition that, individually or in the aggregate with other developments, events or conditions, could reasonably be expected to result in the payment by the Borrower and its Subsidiaries, in the aggregate, of a Material Environmental Amount; and (ii) any notice that any governmental authority may deny any application for an Environmental Permit sought by, or revoke or refuse to renew any Environmental Permit held by, the Borrower; and

          (g) promptly, such additional financial and other information as any Lender, through the Administrative Agent, may from time to time reasonably request.

          6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

          6.4 Conduct of Business and Maintenance of Existence, etc. (a) (i) Preserve, renew and keep in full force and effect its corporate existence and
(ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          6.5 Maintenance of Property; Insurance. (a) Keep all Property and systems useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption insurance, and errors and omissions insurance in respect of each Material Contract as are usually insured against in the same general area by companies engaged in the same or a similar business.

          6.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants; provided, that the Lenders will coordinate all such visits through the Administrative Agent such that, so long as no Event of Default shall be in existence, there shall be no more than 4 such visits in any fiscal year.

          6.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

          (a) the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries (other than as specified in Section 6.7(d)) or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $2,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

          (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan;

          (e) any of the following events, immediately after becoming aware thereof: (i) the election by any party to any Material Contract (other than the Borrower and its Subsidiaries) to terminate, or not to exercise in a timely fashion, any option to renew or extend such Material Contract, if, after giving pro forma effect to the termination of such Material Contract as of the last day of the fiscal quarter most recently ended, the Borrower would be in violation of any covenant contained in Section 7.1 or (ii) any notice from any such party to any such Material Contract to the effect that the Borrower or its Subsidiary, as the case may be, is in default under such Material Contract; and

          (f) any development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.

          6.8 Environmental Laws. (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

          6.9 Interest Rate Protection. In the case of the Borrower, within 90 days after the Closing Date, enter into Hedge Agreements to the extent necessary to provide that at least


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                                                                              61




$25,000,000 of the aggregate principal amount of the Term Loans is subject to interest rate protection for a period of not less than thirty months, which Hedge Agreements shall have terms and conditions reasonably satisfactory to the Administrative Agent.

          6.10 Additional Collateral, etc. (a) With respect to any Property acquired after the Closing Date by the Borrower or any of its Subsidiaries (other than (w) Excluded Assets, (x) any real property or the Capital Stock of any new Subsidiary, (y) any Property subject to a Lien expressly permitted by
Section 7.3(g) and (z) Property acquired by an Excluded Foreign Subsidiary) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such Property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such Property, including without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

          (b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $2,000,000 acquired after the Closing Date by the Borrower or any of its Subsidiaries (other than any such real property owned by an Excluded Foreign Subsidiary subject to a Lien expressly permitted by Section 7.3(g)), promptly (i) execute and deliver a first priority Mortgage in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real estate (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such mortgage or deed of trust, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (c) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date (which, for the purposes of this paragraph, shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary), by the Borrower or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary which is owned by the Borrower or any of its Subsidiaries (unless such

Capital Stock constitutes Excluded Assets), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and
(B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be
requested by the Administrative Agent, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (d) With respect to any new Excluded Foreign Subsidiary created or acquired after the Closing Date by the Borrower or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary which is owned by the Borrower or any of its Subsidiaries (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Lien of the Administrative Agent thereon, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          6.11 Further Assurances. In the case of the Borrower, from time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent may reasonably request, for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the Borrower which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lender may be required to obtain from the

Borrower or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

          6.12 Removal of Prohibition on Negative Pledge. On the Closing Date or promptly thereafter, initiate and pursue all actions and execute all instruments, documents, certificates and agreements necessary to remove the prohibition on the negative pledge of assets in the State of Nevada.

          6.13 Completion of Phase II Evaluation. Within sixty days of the Closing Date, (i) have conducted and completed by an environmental consultant acceptable to the Administrative Agent (the "Environmental Consultant") a Phase II written environmental assessment of the property of Nuevo Sol Turf Club Inc. commonly known as "Sunland Park" and located in Dona Ana County, New Mexico and in El Paso County, Texas in form, scope and substance satisfactory to the Administrative Agent, together with a letter from such environmental consultant permitting the Agents and the Lenders to rely on the environmental assessment as if addressed to and prepared for each of them and (ii) with respect to any recommendation in such assessment, such recommendation shall have been completed to the satisfaction of the Environmental Consultant (as set forth in a certificate signed by the Environmental Consultant) or the Administrative Agent shall be satisfied that appropriate actions have been taken so that such recommendation will be implemented in a timely manner.

          6.14 Surveys. Within sixty days of the Closing Date, deliver or have delivered to both the Administrative Agent and the applicable title insurance company maps or plats of an as-built survey of the sites of the owned real property covered by the Mortgages certified to the Administrative Agent and the applicable title insurance company in a manner reasonably satisfactory to them, dated a date reasonably satisfactory to the Administrative Agent and the applicable title insurance company by an independent professional licensed land surveyor reasonably satisfactory to the Administrative Agent and the applicable title insurance company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (i) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (ii) the lines of streets abutting the sites and width thereof; (iii) all access and other easements appurtenant to the sites necessary to use the sites; (iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the sites, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (v) any encroachments on any adjoining property by the building structures and improvements on the sites; and (vi) if the site is described as being on a filed map, a legend relating the survey to said map.





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                                                                              64




                          SECTION 7. NEGATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

          7.1 Financial Condition Covenants.

          (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower (or, if less, the number of full fiscal quarters subsequent to the Closing Date) ending during any period set forth below to exceed the ratio set forth below opposite such period:

                                                              Consolidated
            Period                                           Leverage Ratio
            ------                                           --------------

          Closing Date - 12/31/00                              3.0 to 1.0
          Thereafter                                           2.5 to 1.0

          (b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower (or, if less, the number of full fiscal quarters subsequent to the Closing Date) ending during any period set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                                                         Consolidated Interest
             Fiscal Quarter                                  Coverage Ratio

          Closing Date - 12/31/98                              3.5 to 1.0
          1/1/99-12/31/99                                      4.0 to 1.0
          1/1/00-12/31/00                                      4.5 to 1.0
          thereafter                                           5.0 to 1.0

          (c) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower (or, if less, the number of full fiscal quarters subsequent to the Closing Date) to be less than 2.50 to 1.00.

          (d) Maintenance of Consolidated Net Worth. Permit Consolidated Net Worth as of the last day of any fiscal quarter of the Borrower to be less than the sum of (i) $76,449,000 plus (ii) 75% of the sum of (A) all proceeds received by the Borrower after the Closing Date and on or prior to the last day of such fiscal quarter from the sale of the Borrower's equity plus (B) the amount of positive Consolidated Net Income for each fiscal quarter ended after the Closing Date through and including the fiscal quarter in respect of which the calculation is being made.

          7.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness of any Loan Party pursuant to any Loan Document;

          (b) Indebtedness of the Borrower to any Subsidiary and of any Wholly Owned Subsidiary Guarantor to the Borrower or any other Subsidiary;

          (c)  Indebtedness  (including,   without  limitation,   Capital  Lease
     Obligations) secured by Liens permitted by Section 7.3(g) in an aggregate principal amount not to exceed $3,000,000 at any one time outstanding;

          (d) Indebtedness outstanding on the date hereof and listed on Schedule 7.2(d) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof or any shortening of the maturity of any principal amount thereof);

          (e) Indebtedness of any Foreign Subsidiary, so long as (i) the holders of such Indebtedness have no recourse to the Borrower or any of its Domestic Subsidiaries or to any assets other than the assets of such Foreign Subsidiary and (ii) the aggregate principal amount of such Indebtedness of all Foreign Subsidiaries does not at any time exceed $15,000,000; and

          (f) Guarantee Obligations made in the ordinary course of business (i) by the Borrower or any of its Subsidiaries of obligations of the Borrower or any Subsidiary Guarantor, and (ii) by the Route Companies of obligations of any current or prospective customer or client in respect of any remodeling or upgrading that would enable such customer or client to lease or purchase equipment from such Route Company; provided, however, that the total amount of Guarantee Obligations permitted under this clause (ii) shall not exceed an aggregate of $1,500,000.

          7.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e)   easements,   rights-of-way,   restrictions   and  other  similar
     encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

          (f) Liens in existence on the date hereof listed on Schedule 7.3(f), securing Indebtedness permitted by Section 7.2(d), provided that no such Lien is spread to cover any additional Property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

          (g) Liens securing Indebtedness of the Borrower or any other Subsidiary incurred pursuant to Section 7.2(c) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

          (h) Liens created pursuant to the Security Documents;

          (i) Liens on Property used to operate on-line lottery systems created by contracts with any state lottery commission relating to such systems; and

          (j) any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased.

provided, however, that until the prohibition on the negative pledge of assets in the State of Nevada has been removed, the provisions of this Section 7.3 shall not apply to the Capital Stock of Video Lottery Consultants, Inc. and VLC of Nevada, Inc.

          7.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that:

          (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Subsidiary Guarantor (provided that the Subsidiary Guarantor shall be the continuing or surviving corporation); and

          (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Subsidiary Guarantor.

          7.5 Limitation on Disposition of Property. Dispose of any of its Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

          (a) the Disposition of obsolete or worn out property in the ordinary course of business;

          (b) the sale of inventory in the ordinary course of business, and the sale of receivables for collection in the ordinary course of business;

          (c) Dispositions permitted by Section 7.4(b);

          (d) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Subsidiary Guarantor;

          (e) the Disposition of other assets having a fair market value not to exceed $5,000,000 in the aggregate for any fiscal year of the Borrower; and

          (f) any Recovery Event, provided, that the requirements of Section 2.10(b) are complied with in connection therewith.

provided, however, that until the prohibition on the negative pledge of assets in the State of Nevada has been approved, the provisions of this Section 7.5 shall not apply to the Capital Stock of Video Lottery Consultants, Inc. and VLC of Nevada, Inc.

          7.6 Limitation on Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Borrower or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (collectively, "Restricted Payments"), except that:

          (a) any Subsidiary may make Restricted Payments to the Borrower or any Subsidiary Guarantor; and

          (b) so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may spend up to $10,000,000 in the aggregate to repurchase shares of the Borrower's common stock.

          7.7 Limitation on Capital Expenditures. Make or commit to make any Capital Expenditure, except (a) Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business not exceeding, for any fiscal year set forth below, the amount set forth opposite such fiscal year:

               Fiscal Year                              Amount

                  1998                                 $42,000,000
                  1999                                  50,000,000
                  2000                                  52,000,000
                  2001                                  23,000,000
                  2002                                  30,000,000
                  2003                                  30,000,000
                  2004                                  16,000,000

provided, that (i) up to 25% of any such amount referred to above, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year and (ii) Capital Expenditures made pursuant to this clause (a) during any fiscal year shall be deemed made, first, in respect of amounts carried over from the prior fiscal year pursuant to subclause (i) above and, second, in respect of amounts permitted for such fiscal year as provided above and (b) Capital Expenditures made with the proceeds of any Reinvestment Deferred Amount.

          7.8 Limitation on Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make any other investment in, any other Person (all of the foregoing, "Investments"), except:

          (a) extensions of trade credit in the ordinary course of business;

          (b) investments in Cash Equivalents;

          (c)   Investments   arising  in  connection  with  the  incurrence  of
     Indebtedness permitted by Section 7.2(b) and (e) ;

          (d) loans and advances to employees of the Borrower or any Subsidiaries of the Borrower in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount for the Borrower and Subsidiaries of the Borrower not to exceed $1,000,000 at any one time outstanding;

          (e) Investments by the Borrower and its Subsidiaries in potential business partners in the United States, such as race tracks, technology companies, casinos and other similar entities engaged in the same or similar lines of business as those engaged in on the Closing Date by the Borrower and its Subsidiaries, in an aggregate amount not exceeding $10,000,000;

          (f) Investments by the Borrower and its Domestic Subsidiaries in Foreign Subsidiaries, provided, that such Investments are permitted by
     Section 7.15;

          (g) Investments in assets useful in the Borrower's business made by the Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount; and

          (h) Investments (other than those relating to the incurrence of Indebtedness permitted by Section 7.8(c)) by the Borrower or any of its Subsidiaries in the Borrower or any Person that, prior to such investment, is a Subsidiary Guarantor.

          7.9 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower or any Subsidiary Guarantor) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the Borrower or such Subsidiary, as the case may be, and (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

          7.10 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

          7.11 Limitation on Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower's method of determining fiscal quarters.

          7.12 Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement which prohibits or limits the ability of the Borrower or any of



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                                                                              70




its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any guarantor, its obligations under the Guarantee and Collateral Agreement, other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) any agreements with state lottery authorities or other Governmental Authorities with respect to Property used in connection with the operation of on-line lottery systems, and (d) any prohibitions imposed by any Requirement of Law.

          7.13 Limitation on Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary, (b) make Investments in the Borrower or any other Subsidiary or (c) transfer any of its assets to the Borrower or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents and (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement which has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.

          7.14 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement and any business directly related thereto.

     7.15 Foreign Exposure Limitation. Permit the aggregate amount, without duplication, of (a) Investments by the Borrower and its Domestic Subsidiaries in Foreign Subsidiaries plus (b) of (1) all equipment and inventory located outside the United States and owned by the Borrower and its Subsidiaries (including Foreign Subsidiaries) and (2) all accounts receivable (whether or not evidenced by a promissory note or other instrument, but in any event excluding Excluded Foreign Accounts and Assets) owing to the Borrower and its Subsidiaries by Persons other than Governmental Authorities of, or Persons organized under the laws of, or resident in, the United States or any state thereof, including the District of Columbia, to exceed at any time (i) $20,000,000 in the aggregate or
(ii) $10,000,000 in respect of any one country other than [Intentionally Deleted] or (iii) $15,000,000, in the case of [Intentionally Deleted].

          7.16 Limitation on Optional Payments and Modifications of Debt Instruments, etc. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of any Indebtedness other than the Loans or
(b) amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any other Indebtedness, if such change would shorten its maturity or increase the interest rate or fees applicable thereto or make any other change which would be materially adverse to the interests of the Lenders.



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                                                                              71





                          SECTION 8. EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) The Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

          (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

          (c) (i) Any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to the Borrower only), Section 6.7(a), Section 7 or Sections 5.1, 5.5, 5.6, 5.7 and 5.9 of the Guarantee and Collateral Agreement or (ii) an "Event of Default" under and as defined in any Mortgage shall have occurred and be continuing; or

          (d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

          (e) The Borrower or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii)



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                                                                              72




     and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $500,000; or

          (f) (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i),
     (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or



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     conditions,  if any, could,  in the sole judgment of the Required  Lenders, reasonably be expected to have a Material Adverse Effect; or

          (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving for the Borrower and its Subsidiaries taken as a whole a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $2,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

          (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

          (j) The guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert; or

          (k) (i) Any Material Contract shall be terminated or shall expire by reason of the failure of any party thereto (other than the Borrower or any Subsidiary of the Borrower) to exercise any right to extend such Material Contract, if, after giving pro forma effect to the termination of such Material Contract as of the first day of the period of four full fiscal quarters most recently ended prior to the date of such termination or expiration, the Borrower would be in violation of any covenant contained in
     Section 7.1 or (ii) any license issued by any Governmental Authority to the Borrower or any Subsidiary shall be terminated by such Governmental Authority; or

          (l) (i) Any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 25% of the outstanding common stock of the Borrower or (ii) the board of directors of the Borrower shall cease to consist of a majority of Continuing Directors;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default,



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                                                                              74




either or both of the following actions may be taken: (i) with the consent of the Majority Revolving Credit Facility Lenders, the Administrative Agent may, or upon the request of the Majority Revolving Credit Facility Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto).


                              SECTION 9. THE AGENTS

          9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Agents as the agents of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

          9.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent



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                                                                              75




shall be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

          9.3 Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

          9.4 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by such Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

          9.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof



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to the Lenders.  The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereinafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          9.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by or the Borrower and without limiting the obligation of or the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such



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                                                                              77




Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section 9.7 shall survive the payment of the Loans and all other amounts payable hereunder.

          9.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent was not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

          9.9 Successor Agents. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. The Syndication Agent may, at any time, by notice to the Lenders and the Administrative Agent, resign as Syndication Agent hereunder, whereupon the duties, rights, obligations and responsibilities of the Syndication Agent hereunder shall automatically be assumed by, and inure to the benefit of, the Administrative Agent, without any further act by the Syndication Agent, the Administrative Agent or any Lender. After any retiring Agent's resignation as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

          9.10 Authorization to Release Liens. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to release any Lien covering any Property of the

Borrower or any of its Subsidiaries that is the subject of a Disposition which is permitted by this Agreement or which has been consented to in accordance with
Section 10.1.

          9.11 The Arranger and the Documentation Agent. The Arranger and the Documentation Agent, in their respective capacities as such, shall have no duties or responsibilities, and shall incur no liability, under this Agreement and the other Loan Documents.

                            SECTION 10. MISCELLANEOUS

          10.1 Amendments and Waivers. Neither this Agreement or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Agents and each Loan Party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other
Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan or Reimbursement Obligation, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Commitment of any Lender, in each case without the consent of each Lender directly affected thereby; (ii) amend, modify or waive any provision of this Section or reduce any percentage specified in the definition of Required Lenders or Required Prepayment Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their guarantee obligations under the Guarantee and Collateral Agreement, in each case without the consent of all Lenders; (iii) amend, modify or waive any condition precedent to any extension of credit under the Revolving Credit Facility set forth in Section 5.2 (including, without limitation, the waiver of an existing Default or Event of Default required to be waived in order for such extension of credit to be made) without the consent of any Majority Revolving Credit Facility Lenders; (iv) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility; (v) amend, modify or waive any provision of Section 9 without the consent of any Agent directly affected thereby; (vi) amend, modify or waive any provision of Section 2.18 without the consent of each Lender directly affected thereby; or (vii) amend, modify or waive any provision of
Section 3 without the consent of the Issuing Lender. Any such waiver and any such amendment, supplement or



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                                                                              79




modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; provided, that delivery of an executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof. For the avoidance of doubt, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and each Loan Party to each relevant Loan Document (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof (collectively, the "Additional Extensions of Credit") to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Extensions of Credit and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, Required Prepayment Lenders and Majority Revolving Facility Lenders; provided, however, that no such amendment shall permit the Additional Extensions of Credit to share ratably with or with preference to the Term Loans in the application of mandatory prepayments without the consent of the Required Prepayment Lenders or otherwise to share ratably with or with preference to the Revolving Extensions of Credit without the consent of the Majority Revolving Facility Lenders.

          10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed (a) in the case of the Borrower and the Agents, as follows and (b) in the case of the Lenders, as set forth on Schedule I to the Lender Addendum to which such Lender is a party or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance or (c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:


          The Borrower:                  Powerhouse Technologies, Inc.
                                         2311 South Seventh Avenue
                                         Bozeman, Montana  59715
                                         Attention:  Susan Carstensen
                                         Telecopy:  (406) 582-4006
                                         Telephone:  (406) 585-6600



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                                                                              80




          The Syndication Agent:         Lehman Commercial Paper Inc.
                                         3 World Financial Center
                                         New York, New York 10285
                                         Attention:  Michael O'Brien
                                         Telecopy:  (212) 528-0819
                                         Telephone:  (212) 526-0437


          The Administrative Agent:      Lehman Commercial Paper Inc.
                                         3 World Financial Center
                                         New York, New York 10285
                                         Attention:  Michael O'Brien
                                         Telecopy:  (212) 528-0819
                                         Telephone:  (212) 526-0437

provided that any notice, request or demand to or upon the either Agent or any Lender shall not be effective until received.

          10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the either Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

          10.5 Payment of Expenses. The Borrower agrees (a) to pay or reimburse the Agents for all their reasonable out-of-pocket costs and expenses incurred in connection with the syndication of the Facilities (other than fees payable to syndicate members) and the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements and other charges of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Agents for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan

Documents and any such other documents, including, without limitation, the fees and disbursements of counsel (including the allocated fees and disbursements and other charges of in-house counsel) to each Lender and of counsel to the Agents,
(c) to pay, indemnify, and hold each Lender and the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, the Agents, their respective affiliates and their respective officers, directors, trustees, employees, agents and controlling persons (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower any of its Subsidiaries or any of the Properties and the fees and disbursements and other charges of legal counsel in connection with claims, actions or proceedings by any indemnitee against the Borrower hereunder (all the foregoing in this clause
(d), collectively, the "Indemnified Liabilities"), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any indemnitee. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

          10.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agents, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agents and each Lender.

          (b) Any Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks or financial institutions (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a

Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.17, 2.18 and 2.19 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.18, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c) Any Lender (an "Assignor") may, in accordance with applicable law and upon written notice to the Syndication Agent, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Borrower, the Issuing Lender, (in the case of assignments of Revolving Credit Commitments only) and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed) (provided (x) that no such consent need be obtained by Lehman Commercial Paper Inc. for a period of 180 days following the Closing Date and (y) the consent of the Issuing Lender and the Borrower need not be obtained with respect to any assignment of Term Loans), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit E, executed by such Assignee and such Assignor (and, where the consent of the Borrower, the Agents or the Issuing Lender is required pursuant to the foregoing provisions, by the Borrower and such other Persons) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender or any affiliate thereof) shall be in an aggregate principal amount of less than $5,000,000, and after giving effect thereto, the assigning Lender shall have

Commitments and Loans aggregating at least $5,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by the Borrower, the Syndication Agent and the Administrative Agent. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto). Notwithstanding any provision of this Section, the consent of the Borrower shall not be required for any assignment which occurs at any time when any Event of Default shall have occurred and be continuing.

          (d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the Administrative Agent to the Borrower marked "cancelled". The Register shall be available for inspection by the Borrower or any Lender or any Agent at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 10.6(c), by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable in the case of an Assignee which is already a Lender or is an affiliate of a Lender or a Person under common management with a Lender), the Administrative Agent shall
(i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation, to the Lenders, the Agents and the Borrower. On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note and/or applicable Term Notes, as the case may be, of the assigning Lender) a new Revolving Credit Note and/or applicable Term Notes, as the case may be, to the order of such Assignee in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained a Revolving Credit Commitment and/or Term Loans, as the case may be, upon request, a new Revolving Credit Note and/or Term Notes, as the case may be, to the order of the Assignor in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, retained by it hereunder. Such new Note or Notes shall be dated the Closing Date and shall otherwise be in the form of the Note or Notes replaced thereby.

          (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

          (g) Each Lender, by becoming a Lender hereunder, represents that it is a financial institution regulated by a Governmental Authority of the United States or a State thereof, or is a wholly-owned subsidiary of, or is managed by, such a financial institution.

          10.7 Adjustments; Set-off. (a) Except to the extent that this Agreement provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Obligations, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

          10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

          10.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          10.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Agents and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          10.12  Submission  To  Jurisdiction;   Waivers.  The  Borrower  hereby
irrevocably and unconditionally:

          (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          10.13 Acknowledgements. The Borrower hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) neither any Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

          10.14 Confidentiality. Each of the Agents and the Lenders agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent any Agent or any Lender from disclosing any such information (a) to any Agent, any other Lender or any affiliate of any Lender, (b) to any Participant or Assignee (each, a
"Transferee") or prospective Transferee which agrees to comply with the provisions of this Section, (c) any of its employees, directors, agents, attorneys, accountants and other professional advisors, (d) upon the request or demand of any Governmental Authority having jurisdiction over it, provided that such Agent or Lender shall notify the Borrower of any such disclosure, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) which has been publicly disclosed other than in breach of this Section 10.15,
(h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

          10.15 Release of Collateral Security and Guarantee Obligations. Notwithstanding anything to the contrary contained herein or in the Guarantee and Collateral Agreement, upon request of the Borrower, the Administrative Agent shall (without notice to or vote or consent of any Lender) take action having the effect of releasing any Collateral and/or guarantee obligations provided for in the Guarantee and Collateral Agreement to the extent necessary to permit consummation, by the relevant Person in accordance with the terms of this Agreement and the other Loan Documents, of any transaction not prohibited hereunder.

          10.16 Accounting Changes. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.


          10.17 Delivery of Lender Addenda. Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent and the Syndication Agent a Lender Addendum duly executed by such Lender, the Borrower and each Agent.

          10.18 WAIVERS OF JURY TRIAL. THE BORROWER, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                   POWERHOUSE TECHNOLOGIES, INC.


                                   By:  /S/ Susan J. Carstensen
                                        ---------------------------------------
                                       Name:  Susan J. Carstensen
                                       Title: CFO and Treasurer


                                   LEHMAN BROTHERS INC.,
                                   as Arranger


                                   By:  /S/ William J. Gallagher
                                        ---------------------------------------
                                        Name:  William J. Gallagher
                                        Title: Authorized Signatory


                                   LEHMAN COMMERCIAL PAPER INC., as
                                   Administrative Agent and as a Lender


                                   By:  /S/ William J. Gallagher
                                        ---------------------------------------
                                        Name:  William J. Gallagher
                                        Title: Authorized Signatory


                                   LEHMAN COMMERCIAL PAPER INC., as
                                   Syndication Agent


                                   By:  /S/ William J. Gallagher
                                        ---------------------------------------
                                        Name:  William J. Gallagher
                                        Title: Authorized Signatory

                                        CANADIAN IMPERIAL BANK OF
                                        COMMERCE, as Documentation Agent


                                        By:  /S/ Paul J. Chakmak
                                             ----------------------------------
                                             Name:  Paul J. Chakmak
                                             Title: Managing Director
                                             CIBC Oppenheimer Corp., AS AGENT

                                        CIBC Inc., as Lender


                                        By:  /S/ Paul J. Chakmak
                                             ----------------------------------
                                             Name:  Paul J. Chakmak
                                             Title: Managing Director
                                             CIBC Oppenheimer Corp., AS AGENT


                                                                         Annex A


                                  PRICING GRID



                                     Applicable Margin for
  Consolidated Leverage               Tranche A Loans and                              Applicable Margin
        Ratio                        Revolving Credit Loans                           for Tranche B Loans
        -----                        ----------------------                           -------------------

                               Eurodollar              Base Rate              Eurodollar              Base Rate
                               ----------              ---------              ----------              ---------

    < 1.5 to 1.0                  1.75%                   .75%
  >/= 1.5 to 1.0 but              2.00%                  1.00%
    < 2.0 to 1.0
  >/= 2.0 to 1.0                  2.25%                  1.25%
=================================================================================================================
  </= 2.0 to 1.0                                                                2.50%                   1.50%
    > 2.0 to 1.0                                                                2.75%                   1.75%
=================================================================================================================

Changes in the Applicable Margin with respect to any Loans resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the "Adjustment Date") on which financial statements are delivered to the Lenders pursuant to Section 6.1 (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph; provided, that the first Adjustment Date shall be the date which is six months after the Closing Date, and any adjustment made on such date shall be based on the financial statements most recently delivered pursuant to Section
6.1. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 2.0 to 1.0. In addition, at all times while an Event of Default shall have occurred and be continuing, the Consolidated Leverage Ratio shall for the purposes of this definition be deemed to be greater than 2.0 to 1.0. Each determination of the Consolidated Leverage Ratio pursuant to this definition shall be made with respect to the period of four consecutive fiscal quarters of the Borrower ending at the end of the period covered by the relevant financial statements.

                                                                    SCHEDULE 1.1



                               MORTGAGED PROPERTY


New Mexico Property
-------------------

          Approximately 164 acres located in Sections 5 and 8, Township 29 South, Range 4 East, New Mexico Principal Meridian, Dona Ana County, New Mexico.

Texas Property
--------------

          Approximately 1.8 acres located in El Paso County, Texas.

Montana Property
----------------

          Tracts 1B and 2B of Certificate of Survey No. 1393A, said survey located in the Northeast Quarter of Section 24, Township 2 South, Range 5 East, P.M.M., City of Bozeman, Gallatin County, Montana according to the official plat thereof on file and of record in the office of the County Clerk and Recorder, Gallatin County, Montana.

                                                                      SCHEDULE 2



Pledged Stock of Subsidiaries:


                                                                       Shares
Subsidiary                                      Incorporation        Outstanding

Automated Wagering International, Inc.          Delaware                 100
Automatic Music Service of Billings, Inc.       Montana                8,760
Automation First, Inc.                          Montana                1,000
Nuevo Sol Turf Club Inc.                        New Mexico            10,000
Piper Lance, Inc.                               Montana                5,000
 Raven's D&R Music, Inc.                        Montana                9,000
United Tote Company                             Montana                1,000
United Wagering Systems, Inc.                   Delaware               1,000

                                         SCHEDULE 3.9 Existing Letters of Credit



BENEFICIARY                                     BANK                      L/C
-------------------------------------------------------------------------------
AMOUNT                                          TERM                      REASON
--------------------------------------------------------------------------------
CNA SURETY CO.    US BANK, N.A.    $7,500,000      RENEWABLE          COLLATERAL
                                                                      AWI PERF
                                                                      BOND

T&L MFG, INC.     US BANK, N.A.    $  475,000      EXP 1/31/99        SECURE
                                                                      INTL.
                                                                      INVENTORY
                                                                      BUY

                                                                    SCHEDULE 4.4


                  CONSENTS, AUTHORIZATIONS, FILINGS AND NOTICES


                                     None.

                                                                   SCHEDULE 4.15



The  following   corporations  are  either  direct  or  indirect,   wholly-owned
subsidiaries of the Powerhouse Technologies, Inc.:


Subsidiary                                                         Incorporation

Automated Wagering International, Inc.                             Delaware
Automatic Music Service of Billings, Inc.                          Montana
Automation First, Inc.                                             Montana
Nuevo Sol Turf Club Inc.                                           New Mexico
Piper Lance, Inc.                                                  Montana
Raven's D&R Music, Inc.                                            Montana
United Tote Canada, Inc.                                           Canada
United Tote Company                                                Montana
United Wagering Systems, Inc.                                      Delaware
Video Lottery Consultants, Inc.                                    Montana
VLC of Nevada, Inc.                                                Nevada

                                                                SCHEDULE 4.19(a)


                            UCC FILING JURISDICTIONS


For Powerhouse Technologies, Inc.

          Montana Secretary of State
          Gallatin County, Montana, Clerk and Recorder
          Delaware Secretary of State
          Georgia Clerks Cooperative Authority
          DeKalb County, Georgia Clerk of Superior Court

For Automated Wagering International, Inc.

          Delaware Secretary of State
          New Jersey Secretary of State
          Bergen County, New Jersey, County Clerk
          Minnesota Secretary of State
          Ramsey County, Minnesota County Recorder
          Pennsylvania Secretary of the Commonwealth
          Florida Department of State
          Georgia Clerks Cooperative Authority
          Montana Secretary of State
          South Dakota Secretary of State
          Maryland State Department of Assessments and Taxation

For Automated Music Service of Billings, Inc.

          Montana Secretary of State
          Gallatin County, Montana, Clerk and Recorder
          Yellowstone County, Montana, Clerk and Recorder

For Automation First, Inc.

          Montana Secretary of State
          Gallatin County, Montana, Clerk and Recorder
          Park County, Montana, Clerk and Recorder

For Ravens D & R Music, Inc.

          Montana Secretary of State
          Gallatin County, Montana, Clerk and Recorder

                            UCC FILING JURISDICTIONS


For Video Lottery Consultants, Inc.

          Montana Secretary of State
          Gallatin County, Montana, Clerk and Recorder
          Delaware Secretary of State
          Kent County, Delaware, Recorder of Deeds
          New Castle County, Delaware, Recorder of Deeds
          New Jersey Secretary of State
          Mississippi Secretary of State
          Harrison County, Mssissippi, Chancery Clerk
          Texas Secretary of State
          Oregon Secretary of State
          Rhode Island Secretary of State
          Newport, Rhode Island, City Clerk
          Lincoln, Rhode Island, Town Clerk

For VLC of Nevada, Inc.

          Nevada Secretary f State
          Washoe County, Nevada, County Recorder
          Clark County, Nevada, County Recorder
          Rhode Island Secretary of State
          Newport, Rhode Island, City Clerk
          Providence, Rhode Island, Town Clerk
          Oregon Secretary of State
          Montana Secretary of State
          Multnomah County, Oregon, County Recorder

For United Wagering Systems, Inc.

          Montana Secretary of State
          Gallatin County, Montana, Clerk and Recorder
          Delaware Secretary of State
          Maryland Department of Assessments and Taxation
          Baltimore County, Maryland, County Clerk of the Circuit Court

For United Tote Company

          Montana Secretary of State
          Gallatin County, Montana, Clerk and Recorder
          California Secretary of State
          San Diego County, California, County Recorder
          Indiana Secretary of State
          Texas Secretary of State

          Marylnd Department of Assessments and Taxation
          New Mexico Secretary of State
          Kentucky Secretary of State

For Nuevo Sol Turf Club Inc.

          New Mexico Secretary of State
          Dona Ana County, New Mexico, County Clerk
          Texas Secretary of State
          El Paso County, Texas, Office of the Clerk of El Paso County

For Piper Lance Inc.

          Montana Secretary of State

                                                                SCHEDULE 4.19(b)


                          MORTGAGE FILING JURISDICTIONS

For Powerhouse Technologies, Inc.

          Montana Secretary of State
          Gallatin County, Montana, Clerk and Recorder

For Nuevo Sol Turf Club Inc.

          New Mexico Secretary of State
          Dona Ana County, New Mexico, County Clerk
          Texas Secretary of State
          El Paso County, Texas, Office of the Clerk of El Paso County

                               SCHEDULE 7.2(d)

                              EXISTING INDEBTEDNESS



                                                                               Maturity         Note             June 30,
Co.    Lender                   Description       Security        Guarantor      Date          Amount            Balance
---    ------                   -----------       --------        ---------      ----          ------            -------

PTI
---
       IBM                      Cap Lease         Computer        none         Nov-99           213,300             70,356
       Shelhamer Settlement     note payable      unsecured       none         Sep-01         6,157,000          4,589,810
AWI
---
       EDS                      Term Loan         various         PTI          1/1/04        27,000,000         25,645,832
VLC
---
       Prime Leasing            Term Loan         OR lease        PTI          Nov-98         9,450,956          1,930,503
UWS
---
       Sanwa Leasing            Cap lease         Equipment       PTI          Sep-97         1,837,632             42,946
       Sanwa Leasing            Cap lease         Equipment       PTI          Dec-97           303,896             18,735
       Wrightmar Industries     Purchase debt     Canada asset    none         Mar-01           300,000            109,349
       Rio Grande Bank          Installment       Sunland Trk     none         Sep-01           113,468             25,884
       Elephant Butte           Installment       Sunland Trk     none         Aug-99                                8,378
       Prime Capital            Installment       Equipment       none         Apr-02           672,964            517,830
                                                                                                                ----------
                                                                                                                32,959,623
                                                                                                                ==========

                               SCHEDULE 7.3(f)

                              EXISTING PRIOR LIENS


Debtor                            Secured Party                  Jurisdi            File No.        Description of
------                            -------------                  ction              --------        Collateral
                                                                 -----                              ----------
Automated Wagering Int'l          Canon Financial Services, Inc.   NJ               1788567         Equipment

Automated Wagering Int'l          Canon Financial Services, Inc.   NJ               1791670         Equipment

Automated Wagering Int'l          Canon Financial Services, Inc.   NJ               1805533         Equipment

Automated Wagering Int'l          Canon Financial Services, Inc.   NJ               1795244         Equipment

Automated Wagering Int'l          IBM Credit Corporation           NJ               1855976         Equipment

Powerhouse Technologies, Inc.     U.S. Bank of N.A.                GA-DeKalb Co.    44-97000124     Securities Acct (LOC)

Powerhouse Technologies, Inc.     U.S. Bank of N.A.                Montana          499318          Securities Acct (LOC)

Powerhouse Technologies, Inc.     U.S. Bank of N.A.                MT-Gallatin Co.  38656           Securities Acct (LOC)

Powerhouse Technologies, Inc.,    IBM Credit Corporation           MT               452613          Equipment
f/k/a Video Lottery Technol,
Inc.

Powerhouse Technologies, Inc.,    GE Capital                       MT               454605          Equipment
f/k/a Video Lottery Technol,
Inc.

United Tote Company               Sanwa Business Credit Corp.      TX               1955781*        Service Contracts

United Tote Company               Sanwa Business Credit Corp.      TX               200994*         Equipment

United Tote Company               Sanwa Business Credit Corp.      TX               100125*         Equipment

United Tote Company               Sanwa Business Credit Corp.      MT               394262*         Equipment

United Tote Company               Sanwa Business Credit Corp.      MT               508924*         Equipment

United Tote Company               Sanwa General Equipment          MT               392840*         Service Contracts
                                  Leasing Inc.

United Tote Company               Sanwa Business Credit Corp.      MT               389774*         Equipment


OTHER

State Tax Lien on United Tote Company by State of California dated July 6, 1998 in the amount of $201.75

State Tax Lien on Nuevo Sol Turf Club Inc. by State of New Mexico filed November 21, 1991 in the amount of $683.14

Lease of Real Property between Nuevo Sol Turf Club Inc. and United Tote Co. and Bank of the Rio Grand, N.A., recorded October 10, 1996 (for ATM machine)

----------

1. Has been satisfied, however, release documentation is not available as of the date of the closing. Company is in the process of having liens removed.

                                                                       EXHIBIT A
















                       GUARANTEE AND COLLATERAL AGREEMENT


                                     made by


                          POWERHOUSE TECHNOLOGIES, INC.


                         and certain of its Subsidiaries


                                   in favor of


                          LEHMAN COMMERCIAL PAPER INC.,
                             as Administrative Agent



                           Dated as of October 9, 1998

                                TABLE OF CONTENTS

                                                                            Page

SECTION 1.        DEFINED TERMS................................................2
         1.1      Definitions..................................................2
         1.2      Other Definitional Provisions................................6

SECTION 2.        GUARANTEE....................................................6
         2.1      Guarantee....................................................6
         2.2      Right of Contribution........................................7
         2.3      No Subrogation...............................................7
         2.4      Amendments, etc. with respect to the Borrower Obligations....8
         2.5      Guarantee Absolute and Unconditional.........................8
         2.6      Reinstatement................................................9
         2.7      Payments ....................................................9

SECTION 3.        GRANT OF SECURITY INTEREST...................................9

SECTION 4.        REPRESENTATIONS AND WARRANTIES..............................10
         4.1      Representations in Credit Agreement.........................10
         4.2      Title; No Other Liens.......................................10
         4.3      Perfected First Priority Liens..............................11
         4.4      Chief Executive Office......................................11
         4.5      Inventory and Equipment.....................................11
         4.6      Farm Products...............................................11
         4.7      Pledged Securities..........................................11
         4.8      Receivables.................................................12
         4.9      Contracts...................................................12
         4.10     Intellectual Property.......................................13
         4.11     Vehicles ...................................................13

SECTION 5.        COVENANTS...................................................13
         5.1      Covenants in Credit Agreement...............................13
         5.2      Delivery of Instruments and Chattel Paper...................13
         5.3      Maintenance of Insurance....................................13
         5.4      Payment of Obligations......................................14
         5.5      Maintenance of Perfected Security Interest; Further
                    Documentation.............................................14
         5.6      Changes in Locations, Name, etc.............................15
         5.7      Notices  ...................................................15
         5.8      Pledged Securities..........................................15
         5.9      Receivables.................................................16
         5.10     Contracts...................................................16
         5.11     Intellectual Property.......................................17

                                                                            Page



SECTION 6.        REMEDIAL PROVISIONS.........................................18
         6.1      Certain Matters Relating to Receivables.....................18
         6.2      Communications with Obligors; Grantors Remain Liable........19
         6.3      Pledged Stock...............................................19
         6.4      Proceeds to be Turned Over To Administrative Agent..........20
         6.5      Application of Proceeds.....................................21
         6.6      Code and Other Remedies.....................................21
         6.7      Registration Rights.........................................22
         6.8      Waiver; Deficiency..........................................23

SECTION 7.        THE ADMINISTRATIVE AGENT....................................23
         7.1      Administrative Agent's Appointment as Attorney-in-Fact, etc.23
         7.2      Duty of Administrative Agent................................25
         7.3      Execution of Financing Statements...........................25
         7.4      Authority of Administrative Agent...........................25

SECTION 8.        MISCELLANEOUS...............................................26
         8.1      Amendments in Writing.......................................26
         8.2      Notices  ...................................................26
         8.3      No Waiver by Course of Conduct; Cumulative Remedies.........26
         8.4      Enforcement Expenses; Indemnification.......................26
         8.5      Successors and Assigns......................................27
         8.6      Set-Off  ...................................................27
         8.7      Counterparts................................................27
         8.8      Severability................................................28
         8.9      Section Headings............................................28
         8.10     Integration.................................................28
         8.11     GOVERNING LAW...............................................28
         8.12     Submission To Jurisdiction; Waivers.........................28
         8.13     Acknowledgements............................................29
         8.14     Additional Grantors.........................................29
         8.15     Releases ...................................................29
         8.16     WAIVER OF JURY TRIAL........................................30

                                     FORM OF
                       GUARANTEE AND COLLATERAL AGREEMENT

          GUARANTEE AND COLLATERAL AGREEMENT, dated as of October 9, 1998, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, (the "Grantors" ), in favor of LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions (the "Lenders") from time to time parties to the Credit Agreement, dated as of October 9 (as supplemented or otherwise modified from time to time, the "Credit Agreement") among POWERHOUSE TECHNOLOGIES, INC, a Delaware corporation (the "Borrower"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), LEHMAN BROTHERS INC., as advisor and arranger (in such capacity, the "Arranger"), LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the "Administrative Agent"), LEHMAN COMMERCIAL PAPER INC., as syndication agent (in such capacity, the "Syndication Agent"), and CANADIAN IMPERIAL BANK OF COMMERCE., as Documentation Agent (in such capacity, the "Documentation Agent").

                              W I T N E S S E T H:

          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

          WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

          WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

          WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Lenders;

          NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

                            SECTION 1. DEFINED TERMS

          1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, Farm Products, Instruments, Inventory and Investment Property.

          (b) The following terms shall have the following meanings:

          "Agreement": this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "Borrower Obligations": the collective reference to the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender (or, in the case of any Hedge Agreement referred to below, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit or any Hedge Agreement entered into by the Borrower with any Lender (or any Affiliate of any Lender) or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

          "Collateral": as defined in Section 3.

          "Collateral Account": any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4.

          "Contracts": the contracts and agreements listed in Schedule 7, as the same may be amended, supplemented or otherwise modified from time to time, including, without limitation, (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith,
     (ii) all rights of any Grantor to damages arising thereunder and (iii) all rights of any Grantor to perform and to exercise all remedies thereunder, in each case to the extent the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such contract, agreement, instrument or indenture is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, would not give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents); provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture to the extent permitted by Section 9-318 of the Uniform
     Commercial Code in effect in the applicable jurisdiction or other applicable law.

          "Copyrights": (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

          "Copyright Licenses": any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 6), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

          "Excluded Assets": collectively (i) the Capital Stock of Video Lottery Consultants, Inc., a Montana corporation, (ii) the Capital Stock of VLC Nevada, Inc., a Nevada corporation (iii) "slot route agreements," "bucket sale agreements" and other agreements pursuant to which VLC of Nevada, Inc. receives a share or percentage of the gaming revenues and (iv) assets now owned or hereafter acquired and used in connection with on-line lottery systems, in each case to the extent that, and for so long as, the inclusion of such property in Collateral would violate any Requirement of Law or Contractual Obligation binding on the Grantor which owns such property.

          "General Intangibles": all "general intangibles" as such term is defined in Section 9-106 of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, including, without limitation, with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder, in each case to the extent the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such contract, agreement, instrument or indenture is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, would not give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents); provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

          "Guarantor Obligations": with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

          "Guarantors": the collective reference to each Grantor other than the Borrower.

          "Hedge Agreements": as to any Person, all interest rate swaps, caps or collar agreements or similar arrangements entered into by such Person providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

          "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "Intercompany Note": any promissory note evidencing loans made by any Grantor to the Parent or any of its Subsidiaries.

          "Issuers": the collective reference to each issuer of a Pledged Security.

          "Licenses":   any  license,   franchise  or  permit   granted  by  any
     Governmental Authority.

          "New York UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

          "Obligations":   (i)  in  the  case  of  the  Borrower,  the  Borrower
     Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

          "Patents": (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 6, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 6, and (iii) all rights to obtain any reissues or extensions of the foregoing.

          "Patent License": all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6.

          "Pledged Notes": all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

          "Pledged Securities": the collective reference to the Pledged Notes and the Pledged Stock.

          "Pledged Stock": the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect to the extent the pledge of any such Capital Stock acquired after the date hereof does not violate any Requirement of Law.

          "Proceeds": all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

          "Receivable": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

          "Securities Act": the Securities Act of 1933, as amended.

          "Trademarks": (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in
     Schedule 6, and (ii) the right to obtain all renewals thereof.

          "Trademark License": any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6.

          "Vehicles": all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

          1.2 Other Definitional Provisions. (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

          (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.


                              SECTION 2. GUARANTEE

          2.1 Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

          (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

          (c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

          (d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.

          (e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.

          2.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Lenders, and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

          2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

          2.4 Amendments, etc. with respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

          2.5 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to
(a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Lender, or
(c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

          2.6 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

          2.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the office of the Administrative Agent located at the Payment Office specified in the Credit Agreement.


                      SECTION 3. GRANT OF SECURITY INTEREST

          Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Lenders, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Obligations,:

          (a) all Accounts;

          (b) all Chattel Paper;

          (c) all Contracts;

          (d) all Documents;

          (e) all Equipment;

          (f) all General Intangibles;

          (g) all Instruments;

          (h) all Intellectual Property;

          (i) all Inventory;

          (j) all Pledged Securities;

          (k) all Investment Property;

          (l) all deposit accounts and other bank accounts;

          (m) all Proceeds of all Licenses;

          (n) all books and records pertaining to the Collateral; and

          (o) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, that (i) notwithstanding the foregoing, the Collateral shall not include any Excluded Assets and (ii) if at any time after the Closing Date any property which was previously an Excluded Asset ceases to be an Excluded Asset, such property shall immediately and automatically constitute Collateral, and the Grantor which owns such property shall promptly take all actions necessary to cause the security interest created hereby in such property to be duly perfected.


                    SECTION 4. REPRESENTATIONS AND WARRANTIES

          To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Lender that:

          4.1 Representations in Credit Agreement. In the case of each Guarantor, the representations and warranties set forth in Section 4 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Administrative Agent and each Lender shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower's knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to such Guarantor's knowledge.

          4.2 Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Lenders pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Lenders, pursuant to this Agreement or as are permitted by the Credit Agreement.

          4.3 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly executed form (other than the blocked account agreements)) will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Lenders, as collateral security for such Grantor's Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for (i) unrecorded Liens permitted by the Credit Agreement which have priority over the Liens on the Collateral by operation of law and (ii) Liens described on Schedule 8.

          4.4 Chief Executive Office. On the date hereof, such Grantor's jurisdiction of organization and the location of such Grantor's chief executive office or sole place of business are specified on Schedule 4.

          4.5 Inventory and Equipment. On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on Schedule 5.

          4.6 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

          4.7 Pledged Securities. (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor (other than Capital Stock constituting Excluded Assets).

          (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

          (c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (d) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

          4.8 Receivables. (a) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.

          (b) In respect of which any notice, consent filing or other action is required in order to create or perfect the security interest created hereby in such Receivables.

          (c) The amounts represented by such Grantor to the Lenders from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate.

          4.9 Contracts. (a) No consent of any party (other than such Grantor) to any Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement.

          (b) Each Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (c) No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract to any material adverse limitation, either specific or general in nature.

          (d) Neither such Grantor nor (to the best of such Grantor's knowledge) any of the other parties to the Contracts is in default in the performance or observance of any of the terms thereof in any manner that, in the aggregate, could reasonably be expected to have a material adverse effect on the value thereof as Collateral.

          (e) The right, title and interest of such Grantor in, to and under the Contracts are not subject to any defenses, offsets, counterclaims or claims that, in the aggregate, could reasonably be expected to have a material adverse effect on the value thereof as Collateral.

          (f) Such Grantor has delivered to the Administrative Agent a complete and correct copy of each Contract, including all amendments, supplements and other modifications thereto.

          (g) No amount payable to such Grantor under or in connection with any Contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.

          4.10 Intellectual Property. (a) Schedule 6 lists all Intellectual Property owned by such Grantor in its own name on the date hereof.

          (b) On the date hereof, all material Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and does not infringe the intellectual property rights of any other Person.

          (c) Except as set forth in Schedule 6, on the date hereof, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

          (d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor's rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

          (e) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Intellectual Property or such Grantor's ownership interest therein, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Intellectual Property.

          4.11 Vehicles. The aggregate book value of all Vehicles owned by all Grantors does not exceed $200,000.


                              SECTION 5. COVENANTS

          Each Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

          5.1 Covenants in Credit Agreement. In the case of each Guarantor, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

          5.2 Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

          5.3 Maintenance of Insurance. (a) Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory, Equipment and Vehicles against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Administrative Agent and (ii) to the extent requested by the Administrative Agent, insuring such Grantor, the Administrative Agent and the Lenders against liability for personal injury and property damage relating to such Inventory, Equipment and Vehicles, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Administrative Agent and the Lenders.

          (b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (ii) name the Administrative Agent as insured party or loss payee, (iii) if reasonably requested by the Administrative Agent, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to the Administrative Agent.

          (c) The Borrower shall deliver to the Administrative Agent and the Lenders a report of a reputable insurance broker with respect to such insurance substantially concurrently with the delivery by the Borrower to the Administrative Agent of its audited financial statements for each fiscal year and such supplemental reports with respect thereto as the Administrative Agent may from time to time reasonably request.

          5.4 Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

          5.5 Maintenance of Perfected Security Interest; Further Documentation.
(a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in
Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.

          (b) Such Grantor will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

          (c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

          5.6 Changes in Locations, Name, etc. Such Grantor will not, except upon 15 days' prior written notice to the Administrative Agent and delivery to the Administrative Agent of (a) all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 5 showing any additional location at which Inventory or Equipment shall be kept:

          (i) permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule 5, provided; however, that United Tote Company may temporarily move a non-material portion of its assets to a location not listed on Schedule 5 in the ordinary course of business;

          (ii) change the location of its chief executive office or sole place of business from that referred to in Section 4.4; or

          (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become misleading.

          5.7 Notices. Such Grantor will advise the Administrative Agent and the Lenders promptly, in reasonable detail, of:

          (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

          (b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

          5.8 Pledged Securities. (a) If such Grantor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the

Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Lenders, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

          (b) Without the prior written consent of the Administrative Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer,
(ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.

          (c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Pledged Securities issued by it.

          5.9 Receivables. (a) Other than in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

          (b) Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

          5.10 Contracts. (a) Such Grantor will perform and comply in all material respects with all its obligations under the Contracts.

          (b) Such Grantor will not amend, modify, terminate or waive any provision of any Contract in any manner which could reasonably be expected to materially adversely affect the value of such Contract as Collateral.

          (c) Such Grantor will exercise promptly and diligently each and every material right which it may have under each Contract (other than any right of termination).

          (d) Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it relating in any way to any Contract that questions the validity or enforceability of such Contract.

          5.11 Intellectual Property. (a) Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark,
(iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Lenders, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

          (b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

          (c) Such Grantor (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

          (d) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

          (e) Such Grantor will notify the Administrative Agent and the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, or the validity of, any material Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

          (f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent's and the Lenders' security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

          (g) Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

          (h) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the
Administrative Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.


                         SECTION 6. REMEDIAL PROVISIONS

          6.1 Certain Matters Relating to Receivables. (a) The Administrative Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications. At any time and from time to time, upon the Administrative Agent's request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

          (b) The Administrative Agent hereby authorizes each Grantor to collect such Grantor's Receivables, subject to the Administrative Agent's direction and control, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such

Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

          (c) At the Administrative Agent's request, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

          6.2 Communications with Obligors; Grantors Remain Liable. (a) The Administrative Agent in its own name or in the name of others may at any time communicate with obligors under the Receivables and parties to the Contracts to verify with them to the Administrative Agent's satisfaction the existence, amount and terms of any Receivables or Contracts.

          (b) Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables and parties to the Contracts that the Receivables and the Contracts have been assigned to the Administrative Agent for the ratable benefit of the Lenders and that payments in respect thereof shall be made directly to the Administrative Agent.

          (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating thereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          6.3 Pledged Stock. (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent's intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice and to exercise all voting and corporate rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

          (b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the
Obligations in the order set forth in Section 6.5, and, subject to the requirements of applicable law (including without limitation licensing approval requirements of regulatory authorities) (ii) any or all of the Pledged Securities shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and
(y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

          (c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Administrative Agent.

          6.4 Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Administrative Agent and the Lenders specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral

Account (or by such Grantor in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

          6.5 Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the following order:

          First,   to  pay   incurred  and  unpaid  fees  and  expenses  of  the
     Administrative Agent under the Loan Documents;

          Second, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Lenders according to the amounts of the Obligations then due and owing and remaining unpaid to the Lenders;

          Third, to the Administrative Agent, for application by it towards prepayment of the Obligations, pro rata among the Lenders according to the amounts of the Obligations then held by the Lenders; and

          Fourth, any balance of such Proceeds remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

          6.6 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may, subject to applicable gaming laws, exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith, subject to regulatory approvals and licensing requirements, sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

          6.7 Registration Rights. (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.6, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will subject to applicable law, cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

          (b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

          (c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

          6.8 Waiver; Deficiency. Each Grantor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the New York UCC. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.


                       SECTION 7. THE ADMINISTRATIVE AGENT

          7.1 Administrative Agent's Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, subject to applicable regulatory and licensing requirements, without notice to or assent by such Grantor, to do any or all of the following:

          (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

          (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent's and the Lenders' security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

          (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

          (iv) execute, in connection with any sale provided for in Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

          (v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the Lenders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

     Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

          (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

          (c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Revolving Credit Loans that are Base Rate Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

          (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

          7.2 Duty of Administrative Agent. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

          7.3 Execution of Financing Statements. Pursuant to Section 9-402 of the New York UCC and any other applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

          7.4 Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.


                            SECTION 8. MISCELLANEOUS

          8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Grantor and the Administrative Agent, provided that any provision of this Agreement imposing obligations on any Grantor may be waived by the Administrative Agent in a written instrument executed by the Administrative Agent in accordance with Section 10.1 of the Credit Agreement.

          8.2 Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

          8.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          8.4 Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent.

          (b) Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

          (c) Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement.

          (d) The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

          8.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

          8.6 Set-Off. Each Grantor hereby irrevocably authorizes the Administrative Agent and each Lender at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of such Grantor to the Administrative Agent or such Lender hereunder and claims of every nature and description of the
Administrative Agent or such Lender against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Lender shall notify such Grantor promptly of any such set-off and the application made by the Administrative Agent or such Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

          8.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          8.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          8.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

          8.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          8.12  Submission  To  Jurisdiction;   Waivers.   Each  Grantor  hereby
irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          8.13 Acknowledgements. Each Grantor hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors and the Lenders.

          8.14 Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.10 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

          8.15 Releases. (a) At such time as the Loans, the Reimbursement Obligations and the other Obligations shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

          (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

          8.16 WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.


                                        POWERHOUSE TECHNOLOGIES, INC.

                                        By:  /S/ Susan J. Carstensen
                                             ----------------------------------
                                             Name:  Susan J. Carstensen
                                             Title: CFO and Treasurer



                                        AUTOMATED WAGERING INTERNATIONAL,
                                        INC.

                                        By:  /S/ Susan J. Carstensen
                                             ----------------------------------
                                             Name:  Susan J. Carstensen
                                             Title: Treasurer



                                        AUTOMATIC MUSIC SERVICE OF BILLINGS,
                                        INC.

                                        By:  /S/ Susan J. Carstensen
                                             ----------------------------------
                                             Name:  Susan J. Carstensen
                                             Title: Treasurer


                                        AUTOMATION FIRST, INC.

                                        By:  /S/ Susan J. Carstensen
                                             ----------------------------------
                                             Name:  Susan J. Carstensen
                                             Title: Treasurer



                                        NUEVO SOL TURF CLUB INC.

                                        By:  /S/ Susan J. Carstensen
                                             ----------------------------------
                                             Name:  Susan J. Carstensen
                                             Title: Treasurer

                                        PIPER LANCE, INC.

                                        By:  /S/ Susan J. Carstensen
                                             ----------------------------------
                                             Name:  Susan J. Carstensen
                                             Title: Treasurer





                                        RAVEN'S D & R MUSIC, INC.

                                        By:  /S/ Susan J. Carstensen
                                             ----------------------------------
                                             Name:  Susan J. Carstensen
                                             Title: Treasurer




                                        UNITED TOTE COMPANY, INC.

                                        By:  /S/ Susan J. Carstensen
                                             ----------------------------------
                                             Name:  Susan J. Carstensen
                                             Title: Treasurer



                                        UNITED WAGERING SYSTEMS, INC.

                                        By:  /S/ Susan J. Carstensen
                                             ----------------------------------
                                             Name:  Susan J. Carstensen
                                             Title: Treasurer





                                        VIDEO LOTTERY CONSULTANTS, INC.

                                        By:  /S/ Susan J. Carstensen
                                             ----------------------------------
                                             Name:  Susan J. Carstensen
                                             Title: Treasurer

                                        VLC OF NEVADA, INC.

                                        By:  /S/ Susan J. Carstensen
                                             ----------------------------------
                                             Name:  Richard M. Haddrill
                                             Title: Treasurer

                                                                      Schedule 1









                         NOTICE ADDRESSES OF GUARANTORS


Automated Wagering International, Inc.
Automatic Music Service of Billings, Inc.
Automation First, Inc.
Nuevo Sol Turf Club Inc.
Raven's D&R Music, Inc.
United Tote Company
United Wagering Systems, Inc.
Video Lottery Consultants, Inc.
VLC of Nevada, Inc.
Piper Lance, Inc.


2311 South 7th Avenue
Bozeman, MT  59715
Attn.:  Chief Financial Officer

with a copy to:

115 Perimeter Center Place
Suite 911
Atlanta, GA  30346
Attn:  General Counsel

                                                                      Schedule 2









                        DESCRIPTION OF PLEDGED SECURITIES


Pledged Stock of Subsidiaries:



                                                                          Shares
Subsidiary                                     Incorporation         Outstanding
----------                                     -------------         -----------
Automated Wagering International, Inc.         Delaware                      100
Automatic Music Service of Billings, Inc.      Montana                     8,760
Automation First, Inc.                         Montana                     1,000
Nuevo Sol Turf Club Inc.                       New Mexico                 10,000
Piper Lance, Inc.                              Montana                     5,000
Raven's D&R Music, Inc.                        Montana                     9,000
United Tote Company                            Montana                     1,000
United Wagering Systems, Inc.                  Delaware                    2,000


Pledged Note of Subsidiaries:

Promissory Note between Video Lottery Consultants, Inc., as maker, and World Lottery Consultants Corporation as payee in the principal face amount of $1,868,883.98 dated July 16, 1997, as amended from time to time.

                                                                      Schedule 3









                            FILINGS AND OTHER ACTIONS
                     REQUIRED TO PERFECT SECURITY INTERESTS


                         Uniform Commercial Code Filings


For Powerhouse Technologies, Inc.

         Montana Secretary of State
         Gallatin County, Montana, Clerk and Recorder
         Delaware Secretary of State
         Georgia Clerks Cooperative Authority
         DeKalb County, Georgia Clerk of Superior Court

For Automated Wagering International, Inc.

         Delaware Secretary of State
         New Jersey Secretary of State
         Bergen County, New Jersey, County Clerk
         Minnesota Secretary of State
         Ramsey County, Minnesota County Recorder
         Pennsylvania Secretary of the Commonwealth
         Florida Department of State
         Georgia Clerks Cooperative Authority
         Montana Secretary of State
         South Dakota Secretary of State
         Maryland State Department of Assessments and Taxation

For Automated Music Service of Billings, Inc.

         Montana Secretary of State
         Gallatin County, Montana, Clerk and Recorder
         Yellowstone County, Montana, Clerk and Recorder

For Automation First, Inc.

         Montana Secretary of State
         Gallatin County, Montana, Clerk and Recorder
         Park County, Montana, Clerk and Recorder

For Ravens D & R Music, Inc.

         Montana Secretary of State

         Gallatin County, Montana, Clerk and Recorder



For Video Lottery Consultants, Inc.

         Montana Secretary of State
         Gallatin County, Montana, Clerk and Recorder
         Delaware Secretary of State
         Kent County, Delaware, Recorder of Deeds
         New Castle County, Delaware, Recorder of Deeds
         New Jersey Secretary of State
         Mississippi Secretary of State
         Harrison County, Mississippi, Chancery Clerk
         Texas Secretary of State
         Oregon Secretary of State
         Rhode Island Secretary of State
         Newport, Rhode Island, City Clerk
         Lincoln, Rhode Island, Town Clerk

For VLC of Nevada, Inc.

         Nevada Secretary of State
         Washoe County, Nevada, County Recorder
         Clark County, Nevada, County Recorder
         Rhode Island Secretary of State
         Newport, Rhode Island, City Clerk
         Providence, Rhode Island, Town Clerk
         Oregon Secretary of State
         Montana Secretary of State
         Multnomah County, Oregon, County Recorder

For United Wagering Systems, Inc.

         Montana Secretary of State
         Gallatin County, Montana, Clerk and Recorder
         Delaware Secretary of State
         Maryland Department of Assessments and Taxation
         Baltimore County, Maryland, County Clerk of the Circuit Court

For United Tote Company

         Montana Secretary of State
         Gallatin County, Montana, Clerk and Recorder
         California Secretary of State
         San Diego County, California, County Recorder
         Indiana Secretary of State
         Texas Secretary of State
         Maryland Department of Assessments and Taxation

         Baltimore County, Maryland, County Clerk of the Circuit Court New Mexico Secretary of State
         Kentucky Secretary of State

For Nuevo Sol Turf Club Inc.

         New Mexico Secretary of State
         Dona Ana County, New Mexico, County Clerk
         Texas Secretary of State
         El Paso County, Texas, Office of the Clerk of El Paso County

For Piper Lance Inc.

         Montana Secretary of State




                          Patent and Trademark Filings



                         U.S. Patent & Trademark Office




                      Actions with respect to Pledged Stock



                 Delivery of pledged stock certificates together with stock powers duly endorsed by the appropriate grantor.



                                  Other Actions


     Filing of the Aircraft Mortgage with the Federal Aviation Administration Office in Oklahoma City, Oklahoma maintained for the purpose of filing mortgages on aircraft.

                                                                      Schedule 4









      LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE




Company                                 Jurisdiction  Chief Executive Office

Automated Wagering International, Inc.  Delaware      115 Perimeter Center Place
                                                      Suite 911
                                                      Atlanta, GA  30346
Automatic Music Service of Billings,    Montana       2311 South 7th Avenue
Inc.                                                  Bozeman, MT  59715
Automation First, Inc.                  Montana       2311 South 7th Avenue
                                                      Bozeman, MT  59715
Nuevo Sol Turf Club Inc.                New Mexico    101 Futurity Drive
                                                      Sunland Park, NM  88063
Piper Lance, Inc.                       Montana       2311 South 7th Avenue
                                                      Bozeman, MT  59715
Powerhouse Technologies, Inc.           Delaware      115 Perimeter Center Place
                                                      Suite 911
                                                      Atlanta, GA 30346
Raven's D&R Music, Inc.                 Montana       2311 South 7th Avenue
                                                      Bozeman, MT  59715
United Tote Company                     Montana       9515 Deereco Road, Suite
                                                      200
                                                      Timonium, MD  21093-2153
United Wagering Systems, Inc.           Delaware      9515 Deereco Road, Suite
                                                      200
                                                      Timonium, MD  21093-2153
Video Lottery Consultants, Inc.         Montana       2311 South 7th Avenue
                                                      Bozeman, MT  59715
VLC of Nevada, Inc.                     Nevada        751 Pilot Road, Suite D
                                                      Las Vegas, NV  89119

                                                                      Schedule 5









                       LOCATION OF INVENTORY AND EQUIPMENT



         GRANTOR                                 LOCATION OF
                                                 INVENTORY OR
                                                 EQUIPMENT
POWERHOUSE TECHNOLOGIES, INC.
(Including all wholly-owned subsidiaries)                          Subsidiary
                                                                   ----------
-Raw material, Work in Process, & FGI            Montana           AWI, UT, VLC,
-Assembly equipment                              Montana           VLN
-Computers, furniture and fixtures               Montana
-Route operations equipment                      Montana
-Lottery operations equipment                    Montana           AFI, AMS, D&R
                                                                   AWI
-Lottery operations equipment, furniture and     South Dakota      AWI
fixtures                                         Minnesota         AWI
-Lottery operations equipment, furniture and     Pennsylvania      AWI
fixtures                                         Maryland          AWI
-Lottery operations equipment, furniture and     Florida           AWI
fixtures
-Lottery operations equipment, furniture and
fixtures
-Lottery operations equipment, furniture and
fixtures
-Lottery operations equipment, furniture and     Delaware
fixtures                                         Delaware          VLC
-Gaming machines
Gaming machines                                  Oregon            VLC
Gaming machines                                  Rhode Island      VLC
Gaming machines/equipment, furniture and         Nevada            VLN
fixtures
Gaming machines/equipment, furniture and         Mississippi       VLC
fixtures
R&D equipment                                    New Jersey        AWI
R&D equipment                                    Minnesota         AWI
R&D equipment                                    California        UT

Equipment for racetracks is rotable and held at  Alabama, Arizona, Colorado,
any point in time in these states:               Delaware
                                                 Florida, Idaho, Indiana, Iowa,
                                                 Kansas
                                                 Kentucky, Louisiana, Maine,
                                                 Michigan
                                                 Montana, New Hampshire, New
                                                 Mexico
                                                 New York, Ohio, Oklahoma,
                                                 Oregon
                                                 Rhode Island, South Dakota,
                                                 Texas, Vermont
                                                 Washington
Racetrack facility and equipment                 New Mexico

Legend:
AFI is Automation First Inc., AMS is Automatic Music Service of Billings, Inc., AWI is Automated Wagering International, Inc., D&R is Raven's D&R Music, Inc., SP is Nuevo Sol Turf Club, UT is United Tote Company, VLC is Video Lottery Consultants, Inc., VLN is Video Lottery Consultants of Nevada, Inc.

                                                                      Schedule 6

                      REGISTERED and APPLIED FOR TRADEMARKS
                                       AND
                            REGISTERED PATENT REPORT
            A report of all Registered Trademarks and Patents used or
          owned by Powerhouse Technologies, Inc. and its subsidiaries.

STATUS:  APPLIED FOR
========================== ================= ===============  ================== ===================== =========== ================
           NAME                 IP TYPE          COUNTRY            STATUS          APPLICATION #      REGISTER    REGISTRATION #
                                                                                                       DATE
========================== ================= ===============  ================== ===================== =========== ================


[INTENTIONALLY DELETED - SENSITIVE INFORMATION]







                      REGISTERED and APPLIED FOR TRADEMARKS
                                       AND
                            REGISTERED PATENT REPORT
            A report of all Registered Trademarks and Patents used or
          owned by Powerhouse Technologies, Inc. and its subsidiaries.

STATUS:  REGISTERED CR
========================== ================= ===============  ================== ===================== =========== ================
           NAME                 IP TYPE          COUNTRY            STATUS           APPLICATION #     REGISTER    REGISTRATION #
                                                                                                       DATE
=========================== ================ ==============  ==================== ==================== =========== ================

MASTERLINK INSTANT          COPYRIGHT        U.S.A.          REGISTERED CR                             7/24/96     4,425,948
GAMING MODULE
MASTERLINK ONLINE           COPYRIGHT        U.S.A.          REGISTERED CR                             7/5/96      TX4332718
GAMING MODULE
MASTERLINK VIDEO            COPYRIGHT        U.S.A.          REGISTERED CR                             7/11/96     4,425,082
GAMING MODULE
=========================== ================ ==============  ==================== ==================== =========== ================


STATUS:  REGISTERED PATENT
=========================== ================ ==============  ==================== ==================== =========== ================
           NAME                IP TYPE        COUNTRY              STATUS            APPLICATION #     REGISTER    REGISTRATION #
                                                                                                       DATE
=========================== ============  ===============  ======================= =================== =========== ================

DEVICE  & METHOD            PATENT        U.S.A.           REGISTERED              692,575              6/16/98     5,766,074
FOR DISPLAYING                                             PATENT
FINAL GAMING
RESULT
GRAPHICS PROCESSOR          PATENT        U.S.A.           REGISTERED                                   9/24/96     5,559,950
ENHANCEMENT                                                PATENT
SYSTEM HAVING A
PROCESSOR
CONNECTED THROUGH
DATA AND LOWER
ADDRESS LINES
METHOD &                    PATENT        U.S.A.           REGISTERED                                   4/30/96     5,511,784
APPARATUS FOR                                              PATENT
DIRECTLY
GENERATING A
RANDOM FINAL
OUTCOME OF A GAME
TRANSACTION                 PATENT        U.S.A.           REGISTERED              751,771              5/16/95     5,416,308
DOCUMENT READER                                            PATENT
VIDEO LOTTERY               PATENT        AUSTRALIA        REGISTERED              13379/95             12/13/94    678673
SYSTEM AND                                                 PATENT
VALIDATION UNIT
VIDEO LOTTERY               PATENT        U.S.A.           REGISTERED                                   4/6/96      5,505,449
SYSTEM W/IMPROVE D                                         PATENT
SITE CONTROLLER &
VALIDATION UNIT
VIDEO LOTTERY               PATENT        U.S.A.           REGISTERED              171,117              3/21/95     5,398,932
SYSTEM WITH                                                PATENT
IMPROVED SITE
CONTROLLER &
VALIDATION UNIT
-------------------------- ----------------- ---------------  ------------------ ------------------------- ----------- ------------


========================== ================= ===============  ================== ===================== =========== ================
           NAME                IP TYPE        COUNTRY              STATUS           APPLICATION #      REGISTER    REGISTRATION #
                                                                                                       DATE
========================== ================= ===============  ================== ==================== =========== =================

VLC ELECTRONIC              PATENT        U.S.A.           REGISTERED                                   2/9/93      333,164
GAME HOUSING                                               PATENT
=========================== ============  ===============  ======================= ==================== =========== ===============


                      REGISTERED and APPLIED FOR TRADEMARKS
                                       AND
                            REGISTERED PATENT REPORT
            A report of all Registered Trademarks and Patents used or
           owned by Powerhouse Technologies, Inc. and its subsidiaries

STATUS:  REGISTERED TM
========================= ================= ===============  ================== ==================== =========== =================
          NAME                 IP TYPE          COUNTRY             STATUS          APPLICATION #      REGISTER    REGISTRATION #
                                                                                                       DATE
========================= ================= ===============  ================== ==================== =========== =================

AGS ADVANCED              TRADEMARK         AUSTRALIA        REGISTERED TM                             8/19/97     715320
GAMING SYSTEM &
DESIGN (LOGO)
AGS ADVANCED              TRADEMARK         AUSTRALIA        REGISTERED TM        71530                8/19/97     715320
GAMING SYSTEM &
DESIGN (LOGO)
ALLEY CAT KENO            TRADEMARK         U.S.A.           REGISTERED TM        75/089,586           4/15/97     2,052,536
AWI                       TRADEMARK         EUROPE           REGISTERED TM        1558282 U.K.         1/4/94      1558252
AWI                       TRADEMARK         U.S.A.           REGISTERED TM        74/469,465           10/24/95    1,929,069
BLACK GOLD                TRADEMARK         NORWAY           REGISTERED TM        965498               7/24/97     183811
BONUS KENO                TRADEMARK         U.S.A.           REGISTERED TM        75/089,587           1/28/97     2,034,657
CATE                      TRADEMARK         U.S.A.           REGISTERED TM        73/698,505           12/12/89    1,570,684
HEARTS &                  TRADEMARK         U.S.A.           REGISTERED TM        74/534,283           5/12/98     2157089
DIAMONDS
IITAS                     TRADEMARK         U.S.A.           REGISTERED TM        74/450/657           8/15/95     1,911,163
JACKPOT FEVER             TRADEMARK         U.S.A.           REGISTERED TM        74/437,320           5/26/98     2160723
KENO WILD                 TRADEMARK         MONTANA          REGISTERED TM        O18969-T164(40)      6/24/96     018969
MASTERLINK                TRADEMARK         CANADA           REGISTERED TM        760458               8/21/97     481065
MASTERLINK                TRADEMARK         U.S.A.           REGISTERED TM        74/437/318           9/5/95      1,917,202
MICRO TOTE 1000           TRADEMARK         U.S.A.           REGISTERED TM        73/299,010           2/5/85      1,317,698
OVATION                   TRADEMARK         U.S.A.           REGISTERED TM        74/415/249           2/13/96     1,956,729
POKER DUEL                TRADEMARK         U.S.A.           REGISTERED TM        75/090,313           3/11/97     2,043,585
POLLY & ROGER             TRADEMARK         U.S.A.           REGISTERED TM                             11/18/97    748888
POWER KENO                TRADEMARK         MONTANA          REGISTERED TM        T018853(164-01)      4/22/96     T018853
========================= ================= ===============  ================== ==================== =========== =================

                      REGISTERED and APPLIED FOR TRADEMARKS
                                       AND
                            REGISTERED PATENT REPORT
            A report of all Registered Trademarks and Patents used or
           owned by Powerhouse Technologies, Inc. and its subsidiaries

STATUS:  REGISTERED TM
======================== ================  ===============  =================== =================== =========== ===================
          NAME                IP TYPE          COUNTRY             STATUS          APPLICATION #    REGISTER     REGISTRATION #
                                                                                                    DATE
======================== ================  ===============  =================== =================== =========== ===================

POWER KENO               TRADEMARK         U.S.A.           REGISTERED TM        75/089,590           4/22/97     2,054,922
POWER SERIES             TRADEMARK         U.S.A.           REGISTERED TM        75/089,585           1/27/98     2,133,222
UNITED                   TRADEMARK         U.S.A.           REGISTERED TM        73-298987            6/28/83     1,263,556
TOTALISATOR
MICRO TOTE 1000
UNITED TOTE              TRADEMARK         U.S.A.           REGISTERED TM        73-698312            4/25/89     1536143
SYSTEM 1000
VIDEO LOTTERY            TRADEMARK         AUSTRALIA        REGISTERED TM                             3/13/91     A551964
CONSULTANTS
VIDEO LOTTERY            TRADEMARK         AUSTRALIA        REGISTERED TM        551964               3/31/91     A551964
CONSULTANTS, INC.
VLC                      TRADEMARK         AUSTRALIA        REGISTERED TM        551,965              3/13/91     B551965
VLC                      TRADEMARK         U.S.A.           REGISTERED TM        74,465,266           12/20/94    1,868,466
VLC & DESIGN             TRADEMARK         AUSTRALIA        REGISTERED TM        551,966              3/13/91     A551966
(LOGO)
VLC & DESIGN             TRADEMARK         U.S.A.           REGISTERED TM        74/489,403           12/20/94    1,868,471
(LOGO)
VLCS                     TRADEMARK         NORWAY           REGISTERED TM                             5/15/97     182074
WININSTANT               TRADEMARK         U.S.A.           REGISTERED TM        74/246,615           12/3/96     2,020,088
WINNING TOUCH            TRADEMARK         AUSTRALIA        REGISTERED TM        649,489              12/29/94    649,489
WINNING TOUCH            TRADEMARK         NORWAY           REGISTERED TM        962973               6/12/97     182668
WINNING TOUCH            TRADEMARK         U.S.A.           REGISTERED TM        74/432,162           2/7/95      1,877,453
======================== ================  ===============  =================== =================== =========== ===================

                                                                      Schedule 7









                                    CONTRACTS




State of Delaware                   Contract to provide on-line lottery services
Delaware Lottery                    and video lottery central system
State of Florida                    Contract to provide on-line lottery services
Florida Lottery
State of Maryland                   Contract to provide on-line lottery services
Maryland Lottery
State of Minnesota                  Contract to provide on-line lottery services
Minnesota Lottery
State of Montana                    Contract to provide on-line lottery services
Montana Lottery
Commonwealth of Pennsylvania        Contract to provide on-line lottery services
Pennsylvania Lottery
State of South Dakota               Contract to provide on-line lottery services
South Dakota Lottery

                                                                      Schedule 8









                              EXISTING PRIOR LIENS



Debtor                                    Secured Party                         Jurisdiction    File No.   Description of Collateral
------                                    -------------                         ------------    --------   -------------------------

Automated Wagering Int'l                  Canon Financial Services, Inc.        NJ              1788567      Equipment
Automated Wagering Int'l                  Canon Financial Services, Inc.        NJ              1791670      Equipment
Automated Wagering Int'l                  Canon Financial Services, Inc.        NJ              1805533      Equipment
Automated Wagering Int'l                  Canon Financial Services, Inc.        NJ              1795244      Equipment
Automated Wagering Int'l                  IBM Credit Corporation                NJ              1855976      Equipment
Powerhouse Technologies, Inc.             U.S. Bank of N.A.                     GA-DeKalb Co.   44-97000124  Securities Acct (LOC)
Powerhouse Technologies, Inc.             U.S. Bank of N.A.                     Montana         499318       Securities Acct (LOC)
Powerhouse Technologies, Inc.             U.S. Bank of N.A.                     MT-Gallatin Co. 38656        Securities Acct (LOC)
Powerhouse Technologies, Inc.             IBM Credit Corporation                MT              452613       Equipment
  f/k/a Video Lottery Technologies, Inc.
Powerhouse Technologies, Inc.             GE Capital                            MT              454605       Equipment
  f/k/a Video Lottery Technologies, Inc.
United Tote Company                       Sanwa Business Credit Corp.           TX              195578*      Service Contracts
United Tote Company                       Sanwa Business Credit Corp.           TX              200994*      Equipment
United Tote Company                       Sanwa Business Credit Corp.           TX              100125*      Equipment
United Tote Company                       Sanwa Business Credit Corp.           MT              394262*      Equipment
United Tote Company                       Sanwa Business Credit Corp.           MT              508924*      Equipment
United Tote Company                       Sanwa General Equipment Leasing Inc.  MT              392840*      Service Contracts

----------

     * Has been satisfied, however, release documentation is not available as of the date of the closing. Company is in the process of having liens removed.



Debtor                                    Secured Party                         Jurisdiction    File No.   Description of Collateral
------                                    -------------                         ------------    --------   -------------------------

United Tote Company                       Sanwa Business Credit Corp.           MT              389774*      Equipment


OTHER


State Tax Lien on United Tote Company by State of California dated July 6, 1998 in the amount of $201.75

State Tax Lien on Nuevo Sol Turf, Inc. by State of New Mexico filed November 21, 1991 in the amount of $683.14

Lease of Real Property between Nuevo Sol Turf Club Inc. and United Tote Co. and Bank of the Rio Grand, N.A., recorded October 10, 1996 (for ATM machine)

                          ACKNOWLEDGEMENT AND CONSENT**


     The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of October 9, 1998 (the "Agreement"), made by the Grantors parties thereto for the benefit of Lehman Commercial Paper Inc., as Administrative Agent. The undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:

     1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

     2. The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) of the Agreement.

     3. The terms of Sections 6.3(a) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(a) or 6.7 of the Agreement.

                              [NAME OF ISSUER]



                              By -----------------------------------------------


                              Title  -------------------------------------------


                              Address for Notices:

                              --------------------------------------------------


                              --------------------------------------------------


                              Fax: ---------------------------------------------


----------

     ** This consent is necessary only with respect to any Issuer which is not also a Grantor.

                                                                      Annex 1 to
                                              Guarantee and Collateral Agreement



          ASSUMPTION AGREEMENT, dated as of ________________, 199_, made by ______________________________, a ______________ corporation (the "Additional
Grantor"), in favor of Lehman Commercial Paper Inc., as administrative agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions (the "Lenders") parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.


                              W I T N E S S E T H :


          WHEREAS, Powerhouse Technologies, Inc. (the "Borrower"), the Lenders and the Administrative Agent have entered into a Credit Agreement, dated as of October 9, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

          WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of October 9, 1998 (as amended, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement") in favor of the Administrative Agent for the benefit of the Lenders;

          WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

          WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

          NOW, THEREFORE, IT IS AGREED:

          1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.15 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules ____________*** to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement

--------

*** Refer to each Schedule which needs to be supplemented.

is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

          2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


          IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                                   [ADDITIONAL GRANTOR]



                                   By:
                                        ---------------------------------------
                                   Name:
                                   Title:

                                                                       EXHIBIT B


                         FORM OF COMPLIANCE CERTIFICATE


          This  Compliance  Certificate  is delivered to you pursuant to Section
6.2 of the Credit Agreement, dated as of October 9, 1998, as amended, supplemented or modified from time to time (the "Credit Agreement"), among POWERHOUSE TECHNOLOGIES, INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), LEHMAN BROTHERS INC., as advisor and arranger (in such capacity, the "Arranger"), LEHMAN COMMERCIAL PAPER INC., as syndication agent (in such capacity, the "Syndication Agent"), LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the "Administrative Agent") and CANADIAN IMPERIAL BANK OF COMMERCE., as Documentation Agent (in such capacity, the "Documentation Agent"). Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

          1. I am the duly elected, qualified and acting [Chief Financial Officer] [Vice President - Finance] of the Borrower.

          2. I have reviewed and are familiar with the contents of this Certificate.

          3. I have reviewed the terms of the Credit Agreement and the Loan Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower during the accounting period covered by the financial statements attached hereto as Attachment 1 (the "Financial Statements"). Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Certificate, of any condition or event which constitutes a Default or Event of Default [, except as set forth below].

          4. Attached hereto as Attachment 2 are the computations showing compliance with the covenants set forth in Section 7.1, 7.2, 7.5 7.6, 7.7, 7.8 and 7.15 of the Credit Agreement.

          IN WITNESS  WHEREOF,  I execute this  Certificate  this
                                                                  --------------
day of          ,
       ---------  ------.

                                   POWERHOUSE TECHNOLOGIES, INC.


                                   By:  _______________________________________
                                   Title:

                                                                    Attachment 2
                                                                    to Exhibit B



          The information described herein is as of , 199_, and pertains to the period from , 19_ to ________________ __, 19__.


                        [Set forth Covenant Calculations]

                                                                       EXHIBIT C


                           CLOSING CERTIFICATE


     Pursuant to subsection 5.1(__) of the Credit Agreement dated as of October 9, 1998 (the "Credit Agreement"; terms defined therein being used herein as therein defined), among POWERHOUSE TECHNOLOGIES, INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions from time to time parties to the Credit Agreement (the "Lenders"), LEHMAN BROTHERS INC., as advisor and arranger (in such capacity, the "Arranger"), LEHMAN COMMERCIAL PAPER INC., as syndication agent (in such capacity, the "Syndication Agent"), LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the "Administrative Agent") and CANADIAN IMPERIAL BANK OF COMMERCE., as Documentation Agent (in such capacity, the "Documentation Agent"), the undersigned CEO/President of AUTOMATED WAGERING INTERNATIONAL, INC. (the "Company") hereby certifies as follows:


     1. The representations and warranties of the Company set forth in each of the Loan Documents to which it is a party or which are contained in any certificate furnished by or on behalf of the Company pursuant to any of the Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

     2. Susan J. Carstensen is the duly elected and qualified Treasurer of the Company and the signature set forth for such officer below is such officer's true and genuine signature.

     3. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans to be made on the date hereof. [Borrower only]

     4. The conditions precedent set forth in Section 5.1 of the Credit Agreement were satisfied as of the Closing Date except as set forth on Schedule I hereto.

     5. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans to be made on the date hereof. [Borrower only]

     6. The conditions precedent set forth in Section 5.1 of the Credit Agreement were satisfied as of the Closing Date except as set forth on Schedule I hereto.

     The undersigned Corporate Treasurer of the Company certifies as follows:

     7. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Company, nor has any other event occurred adversely affecting or threatening the continued corporate existence of the Company.

     8. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization.

     9. Attached hereto as Annex 1 is a true and complete copy of resolutions duly adopted by the Board of Directors of the Company on October 9, 1998, such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to an including the date hereof and are now in full force and effect (and are the only corporate proceedings of the Company now in force relating to or affecting the matters referred to therein.)

     10. Attached hereto as Annex 2 is a true and complete copy of the By-Laws of the Company as in effect on the date hereof.

     11. Attached hereto as Annex 3 is a true and complete copy of the Certificate of Incorporation of the Company as in effect on the date hereof, and such certificate has not been amended, repealed, modified or restated.

     11. The following persons are now duly elected and qualified officers of the Company holding the offices indicated next to their respective names below, and such officers have held such offices with the Company at all times since the date indicated next to their respective titles to and including the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Company each of the Loan Documents to which it is a party and any certificate or other document to be delivered by the Company pursuant to the Loan Documents to which it is a party:

     Name                  Office           Date             Signature
     ----                  ------           ----             ---------

Richard M. Haddrill      CEO/President     10/01/98      /S/ Richard M. Haddrill
                                                         -----------------------

Susan J. Carstensen      CFO/Treasurer      9/30/98      /S/ Susan J. Carstensen
                                                         -----------------------

     IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date set forth below.

/S/ Richard M. Haddrill                     /S/ Susan J. Carstensen
----------------------------------          ------------------------------------
Richard M. Haddrill, CEO/President          Susan J. Carstensen, CFO/Treasurer


Date:  _______________, 199__

                                                                    Schedule D-1




                                                                       [Montana]


                                  DEED OF TRUST


                                      from


                         POWERHOUSE TECHNOLOGIES, INC.,
           formerly known as Video Lottery Technologies, Inc., Grantor to


               SECURITY TITLE COMPANY OF GALLATIN COUNTY, Trustee


                           for the use and benefit of


                          LEHMAN COMMERCIAL PAPER INC.,
           as Administrative Agent and Syndication Agent, Beneficiary


                          DATED AS OF OCTOBER __, 1998



                       After recording, please return to:

                           Simpson Thacher & Bartlett
                              425 Lexington Avenue
                            New York, New York 10017

                           ATTN: Daniel E. Karp, Esq.

                                  DEED OF TRUST
                                  -------------


          THIS DEED OF TRUST, dated as of October __, 1998, is made by POWERHOUSE TECHNOLOGIES, INC., a Delaware corporation formerly known as Video Lottery Technologies, Inc. ("Grantor"), whose address is 2311 South Seventh Avenue, Bozeman, Montana 59715, to SECURITY TITLE COMPANY OF GALLATIN COUNTY, a Montana Corporation ("Trustee"), whose address is 600 South 19th Avenue, Bozeman, Montana 59771, for the use and benefit of LEHMAN COMMERCIAL PAPER INC. ("Beneficiary"), whose address is 3 World Financial Center, New York, New York 10285. References to this "Deed of Trust" shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.


                                   Background
                                   ----------

          A. Grantor is the owner of the real property described in Schedule A attached hereto (such real property, together with all the buildings, improvements, structures and fixtures now or subsequently located thereon (the "Improvements") being collectively referred to as the "Real Estate").

          B. Pursuant to that certain Credit Agreement dated as of October __, 1998 (as the same may be amended, restated, replaced, substituted or otherwise modified from time to time, the "Credit Agreement") among Mortgagor, as borrower, the several lenders from time to time parties thereto (the "Lenders"), Lehman Brothers Inc., as arranger, Beneficiary, as administrative agent and syndication agent, and Canadian Imperial Bank of Commerce, as documentation agent, the Lenders have agreed to make certain loans to Borrower as more particularly described therein. Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement. References in this Deed of Trust to the "Default Rate" shall mean the interest rate provided for in Section 2.13(c) of the Credit Agreement.

          C. Borrower, the administrative agent and the Lenders are willing to effectuate the Credit Agreement, if, among other things, Grantor grants a first lien on and security interest in the Real Estate and the Trust Property to secure Grantor's obligations under the Credit Agreement and the other obligations secured thereby.






                                                 Granting Clauses

          For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor agrees that to secure:

          (a)  (i)  the  repayment  of  principal  in  the  maximum   amount  of
     $100,000,000, which amount is the total indebtedness that may be outstanding and secured hereby at any given time the indebtedness evidenced by the Notes, and (ii) all interest and fees payable thereon (the items set forth in clauses (i) and (ii) being referred to collectively as the "Indebtedness"); and

          (b) the performance of all covenants, agreements, obligations and liabilities of Grantor (the "Obligations") under or pursuant to the provisions of the Notes, this Deed of Trust, the Credit Agreement, any other document securing payment of the Indebtedness (the "Security
     Documents") and any amendments, supplements, extensions, renewals, restatements, replacements or modifications of any of the foregoing (the Notes, the Credit Agreement, the Security Documents and all other documents and instruments from time to time evidencing, securing or guaranteeing the payment of the Indebtedness or the performance of the Obligations, as any of the same may be amended, supplemented, extended, renewed, restated, replaced or modified from time to time, are collectively referred to as the "Loan Documents");

GRANTOR HEREBY CONVEYS TO TRUSTEE AND HEREBY GRANTS, ASSIGNS, TRANSFERS AND SETS OVER TO TRUSTEE, IN TRUST WITH POWER OF SALE FOR THE USE AND BENEFIT OF BENEFICIARY, AND GRANTS BENEFICIARY AND TRUSTEE A SECURITY INTEREST IN:

          (A) the Real Estate;

          (B) all the estate, right, title, claim or demand whatsoever of Grantor, in possession or expectancy, in and to the Real Estate or any part thereof, whether now owned or hereafter acquired;

          (C) all right, title and interest of Grantor in, to and under all easements, rights of way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and riparian rights, development rights, air rights, mineral rights, sand, gravel and aggregate, and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

          (D) all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Grantor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (D) being referred to as the "Equipment");

          (E) all right, title and interest of Grantor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Grantor or constructed, assembled or placed by Grantor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further mortgage, conveyance, assignment or other act by Grantor;

          (F) all right, title and interest of Grantor in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Grantor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the ("Leases"), and all rights of Grantor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Trust Property (as defined below) (collectively, the "Leases");

          (G) all trade names, trade marks, logos, copyrights, good will and books and records owned or held by Grantor relating to or used in connection with the operation of the Real Estate or the Equipment or any part thereof; all general intangibles related to the operation of the Improvements now existing or hereafter arising;

          (H) all unearned premiums under insurance policies now or subsequently obtained by Grantor relating to the Real Estate or Equipment and Grantor's interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein;

          (I) all right, title and interest of Grantor in and to (i) all contracts from time to time executed by Grantor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Equipment (collectively, the "Contracts"), (ii) to the extent permitted under applicable law, all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof (collectively, the "Permits") and
     (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate (collectively, the "Plans");

          (J) any and all monies now or subsequently on deposit for the payment of real estate taxes or special assessments against the Real Estate or for the payment of premiums on insurance policies covering the foregoing property or otherwise on deposit with or held by Beneficiary as provided in this Deed of Trust; all capital, operating, reserve or similar accounts held by or on behalf of Grantor and related to the operation of the Trust Property, whether now existing or hereafter arising and all monies held in any of the foregoing accounts and any certificates or instruments related to or evidencing such accounts;

          (K) all accounts and revenues arising from the operation of the Improvements including, without limitation, any right to payment now existing or hereafter arising for rental of space or for goods sold or leased or for services rendered, whether or not yet earned by performance, arising from the operation of the Improvements or any other facility on the Trust Property; and

          (L) all proceeds, both cash and noncash, of the foregoing;

          (All of the foregoing property and rights and interests now owned or held or subsequently acquired by Grantor and described in the foregoing clauses
(A) through (E) are collectively referred to as the "Premises", and those described in the foregoing clauses (A) through (L) are collectively referred to as the "Trust Property").

          TO HAVE AND TO HOLD the Trust Property and the rights and privileges hereby granted unto Trustee, its successors and assigns for the uses and purposes set forth, until the Indebtedness is fully paid and the Obligations fully performed.

                              Terms and Conditions
                              --------------------

          Grantor further represents, warrants, covenants and agrees with Trustee and Beneficiary as follows:

          1. Warranty of Title. Grantor warrants that Grantor has good title to the Real Estate in fee simple and good title to the rest of the Trust Property, subject only to the matters that are set forth in the title insurance policy or policies being issued to Beneficiary to insure the lien of this Deed of Trust (the "Permitted Exceptions") and Grantor shall warrant, defend and preserve such title and the rights granted by this Deed of Trust thereon against all claims of all persons and entities. Grantor further warrants that it has the right to grant the Trust Property.

          2. Payment of Indebtedness. Grantor shall pay the Indebtedness at the times and places and in the manner specified in the Notes and the Credit Agreement and shall perform all the Obligations.

          3. Requirements.

          (a) Grantor shall promptly comply with, or cause to be complied with, and conform to all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements (including, without limitation, the Americans with Disabilities Act or similar local regulation (the "ADA"), and irrespective of the nature of the work to be done, of each of the United States of America, any State and any municipality, local government or other political subdivision thereof and any agency, department, bureau, board, commission or other instrumentality of any of them, now existing or subsequently created (collectively, "Governmental Authority") which has jurisdiction over the Trust Property and all covenants, restrictions and conditions now or later of record which may be applicable to any of the Trust Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Trust Property. All present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements of every Governmental Authority applicable to Grantor or to any of the Trust Property and all covenants, restrictions, and conditions which now or later may be applicable to any of the Trust Property are collectively referred to as the "Legal Requirements".

          (b) From and after the date of this Deed of Trust, Grantor shall not by act or omission permit any building or other improvement on any premises not subject to the lien of this Deed of Trust to rely on the Premises or any part thereof or any interest therein to fulfill any Legal Requirement, and Grantor hereby assigns to Beneficiary any and all rights to give consent for all or any portion of the Premises or any interest therein to be so used. Grantor shall not by act or omission impair the integrity of any of the Real Estate as a single zoning lot separate and apart from all other premises. Grantor represents that each parcel of the Real Estate constitutes a legally subdivided lot, in compliance with all applicable subdivision laws and similar Legal Requirements. Any act or omission by Grantor which would result in a violation of any of the provisions of this subsection shall be void.

          4. Payment of Taxes and Other Impositions. (a) Except as permitted by subsection 6.3 of the Credit Agreement, promptly when due, Grantor shall pay and discharge all taxes of every kind and nature (including, without limitation, all real and personal property, income, franchise, withholding, transfer, gains, profits and gross receipts taxes), all charges for any easement or agreement maintained for the benefit of any of the Trust Property, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the Trust Property, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to as the "Impositions"). Grantor shall within 30 days after each due date deliver to Beneficiary (i) original or copies of receipted bills and cancelled checks evidencing payment of such Imposition if it is a real estate tax or other public charge and (ii) evidence acceptable to Beneficiary showing the payment of any other such Imposition. If by law any Imposition, at Grantor's option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Grantor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

          (b) Nothing herein shall affect any right or remedy of Trustee or Beneficiary under this Deed of Trust or otherwise, without notice or demand to Grantor, to pay any Imposition after the date such Imposition shall have become due, and to add to the Indebtedness the amount so paid, together with interest from the time of payment at the Default Rate. Any sums paid by Trustee or Beneficiary in discharge of any Impositions shall be (i) a lien on the Premises secured hereby prior to any right or title to, interest in, or claim upon the Premises subordinate to the lien of this Deed of Trust, and (ii) payable on demand by Grantor to Trustee or Beneficiary, as the case may be, together with interest at the Default Rate as set forth above.

          (c) Grantor shall not claim, demand or be entitled to receive any credit or credits toward the satisfaction of this Deed of Trust or on any interest payable thereon for any taxes assessed against the Trust Property or any part thereof, and shall not claim any deduction from the taxable value of the Trust Property by reason of this Deed of Trust.

          (d) After an Event of Default (as defined below), Beneficiary shall be entitled to require Grantor to pay monthly in advance to Beneficiary the equivalent of 1/12th of the estimated annual Impositions. Beneficiary may commingle such funds with its own funds and Grantor shall not be entitled to interest thereon.

          (e) Grantor shall have the right to contest or object in good faith to the amount or validity of any Imposition by appropriate legal proceedings, but such right shall not be deemed or construed in any way as relieving or modifying Grantor's covenant to pay any such Imposition in the manner provided in this Section unless (i) Grantor has given prior written notice to Beneficiary of Grantor's intent so to contest or object to an Imposition, (ii) Grantor shall demonstrate to Beneficiary's satisfaction that the legal proceedings shall operate conclusively to prevent the sale of the Trust Property, or any part thereof, to satisfy such Imposition prior to final determination of such proceedings, (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Grantor is subject and shall not constitute a default thereunder and (iv) Grantor shall have set aside adequate reserves for the payment of the Impositions together with all interest and penalties thereon.

          5. Insurance. (a) Grantor shall maintain or cause to be maintained on all of the Premises the insurance required by the Credit Agreement and in any event shall also maintain or cause to be maintained

          (i) during the course of any construction or repair of Improvements, comprehensive general liability insurance under a policy including the "broad form CGL endorsement" (or which incorporates the language of such endorsement), (including coverage for elevators and escalators, if any). The policy shall include coverage for independent contractors and completed operations. The completed operations coverage shall stay in effect for two years after construction of any Improvements has been completed. The policy shall provide coverage on an occurrence basis against claims for personal injury, including, without limitation, bodily injury, death or property damage occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways, such insurance to afford immediate minimum protection to a limit of not less than that required by Beneficiary with respect to personal injury, bodily injury or death to any one or more persons or damage to property;

          (ii) during the course of any construction or repair of the Improvements, workers' compensation insurance (including employer's liability insurance) for all employees of Grantor engaged on or with respect to the Premises in such amounts as are reasonably satisfactory to Beneficiary, but in no event less than the limits established by law;

          (iii) during the course of any construction, addition, alteration or repair of the Improvements, builder's risk completed value form insurance against "all risks of physical loss," including collapse, water damage, flood and earthquake and transit coverage, during construction or repairs of the Improvements, with deductible approved by Beneficiary, in nonreporting form, covering the total value of work performed and equipment, supplies and materials furnished (with an appropriate limit for soft costs in the case of construction);

          (iv) if any portion of the Premises is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, flood insurance in an amount satisfactory to Beneficiary, but in no event less than the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended;

          (v) such other insurance in such amounts as Grantor may reasonably request from time to time.

Each insurance policy (other than flood insurance written under the National Flood Insurance Act of 1968, as amended, in which case to the extent available) shall (i) provide that it shall not be cancelled, non-renewed or materially amended without 30 days' prior written notice to Beneficiary, and (ii) with respect to all property insurance, provide for loss payable solely to Beneficiary as its interest may appear. Liability insurance policies shall name Beneficiary as (and Trustee, if Trustee shall so request) an additional insured and contain a waiver of subrogation against Beneficiary (and Trustee, if Trustee shall so request); all such policies shall indemnify and hold Beneficiary (and Trustee, if Trusee shall so request) harmless from all liability claims occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways. The amounts of each insurance policy and the form of each such policy shall at all times be satisfactory to Beneficiary. Each policy shall expressly provide that any proceeds which are payable to Beneficiary shall be paid by check payable to the order of Beneficiary only and requiring the endorsement of Beneficiary only. If any required insurance shall expire, be withdrawn, become void by breach of any condition thereof by Grantor or by any lessee of any part of the Trust Property or become void or unsafe by reason of the failure or impairment of the capital of any insurer, or if for any other reason whatsoever such insurance shall become unsatisfactory to Beneficiary, Beneficiary shall immediately obtain new or additional insurance satisfactory to Beneficiary. Grantor shall not take out any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise satisfactory to Beneficiary in all respects.

          (b) Grantor shall deliver to Beneficiary an original of each insurance policy required to be maintained, or a certificate of such insurance acceptable to Beneficiary, together with a copy of the declaration page for each such policy. Grantor shall (i) pay as they become due all premiums for such insurance, (ii) not later than 15 days prior to the expiration of each policy to be furnished pursuant to the provisions of this Section, deliver a renewed policy or policies, or duplicate original or originals thereof, marked "premium paid," or accompanied by such other evidence of payment satisfactory to Beneficiary with standard non-contributory mortgage clauses in favor of and acceptable to Beneficiary. Upon request of Beneficiary, Grantor shall cause its insurance underwriter or broker to certify to Beneficiary in writing that all the requirements of this Deed of Trust governing insurance have been satisfied.

          (c) If Grantor is in default of its obligations to insure or deliver any such prepaid policy or policies, then Beneficiary, at its option and without notice, may effect such insurance from year to year, and pay the premium or premiums therefor, and Grantor shall pay to Beneficiary on demand such premium or premiums so paid by Beneficiary with interest from the time of payment at the Default Rate and the same shall be deemed to be secured by this Deed of Trust and shall be collectible in the same manner as the Indebtedness secured by this Deed of Trust.

          (d) Grantor shall increase the amount of property insurance required to equal 100% replacement cost pursuant to the provisions of this Section at the time of each renewal of each policy (but not later than 12 months from the date of this Deed of Trust and each successive 12 month period to occur thereafter) by using the F.W. Dodge Building Index to determine whether there shall have been an increase in the replacement value since the most recent adjustment and, if there shall have been such an increase, the amount of insurance required shall be adjusted accordingly.

          (e) Grantor promptly shall comply with and conform to (i) all provisions of each such insurance policy, and (ii) all requirements of the insurers applicable to Grantor or to any of the Trust Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Trust Property. Grantor shall not use or permit the use of the Trust Property in any manner which would permit any insurer to cancel any insurance policy or void coverage required to be maintained by this Deed of Trust.

          (f) If the Trust Property, or any part thereof, shall be destroyed or damaged by fire or any other casualty, whether insured or uninsured, or in the event any claim is made against Grantor for any personal injury, bodily injury or property damage incurred on or about the Premises, Grantor shall give immediate notice thereof to Beneficiary. If the Trust Property is damaged by fire or other casualty and the cost to repair such damage is less than the lesser of (i) 25% of the replacement cost of the Improvements at the affected Real Estate site and (ii) $500,000, then provided that no Event of Default shall have occurred and be continuing, Grantor shall have the right to adjust such loss, and the insurance proceeds relating to such loss may be paid over to Grantor; provided that Grantor shall, promptly after any such damage, repair all such damage regardless of whether any insurance proceeds have been received or whether such proceeds, if received, are sufficient to pay for the costs of repair. If the Trust Property is damaged by fire or other casualty, and the cost to repair such damage exceeds the above limit, or if an Event of Default shall have occurred and be continuing, then Grantor authorizes and empowers Beneficiary, at Beneficiary's option and in Beneficiary's sole discretion, as attorney-in-fact for Grantor, to make proof of loss, to adjust and compromise any claim under any insurance policy, to appear in and prosecute any action arising from any policy, to collect and receive insurance proceeds and to deduct therefrom Beneficiary's expenses incurred in the collection process. Each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Beneficiary. Beneficiary shall have the right to require Grantor to repair or restore the Trust Property, in which event, if no Event of Default has occurred and is continuing, Beneficiary will apply the insurance proceeds (after deducting the costs of collecting such proceeds) to the reimbursement of the costs of such repair or restoration, and Grantor hereby designates Beneficiary as its attorney-in-fact for the purpose of making any election required or permitted under any insurance policy relating to repair or restoration. The insurance proceeds or any part thereof received by Beneficiary may be applied by Beneficiary toward reimbursement of all costs and expenses of Beneficiary in collecting such proceeds, and the balance, at Beneficiary's option in its sole and absolute discretion, to the principal (to the installments in inverse order of maturity, if payable in installments) and interest due or to become due under the Notes, to fulfill any other Obligation of Grantor. Application by Beneficiary of any insurance proceeds toward the last maturing installments of principal and interest due or to become due under the Notes shall not excuse Grantor from making any regularly scheduled payments due thereunder, nor shall such application extend or reduce the amount of such payments.

          (g) In the event of foreclosure of this Deed of Trust or other transfer of title to the Trust Property in extinguishment of the Indebtedness, all right, title and interest of Grantor in and to any insurance policies then in force shall pass to the purchaser or grantee and Grantor hereby appoints Beneficiary its attorney-in-fact, in Grantor's name, to assign and transfer all such policies and proceeds to such purchaser or grantee.

          6. Restrictions on Liens and Encumbrances. Except for the lien of this Deed of Trust and the Permitted Exceptions, and except as permitted by the Credit Agreement, Grantor shall not further mortgage, nor otherwise encumber the Trust Property nor create or suffer to exist any lien, charge or encumbrance on the Trust Property, or any part thereof superior to the lien of this Deed of Trust, whether recourse or non-recourse.

          7. Sale and Other Transfer Restrictions. Grantor shall not sell, transfer, convey or assign all or any portion of, or any interest in, the Trust Property except as permitted by the Credit Agreement.

          8. Limitation on Fundamental Changes. Except as permitted by the Credit Agreement, Grantor agrees that:

          (i) Grantor shall not enter into any transaction of merger or consolidation, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or acquire by purchase or otherwise all or substantially all the business or assets of, or any stock or other evidence of beneficial ownership of, any entity; and

          (ii) Grantor shall not engage in any business on the Premises other than the business in which it is presently engaged.

          9. Maintenance; No Alteration; Inspection; Utilities. (a) Grantor shall maintain or cause to be maintained all the Improvements in good condition and repair and shall not commit or suffer any waste of the Improvements. Grantor shall repair, restore, replace or rebuild promptly, in each case in accordance with the Credit Agreement, any part of the Premises which may be damaged or destroyed by any casualty whatsoever. The Improvements shall not be demolished or, except in compliance with the Credit Agreement, materially altered, nor, except in compliance with the Credit Agreement, any material additions built, without the prior written consent of Beneficiary, which consent shall not be unreasonably withheld or delayed.

          (b) Beneficiary and any persons authorized by Beneficiary shall have the right to enter and inspect the Premises and the right to inspect all work done, labor performed and materials furnished in and about the Improvements and the right to inspect and make copies of all books, contracts and records of Grantor relating to the Trust Property.

          (c) Grantor shall pay or cause to be paid when due all utility charges which are incurred for gas, electricity, water or sewer services furnished to the Premises and all other assessments or charges of a similar nature, whether public or private, affecting the Premises or any portion thereof, whether or not such assessments or charges are liens thereon.

          10. Condemnation/Eminent Domain. Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Trust Property, or any portion thereof, Grantor will notify Beneficiary of the pendency of such proceedings. Grantor authorizes Beneficiary, at Beneficiary's option and in Beneficiary's sole discretion, as attorney-in-fact for Grantor, to commence, appear in and prosecute, in Beneficiary's or Grantor's name, any action or proceeding relating to any condemnation of the Trust Property, or any portion thereof, and to settle or compromise any claim in connection with such condemnation. If Beneficiary elects not to participate in such condemnation proceeding, then Grantor shall, at its expense, diligently prosecute any such proceeding and shall consult with Beneficiary, its attorneys and experts and cooperate with them in any defense of any such proceedings. All awards and proceeds of condemnation shall be assigned to Beneficiary to be applied in the same manner as insurance proceeds, as provided above, and Grantor agrees to execute any such assignments of all such awards as Beneficiary may request.

          11. Restoration. If Beneficiary elects to release funds to Grantor for restoration of any of the Trust Property, then such restoration shall be performed only in accordance with the following conditions:

          (i) prior to the commencement of any restoration, the plans and specifications for such restoration, and the budgeted costs, shall be submitted for approval by Beneficiary, which approval shall not be unreasonably withheld or delayed;

          (ii) prior to making any advance of restoration funds, Beneficiary shall be satisfied that the remaining restoration funds are sufficient to complete the restoration and to pay all related expenses, including interest on the Indebtedness and real estate taxes on the Premises, during restoration;

          (iii) at the time of any disbursement of the restoration funds, (A) no Event of Default (as defined below) shall then exist, (B) no mechanics' or materialmen's liens shall have been filed and remain undischarged, except those discharged by the disbursement of the requested restoration funds and
     (C) a satisfactory bring-down or continuation of title insurance on the Premises shall be delivered to Beneficiary, upon reasonable request by Beneficiary therefor;

          (iv) disbursements shall be made from time to time in an amount not exceeding the cost of the work completed since the last disbursement, upon receipt of satisfactory evidence of the stage of completion and of performance of the work in a good and workmanlike manner and in accordance with the contracts, plans and specifications acceptable to Beneficiary;

          (v) with respect to each advance of restoration funds, Beneficiary may retain 10% of the amount of such advance as a holdback until the restoration is fully completed;

          (vi) the restoration funds shall bear no interest and may be commingled with Beneficiary's other funds;

          (vii) Beneficiary may impose such other conditions as are customarily imposed by construction lenders; and

          (viii)  any   restoration   funds   remaining  shall  be  retained  by
     Beneficiary and may be applied by Beneficiary, in its sole discretion, to the Indebtedness in the inverse order of maturity.

          12. Leases. (a) Grantor shall not (i) execute an assignment or pledge of any Lease relating to all or any portion of the Trust Property other than in favor of Beneficiary, or (ii) without the prior written consent of Beneficiary, which consent shall not unreasonably be withheld or delayed, execute or permit to exist any Lease of any of the Trust Property.

          (b) As to any Lease consented to by Beneficiary, Grantor shall:

          (i) promptly perform all of the provisions of the Lease on the part of the lessor thereunder to be performed;

          (ii) promptly enforce all of the provisions of the Lease on the part of the lessee thereunder to be performed;

          (iii) appear in and defend any action or proceeding arising under or in any manner connected with the Lease or the obligations of Grantor as lessor or of the lessee thereunder;

          (iv) exercise, within five (5) days after a request by Beneficiary, any right to request from the lessee a certificate with respect to the status thereof;

          (v) simultaneously deliver to Beneficiary copies of any notices of default which Grantor may at any time forward to or receive from the lessee;

          (vi) promptly deliver to Beneficiary a fully executed counterpart of the Lease;

          (vii) promptly, upon request of Beneficiary, record the Lease or a memorandum thereof, as provided by applicable law; and

          (viii) promptly deliver to Beneficiary, upon Beneficiary's request, an assignment of the Grantor's interest under such Lease.

          (c) Grantor shall deliver to Beneficiary, within ten (10) days after a request by Beneficiary, a written statement, certified by Grantor as being true, correct and complete, containing the names of all lessees and other occupants of the Trust Property, the terms of all Leases and the spaces occupied and rentals payable thereunder, and a list of all Leases which are then in default, including the nature and magnitude of the default; such statement shall be accompanied by credit information with respect to the lessees and such other information as Beneficiary may request.

          (d) All Leases entered into by Grantor after the date hereof, if any, and all rights of any lessees thereunder shall be subject and subordinate in all respects to the lien and provisions of this Deed of Trust unless Beneficiary shall otherwise elect in writing.

          (e) As to any Lease now in existence or subsequently consented to by Beneficiary, Grantor shall not accept a surrender or terminate, cancel, rescind, supplement, alter, revise, modify or amend such Lease or permit any such action to be taken nor shall Grantor accept the payment of rent more than thirty (30) days in advance of its due date.

          (f) If any act or omission of Grantor would give any lessee under any Lease the right, immediately or after lapse of a period of time, to cancel or terminate such Lease, or to abate or offset against the payment of rent or to claim a partial or total eviction, such lessee shall not exercise such right until it has given written notice of such act or omission to Beneficiary and until a 10-day period for remedying such act or omission shall have elapsed following the giving of such notice without a remedy being effected.

          (g) In the event of the enforcement by Beneficiary of any remedy under this Deed of Trust, the lessee under each Lease shall, if requested by Beneficiary or any other person succeeding to the interest of Beneficiary as a result of such enforcement, attorn to Beneficiary or to such person and shall recognize Beneficiary or such successor in interest as lessor under the Lease without change in the provisions thereof; provided however, that Beneficiary or such successor in interest shall not be: (i) bound by any payment of an installment of rent or additional rent which may have been made more than 30 days before the due date of such installment; (ii) bound by any amendment or modification to the Lease made without the consent of Beneficiary or such successor in interest, which consent shall not be unreasonably withheld or delayed; (iii) liable for any previous act or omission of Grantor (or its predecessors in interest); (iv) responsible for any monies owing by Grantor to the credit of such lessee or subject to any credits, offsets, claims, counterclaims, demands or defenses which the lessee may have against Grantor (or its predecessors in interest); (v) bound by any covenant to undertake or complete any construction of the Premises or any portion thereof; or (vi) obligated to make any payment to such lessee other than any security deposit actually delivered to Beneficiary or such successor in interest. Each lessee or other occupant, upon request by Beneficiary or such successor in interest, shall execute and deliver an instrument or instruments confirming such attornment. In addition, Grantor agrees that each Lease entered into after the date of this Deed of Trust shall include language to the effect of subsections (d)-(g) of this Section; provided that the provisions of such subsections shall be self-operative and any failure of any Lease to include such language shall not impair the binding effect of such provisions on any lessee under such Lease.

          13. Further Assurances/Estoppel Certificates. To further assure Beneficiary's and Trustee's rights under this Deed of Trust, Grantor agrees upon demand of Beneficiary or Trustee to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Trust Property and a separate assignment of each Lease in recordable form) as may be required by Beneficiary to confirm the lien of this Deed of Trust and all other rights or benefits conferred on Beneficiary. Within ten (10) days after Beneficiary has made a request therefor, Grantor shall deliver, in form and substance satisfactory to Beneficiary, a written statement, duly acknowledged, setting forth the amount of the Indebtedness, and whether any offsets, claims, counterclaims or defenses exist against the Indebtedness and certifying as to such other matters as Beneficiary shall reasonably request.

          14. Beneficiary's Right to Perform. If Grantor fails to perform any of the covenants or agreements of Grantor, then, after any required notice and cure periods, Beneficiary or Trustee, without waiving or releasing Grantor from any obligation or default under this Deed of Trust, may, at any time (but shall be under no obligation to) pay or perform the same, and the amount or cost thereof, with interest at the Default Rate, shall immediately be due from Grantor to Beneficiary or Trusee (as the case may be) and the same shall be secured by this Deed of Trust and shall be an encumbrance on the Trust Property prior to any right, title to, interest in or claim upon the Trust Property attaching subsequent to the lien of this Deed of Trust.

No payment or advance of money by Beneficiary or Trustee under this Section shall be deemed or construed to cure Grantor's default or waive any right or remedy of Beneficiary or Trustee.

          15. Grantor's Existence, etc. Grantor shall do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges under the laws of the state in which it was formed and its right to own property and transact business in each state in which the Real Estate is located. Grantor represents and warrants that this Deed of Trust has been executed by a duly authorized officer thereof. This Deed of Trust constitutes the legal, valid and binding obligation of Grantor, enforceable against Grantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

          16. Financial Statements; Certificates; Other Information. Grantor shall deliver to Beneficiary the financial statements required under the Credit Agreement.

          17. Hazardous Material. (a) Grantor shall comply with the provisions of Sections 4.17 and 6.8 of the Credit Agreement in respect of Materials of Environmental Concern (as defined in the Credit Agreement). In the event Grantor fails to do so, after five (5) days' notice to Grantor and the expiration of the cure period permitted under the applicable Legal Requirement, Beneficiary may declare such failure an Event of Default or cause the Premises to be freed from the Hazardous Material and the cost of the removal with interest at the Default Rate shall immediately be due from Grantor to Beneficiary and the same shall be added to the Indebtedness and be secured by this Deed of Trust. Grantor shall give Beneficiary and its agents and employees access to the Premises to remove Hazardous Material. Grantor agrees to defend, indemnify and hold Beneficiary and Trustee free and harmless from and against all loss, costs, damage and expense (including attorneys' fees and costs and consequential damages) Beneficiary may sustain by reason of (i) the imposition or recording of a lien by any Governmental Authority pursuant to any Legal Requirement relating to hazardous or toxic wastes or substances or the removal thereof ("Hazardous Material Laws"); (ii) claims of any private parties regarding violations of Hazardous Material Laws; (iii) costs and expenses (including, without limitation, attorneys' fees and fees incidental to the securing of repayment of such costs and expenses) incurred by Grantor, Beneficiary or Trustee in connection with the removal of any such lien or in connection with Grantor's or Beneficiary's or Trustee's compliance with any Hazardous Material Laws; and (iv) the assertion against Beneficiary or Trustee by any party of any claim in connection with Hazardous Material. It is intended that the foregoing agreement of Grantor to indemnify Beneficiary include, without limitation, indemnification for loss, costs, damage and expense Beneficiary may sustain as a result of Beneficiary's own negligence.

          (b) The foregoing indemnification shall be a recourse obligation of Grantor and shall survive repayment of the Notes, notwithstanding any limitations on recourse which may be contained herein or in any Loan Documents or the delivery of any satisfaction, release or release deed, discharge or deed of reconveyance, or the assignment of this Deed of Trust by Beneficiary or the replacement of Trustee by a substitute trustee.

          (c) For the purposes of this Deed of Trust, "Hazardous Material" means and includes any hazardous, nuclear, toxic or dangerous waste, substance or material defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation, and Liability Act, any so-called "Superfund" or "Superlien" law, or any other Legal Requirement regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, nuclear, toxic or dangerous waste, substance or material, as now or at any time in effect.

          18. Asbestos. Grantor shall not install or permit to be installed in the Premises friable asbestos or any substance containing asbestos and deemed hazardous by any Legal Requirement respecting such material, or any other building material deemed to be harmful, hazardous or injurious by relevant Legal Requirements. Grantor shall give Beneficiary and its agents and employees access to the Premises to remove such asbestos or substances. Grantor shall defend, indemnify, and save Beneficiary and Trustee harmless from all loss, costs, damages and expense (including attorneys' fees and costs and consequential damages) asserted or proven against Beneficiary or Trustee by any party, as a result of the presence of such substances or any removal or compliance with such Legal Requirements. It is intended that the foregoing agreement of Grantor to indemnify Beneficiary include, without limitation, indemnification for loss, costs, damage and expense Beneficiary may sustain as a result of Beneficiary's own negligence. Furthermore, the indemnification shall be a recourse obligation of Grantor and shall survive repayment of the Notes, notwithstanding any limitation on recourse which may be contained herein or in any of the Loan Documents or the delivery of any satisfaction, release or release deed, discharge or deed of reconveyance, or the assignment of this Deed of Trust by Beneficiary or the replacement of Trustee with a substitute trustee..

          19. Event of Default. The occurrence of an Event of Default under the Credit Agreement shall constitute an Event of Default hereunder.

          20. Remedies.

          (a) Upon the occurrence of any Event of Default, in addition to any other rights and remedies Beneficiary may have pursuant to the Loan Documents, or as provided by law, and without limitation, (x) if such event is an Event of Default under Section 8 of the Credit Agreement, automatically the Indebtedness and all other amounts owing under the Notes, this Deed of Trust and the other Security Documents immediately shall become due and payable, and (y) if such event is any other Event of Default, by notice to Grantor, Beneficiary may declare the Indebtedness (together with accrued interest thereon) and all other amounts payable under the Notes, this Deed of Trust and the other Security Documents to be immediately due and payable. Except as expressly provided above in this Section or in the Credit Agreement, presentment, demand, protest and all other notices of any kind are hereby expressly waived. In addition, upon the occurrence of any Event of Default, Beneficiary may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Grantor and in and to the Trust Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Beneficiary may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Beneficiary:

          (i) Beneficiary may, to the extent permitted by applicable law, (A) institute and maintain an action of foreclosure against all or any part of the Trust Property, (B) institute and maintain an action on the Notes, (C) sell all or part of the Trust Property (Grantor expressly granting to Beneficiary the power of sale) pursuant to MCA ss.ss. 71-1-111, 71-1- 223 and 71-1-224, as it may be amended or modified from time to time, or (D) take such other action at law or in equity for the enforcement of this Deed of Trust or any of the Loan Documents as the law may allow. Beneficiary may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the Default Rate and all costs of suit, including, without limitation, reasonable attorneys' fees and disbursements. Interest at the Default Rate shall be due on any judgment obtained by Beneficiary from the date of judgment until actual payment is made of the full amount of the judgment.

          (ii) Beneficiary may personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Trust Property or any other collateral as security for the Indebtedness and Obligations enter into and upon the Trust Property and each and every part thereof and exclude Grantor and its agents and employees therefrom without liability for trespass, damage or otherwise (Grantor hereby agreeing to surrender possession of the Trust Property to Beneficiary upon demand at any such time) and use, operate, manage, maintain and control the Trust Property and every part thereof. Following such entry and taking of possession, Beneficiary shall be entitled, without limitation, (x) to lease all or any part or parts of the Trust Property for such periods of time and upon such conditions as Beneficiary may, in its discretion, deem proper,
     (y) to enforce, cancel or modify any Lease and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Trust Property as Beneficiary shall deem appropriate as fully as Grantor might do.

          (b) Beneficiary, in any action to foreclose this Deed of Trust in a judicial procedure or in connection with the exercise of any non-judicial power of sale by Trustee, shall be entitled to the appointment of a receiver. In case of a foreclosure sale, the Real Estate may be sold, at Beneficiary's election, in one parcel or in more than one parcel and Beneficiary is specifically empowered, (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Trust Property to be held.

          (c) In the event of any breach, beyond any applicable grace period, of any of the covenants, agreements, terms or conditions contained in this , and notwithstanding to the contrary any exculpatory or non-recourse language which may be contained herein, Beneficiary shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Beneficiary and Trustee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Deed of Trust.

          21. Right of Beneficiary to Credit Sale. Upon the occurrence of any sale made under this Deed of Trust, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Beneficiary may bid for and acquire the Trust Property or any part thereof. In lieu of paying cash therefor, Beneficiary may make settlement for the purchase price by crediting upon the Indebtedness or other sums secured by this Deed of Trust the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Beneficiary is authorized to deduct under this Deed of Trust. In such event, this Deed of Trust, the Notes and documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Indebtedness as having been paid.

          22. Appointment of Receiver. If an Event of Default shall have occurred and be continuing, Beneficiary as a matter of right and without notice to Grantor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Trust Property or any other collateral as security for the Indebtedness and Obligations or the interest of Grantor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Trust Property, and Grantor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Beneficiary in case of entry as provided in this Deed of Trust, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Trust Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Trust Property unless such receivership is sooner terminated.

          23. Extension, Release, etc. (a) Without affecting the lien or charge of this Deed of Trust upon any portion of the Trust Property not then or theretofore released as security for the full amount of the Indebtedness, Beneficiary may, from time to time and without notice, agree to (i) release any person liable for the Indebtedness, (ii) extend the maturity or alter any of the terms of the Indebtedness or any guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Beneficiary's option any parcel, portion or all of the Trust Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto. If at any time this Deed of Trust shall secure less than all of the principal amount of the Indebtedness, it is expressly agreed that any repayments of the principal amount of the Indebtedness shall not reduce the amount of the lien of this Deed of Trust until the lien amount shall equal the principal amount of the Indebtedness outstanding.

          (b) No recovery of any judgment by Beneficiary and no levy of an execution under any judgment upon the Trust Property or upon any other property of Grantor shall affect the lien of this Deed of Trust or any liens, rights, powers or remedies of Beneficiary hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

          (c) If Beneficiary shall have the right to foreclose this Deed of Trust (or direct the Trustee to sell the Trust Property, as the case may be), Grantor authorizes Beneficiary at its option to foreclose the lien of this Deed of Trust subject to the rights of any tenants of the Trust Property. The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights will not be asserted by Grantor as a defense to any proceeding instituted by Beneficiary to collect the Indebtedness or to foreclose the lien of this Deed of Trust.

          (d) Unless expressly provided otherwise, in the event that ownership of this Deed of Trust and title to the Trust Property or any estate therein shall become vested in the same person or entity, this Deed of Trust shall not merge in such title but shall continue as a valid lien on the Trust Property for the amount secured hereby.

          24. Security Agreement under Uniform Commercial Code. (a) It is the intention of the parties hereto that this Deed of Trust shall constitute a Security Agreement within the meaning of the Uniform Commercial Code (the "Code") of the State in which the Trust Property is located. If an Event of Default shall occur under this Deed of Trust, then in addition to having any other right or remedy available at law or in equity, Beneficiary shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Trust Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Trust Property in accordance with Beneficiary's rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If Beneficiary shall elect to proceed under the Code, then 8 days' notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Beneficiary shall include, but not be limited to, attorneys' fees and legal expenses. At Beneficiary's request, Grantor shall assemble the personal property and make it available to Beneficiary at a place designated by Beneficiary which is reasonably convenient to both parties.

          (b) Grantor and Beneficiary agree, to the extent permitted by law, that: (i) all of the goods described within the definition of the word "Equipment" are or are to become fixtures on the Real Estate; (ii) this Deed of Trust upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a "fixture filing" within the meaning of Sections 9-313 and 9-402 of the Code; (iii) Grantor is the record owner of the Real Estate; and (iv) the addresses of Grantor and Beneficiary are as set forth on the first page of this Deed of Trust.

          (c) Grantor, upon request by Beneficiary from time to time, shall execute, acknowledge and deliver to Beneficiary one or more separate security agreements, in form satisfactory to Beneficiary, covering all or any part of the Trust Property and will further execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any financing statement, affidavit, continuation statement or certificate or other document as Beneficiary may request in order to perfect, preserve, maintain, continue or extend the security interest under and the priority of this Deed of Trust and such security instrument. Grantor further agrees to pay to Beneficiary on demand all costs and expenses incurred by Beneficiary in connection with the preparation, execution, recording, filing and re-filing of any such document and all reasonable costs and expenses of any record searches for financing statements Beneficiary shall reasonably require. Grantor shall from time to time, on request of Beneficiary, deliver to Beneficiary an inventory in reasonable detail of any of the Trust Property which constitutes personal property. If Grantor shall fail to furnish any financing or continuation statement within ten (10) days after request by Beneficiary, then pursuant to the provisions of the Code, Grantor hereby authorizes Beneficiary, without the signature of Grantor, to execute and file any such financing and continuation statements. The filing of any financing or continuation statements in the records relating to personal property or chattels shall not be construed as in any way impairing the right of Beneficiary to proceed against any personal property encumbered by this Deed of Trust as real property, as set forth above.

          25. Assignment of Rents. Grantor hereby assigns to Trustee, for the benefit of Beneficiary, the Rents as further security for the payment of the Indebtedness and performance of the Obligations, and Grantor grants to Beneficiary the right to enter the Trust Property for the purpose of collecting the same and to let the Trust Property or any part thereof, and to apply the Rents on account of the Indebtedness. The foregoing assignment and grant is present and absolute and shall continue in effect until the Indebtedness is paid in full, but Beneficiary hereby waives the right to enter the Trust Property for the purpose of collecting the Rents and Grantor shall be entitled to collect, receive, use and retain the Rents until the occurrence of an Event of Default under this Deed of Trust; such right of Grantor to collect, receive, use and retain the Rents may be revoked by Beneficiary upon the occurrence of any Event of Default under this Deed of Trust by giving not less than five (5) days' written notice of such revocation to Grantor; in the event such notice is given, Grantor shall pay over to Beneficiary, or to any receiver appointed to collect the Rents, any lease security deposits, and shall pay monthly in advance to Beneficiary, or to any such receiver, the fair and reasonable rental value as determined by Beneficiary for the use and occupancy of the Trust Property or of such part thereof as may be in the possession of Grantor or any affiliate of Grantor, and upon default in any such payment Grantor and any such affiliate will vacate and surrender the possession of the Trust Property to Beneficiary or to such receiver, and in default thereof may be evicted by summary proceedings or otherwise. Grantor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any).

          26. Trust Funds. All lease security deposits of the Real Estate shall be treated as trust funds not to be commingled with any other funds of Grantor. Within ten (10) days after request by Beneficiary, Grantor shall furnish Beneficiary satisfactory evidence of compliance with this subsection, together with a statement of all lease security deposits by lessees and copies of all Leases not previously delivered to Beneficiary, which statement shall be certified by Grantor.

          27. Additional Rights. The holder of any subordinate lien on the Trust Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Deed of Trust nor shall any holder of any subordinate lien join any tenant under any Lease in any action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease. By recordation of this Deed of Trust all subordinate lienholders and the trustees and beneficiaries under subordinate deeds of trust are subject to and notified of this provision, and any action taken by any such lienholder contrary to this provision shall be null and void. Upon the occurrence of any Event of Default, Beneficiary may, in its sole discretion and without regard to the adequacy of its security under this Deed of Trust, apply all or any part of any amounts on deposit with Beneficiary under this Deed of Trust against all or any part of the Indebtedness. Any such application shall not be construed to cure or waive any Default or Event of Default or invalidate any act taken by Beneficiary on account of such Default or Event of Default.

          28. Changes in Method of Taxation. In the event of the passage after the date hereof of any law of any Governmental Authority deducting from the value of the Premises for the purposes of taxation any lien thereon, or changing in any way the laws for the taxation of deeds of trust or debts secured thereby for federal, state or local purposes, or the manner of collection of any such taxes, and imposing a tax, either directly or indirectly, on mortgages or deeds of trust or debts secured thereby, the holder of this Deed of Trust shall have the right to declare the Indebtedness due on a date to be specified by not less than 30 days' written notice to be given to Grantor unless within such 30-day period Grantor shall assume as an Obligation hereunder the payment of any tax so imposed until full payment of the Indebtedness and such assumption shall be permitted by law.

          29. Notices. All notices, requests, demands and other communications hereunder shall be given in accordance with the provisions of subsection 10.2 of the Credit Agreement to Grantor and to Beneficiary as specified thereunder.

          30. No Oral Modification. This Deed of Trust may not be changed or terminated orally. Any agreement made by Grantor and Beneficiary after the date of this Deed of Trust relating to this Deed of Trust shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance. Trustee's execution of any written agreement between Grantor and Beneficiary shall not be required for the effectiveness thereof as between Grantor and Beneficiary.

          31. Partial Invalidity. In the event any one or more of the provisions contained in this Deed of Trust shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included. Notwithstanding to the contrary anything contained in this Deed of Trust or in any provisions of the Indebtedness or Loan Documents, the obligations of Grantor and of any other obligor under the Indebtedness or Loan Documents shall be subject to the limitation that Beneficiary shall not charge, take or receive, nor shall Grantor or any other obligor be obligated to pay to Beneficiary, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by Beneficiary.

          32. Grantor's Waiver of Rights. To the fullest extent permitted by law, Grantor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Trust Property, (ii) any extension of the time for the enforcement of the collection of the Indebtedness or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Trust Property from attachment, levy or sale under execution or exemption from civil process. To the full extent Grantor may do so, Grantor agrees that Grantor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Deed of Trust before exercising any other remedy granted hereunder and Grantor, for

Grantor and its successors and assigns, and for any and all persons ever claiming any interest in the Trust Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of exercise by Trustee or Beneficiary of the power of sale or other rights hereby created.

          33. Remedies Not Exclusive. Beneficiary and Trustee shall be entitled to enforce payment of the Indebtedness and performance of the Obligations and to exercise all rights and powers under this Deed of Trust or under any of the other Loan Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Indebtedness and Obligations may now or hereafter be otherwise secured, whether by deed of trust, mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Deed of Trust nor its enforcement, shall prejudice or in any manner affect Beneficiary's or Trustee's right to realize upon or enforce any other security now or hereafter held by Beneficiary or Trustee, it being agreed that Beneficiary and Trustee shall be entitled to enforce this Deed of Trust and any other security now or hereafter held by Beneficiary or Trustee in such order and manner as Beneficiary may determine in its absolute discretion. No remedy herein conferred upon or reserved to Beneficiary or Trustee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Beneficiary or Trustee or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Beneficiary or Trustee, as the case may be. In no event shall Beneficiary or Trustee, in the exercise of the remedies provided in this Deed of Trust (including, without limitation, in connection with the assignment of Rents to Beneficiary, or the appointment of a receiver and the entry of such receiver on to all or any part of the Trust Property), be deemed a "mortgagee in possession," and neither Beneficiary nor Trustee shall in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

          34. Multiple Security. If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Deed of Trust, Beneficiary shall now or hereafter hold or be the beneficiary of one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Indebtedness upon other property in the State in which the Premises are located (whether or not such property is owned by Grantor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Beneficiary may, at its election, commence or consolidate in a single trustee's sale or foreclosure action all trustee's sale or foreclosure proceedings against all such collateral securing the Indebtedness (including the Trust Property), which action may be brought or consolidated in the courts of any county in which any of such collateral is located. Grantor acknowledges that the right to maintain a consolidated trustee's sale or foreclosure action is a specific inducement to Beneficiary to extend the Indebtedness, and Grantor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Grantor further agrees that if Trustee or Beneficiary shall be prosecuting one or more foreclosure or other proceedings against a portion of the Trust Property or against any collateral other than the Trust Property, which collateral directly or indirectly secures the Indebtedness, or if Beneficiary shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral (or, in the case of a trustee's sale, shall have met the statutory requirements therefor with respect to such collateral), then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Beneficiary may commence or continue foreclosure proceedings and exercise its other remedies granted in this Deed of Trust against all or any part of the Trust Property and Grantor waives any objections to the commencement or continuation of a foreclosure of this Deed of Trust or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Deed of Trust or such other proceedings on such basis. The commencement nor continuation of proceedings to sell the Trust Property in a trustee's sale, to foreclose this Deed of Trust or the exercise of any other rights hereunder nor the recovery of any judgment by Beneficiary or the occurrence of any sale by the Trustee in any such proceedings shall not prejudice, limit or preclude Beneficiary's right to commence or continue one or more trustee's sale, foreclosure or other proceedings or obtain a judgment against (or, in the case of a trustee's sale, to meet the statutory requirements for, any such sale of) any other collateral (either in or outside the State in which the Premises are located) which directly or indirectly secures the Indebtedness, and Grantor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other proceedings or exercise of any remedies in such proceedings based upon any action or judgment connected to this Deed of Trust, and Grantor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other proceedings or any action under this Deed of Trust on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Beneficiary may, at its election, or foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Indebtedness (directly or indirectly) in the most economical and least time-consuming manner.

          35.  Expenses;  Indemnification.  (a) Grantor  shall pay or  reimburse
Trustee and  Beneficiary  for all expenses  incurred by  Beneficiary  or Trustee before and after the date of this Deed of Trust with respect to any and all transactions contemplated by this Deed of Trust including without limitation, the preparation of any document reasonably required hereunder or any amendment, modification, restatement or supplement to this Deed of Trust, the delivery of any consent, non-disturbance agreement or similar document in connection with this Deed of Trust or the enforcement of any of Beneficiary's or Trustee's rights. Such expenses shall include, without limitation, all title and conveyancing charges, recording and filing fees and taxes, mortgage taxes, intangible personal property taxes, escrow fees, revenue and tax stamp expenses, insurance premiums (including title insurance premiums), title search and title rundown charges, brokerage commissions, finders' fees, placement fees, court costs, surveyors', photographers', appraisers', architects', engineers', consulting professional's, accountants' and attorneys' fees and disbursements. Grantor acknowledges that from time to time Grantor may receive statements for such expenses, including without limitation attorneys' fees and disbursements. Grantor shall pay such statements promptly upon receipt.

          (b) If (i) any sale (or any prerequisite to a sale), action or proceeding shall be commenced by Beneficiary or Trustee (including but not limited to any action to any sale of the Trust Property, or any foreclose this Deed of Trust or to collect the Indebtedness), or any action or proceeding is commenced to which Beneficiary or Trustee is made a party, or in which it becomes necessary to defend or uphold the lien of this Deed of Trust, or in which Beneficiary or Trustee is served with any legal process, discovery notice or subpoena and (ii) in each of the foregoing instances such action or proceeding in any manner relates to or arises out of this Deed of Trust or Beneficiary's lending to Grantor, then Grantor will immediately reimburse or pay to Beneficiary and Trustee all of the expenses which have been or may be incurred by Beneficiary and Trustee, respectively, with respect to the foregoing (including reasonable counsel fees and disbursements), together with interest thereon at the Default Rate, and any such sum and the interest thereon shall be a lien on the Trust Property, prior to any right, or title to, interest in or claim upon the Trust Property attaching or accruing subsequent to the lien of this Deed of Trust, and shall be deemed to be secured by this Deed of Trust. In any action or proceeding to sell the Trust Property, to foreclose this Deed of Trust, or to recover or collect the Indebtedness, the provisions of law respecting the recovering of costs, disbursements and allowances shall prevail unaffected by this covenant.

          (c) Grantor shall indemnify and hold harmless each of Beneficiary and Trustee and each of their respective affiliates, and the respective directors, officers, agents and employees of each of Beneficiary and Trustee and each of their respective affiliates (all of the foregoing indemnified parties collectively, the "Obligees") from and against all claims, damages, losses and liabilities (including, without limitation, reasonable attorneys' fees and expenses) arising out of or based upon any matter related to this Deed of Trust, the Trust Property or the occupancy, ownership, maintenance or management of the Trust Property by Grantor, including, without limitation, any claims based on the alleged acts or omissions of any employee or agent of Grantor. It is intended that the foregoing agreement of Grantor to indemnify the Obligees include, without limitation, indemnification for claims, damages, losses and liabilities the Obligees may sustain as a result of the Obligees' own negligence and this indemnification shall be in addition to any other liability which Grantor may otherwise have to Beneficiary or Trustee.

          36. Successors and Assigns. All covenants of Grantor contained in this Deed of Trust are imposed solely and exclusively for the benefit of Beneficiary and Trustee and their respective successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Beneficiary or Trustee at any time if in its sole discretion it deems such waiver advisable. All such covenants of Grantor shall run with the land and bind Grantor, the successors and assigns of Grantor (and each of them) and all subsequent owners, encumbrancers and tenants of the Trust Property, and shall inure to the benefit of Beneficiary, its successors and assigns. The word "Grantor" shall be construed as if it read "Grantors" whenever the sense of this Deed of Trust so requires and if there shall be more than one Grantor, the obligations of the Grantors shall be joint and several.

          37. No Waivers, etc. Any failure by Beneficiary to insist upon the strict performance by Grantor of any of the terms and provisions of this Deed of Trust shall not be deemed to be a waiver of any of the terms and provisions hereof, and Beneficiary or Trustee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Grantor of any and all of the terms and provisions of this Deed of Trust to be performed by Grantor. Beneficiary may release, regardless of consideration and without the necessity for any notice to or consent by the beneficiary of any subordinate deed of trust or the holder of any subordinate lien on the Trust Property, any part of the security held for the obligations secured by this Deed of Trust without, as to the remainder of the security, in any way impairing or affecting the lien of this Deed of Trust or the priority of such lien over any subordinate lien.

          38. Governing Law, etc. This Deed of Trust shall be governed by and construed in accordance with the laws of the State of Montana, except that Grantor expressly acknowledges that by its terms the Notes shall be governed and construed in accordance with the laws of the State of New York, without regard to principles of conflict of law, and for purposes of consistency, Grantor agrees that in any in personam proceeding related to this Deed of Trust the rights of the parties to this Deed of Trust shall also be governed by and construed in accordance with the laws of the State of New York governing contracts made and to be performed in that State, without regard to principles of conflict of law.

          39. Waiver of Trial by Jury. Grantor, Trustee and Beneficiary each hereby irrevocably and unconditionally waive trial by jury in any action, claim, suit or proceeding relating to this Deed of Trust and for any counterclaim brought therein. Grantor hereby waives all rights to interpose any counterclaim in any suit brought by Beneficiary hereunder and all rights to have any such suit consolidated with any separate suit, action or proceeding.

          40. Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Deed of Trust shall be used interchangeably in singular or plural form and the word "Grantor" shall mean "each Grantor or any subsequent owner or owners of the Trust Property or any part thereof or interest therein," the word "Beneficiary" shall mean "Beneficiary or any subsequent holder of the Notes," the word "Notes" shall mean "the Notes or any other evidence of indebtedness secured by this Deed of Trust," the word "person" shall include any individual, corporation, partnership, trust, unincorporated association, government, governmental authority, or other entity, and the words "Trust Property" shall include any portion of the Trust Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Deed of Trust are for convenience or reference only and in no way limit or amplify the provisions hereof.

          41. Revolving Credit; Future Advances. The Loans secured hereby include revolving lines of credit extended by the Banks to Grantor pursuant to the Credit Agreement. The outstanding balance of such revolving lines of credit may increase and decrease from time to time, and sums may be advanced, repaid and readvanced thereunder until the final maturity of the Loans. This Deed of Trust is intended to secure all indebtedness of Grantor under the Loans so long as the Credit Agreement continues in effect, regardless of such repayments and readvances of the proceeds of the Loans, and regardless of whether the balance of such obligations may be reduced, from time to time, to zero. In addition to all other indebtedness secured by this Deed of

Trust, this Deed of Trust shall secure also and constitute a first lien subject only to the Permitted Exceptions on the Trust Property for all future advances made by the Banks to Grantor for any purpose within six (6) years from the date of this Deed of Trust to the same extent as if such advances were made on the date of the execution of this Deed of Trust. The total amount of the indebtedness, including future advances, that is secured by this Deed of Trust, may increase or decrease from time to time, but shall not exceed the maximum principal amount of the Loans as set forth in the Credit Agreement at any one time, together with interest thereon at the rates provided in the Credit Agreement, and plus any disbursement made by Beneficiary or any of the Banks to protect the security of this Deed of Trust, with interest on such disbursement at the Default Rate.

          42. Last Dollars Secured; Priority. This Deed of Trust secures only a portion of the Indebtedness owing or which may become owing by the Grantor to the Banks. The parties agree that any payments or repayments of such Indebtedness shall be and be deemed to be applied first to the portion of the Indebtedness that is not secured hereby, it being the parties' intent that the portion of the Indebtedness last remaining unpaid shall be secured hereby.

          43. Receipt of Copy. Grantor acknowledges that it has received a true copy of this Deed of Trust.

          This Deed of Trust has been duly executed by Grantor as of the date first above written.

                                   POWERHOUSE TECHNOLOGIES, INC.,
                                   formerly known as Video Lottery Technologies, Inc.


                                   By: /S/ Susan J. Carstensen
                                       -----------------------------------------
                                       Name:  Susan J. Carstensen
                                       Title: Treasurer and CFO

STATE OF MONTANA   )
                   )  ss.
COUNTY OF GALLATIN )



          On this 8th day of October, 1998, before me, the undersigned, a Notary Public for the State of Montana, personally appeared Susan J. Carstensen, known to me to be the Treasurer and CFO of the corporation that executed the within instrument and acknowledged to me that such corporation executed the same.


                                          /S/ Vicki L. Consoli
                                          --------------------------------------
                                          Notary Public for the State of Montana
                                          Residing at Bozeman, MT
                                          My Commission Expires 2/12/02



                                          [SEAL]

                                   SCHEDULE A

PARCEL I:

Tract 1B of Certificate of Survey No. 1393A, said survey located in the NE1/4 of
Section 24, Township 2 South, Range 5 East, P.M.M., City of Bozeman, Gallatin County, Montana, according to the official plat thereof on file and of record in the office of the County Clerk and Recorder, Gallatin County, Montana.

PARCEL II:

Tract 2B of Certificate of Survey No. 1393A, said survey located in the NE1/4 of
Section 24, Township 2 South, Range 5 East, P.M.M., City of Bozeman, Gallatin County, Montana, according to the official plat thereof on file and of record in the office of the County Clerk and Recorder, Gallatin County, Montana.

PARCEL III:

Easement as granted to use the existing Museum of the Rockies entry drive immediately South of the intersection of Kagy Avenue and South 7th Avenue (the "7th Avenue Access Drive") in Grant of Conditional Easement recorded January 22, 1993 in Film 129, Page 1504 and rerecorded February 25, 1993 in Film 130, Page 452, Records of Gallatin County, Montana.

                                                                    [New Mexico]


                             LINE OF CREDIT MORTGAGE


                                      from


                      NUEVO SOL TURF CLUB, INC., Mortgagor


                                       to


                          LEHMAN COMMERCIAL PAPER INC.,
            as Administrative Agent and Syndication Agent, Mortgagee


                          DATED AS OF OCTOBER __, 1998



                       After recording, please return to:

                           Simpson Thacher & Bartlett
                              425 Lexington Avenue
                            New York, New York 10017

                           ATTN: Daniel E. Karp, Esq.

                             LINE OF CREDIT MORTGAGE
                             -----------------------


          THIS MORTGAGE, dated as of October __, 1998, is made by NUEVO SOL TURF CLUB INC., a New Mexico corporation ("Mortgagor") whose address is 2311 South Seventh Avenue, Bozeman, Montana 59715 to LEHMAN COMMERCIAL PAPER INC. ("Mortgagee"), whose address is 3 World Financial Center, New York, New York 10285. References to this "Mortgage" shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions and replacements of this instrument.


                                   Background
                                   ----------

          A. Mortgagor is the owner of the real property described in Schedule A attached hereto (such real property, together with all the buildings, improvements, structures and fixtures now or subsequently located thereon (the "Improvements") being collectively referred to as the "Real Estate").

          B. Mortgagor is a wholly-owned subsidiary of Powerhouse Technologies, Inc., a Delaware corporation ("Powerhouse").

          C. Pursuant to that certain Credit Agreement dated as of October __, 1998 (as the same may be amended, restated, replaced, substituted or otherwise modified from time to time, the "Credit Agreement") among Powerhouse, as borrower, the several lenders from time to time parties thereto (the "Lenders"), Lehman Brothers Inc., as arranger, Mortgagee, as administrative agent and syndication agent, and Canadian Imperial Bank of Commerce, as documentation agent, the Lenders have agreed to make certain loans to Powerhouse all as more particularly described therein. Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement. References in this Mortgage to the "Default Rate" shall mean the interest rate provided for in Section 2.13(c) of the Credit Agreement.

          D. Powerhouse, the administrative agent and the Lenders are willing to effectuate the Credit Agreement, if, among other things, Mortgagor grants a first mortgage lien on and security interest in the Real Estate and the Mortgaged Property to secure Mortgagor's obligations under the Credit Agreement and the other obligations secured thereby.

                                Granting Clauses
                                ----------------

          For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor agrees that to secure:

          (a) (i) the repayment of the indebtedness  evidenced by the Notes, and
     (ii) all interest and fees payable  thereon (the items set forth in clauses
     (i) and (ii) being referred to collectively as the "Indebtedness"); and

          (b) the performance of all covenants, agreements, obligations and liabilities of Mortgagor (the "Obligations") under or pursuant to the provisions of the Notes, this Mortgage, the Credit Agreement, any other document securing payment of the Indebtedness (the "Security Documents") and any amendments, supplements, extensions, renewals, restatements, replacements or modifications of any of the foregoing (the Notes, the Credit Agreement, the Security Documents and all other documents and instruments from time to time evidencing, securing or guaranteeing the payment of the Indebtedness or the performance of the Obligations, as any of the same may be amended, supplemented, extended, renewed, restated, replaced or modified from time to time, are collectively referred to as the "Loan Documents");

MORTGAGOR HEREBY GRANTS TO MORTGAGEE A LIEN UPON AND A SECURITY INTEREST IN, AND HEREBY MORTGAGES, GRANTS, ASSIGNS, TRANSFERS AND SETS OVER TO MORTGAGEE:

          (A) the Real Estate;

          (B) all the estate, right, title, claim or demand whatsoever of Mortgagor, in possession or expectancy, in and to the Real Estate or any part thereof, whether now owned or hereafter acquired;

          (C) all right, title and interest of Mortgagor in, to and under all easements, rights of way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water rights including, without limitation, those referred to in the documents identified on Schedule B attached hererto, water courses, riparian rights (if any), development rights, air rights, mineral rights, sand, gravel and aggregate, and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

          (D) all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Mortgagor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (D) being referred to as the "Equipment");

          (E) all right, title and interest of Mortgagor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further mortgage, conveyance, assignment or other act by Mortgagor;

          (F) all right, title and interest of Mortgagor in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Mortgagor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the ("Leases"), and all rights of Mortgagor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Mortgaged Property (as defined below) (collectively, the "Leases");

          (G) all trade names, trade marks, logos, copyrights, good will and books and records owned or held by Mortgagor relating to or used in connection with the operation of the Real Estate or the Equipment or any part thereof; all general intangibles related to the operation of the Improvements now existing or hereafter arising;

          (H) all unearned premiums under insurance policies now or subsequently obtained by Mortgagor relating to the Real Estate or Equipment and Mortgagor's interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein;

          (I) all right, title and interest of Mortgagor in and to (i) all contracts from time to time executed by Mortgagor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Equipment (collectively, the "Contracts"), (ii) to the extent permitted under applicable law, all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof (collectively, the "Permits") and
     (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate (collectively, the "Plans");

          (J) any and all monies now or subsequently on deposit for the payment of real estate taxes or special assessments against the Real Estate or for the payment of premiums on insurance policies covering the foregoing property or otherwise on deposit with or held by Mortgagee as provided in this Mortgage; all capital, operating, reserve or similar accounts held by or on behalf of Mortgagor and related to the operation of the Mortgaged Property, whether now existing or hereafter arising and all monies held in any of the foregoing accounts and any certificates or instruments related to or evidencing such accounts;

          (K) all accounts and revenues arising from the operation of the Improvements including, without limitation, any right to payment now existing or hereafter arising for rental of space or for goods sold or leased or for services rendered, whether or not yet earned by performance, arising from the operation of the Improvements or any other facility on the Mortgaged Property; and

          (L) all proceeds, both cash and noncash, of the foregoing;

          (All of the foregoing property and rights and interests now owned or held or subsequently acquired by Mortgagor and described in the foregoing clauses (A) through (E) are collectively referred to as the "Premises", and those described in the foregoing clauses (A) through (L) are collectively referred to as the "Mortgaged Property").

          TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby mortgaged unto Mortgagee, its successors and assigns for the uses and purposes set forth, until the Indebtedness is fully paid and the Obligations fully performed.

                              Terms and Conditions
                              --------------------

          Mortgagor further represents, warrants, covenants and agrees with Mortgagee as follows:

          1. Warranty of Title. Mortgagor warrants that Mortgagor has good title to the Real Estate in fee simple and good title to the rest of the Mortgaged Property, subject only to the matters that are set forth in the title insurance policy or policies being issued to Mortgagee to insure the lien of this Mortgage (the "Permitted Exceptions") and Mortgagor shall warrant, defend and preserve such title and the lien of the Mortgage thereon against all claims of all persons and entities. Mortgagor further warrants that it has the right to mortgage the Mortgaged Property.

          2. Payment of Indebtedness. Mortgagor shall pay the Indebtedness at the times and places and in the manner specified in the Notes and the Credit Agreement and shall perform all the Obligations.

          3. Requirements.

          (a) Mortgagor shall promptly comply with, or cause to be complied with, and conform to all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements (including, without limitation, the Americans with Disabilities Act or similar local regulation (the "ADA"), and irrespective of the nature of the work to be done, of each of the United States of America, any State and any municipality, local government or other political subdivision thereof and any agency, department, bureau, board, commission or other instrumentality of any of them, now existing or subsequently created (collectively, "Governmental Authority") which has jurisdiction over the Mortgaged Property and all covenants, restrictions and conditions now or later of record which may be applicable to any of the Mortgaged Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Mortgaged Property. All present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements of every Governmental Authority applicable to Mortgagor or to any of the Mortgaged Property and all covenants, restrictions, and conditions which now or later may be applicable to any of the Mortgaged Property are collectively referred to as the "Legal Requirements".

          (b) From and after the date of this Mortgage, Mortgagor shall not by act or omission permit any building or other improvement on any premises not subject to the lien of this Mortgage to rely on the Premises or any part thereof or any interest therein to fulfill any Legal Requirement, and Mortgagor hereby assigns to Mortgagee any and all rights to give consent for all or any portion of the Premises or any interest therein to be so used. Mortgagor shall not by act or omission impair the integrity of any of the Real Estate as a single zoning lot separate and apart from all other premises. Mortgagor represents that each parcel of the Real Estate is not in violation of any applicable subdivision law or similar Legal Requirement. Any act or omission by Mortgagor which would result in a violation of any of the provisions of this subsection shall be void.

          4. Payment of Taxes and Other Impositions. (a) Except as permitted by subsection 6.3 of the Credit Agreement, promptly when due, Mortgagor shall pay and discharge all taxes of every kind and nature (including, without limitation, all real and personal property, income, franchise, withholding, transfer, gains, profits and gross receipts taxes), all charges for any easement or agreement maintained for the benefit of any of the Mortgaged Property, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the Mortgaged Property, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to as the "Impositions"). Mortgagor shall within 30 days after each due date deliver to Mortgagee (i) original or copies of receipted bills and cancelled checks evidencing payment of such Imposition if it is a real estate tax or other public charge and (ii) evidence acceptable to Mortgagee showing the payment of any other such Imposition. If by law any Imposition, at Mortgagor's option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Mortgagor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

          (b) Nothing herein shall affect any right or remedy of Mortgagee under this Mortgage or otherwise, without notice or demand to Mortgagor, to pay any Imposition after the date such Imposition shall have become due, and to add to the Indebtedness the amount so paid, together with interest from the time of payment at the Default Rate. Any sums paid by Mortgagee in discharge of any Impositions shall be (i) a lien on the Premises secured hereby prior to any right or title to, interest in, or claim upon the Premises subordinate to the lien of this Mortgage, and (ii) payable on demand by Mortgagor to Mortgagee together with interest at the Default Rate as set forth above.

          (c) Mortgagor shall not claim, demand or be entitled to receive any credit or credits toward the satisfaction of this Mortgage or on any interest payable thereon for any taxes assessed against the Mortgaged Property or any part thereof, and shall not claim any deduction from the taxable value of the Mortgaged Property by reason of this Mortgage.

          (d) After an Event of Default (as defined below), Mortgagee shall be entitled to require Mortgagor to pay monthly in advance to Mortgagee the equivalent of 1/12th of the estimated annual Impositions. Mortgagee may commingle such funds with its own funds and Mortgagor shall not be entitled to interest thereon.

          (e) Mortgagor shall have the right to contest or object in good faith to the amount or validity of any Imposition by appropriate legal proceedings, but such right shall not be deemed or construed in any way as relieving or modifying Mortgagor's covenant to pay any such Imposition in the manner provided in this Section unless (i) Mortgagor has given prior written notice to Mortgagee of Mortgagor's intent so to contest or object to an Imposition, (ii) Mortgagor shall demonstrate to Mortgagee's satisfaction that the legal proceedings shall operate conclusively to prevent the sale of the Mortgaged Property, or any part thereof, to satisfy such Imposition prior to final determination of such proceedings, (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Mortgagor is subject and shall not constitute a default thereunder and (iv) Mortgagor shall have set aside adequate reserves for the payment of the Impositions together with all interest and penalties thereon.

          5. Insurance. (a) Mortgagor shall maintain or cause to be maintained on all of the Premises the insurance required by the Credit Agreement and in any event shall also maintain or cause to be maintained

          (i) during the course of any construction or repair of Improvements, comprehensive general liability insurance under a policy including the "broad form CGL endorsement" (or which incorporates the language of such endorsement), (including coverage for elevators and escalators, if any). The policy shall include coverage for independent contractors and completed operations. The completed operations coverage shall stay in effect for two years after construction of any Improvements has been completed. The policy shall provide coverage on an occurrence basis against claims for personal injury, including, without limitation, bodily injury, death or property damage occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways, such insurance to afford immediate minimum protection to a limit of not less than that required by Mortgagee with respect to personal injury, bodily injury or death to any one or more persons or damage to property;

          (ii) during the course of any construction or repair of the Improvements, workers' compensation insurance (including employer's liability insurance) for all employees of Mortgagor engaged on or with respect to the Premises in such amounts as are reasonably satisfactory to Mortgagee, but in no event less than the limits established by law;

          (iii) during the course of any construction, addition, alteration or repair of the Improvements, builder's risk completed value form insurance against "all risks of physical loss," including collapse, water damage, flood and earthquake and transit coverage, during construction or repairs of the Improvements, with deductible approved by Mortgagee, in nonreporting form, covering the total value of work performed and equipment, supplies and materials furnished (with an appropriate limit for soft costs in the case of construction);

          (iv) if any portion of the Premises is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, in amounts not less than the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended;

          (v) such other insurance in such amounts as Mortgagor may reasonably request from time to time.

Each insurance policy (other than flood insurance written under the National Flood Insurance Act of 1968, as amended, in which case to the extent available) shall (i) provide that it shall not be cancelled, non-renewed or materially amended without 30 days' prior written notice to Mortgagee, and (ii) with respect to all property insurance, provide for loss payable solely to Mortgagee as its interest may appear. Liability insurance policies shall name Mortgagee as an additional insured and contain a waiver of subrogation against Mortgagee; all such policies shall indemnify and hold Mortgagee harmless from all liability claims occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways. The amounts of each insurance policy and the form of each such policy shall at all times be satisfactory to Mortgagee. Each policy shall expressly provide that any proceeds which are payable to Mortgagee shall be paid by check payable to the order of Mortgagee only and requiring the endorsement of Mortgagee only. If any required insurance shall expire, be withdrawn, become void by breach of any condition thereof by Mortgagor or by any lessee of any part of the Mortgaged Property or become void or unsafe by reason of the failure or impairment of the capital of any insurer, or if for any other reason whatsoever such insurance shall become unsatisfactory to Mortgagee, Mortgagee shall immediately obtain new or additional insurance satisfactory to Mortgagee. Mortgagor shall not take out any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise satisfactory to Mortgagee in all respects.

          (b) Mortgagor shall deliver to Mortgagee an original of each insurance policy required to be maintained, or a certificate of such insurance acceptable to Mortgagee, together with a copy of the declaration page for each such policy. Mortgagor shall (i) pay as they become due all premiums for such insurance, (ii) not later than 15 days prior to the expiration of each policy to be furnished pursuant to the provisions of this Section, deliver a renewed policy or policies, or duplicate original or originals thereof, marked "premium paid," or accompanied by such other evidence of payment satisfactory to Mortgagee with standard non-contributory mortgage clauses in favor of and acceptable to Mortgagee. Upon request of Mortgagee, Mortgagor shall cause its insurance underwriter or broker to certify to Mortgagee in writing that all the requirements of this Mortgage governing insurance have been satisfied.

          (c) If Mortgagor is in default of its obligations to insure or deliver any such prepaid policy or policies, then Mortgagee, at its option and without notice, may effect such insurance from year to year, and pay the premium or premiums therefor, and Mortgagor shall pay to Mortgagee on demand such premium or premiums so paid by Mortgagee with interest from the time of payment at the Default Rate and the same shall be deemed to be secured by this Mortgage and shall be collectible in the same manner as the Indebtedness secured by this Mortgage.

          (d) Mortgagor shall increase the amount of property insurance required to equal 100% replacement cost pursuant to the provisions of this Section at the time of each renewal of each policy (but not later than 12 months from the date of this Mortgage and each successive 12 month period to occur thereafter) by using the F.W. Dodge Building Index to determine whether there shall have been an increase in the replacement value since the most recent adjustment and, if there shall have been such an increase, the amount of insurance required shall be adjusted accordingly.

          (e) Mortgagor promptly shall comply with and conform to (i) all provisions of each such insurance policy, and (ii) all requirements of the insurers applicable to Mortgagor or to any of the Mortgaged Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Mortgaged Property. Mortgagor shall not use or permit the use of the Mortgaged Property in any manner which would permit any insurer to cancel any insurance policy or void coverage required to be maintained by this Mortgage.

          (f) If the Mortgaged Property, or any part thereof, shall be destroyed or damaged by fire or any other casualty, whether insured or uninsured, or in the event any claim is made against Mortgagor for any personal injury, bodily injury or property damage incurred on or about the Premises, Mortgagor shall give immediate notice thereof to Mortgagee. If the Mortgaged Property is damaged by fire or other casualty and the cost to repair such damage is less than the lesser of (i) 25% of the replacement cost of the Improvements at the affected Real Estate site and (ii) $500,000, then provided that no Event of Default shall have occurred and be continuing, Mortgagor shall have the right to adjust such loss, and the insurance proceeds relating to such loss may be paid over to Mortgagor; provided that Mortgagor shall, promptly after any such damage, repair all such damage regardless of whether any insurance proceeds have been received or whether such proceeds, if received, are sufficient to pay for the costs of repair. If the Mortgaged Property is damaged by fire or other casualty, and the cost to repair such damage exceeds the above limit, or if an Event of Default shall have occurred and be continuing, then Mortgagor authorizes and empowers Mortgagee, at Mortgagee's option and in Mortgagee's sole discretion, as attorney-in-fact for Mortgagor, to make proof of loss, to adjust and compromise any claim under any insurance policy, to appear in and prosecute any action arising from any policy, to collect and receive insurance proceeds and to deduct therefrom Mortgagee's expenses incurred in the collection process. Each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Mortgagee. Mortgagee shall have the right to require Mortgagor to repair or restore the Mortgaged Property, in which event, if no Event of Default has occurred and is continuing, Mortgagee will apply the insurance proceeds (after deducting the costs of collecting such proceeds) to the reimbursement of the costs of such repair or restoration, and Mortgagor hereby designates Mortgagee as its attorney-in-fact for the purpose of making any election required or permitted under any insurance policy relating to repair or restoration. The insurance proceeds or any part thereof received by Mortgagee may be applied by Mortgagee toward reimbursement of all costs and expenses of Mortgagee in collecting such proceeds, and the balance, at Mortgagee's option in its sole and absolute discretion, to the principal (to the installments in inverse order of maturity, if payable in installments) and interest due or to become due under the Notes, to fulfill any other Obligation of Mortgagor. Application by Mortgagee of any insurance proceeds toward the last maturing installments of principal and interest due or to become due under the Notes shall not excuse Mortgagor from making any regularly scheduled payments due thereunder, nor shall such application extend or reduce the amount of such payments.

          (g) In the event of foreclosure of this Mortgage or other transfer of title to the Mortgaged Property in extinguishment of the Indebtedness, all right, title and interest of Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee and Mortgagor hereby appoints Mortgagee its attorney-in-fact, in Mortgagor's name, to assign and transfer all such policies and proceeds to such purchaser or grantee.

          6. Restrictions on Liens and Encumbrances. Except for the lien of this Mortgage and the Permitted Exceptions, and except as permitted by the Credit Agreement, Mortgagor shall not further mortgage, nor otherwise encumber the Mortgaged Property nor create or suffer to exist any lien, charge or encumbrance on the Mortgaged Property, or any part thereof superior to the lien of this Mortgage, whether recourse or non-recourse.

          7. Sale and Other Transfer Restrictions. Mortgagor shall not sell, transfer, convey or assign all or any portion of, or any interest in, the Mortgaged Property except as permitted by the Credit Agreement.

          8. Limitation on Fundamental Changes. Except as permitted by the Credit Agreement, Mortgagor agrees that:

          (i) Mortgagor shall not enter into any transaction of merger or consolidation, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or acquire by purchase or otherwise all or substantially all the business or assets of, or any stock or other evidence of beneficial ownership of, any entity; and

          (ii) Mortgagor shall not engage in any business on the Premises other than the business in which it is presently engaged.

          9. Maintenance; No Alteration; Inspection; Utilities. (a) Mortgagor shall maintain or cause to be maintained all the Improvements in good condition and repair and shall not commit or suffer any waste of the Improvements. Mortgagor shall repair, restore, replace or rebuild promptly, in each case in accordance with the Credit Agreement, any part of the Premises which may be damaged or destroyed by any casualty whatsoever. The Improvements shall not be demolished or, except in compliance with the Credit Agreement, materially altered, nor, except in compliance with the Credit Agreement, any material additions built, without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld or delayed.

          (b) Mortgagee and any persons authorized by Mortgagee shall have the right to enter and inspect the Premises and the right to inspect all work done, labor performed and materials furnished in and about the Improvements and the right to inspect and make copies of all books, contracts and records of Mortgagor relating to the Mortgaged Property.

          (c) Mortgagor shall pay or cause to be paid when due all utility charges which are incurred for gas, electricity, water or sewer services furnished to the Premises and all other assessments or charges of a similar nature, whether public or private, affecting the Premises or any portion thereof, whether or not such assessments or charges are liens thereon.

          10. Condemnation/Eminent Domain. Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Mortgaged Property, or any portion thereof, Mortgagor will notify Mortgagee of the pendency of such proceedings. Mortgagor authorizes Mortgagee, at Mortgagee's option and in Mortgagee's sole discretion, as attorney-in-fact for Mortgagor, to commence, appear in and prosecute, in Mortgagee's or Mortgagor's name, any action or proceeding relating to any condemnation of the Mortgaged Property, or any portion thereof, and to settle or compromise any claim in connection with such condemnation. If Mortgagee elects not to participate in such condemnation proceeding, then Mortgagor shall, at its expense, diligently prosecute any such proceeding and shall consult with Mortgagee, its attorneys and experts and cooperate with them in any defense of any such proceedings. All awards and proceeds of condemnation shall be assigned to Mortgagee to be applied in the same manner as insurance proceeds, as provided above, and Mortgagor agrees to execute any such assignments of all such awards as Mortgagee may request.

          11. Restoration. If Mortgagee elects to release funds to Mortgagor for restoration of any of the Mortgaged Property, then such restoration shall be performed only in accordance with the following conditions:

          (i) prior to the commencement of any restoration, the plans and specifications for such restoration, and the budgeted costs, shall be submitted for approval by Mortgagee, which approval shall not be unreasonably withheld or delayed;

          (ii) prior to making any advance of restoration funds, Mortgagee shall be satisfied that the remaining restoration funds are sufficient to complete the restoration and to pay all related expenses, including interest on the Indebtedness and real estate taxes on the Premises, during restoration;

          (iii) at the time of any disbursement of the restoration funds, (A) no Event of Default (as defined below) shall then exist, (B) no mechanics' or materialmen's liens shall have been filed and remain undischarged, except those discharged by the disbursement of the requested restoration funds and
     (C) a satisfactory bring-down or continuation of title insurance on the Premises shall be delivered to Mortgagee, upon reasonable request by Mortgagee therefor;

          (iv) disbursements shall be made from time to time in an amount not exceeding the cost of the work completed since the last disbursement, upon receipt of satisfactory evidence of the stage of completion and of performance of the work in a good and workmanlike manner and in accordance with the contracts, plans and specifications acceptable to Mortgagee;

          (v) with respect to each advance of restoration funds, Mortgagee may retain 10% of the amount of such advance as a holdback until the restoration is fully completed;

          (vi) the restoration funds shall bear no interest and may be commingled with Mortgagee's other funds;

          (vii) Mortgagee may impose such other conditions as are customarily imposed by construction lenders; and

          (viii) any restoration  funds remaining shall be retained by Mortgagee
     and  may  be  applied  by  Mortgagee,  in  its  sole  discretion,   to  the
     Indebtedness in the inverse order of maturity.

          12. Leases. (a) Mortgagor shall not (i) execute an assignment or pledge of any Lease relating to all or any portion of the Mortgaged Property other than in favor of Mortgagee, or (ii) without the prior written consent of Mortgagee, which consent shall not unreasonably be withheld or delayed, execute or permit to exist any Lease of any of the Mortgaged Property.

          (b) As to any Lease consented to by Mortgagee, Mortgagor shall:

          (i) promptly perform all of the provisions of the Lease on the part of the lessor thereunder to be performed;

          (ii) promptly enforce all of the provisions of the Lease on the part of the lessee thereunder to be performed;

          (iii) appear in and defend any action or proceeding arising under or in any manner connected with the Lease or the obligations of Mortgagor as lessor or of the lessee thereunder;

          (iv) exercise, within five (5) days after a request by Mortgagee, any right to request from the lessee a certificate with respect to the status thereof;

          (v) simultaneously deliver to Mortgagee copies of any notices of default which Mortgagor may at any time forward to or receive from the lessee;

          (vi) promptly deliver to Mortgagee a fully executed counterpart of the Lease;

          (vii) promptly, upon request of Mortgagee, record the Lease or a memorandum thereof, as provided by applicable law; and

          (viii) promptly deliver to Mortgagee, upon Mortgagee's request, an assignment of the Mortgagor's interest under such Lease.

          (c) Mortgagor shall deliver to Mortgagee, within ten (10) days after a request by Mortgagee, a written statement, certified by Mortgagor as being true, correct and complete, containing the names of all lessees and other occupants of the Mortgaged Property, the terms of all Leases and the spaces occupied and rentals payable thereunder, and a list of all Leases which are then in default, including the nature and magnitude of the default; such statement shall be accompanied by credit information with respect to the lessees and such other information as Mortgagee may request.

          (d) All Leases entered into by Mortgagor after the date hereof, if any, and all rights of any lessees thereunder shall be subject and subordinate in all respects to the lien and provisions of this Mortgage unless Mortgagee shall otherwise elect in writing.

          (e) As to any Lease now in existence or subsequently consented to by Mortgagee, Mortgagor shall not accept a surrender or terminate, cancel, rescind, supplement, alter, revise, modify or amend such Lease or permit any such action to be taken nor shall Mortgagor accept the payment of rent more than thirty (30) days in advance of its due date.

          (f) If any act or omission of Mortgagor would give any lessee under any Lease the right, immediately or after lapse of a period of time, to cancel or terminate such Lease, or to abate or offset against the payment of rent or to claim a partial or total eviction, such lessee shall not exercise such right until it has given written notice of such act or omission to Mortgagee and until a 10-day period for remedying such act or omission shall have elapsed following the giving of such notice without a remedy being effected.

          (g) In the event of the enforcement by Mortgagee of any remedy under this Mortgage, the lessee under each Lease shall, if requested by Mortgagee or any other person succeeding to the interest of Mortgagee as a result of such enforcement, attorn to Mortgagee or to such person and shall recognize Mortgagee or such successor in interest as lessor under the Lease without change in the provisions thereof; provided however, that Mortgagee or such successor in interest shall not be: (i) bound by any payment of an installment of rent or additional rent which may have been made more than 30 days before the due date of such installment; (ii) bound by any amendment or modification to the Lease made without the consent of Mortgagee or such successor in interest, which consent shall not be unreasonably withheld or delayed; (iii) liable for any previous act or omission of Mortgagor (or its predecessors in interest); (iv) responsible for any monies owing by Mortgagor to the credit of such lessee or subject to any credits, offsets, claims, counterclaims, demands or defenses which the lessee may have against Mortgagor (or its predecessors in interest);
(v) bound by any covenant to undertake or complete any construction of the Premises or any portion thereof; or (vi) obligated to make any payment to such lessee other than any security deposit actually delivered to Mortgagee or such successor in interest. Each lessee or other occupant, upon request by Mortgagee or such successor in interest, shall execute and deliver an instrument or instruments confirming such attornment. In addition, Mortgagor agrees that each Lease entered into after the date of this Mortgage shall include language to the effect of subsections (d)-(g) of this Section; provided that the provisions of such subsections shall be self-operative and any failure of any Lease to include such language shall not impair the binding effect of such provisions on any lessee under such Lease.

          13. Further Assurances/Estoppel Certificates. To further assure Mortgagee's rights under this Mortgage, Mortgagor agrees upon demand of Mortgagee to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Mortgaged Property and a separate assignment of each Lease in recordable form) as may be required by Mortgagee to confirm the lien of this Mortgage and all other rights or benefits conferred on Mortgagee.

          14. Mortgagee's Right to Perform. If Mortgagor fails to perform any of the covenants or agreements of Mortgagor, then, after any required notice and cure periods, Mortgagee, without waiving or releasing Mortgagor from any obligation or default under this Mortgage, may, at any time (but shall be under no obligation to) pay or perform the same, and the amount or cost thereof, with interest at the Default Rate, shall immediately be due from Mortgagor to Mortgagee and the same shall be secured by this Mortgage and shall be a lien on the Mortgaged Property prior to any right, title to, interest in or claim upon the Mortgaged Property attaching subsequent to the lien of this Mortgage. No payment or advance of money by Mortgagee under this Section shall be deemed or construed to cure Mortgagor's default or waive any right or remedy of Mortgagee.

          15.  Mortgagor's  Existence,   etc.  Mortgagor  shall  do  all  things
necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges under the laws of the state in which it was formed and its right to own property and transact business in each state in which the Real Estate is located. Mortgagor represents and warrants that this Mortgage has been executed by a duly authorized officer thereof. This Mortgage constitutes the legal, valid and binding obligation of Mortgagor, enforceable against Mortgagor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

          16. Financial Statements; Certificates; Other Information. Mortgagor shall deliver to Mortgagee the financial statements required under the Credit Agreement.

          17. Hazardous Material. (a) Mortgagor shall comply with the provisions of Sections 4.17 and 6.8 of the Credit Agreement in respect of Materials of Environmental Concern (as defined in the Credit Agreement). In the event Mortgagor fails to do so, after five (5) days' notice to Mortgagor and the expiration of the cure period permitted under the applicable Legal Requirement, Mortgagee may declare such failure an Event of Default or cause the Premises to be freed from the Hazardous Material and the cost of the removal with interest at the Default Rate shall immediately be due from Mortgagor to Mortgagee and the same shall be added to the Indebtedness and be secured by this Mortgage. Mortgagor shall give Mortgagee and its agents and employees access to the Premises to remove Hazardous Material. Mortgagor agrees to defend, indemnify and hold Mortgagee free and harmless from and against all loss, costs, damage and expense (including attorneys' fees and costs and consequential damages) Mortgagee may sustain by reason of (i) the imposition or recording of a lien by any Governmental Authority pursuant to any Legal Requirement relating to hazardous or toxic wastes or substances or the removal thereof ("Hazardous Material Laws"); (ii) claims of any private parties regarding violations of Hazardous Material Laws; (iii) costs and expenses (including, without limitation, attorneys' fees and fees incidental to the securing of repayment of such costs and expenses) incurred by Mortgagor or Mortgagee in connection with the removal of any such lien or in connection with Mortgagor's or Mortgagee's compliance with any Hazardous Material Laws; and (iv) the assertion against Mortgagee by any party of any claim in connection with Hazardous Material. It is intended that the foregoing agreement of Mortgagor to indemnify Mortgagee include, without limitation, indemnification for loss, costs, damage and expense Mortgagee may sustain as a result of Mortgagee's own negligence.

          (b) The foregoing indemnification shall be a recourse obligation of Mortgagor and shall survive repayment of the Notes, notwithstanding any limitations on recourse which may be contained herein or in any Loan Documents or the delivery of any satisfaction, release or release deed, discharge or deed of reconveyance, or the assignment of this Mortgage by Mortgagee.

          (c) For the purposes of this Mortgage, "Hazardous Material" means and includes any hazardous, nuclear, toxic or dangerous waste, substance or material defined as such in (or for purposes of) the Comprehensive Environmental
Response, Compensation, and Liability Act, any so-called "Superfund" or "Superlien" law, or any other Legal Requirement regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, nuclear, toxic or dangerous waste, substance or material, as now or at any time in effect.

          18. Asbestos. Mortgagor shall not install or permit to be installed in the Premises friable asbestos or any substance containing asbestos and deemed hazardous by any Legal Requirement respecting such material, or any other building material deemed to be harmful, hazardous or injurious by relevant Legal Requirements. Mortgagor shall give Mortgagee and its agents and employees access to the Premises to remove such asbestos or substances. Mortgagor shall defend, indemnify, and save Mortgagee harmless from all loss, costs, damages and expense (including attorneys' fees and costs and consequential damages) asserted or proven against Mortgagee by any party, as a result of the presence of such substances or any removal or compliance with such Legal Requirements. It is intended that the foregoing agreement of Mortgagor to indemnify Mortgagee include, without limitation, indemnification for loss, costs, damage and expense Mortgagee may sustain as a result of Mortgagee's own negligence. Furthermore, the indemnification shall be a recourse obligation of Mortgagor and shall survive repayment of the Notes, notwithstanding any limitation on recourse which may be contained herein or in any of the Loan Documents or the delivery of any satisfaction, release or release deed, discharge or deed of reconveyance, or the assignment of this Mortgage by Mortgagee.

          19. Event of Default. The occurrence of an Event of Default under the Credit Agreement shall constitute an Event of Default hereunder.

          20. Remedies.

          (a) Upon the occurrence of any Event of Default, in addition to any other rights and remedies Mortgagee may have pursuant to the Loan Documents, or as provided by law, and without limitation, (x) if such event is an Event of Default under Section 8 of the Credit Agreement, automatically the Indebtedness and all other amounts owing under the Notes, this Mortgage and the other Security Documents immediately shall become due and payable, and (y) if such event is any other Event of Default, by notice to Mortgagor, Mortgagee may declare the Indebtedness (together with accrued interest thereon) and all other amounts payable under the Notes, this Mortgage and the other Security Documents to be immediately due and payable. Except as expressly provided above in this Section or in the Credit Agreement, presentment, demand, protest and all other notices of any kind are hereby expressly waived. In addition, upon the occurrence of any Event of Default, Mortgagee may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

          (i) Mortgagee may, to the extent permitted by applicable law, (A) institute and maintain an action of mortgage foreclosure against all or any part of the Mortgaged Property, (B) institute and maintain an action on the Notes, or (C) take such other action at law or in equity for the enforcement of this Mortgage or any of the Loan Documents as the law may allow. Mortgagee may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the Default Rate and all costs of suit, including, without limitation, reasonable attorneys' fees and disbursements. Interest at the Default Rate shall be due on any judgment obtained by Mortgagee from the date of judgment until actual payment is made of the full amount of the judgment.

          (ii) Mortgagee may personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Indebtedness and Obligations enter into and upon the Mortgaged Property and each and every part thereof and exclude Mortgagor and its agents and employees therefrom without liability for trespass, damage or otherwise (Mortgagor hereby agreeing to surrender possession of the Mortgaged Property to Mortgagee upon demand at any such time) and use, operate, manage, maintain and control the Mortgaged Property and every part thereof. Following such entry and taking of possession, Mortgagee shall be entitled, without limitation,
     (x) to lease all or any part or parts of the Mortgaged Property for such periods of time and upon such conditions as Mortgagee may, in its discretion, deem proper, (y) to enforce, cancel or modify any Lease and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Mortgaged Property as Mortgagee shall deem appropriate as fully as Mortgagor might do.

          (b) The holder of this Mortgage, in any action to foreclose it, shall be entitled to the appointment of a receiver. In case of a foreclosure sale, the Real Estate may be sold, at Mortgagee's election, in one parcel or in more than one parcel and Mortgagee is specifically empowered, (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Mortgaged Property to be held.

          (c) In the event of any breach, beyond any applicable grace period, of any of the covenants, agreements, terms or conditions contained in this Mortgage, and notwithstanding to the contrary any exculpatory or non-recourse language which may be contained herein, Mortgagee shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Mortgagee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Mortgage.

          21. Right of Mortgagee to Credit Sale. Upon the occurrence of any sale made under this Mortgage, whether made by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof. In lieu of paying cash therefor, Mortgagee may make settlement for the purchase price by crediting upon the Indebtedness or other sums secured by this Mortgage the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage. In such event, this Mortgage, the Notes and documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Indebtedness as having been paid.

          22. Appointment of Receiver. If an Event of Default shall have occurred and be continuing, Mortgagee as a matter of right and without notice to Mortgagor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Indebtedness and Obligations or the interest of

Mortgagor  therein,   shall  have  the  right  to  apply  to  any  court  having jurisdiction to appoint a receiver or receivers or other manager of the Mortgaged Property, and Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Mortgagee in case of entry as provided in this Mortgage, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Mortgaged Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Mortgaged Property unless such receivership is sooner terminated.

                  23. Extension, Release, etc. (a) Without affecting the lien or charge of this Mortgage upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of the Indebtedness, Mortgagee may, from time to time and without notice, agree to (i) release any person liable for the Indebtedness, (ii) extend the maturity or alter any of the terms of the Indebtedness or any guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Mortgagee's option any parcel, portion or all of the Mortgaged
Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto. If at any time this Mortgage shall secure less than all of the principal amount of the Indebtedness, it is expressly agreed that any repayments of the principal amount of the Indebtedness shall not reduce the amount of the lien of this Mortgage until the lien amount shall equal the principal amount of the Indebtedness outstanding.

          (b) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect the lien of this Mortgage or any liens, rights, powers or remedies of Mortgagee hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

          (c) If Mortgagee shall have the right to foreclose this Mortgage, Mortgagor authorizes Mortgagee at its option to foreclose the lien of this Mortgage subject to the rights of any tenants of the Mortgaged Property. The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights will not be asserted by Mortgagor as a defense to any proceeding instituted by Mortgagee to collect the Indebtedness or to foreclose the lien of this Mortgage.

          (d) Unless expressly provided otherwise, in the event that ownership of this Mortgage and title to the Mortgaged Property or any estate therein shall become vested in the same person or entity, this Mortgage shall not merge in such title but shall continue as a valid lien on the Mortgaged Property for the amount secured hereby.

          24. Security Agreement under Uniform Commercial Code. (a) It is the intention of the parties hereto that this Mortgage shall constitute a Security Agreement within the meaning of the Uniform Commercial Code (the "Code") of the State in which the Mortgaged Property is located. If an Event of Default shall occur under this Mortgage, then in addition to having any other right or remedy available at law or in equity, Mortgagee shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Mortgaged Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Mortgaged Property in accordance with Mortgagee's rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If Mortgagee shall elect to proceed under the Code, then 8 days' notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Mortgagee shall include, but not be limited to, attorneys' fees and legal expenses. At Mortgagee's request, Mortgagor shall assemble the personal property and make it available to Mortgagee at a place designated by Mortgagee which is reasonably convenient to both parties.

          (b) Mortgagor and Mortgagee agree, to the extent permitted by law, that: (i) all of the goods described within the definition of the word "Equipment" are or are to become fixtures on the Real Estate; (ii) this Mortgage upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a "fixture filing" within the meaning of Sections 9-313 and 9-402 of the Code; (iii) Mortgagor is the record owner of the Real Estate; and (iv) the addresses of Mortgagor and Mortgagee are as set forth on the first page of this Mortgage.

          (c) Mortgagor, upon request by Mortgagee from time to time, shall execute, acknowledge and deliver to Mortgagee one or more separate security agreements, in form satisfactory to Mortgagee, covering all or any part of the Mortgaged Property and will further execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any financing statement, affidavit, continuation statement or certificate or other document as Mortgagee may request in order to perfect, preserve, maintain, continue or extend the security interest under and the priority of this Mortgage and such security instrument. Mortgagor further agrees to pay to Mortgagee on demand all costs and expenses incurred by Mortgagee in connection with the preparation, execution, recording, filing and re-filing of any such document and all reasonable costs and expenses of any record searches for financing statements Mortgagee shall reasonably require. Mortgagor shall from time to time, on request of Mortgagee, deliver to Mortgagee an inventory in reasonable detail of any of the Mortgaged Property which constitutes personal property. If Mortgagor shall fail to furnish any financing or continuation statement within ten (10) days after request by Mortgagee, then pursuant to the provisions of the Code, Mortgagor hereby authorizes Mortgagee, without the signature of Mortgagor, to execute and file any such financing and continuation statements. The filing of any financing or continuation statements in the records relating to personal property or chattels shall not be construed as in any way impairing the right of Mortgagee to proceed against any personal property encumbered by this Mortgage as real property, as set forth above.

          25. Assignment of Rents. Mortgagor hereby assigns to Mortgagee the Rents as further security for the payment of the Indebtedness and performance of the Obligations, and Mortgagor grants to Mortgagee the right to enter the Mortgaged Property for the purpose of collecting the same and to let the Mortgaged Property or any part thereof, and to apply the Rents on account of the Indebtedness. The foregoing assignment and grant is present and absolute and shall continue in effect until the Indebtedness is paid in full, but Mortgagee hereby waives the right to enter the Mortgaged Property for the purpose of collecting the Rents and Mortgagor shall be entitled to collect, receive, use and retain the Rents until the occurrence of an Event of Default under this Mortgage; such right of Mortgagor to collect, receive, use and retain the Rents may be revoked by Mortgagee upon the occurrence of any Event of Default under this Mortgage by giving not less than five (5) days' written notice of such revocation to Mortgagor; in the event such notice is given, Mortgagor shall pay over to Mortgagee, or to any receiver appointed to collect the Rents, any lease security deposits, and shall pay monthly in advance to Mortgagee, or to any such receiver, the fair and reasonable rental value as determined by Mortgagee for the use and occupancy of the Mortgaged Property or of such part thereof as may be in the possession of Mortgagor or any affiliate of Mortgagor, and upon default in any such payment Mortgagor and any such affiliate will vacate and surrender the possession of the Mortgaged Property to Mortgagee or to such receiver, and in default thereof may be evicted by summary proceedings or otherwise. Mortgagor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any).

          26. Trust Funds. All lease security deposits of the Real Estate shall be treated as trust funds not to be commingled with any other funds of Mortgagor. Within ten (10) days after request by Mortgagee, Mortgagor shall furnish Mortgagee satisfactory evidence of compliance with this subsection, together with a statement of all lease security deposits by lessees and copies of all Leases not previously delivered to Mortgagee, which statement shall be certified by Mortgagor.

          27. Additional Rights. The holder of any subordinate lien on the Mortgaged Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Mortgage nor shall any holder of any subordinate lien join any tenant under any Lease in any action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease. By recordation of this Mortgage all subordinate lienholders are subject to and notified of this provision, and any action taken by any such lienholder contrary to this provision shall be null and void. Upon the occurrence of any Event of Default, Mortgagee may, in its sole discretion and without regard to the adequacy of its security under this Mortgage, apply all or any part of any amounts on deposit with Mortgagee under this Mortgage against all or any part of the Indebtedness. Any such application shall not be construed to cure or waive any Default or Event of Default or invalidate any act taken by Mortgagee on account of such Default or Event of Default.

          28. Changes in Method of Taxation. In the event of the passage after the date hereof of any law of any Governmental Authority deducting from the value of the Premises for the purposes of taxation any lien thereon, or changing in any way the laws for the taxation of mortgages or debts secured thereby for federal, state or local purposes, or the manner of collection of any such taxes, and imposing a tax, either directly or indirectly, on mortgages or debts secured thereby, the holder of this Mortgage shall have the right to declare the Indebtedness due on a date to be specified by not less than 30 days' written notice to be given to Mortgagor unless within such 30-day period Mortgagor shall assume as an Obligation hereunder the payment of any tax so imposed until full payment of the Indebtedness and such assumption shall be permitted by law.

          29. Notices. All notices, requests, demands and other communications hereunder shall be given in accordance with the provisions of subsection 10.2 of the Credit Agreement to Mortgagor and to Mortgagee as specified thereunder.

          30. No Oral Modification. This Mortgage may not be changed or terminated orally. Any agreement made by Mortgagor and Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.

          31. Partial Invalidity. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included. Notwithstanding to the contrary anything contained in this Mortgage or in any provisions of the Indebtedness or Loan Documents, the obligations of Mortgagor and of any other obligor under the Indebtedness or Loan Documents shall be subject to the limitation that Mortgagee shall not charge, take or receive, nor shall Mortgagor or any other obligor be obligated to pay to Mortgagee, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by Mortgagee.

          32. Mortgagor's Waiver of Rights. To the fullest extent permitted by law, Mortgagor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Mortgaged Property, (ii) any extension of the time for the enforcement of the collection of the Indebtedness or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Mortgaged Property from attachment, levy or sale under execution or exemption from civil process. To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Mortgage before exercising any other remedy granted hereunder and Mortgagor, for Mortgagor and its successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of foreclosure of the liens hereby created.

          33. Remedies Not Exclusive. Mortgagee shall be entitled to enforce payment of the Indebtedness and performance of the Obligations and to exercise all rights and powers under this Mortgage or under any of the other Loan Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Indebtedness and Obligations may now or hereafter be otherwise secured, whether by mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement, shall prejudice or in any manner affect Mortgagee's right to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee may determine in its absolute discretion. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Mortgagee or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee. In no event shall Mortgagee, in the exercise of the remedies provided in this Mortgage (including, without limitation, in connection with the assignment of Rents to Mortgagee, or the appointment of a receiver and the entry of such receiver on to all or any part of the Mortgaged Property), be deemed a "mortgagee in possession," and Mortgagee shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

          34. Multiple Security. If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Mortgage, Mortgagee shall now or hereafter hold one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Indebtedness upon other property in the State in which the Premises are located (whether or not such property is owned by Mortgagor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Mortgagee may, at its election, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Indebtedness (including the Mortgaged Property), which action may be brought or consolidated in the courts of any county in which any of such collateral is located. Mortgagor acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to Mortgagee to extend the Indebtedness, and Mortgagor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Mortgagor further agrees that if Mortgagee shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the Indebtedness, or if Mortgagee shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Mortgagee may commence or continue foreclosure proceedings and exercise its other remedies granted in this Mortgage against all or any part of the Mortgaged Property and Mortgagor waives any objections to the commencement or continuation of a foreclosure of this Mortgage or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Mortgage or such other proceedings on such basis. Neither the commencement nor continuation of proceedings to foreclose this Mortgage nor the exercise of any other rights hereunder nor the recovery of any judgment by Mortgagee in any such proceedings shall prejudice, limit or preclude Mortgagee's right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other collateral (either in or outside the State in which the Premises are located) which directly or indirectly secures the Indebtedness, and Mortgagor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other proceedings or exercise of any remedies in such proceedings based upon any action or judgment connected to this Mortgage, and Mortgagor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other proceedings or any action under this Mortgage on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Mortgagee may, at its election, cause the sale of all collateral which is the subject of a single foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Indebtedness (directly or indirectly) in the most economical and least time-consuming manner.

          35. Expenses; Indemnification. (a) Mortgagor shall pay or reimburse Mortgagee for all expenses incurred by Mortgagee before and after the date of this Mortgage with respect to any and all transactions contemplated by this Mortgage including without limitation, the preparation of any document reasonably required hereunder or any amendment, modification, restatement or supplement to this Mortgage, the delivery of any consent, non-disturbance agreement or similar document in connection with this Mortgage or the enforcement of any of Mortgagee's rights. Such expenses shall include, without limitation, all title and conveyancing charges, recording and filing fees and taxes, mortgage taxes, intangible personal property taxes, escrow fees, revenue and tax stamp expenses, insurance premiums (including title insurance premiums), title search and title rundown charges, brokerage commissions, finders' fees, placement fees, court costs, surveyors', photographers', appraisers', architects', engineers', consulting professional's, accountants' and attorneys' fees and disbursements. Mortgagor acknowledges that from time to time Mortgagor may receive statements for such expenses, including without limitation attorneys' fees and disbursements. Mortgagor shall pay such statements promptly upon receipt.

          (b) If (i) any action or proceeding shall be commenced by Mortgagee (including but not limited to any action to foreclose this Mortgage or to collect the Indebtedness), or any action or proceeding is commenced to which Mortgagee is made a party, or in which it becomes necessary to defend or uphold the lien of this Mortgage, or in which Mortgagee is served with any legal process, discovery notice or subpoena and (ii) in each of the foregoing instances such action or proceeding in any manner relates to or arises out of this Mortgage or Mortgagee's lending to Mortgagor, then Mortgagor will immediately reimburse or pay to Mortgagee all of the expenses which have been or may be incurred by Mortgagee with respect to the foregoing (including reasonable counsel fees and disbursements), together with interest thereon at the Default Rate, and any such sum and the interest thereon shall be a lien on the Mortgaged Property, prior to any right, or title to, interest in or claim upon the
Mortgaged Property attaching or accruing subsequent to the lien of this Mortgage, and shall be deemed to be secured by this Mortgage. In any action or proceeding to foreclose this Mortgage, or to recover or collect the Indebtedness, the provisions of law respecting the recovering of costs, disbursements and allowances shall prevail unaffected by this covenant.

          (c) Mortgagor shall indemnify and hold harmless Mortgagee and Mortgagee's affiliates, and the respective directors, officers, agents and employees of Mortgagee and its affiliates (all of the foregoing indemnified parties collectively, the "Obligees" from and against all claims, damages, losses and liabilities (including, without limitation, reasonable attorneys' fees and expenses) arising out of or based upon any matter related to this Mortgage, the Mortgaged Property or the occupancy, ownership, maintenance or management of the Mortgaged

Property by Mortgagor, including, without limitation, any claims based on the alleged acts or omissions of any employee or agent of Mortgagor. It is intended that the foregoing agreement of Mortgagor to indemnify the Obligees include, without limitation, indemnification for claims, damages, losses and liabilities the Obligees may sustain as a result of the Obligees' own negligence and this indemnification shall be in addition to any other liability which Mortgagor may otherwise have to Mortgagee.

          36. Successors and Assigns. All covenants of Mortgagor contained in this Mortgage are imposed solely and exclusively for the benefit of Mortgagee and its successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Mortgagee at any time if in its sole discretion it deems such waiver advisable. All such covenants of Mortgagor shall run with the land and bind Mortgagor, the successors and assigns of Mortgagor (and each of them) and all subsequent owners, encumbrancers and tenants of the Mortgaged Property, and shall inure to the benefit of Mortgagee, its successors and assigns. The word "Mortgagor" shall be construed as if it read "Mortgagors" whenever the sense of this Mortgage so requires and if there shall be more than one Mortgagor, the obligations of the Mortgagors shall be joint and several.

          37. No Waivers, etc. Any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the security held for the obligations secured by this Mortgage without, as to the remainder of the security, in any way impairing or affecting the lien of this Mortgage or the priority of such lien over any subordinate lien.

          38. Governing Law, etc. This Mortgage shall be governed by and construed in accordance with the laws of the State of New Mexico, except that Mortgagor expressly acknowledges that by its terms the Notes shall be governed and construed in accordance with the laws of the State of New York, without regard to principles of conflict of law, and for purposes of consistency, Mortgagor agrees that in any in personam proceeding related to this Mortgage the rights of the parties to this Mortgage shall also be governed by and construed in accordance with the laws of the State of New York governing contracts made and to be performed in that State, without regard to principles of conflict of law.

          39. Waiver of Trial by Jury. Mortgagor and Mortgagee each hereby irrevocably and unconditionally waive trial by jury in any action, claim, suit or proceeding relating to this Mortgage and for any counterclaim brought therein. Mortgagor hereby waives all rights to interpose any counterclaim in any suit brought by Mortgagee hereunder and all rights to have any such suit consolidated with any separate suit, action or proceeding.

          40. Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form and the word "Mortgagor" shall mean "each Mortgagor or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein," the word "Mortgagee" shall mean "Mortgagee or any subsequent holder of the Notes," the word "Notes" shall mean "the Notes or any other evidence of indebtedness secured by this Mortgage," the word "person" shall include any individual, corporation, partnership, trust, unincorporated association, government, governmental authority, or other entity, and the words "Mortgaged Property" shall include any portion of the Mortgaged Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Mortgage are for convenience or reference only and in no way limit or amplify the provisions hereof.

          41. Revolving Credit; Future Advances. The Loans secured hereby include revolving lines of credit extended by the Banks to Mortgagor pursuant to the Credit Agreement. The outstanding balance of such revolving lines of credit may increase and decrease from time to time, and sums may be advanced, repaid and readvanced thereunder until the final maturity of the Loans. This Mortgage is intended to secure all indebtedness of Mortgagor under the Loans in the maximum principal amount of $100,000,000 so long as the Credit Agreement continues in effect, regardless of such repayments and readvances of the proceeds of the Loans, and regardless of whether the balance of such obligations may be reduced, from time to time, to zero. In addition to all other indebtedness secured by this Mortgage, this Mortgage shall secure also and constitute a first lien subject only to the Permitted Exceptions on the Mortgaged Property for all future advances made by the Banks to Mortgagor for any purpose within six (6) years from the date of this Mortgage to the same extent as if such advances were made on the date of the execution of this Mortgage. The total amount of the indebtedness, including future advances, that is secured by this Mortgage, may increase or decrease from time to time, but shall not exceed $100,000,000 at any one time, together with interest thereon at the rates provided in the Credit Agreement, and plus any disbursement made by Mortgagee or any of the Banks to protect the security of this Mortgage, with interest on such disbursement at the Default Rate.

          42. Last Dollars Secured; Priority. This Mortgage secures only a portion of the Indebtedness owing or which may become owing by the Mortgagor to the Banks. The parties agree that any payments or repayments of such Indebtedness shall be and be deemed to be applied first to the portion of the Indebtedness that is not secured hereby, it being the parties' intent that the portion of the Indebtedness last remaining unpaid shall be secured hereby.

          This Mortgage has been duly executed by Mortgagor as of the date first above written.

                                   NUEVO SOL TURF CLUB INC.


                                   By:  /S/ Susan J. Carstensen
                                        ----------------------------------------
                                        Name:  Susan J. Carstensen
                                        Title: Treasurer

STATE OF MONTANA    )
                    )  ss.:
COUNTY OF GALLATIN  )

          This instrument was acknowledged before me this 8th day of October, 1998 by Susan J. Carstensen.


                                          /S/  Vicki L. Consoli
                                          --------------------------------------
                                          Notary Public for the State of Montana
                                          Residing at:  Bozeman, MT

My Commission Expires: 2/12/02

                                   Schedule A

                           [Attach legal description]

                                   Schedule B

                                  Water Rights

1. Declaration of Owner of Underground Water Right dated December 26, 1989 (Declaration No. LRG-7358-S)

2. Declaration of Owner of Underground Water Right dated December 26, 1989 (Declaration No. LRG-7358)

3. Warranty Deed and Transfer of Water Rights dated December 11, 1986 from Ruidoso-Sunland, Inc. ("RDI") to Grantor

4.   Assignment of Easement dated as of December 12, 1986 from RDI to Grantor

5. Undated letter from Elephant Butte Irrigation District of New Mexico to Grantor regarding fees for purchase of water in excess of acreage allotment

                                                                         [Texas]


                                  DEED OF TRUST


                                      from


                       NUEVO SOL TURF CLUB, INC., Grantor


                                       to


                           HUGHES BUTTERWORTH, Trustee


                           for the use and benefit of


                          LEHMAN COMMERCIAL PAPER INC.,
           as Administrative Agent and Syndication Agent, Beneficiary


                          DATED AS OF OCTOBER 14, 1998



                       After recording, please return to:

                           Simpson Thacher & Bartlett
                              425 Lexington Avenue
                            New York, New York 10017

                           ATTN: Daniel E. Karp, Esq.

                                                                         [Texas]


                                  DEED OF TRUST
                                  -------------


          THIS DEED OF TRUST, dated as of October 14, 1998, is made by NUEVO SOL TURF CLUB INC., a Delaware corporation ("Grantor"), whose address is 2311 South Seventh Avenue, Bozeman, Montana 59715, to Hughes Butterworth, a Texas resident ("Trustee"), whose address is 301 East Yandell, El Paso, Texas 79902, for the use and benefit of LEHMAN COMMERCIAL PAPER INC. ("Beneficiary"), whose address is 3 World Financial Center, New York, New York 10285. References to this "Deed of Trust" shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.


                                   Background
                                   ----------

          A. Grantor is the owner of the real property described in Schedule A attached hereto (such real property, together with all the buildings, improvements, structures and fixtures now or subsequently located thereon (the "Improvements") being collectively referred to as the "Real Estate").

          B. Grantor is a wholly-owned subsidiary of Powerhouse Technologies, Inc., a Delaware corporation ("Powerhouse").

          C. Pursuant to that certain Credit Agreement dated as of October __, 1998 (as the same may be amended, restated, replaced, substituted or otherwise modified from time to time, the "Credit Agreement") among Powerhouse, as borrower, the several lenders from time to time parties thereto (the "Lenders"), Lehman Brothers Inc., as arranger, Beneficiary, as administrative agent and syndication agent, and Canadian Imperial Bank of Commerce, as documentation agent, the Lenders have agreed to make certain loans to Powerhouse as more particularly described therein. Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement. References in this Deed of Trust to the "Default Rate" shall mean the interest rate provided for in Section 2.13(c) of the Credit Agreement.

          D. Borrower, the administrative agent and the Lenders are willing to effectuate the Credit Agreement, if, among other things, Grantor grants a first lien on and security interest in the Real Estate and the Trust Property to secure Grantor's obligations under the Credit Agreement and the other obligations secured thereby.

                                Granting Clauses
                                ----------------

          For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor agrees that to secure:

          (a) (i) the repayment of principal in the maximum amount of $100,000,000, which amount is the total indebtedness that may be outstanding and secured hereby at any given time the indebtedness evidenced by the Credit Agreement, and (ii) all interest and fees payable thereon (the items set forth in clauses (i) and (ii) being referred to collectively as the "Indebtedness"); and

          (b) the performance of all covenants, agreements, obligations and liabilities of Grantor (the "Obligations") under or pursuant to the provisions of the Credit Agreement, this Deed of Trust, the Credit Agreement, any other document securing payment of the Indebtedness (the "Security Documents") and any amendments, supplements, extensions, renewals, restatements, replacements or modifications of any of the foregoing (the Credit Agreement, the Security Documents and all other documents and instruments from time to time evidencing, securing or guaranteeing the payment of the Indebtedness or the performance of the Obligations, as any of the same may be amended, supplemented, extended, renewed, restated, replaced or modified from time to time, are collectively referred to as the "Loan Documents");

GRANTOR HEREBY CONVEYS TO TRUSTEE AND HEREBY GRANTS, ASSIGNS, TRANSFERS AND SETS OVER TO TRUSTEE, IN TRUST WITH POWER OF SALE FOR THE USE AND BENEFIT OF BENEFICIARY, AND GRANTS BENEFICIARY AND TRUSTEE A SECURITY INTEREST IN:

          (A) the Real Estate;

          (B) all the estate, right, title, claim or demand whatsoever of Grantor, in possession or expectancy, in and to the Real Estate or any part thereof, whether now owned or hereafter acquired;

          (C) all right, title and interest of Grantor in, to and under all easements, rights of way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and riparian rights, development rights, air rights, mineral rights, sand, gravel and aggregate, and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

          (D) all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Grantor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (D) being referred to as the "Equipment");

          (E) all right, title and interest of Grantor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Grantor or constructed, assembled or placed by Grantor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further mortgage, conveyance, assignment or other act by Grantor;

          (F) all right, title and interest of Grantor in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Grantor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the ("Leases"), and all rights of Grantor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Trust Property (as defined below) (collectively, the "Leases");

          (G) all trade names, trade marks, logos, copyrights, good will and books and records owned or held by Grantor relating to or used in connection with the operation of the Real Estate or the Equipment or any part thereof; all general intangibles related to the operation of the Improvements now existing or hereafter arising;

          (H) all unearned premiums under insurance policies now or subsequently obtained by Grantor relating to the Real Estate or Equipment and Grantor's interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein;

          (I) all right, title and interest of Grantor in and to (i) all contracts from time to time executed by Grantor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Equipment (collectively, the "Contracts"), (ii) to the extent permitted under applicable law, all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof (collectively, the "Permits") and
     (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate (collectively, the "Plans");

          (J) any and all monies now or subsequently on deposit for the payment of real estate taxes or special assessments against the Real Estate or for the payment of premiums on insurance policies covering the foregoing property or otherwise on deposit with or held by Beneficiary as provided in this Deed of Trust; all capital, operating, reserve or similar accounts held by or on behalf of Grantor and related to the operation of the Trust Property, whether now existing or hereafter arising and all monies held in any of the foregoing accounts and any certificates or instruments related to or evidencing such accounts;

          (K) all accounts and revenues arising from the operation of the Improvements including, without limitation, any right to payment now existing or hereafter arising for rental of space or for goods sold or leased or for services rendered, whether or not yet earned by performance, arising from the operation of the Improvements or any other facility on the Trust Property; and

          (L) all proceeds, both cash and noncash, of the foregoing;

          (All of the foregoing property and rights and interests now owned or held or subsequently acquired by Grantor and described in the foregoing clauses
(A) through (E) are collectively referred to as the "Premises", and those described in the foregoing clauses (A) through (L) are collectively referred to as the "Trust Property").

          TO HAVE AND TO HOLD the Trust Property and the rights and privileges hereby granted unto Trustee, its successors and assigns for the uses and purposes set forth, until the Indebtedness is fully paid and the Obligations fully performed.

                              Terms and Conditions
                              --------------------

          Grantor further represents, warrants, covenants and agrees with Trustee and Beneficiary as follows:

          1. Warranty of Title. Grantor warrants that Grantor has good title to the Real Estate in fee simple and good title to the rest of the Trust Property, subject only to the matters that are set forth in the title insurance policy or policies being issued to Beneficiary to insure the lien of this Deed of Trust (the "Permitted Exceptions") and Grantor shall warrant, defend and preserve such title and the rights granted by this Deed of Trust thereon against all claims of all persons and entities. Grantor further warrants that it has the right to grant the Trust Property.

          2. Payment of Indebtedness. Grantor shall pay the Indebtedness at the times and places and in the manner specified in the Credit Agreement and shall perform all the Obligations.

          3. Requirements.

          (a) Grantor shall promptly comply with, or cause to be complied with, and conform to all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements (including, without limitation, the Americans with Disabilities Act or similar local regulation (the "ADA"), and irrespective of the nature of the work to be done, of each of the United States of America, any State and any municipality, local government or other political subdivision thereof and any agency, department, bureau, board, commission or other instrumentality of any of them, now existing or subsequently created (collectively, "Governmental Authority") which has jurisdiction over the Trust Property and all covenants, restrictions and conditions now or later of record which may be applicable to any of the Trust Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Trust Property. All present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements of every Governmental Authority applicable to Grantor or to any of the Trust Property and all covenants, restrictions, and conditions which now or later may be applicable to any of the Trust Property are collectively referred to as the "Legal Requirements".

          (b) From and after the date of this Deed of Trust, Grantor shall not by act or omission permit any building or other improvement on any premises not subject to the lien of this Deed of Trust to rely on the Premises or any part thereof or any interest therein to fulfill any Legal Requirement, and Grantor hereby assigns to Beneficiary any and all rights to give consent for all or any portion of the Premises or any interest therein to be so used. Grantor shall not by act or omission impair the integrity of any of the Real Estate as a single zoning lot separate and apart from all other premises. Grantor represents that each parcel of the Real Estate constitutes a legally subdivided lot, in compliance with all applicable subdivision laws and similar Legal Requirements. Any act or omission by Grantor which would result in a violation of any of the provisions of this subsection shall be void.

          4. Payment of Taxes and Other Impositions. (a) Except as permitted by subsection 6.3 of the Credit Agreement, promptly when due, Grantor shall pay and discharge all taxes of every kind and nature (including, without limitation, all real and personal property, income, franchise, withholding, transfer, gains, profits and gross receipts taxes), all charges for any easement or agreement maintained for the benefit of any of the Trust Property, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the Trust Property, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to as the "Impositions"). Grantor shall within 30 days after each due date deliver to Beneficiary (i) original or copies of receipted bills and cancelled checks evidencing payment of such Imposition if it is a real estate tax or other public charge and (ii) evidence acceptable to Beneficiary showing the payment of any other such Imposition. If by law any Imposition, at Grantor's option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Grantor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

          (b) Nothing herein shall affect any right or remedy of Trustee or Beneficiary under this Deed of Trust or otherwise, without notice or demand to Grantor, to pay any Imposition after the date such Imposition shall have become due, and to add to the Indebtedness the amount so paid, together with interest from the time of payment at the Default Rate. Any sums paid by Trustee or Beneficiary in discharge of any Impositions shall be (i) a lien on the Premises secured hereby prior to any right or title to, interest in, or claim upon the Premises subordinate to the lien of this Deed of Trust, and (ii) payable on demand by Grantor to Trustee or Beneficiary, as the case may be, together with interest at the Default Rate as set forth above.

          (c) Grantor shall not claim, demand or be entitled to receive any credit or credits toward the satisfaction of this Deed of Trust or on any interest payable thereon for any taxes assessed against the Trust Property or any part thereof, and shall not claim any deduction from the taxable value of the Trust Property by reason of this Deed of Trust.

          (d) After an Event of Default (as defined below), Beneficiary shall be entitled to require Grantor to pay monthly in advance to Beneficiary the equivalent of 1/12th of the estimated annual Impositions. Beneficiary may commingle such funds with its own funds and Grantor shall not be entitled to interest thereon.

          (e) Grantor shall have the right to contest or object in good faith to the amount or validity of any Imposition by appropriate legal proceedings, but such right shall not be deemed or construed in any way as relieving or modifying Grantor's covenant to pay any such Imposition in the manner provided in this Section unless (i) Grantor has given prior written notice to Beneficiary of Grantor's intent so to contest or object to an Imposition, (ii) Grantor shall demonstrate to Beneficiary's satisfaction that the legal proceedings shall operate conclusively to prevent the sale of the Trust Property, or any part thereof, to satisfy such Imposition prior to final determination of such proceedings, (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Grantor is subject and shall not constitute a default thereunder and (iv) Grantor shall have set aside adequate reserves for the payment of the Impositions together with all interest and penalties thereon.

          5. Insurance. (a) Grantor shall maintain or cause to be maintained on all of the Premises the insurance required by the Credit Agreement and in any event shall also maintain or cause to be maintained

          (i) during the course of any construction or repair of Improvements, comprehensive general liability insurance under a policy including the "broad form CGL endorsement" (or which incorporates the language of such endorsement), (including coverage for elevators and escalators, if any). The policy shall include coverage for independent contractors and completed operations. The completed operations coverage shall stay in effect for two years after construction of any Improvements has been completed. The policy shall provide coverage on an occurrence basis against claims for personal injury, including, without limitation, bodily injury, death or property damage occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways, such insurance to afford immediate minimum protection to a limit of not less than that required by Beneficiary with respect to personal injury, bodily injury or death to any one or more persons or damage to property;

          (ii) during the course of any construction or repair of the Improvements, workers' compensation insurance (including employer's liability insurance) for all employees of Grantor engaged on or with respect to the Premises in such amounts as are reasonably satisfactory to Beneficiary, but in no event less than the limits established by law;

          (iii) during the course of any construction, addition, alteration or repair of the Improvements, builder's risk completed value form insurance against "all risks of physical loss," including collapse, water damage, flood and earthquake and transit coverage, during construction or repairs of the Improvements, with deductible approved by Beneficiary, in nonreporting form, covering the total value of work performed and equipment, supplies and materials furnished (with an appropriate limit for soft costs in the case of construction);

          (iv) if any portion of the Premises are located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, flood insurance in an amount satisfactory to Beneficiary, but in no event less than the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended;

          (v) such other insurance in such amounts as Grantor may reasonably request from time to time.

Each insurance policy (other than flood insurance written under the National Flood Insurance Act of 1968, as amended, in which case to the extent available) shall (i) provide that it shall not be cancelled, non-renewed or materially amended without 30 days' prior written notice to Beneficiary, and (ii) with respect to all property insurance, provide for loss payable solely to Beneficiary as its interest may appear. Liability insurance policies shall name Beneficiary as (and Trustee, if Trustee shall so request) an additional insured and contain a waiver of subrogation against Beneficiary (and Trustee, if Trustee shall so request); all such policies shall indemnify and hold Beneficiary (and Trustee, if Trusee shall so request) harmless from all liability claims occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways. The amounts of each insurance policy and the form of each such policy shall at all times be satisfactory to Beneficiary. Each policy shall expressly provide that any proceeds which are payable to Beneficiary shall be paid by check payable to the order of Beneficiary only and requiring the endorsement of Beneficiary only. If any required insurance shall expire, be withdrawn, become void by breach of any condition thereof by Grantor or by any lessee of any part of the Trust Property or become void or unsafe by reason of the failure or impairment of the capital of any insurer, or if for any other reason whatsoever such insurance shall become unsatisfactory to Beneficiary, Beneficiary shall immediately obtain new or additional insurance satisfactory to Beneficiary. Grantor shall not take out any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise satisfactory to Beneficiary in all respects.

          (b) Grantor shall deliver to Beneficiary an original of each insurance policy required to be maintained, or a certificate of such insurance acceptable to Beneficiary, together with a copy of the declaration page for each such policy. Grantor shall (i) pay as they become due all premiums for such insurance, (ii) not later than 15 days prior to the expiration of each policy to be furnished pursuant to the provisions of this Section, deliver a renewed policy or policies, or duplicate original or originals thereof, marked "premium paid," or accompanied by such other evidence of payment satisfactory to Beneficiary with standard non-contributory mortgage clauses in favor of and acceptable to Beneficiary. Upon request of Beneficiary, Grantor shall cause its insurance underwriter or broker to certify to Beneficiary in writing that all the requirements of this Deed of Trust governing insurance have been satisfied.

          (c) If Grantor is in default of its obligations to insure or deliver any such prepaid policy or policies, then Beneficiary, at its option and without notice, may effect such insurance from year to year, and pay the premium or premiums therefor, and Grantor shall pay to Beneficiary on demand such premium or premiums so paid by Beneficiary with interest from the time of payment at the Default Rate and the same shall be deemed to be secured by this Deed of Trust and shall be collectible in the same manner as the Indebtedness secured by this Deed of Trust.

          (d) Grantor shall increase the amount of property insurance required to equal 100% replacement cost pursuant to the provisions of this Section at the time of each renewal of each policy (but not later than 12 months from the date of this Deed of Trust and each successive 12 month period to occur thereafter) by using the F.W. Dodge Building Index to determine whether there shall have been an increase in the replacement value since the most recent adjustment and, if there shall have been such an increase, the amount of insurance required shall be adjusted accordingly.

          (e) Grantor promptly shall comply with and conform to (i) all provisions of each such insurance policy, and (ii) all requirements of the insurers applicable to Grantor or to any of the Trust Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Trust Property. Grantor shall not use or permit the use of the

Trust Property in any manner which would permit any insurer to cancel any insurance policy or void coverage required to be maintained by this Deed of Trust.

          (f) If the Trust Property, or any part thereof, shall be destroyed or damaged by fire or any other casualty, whether insured or uninsured, or in the event any claim is made against Grantor for any personal injury, bodily injury or property damage incurred on or about the Premises, Grantor shall give immediate notice thereof to Beneficiary. If the Trust Property is damaged by fire or other casualty and the cost to repair such damage is less than the lesser of (i) [25%] of the replacement cost of the Improvements at the affected Real Estate site and (ii) [$500,000,] then provided that no Event of Default shall have occurred and be continuing, Grantor shall have the right to adjust such loss, and the insurance proceeds relating to such loss may be paid over to Grantor; provided that Grantor shall, promptly after any such damage, repair all such damage regardless of whether any insurance proceeds have been received or whether such proceeds, if received, are sufficient to pay for the costs of repair. If the Trust Property is damaged by fire or other casualty, and the cost to repair such damage exceeds the above limit, or if an Event of Default shall have occurred and be continuing, then Grantor authorizes and empowers Beneficiary, at Beneficiary's option and in Beneficiary's sole discretion, as attorney-in-fact for Grantor, to make proof of loss, to adjust and compromise any claim under any insurance policy, to appear in and prosecute any action arising from any policy, to collect and receive insurance proceeds and to deduct therefrom Beneficiary's expenses incurred in the collection process. Each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Beneficiary. Beneficiary shall have the right to require Grantor to repair or restore the Trust Property, in which event, if no Event of Default has occurred and is continuing, Beneficiary will apply the insurance proceeds (after deducting the costs of collecting such proceeds) to the reimbursement of the costs of such repair or restoration, and Grantor hereby designates Beneficiary as its attorney-in-fact for the purpose of making any election required or permitted under any insurance policy relating to repair or restoration. The insurance proceeds or any part thereof received by Beneficiary may be applied by Beneficiary toward reimbursement of all costs and expenses of Beneficiary in collecting such proceeds, and the balance, at Beneficiary's option in its sole and absolute discretion, to the principal (to the installments in inverse order of maturity, if payable in installments) and interest due or to become due under the Credit Agreement, to fulfill any other Obligation of Grantor. Application by Beneficiary of any insurance proceeds toward the last maturing installments of principal and interest due or to become due under the Credit Agreement shall not excuse Grantor from making any regularly scheduled payments due thereunder, nor shall such application extend or reduce the amount of such payments.

          (g) In the event of foreclosure of this Deed of Trust or other transfer of title to the Trust Property in extinguishment of the Indebtedness, all right, title and interest of Grantor in and to any insurance policies then in force shall pass to the purchaser or grantee and Grantor hereby appoints Beneficiary its attorney-in-fact, in Grantor's name, to assign and transfer all such policies and proceeds to such purchaser or grantee.

          6. Restrictions on Liens and Encumbrances. Except for the lien of this Deed of Trust and the Permitted Exceptions, and except as permitted by the Credit Agreement, Grantor shall not further mortgage, nor otherwise encumber the Trust Property nor create or suffer to exist any lien, charge or encumbrance on the Trust Property, or any part thereof superior to the lien of this Deed of Trust, whether recourse or non-recourse.

          7. Sale and Other Transfer Restrictions. Grantor shall not sell, transfer, convey or assign all or any portion of, or any interest in, the Trust Property except as permitted by the Credit Agreement.

          8. Limitation on Fundamental Changes. Except as permitted by the Credit Agreement, Grantor agrees that:

          (i) Grantor shall not enter into any transaction of merger or consolidation, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or acquire by purchase or otherwise all or substantially all the business or assets of, or any stock or other evidence of beneficial ownership of, any entity; and

          (ii) Grantor shall not engage in any business on the Premises other than the business in which it is presently engaged.

          9. Maintenance; No Alteration; Inspection; Utilities. (a) Grantor shall maintain or cause to be maintained all the Improvements in good condition and repair and shall not commit or suffer any waste of the Improvements. Grantor shall repair, restore, replace or rebuild promptly, in each case in accordance with the Credit Agreement, any part of the Premises which may be damaged or destroyed by any casualty whatsoever. The Improvements shall not be demolished or, except in compliance with the Credit Agreement, materially altered, nor, except in compliance with the Credit Agreement, any material additions built, without the prior written consent of Beneficiary, which consent shall not be unreasonably withheld or delayed.

          (b) Beneficiary and any persons authorized by Beneficiary shall have the right to enter and inspect the Premises and the right to inspect all work done, labor performed and materials furnished in and about the Improvements and the right to inspect and make copies of all books, contracts and records of Grantor relating to the Trust Property.

          (c) Grantor shall pay or cause to be paid when due all utility charges which are incurred for gas, electricity, water or sewer services furnished to the Premises and all other assessments or charges of a similar nature, whether public or private, affecting the Premises or any portion thereof, whether or not such assessments or charges are liens thereon.

          10. Condemnation/Eminent Domain. Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Trust Property, or any portion thereof, Grantor will notify Beneficiary of the pendency of such proceedings. Grantor authorizes Beneficiary, at Beneficiary's option and in Beneficiary's sole discretion, as attorney-in-fact for Grantor, to commence, appear in and prosecute, in Beneficiary's or Grantor's name, any action or proceeding relating to any condemnation of the Trust Property, or any portion thereof, and to settle or compromise any claim in connection with such condemnation. If Beneficiary elects not to participate in such condemnation proceeding, then Grantor shall, at its expense, diligently prosecute any such proceeding and shall consult with Beneficiary, its attorneys and experts and cooperate with them in any defense of any such proceedings. All awards and proceeds of condemnation shall be assigned to Beneficiary to be applied in the same manner as insurance proceeds, as provided above, and Grantor agrees to execute any such assignments of all such awards as Beneficiary may request.

          11. Restoration. If Beneficiary elects to release funds to Grantor for restoration of any of the Trust Property, then such restoration shall be performed only in accordance with the following conditions:

          (i) prior to the commencement of any restoration, the plans and specifications for such restoration, and the budgeted costs, shall be submitted for approval by Beneficiary, which approval shall not be unreasonably withheld or delayed;

          (ii) prior to making any advance of restoration funds, Beneficiary shall be satisfied that the remaining restoration funds are sufficient to complete the restoration and to pay all related expenses, including interest on the Indebtedness and real estate taxes on the Premises, during restoration;

          (iii) at the time of any disbursement of the restoration funds, (A) no Event of Default (as defined below) shall then exist, (B) no mechanics' or materialmen's liens shall have been filed and remain undischarged, except those discharged by the disbursement of the requested restoration funds and
     (C) a satisfactory bring-down or continuation of title insurance on the Premises shall be delivered to Beneficiary, upon reasonable request by Beneficiary therefor;

          (iv) disbursements shall be made from time to time in an amount not exceeding the cost of the work completed since the last disbursement, upon receipt of satisfactory evidence of the stage of completion and of performance of the work in a good and workmanlike manner and in accordance with the contracts, plans and specifications acceptable to Beneficiary;

          (v) with respect to each advance of restoration funds, Beneficiary may retain 10% of the amount of such advance as a holdback until the restoration is fully completed;

          (vi) the restoration funds shall bear no interest and may be commingled with Beneficiary's other funds;

          (vii) Beneficiary may impose such other conditions as are customarily imposed by construction lenders; and

          (viii)  any   restoration   funds   remaining  shall  be  retained  by
     Beneficiary and may be applied by Beneficiary, in its sole discretion, to the Indebtedness in the inverse order of maturity.

          12. Leases. (a) Grantor shall not (i) execute an assignment or pledge of any Lease relating to all or any portion of the Trust Property other than in favor of Beneficiary, or (ii) without the prior written consent of Beneficiary, which consent shall not unreasonably be withheld or delayed, execute or permit to exist any Lease of any of the Trust Property.

          (b) As to any Lease consented to by Beneficiary, Grantor shall:

          (i) promptly perform all of the provisions of the Lease on the part of the lessor thereunder to be performed;

          (ii) promptly enforce all of the provisions of the Lease on the part of the lessee thereunder to be performed;

          (iii) appear in and defend any action or proceeding arising under or in any manner connected with the Lease or the obligations of Grantor as lessor or of the lessee thereunder;

          (iv) exercise, within five (5) days after a request by Beneficiary, any right to request from the lessee a certificate with respect to the status thereof;

          (v) simultaneously deliver to Beneficiary copies of any notices of default which Grantor may at any time forward to or receive from the lessee;

          (vi) promptly deliver to Beneficiary a fully executed counterpart of the Lease;

          (vii) promptly, upon request of Beneficiary, record the Lease or a memorandum thereof, as provided by applicable law; and

          (viii) promptly deliver to Beneficiary, upon Beneficiary's request, an assignment of the Grantor's interest under such Lease.

          (c) Grantor shall deliver to Beneficiary, within ten (10) days after a request by Beneficiary, a written statement, certified by Grantor as being true, correct and complete, containing the names of all lessees and other occupants of the Trust Property, the terms of all Leases and the spaces occupied and rentals payable thereunder, and a list of all Leases which are then in default, including the nature and magnitude of the default; such statement shall be accompanied by credit information with respect to the lessees and such other information as Beneficiary may request.

          (d) All Leases entered into by Grantor after the date hereof, if any, and all rights of any lessees thereunder shall be subject and subordinate in all respects to the lien and provisions of this Deed of Trust unless Beneficiary shall otherwise elect in writing.

          (e) As to any Lease now in existence or subsequently consented to by Beneficiary, Grantor shall not accept a surrender or terminate, cancel, rescind, supplement, alter, revise, modify or amend such Lease or permit any such action to be taken nor shall Grantor accept the payment of rent more than thirty (30) days in advance of its due date.

          (f) If any act or omission of Grantor would give any lessee under any Lease the right, immediately or after lapse of a period of time, to cancel or terminate such Lease, or to abate or offset against the payment of rent or to claim a partial or total eviction, such lessee shall not exercise such right until it has given written notice of such act or omission to Beneficiary and until a 10-day period for remedying such act or omission shall have elapsed following the giving of such notice without a remedy being effected.

          (g) In the event of the enforcement by Beneficiary of any remedy under this Deed of Trust, the lessee under each Lease shall, if requested by Beneficiary or any other person succeeding to the interest of Beneficiary as a result of such enforcement, attorn to Beneficiary or to such person and shall recognize Beneficiary or such successor in interest as lessor under the Lease without change in the provisions thereof; provided however, that Beneficiary or such successor in interest shall not be: (i) bound by any payment of an installment of rent or additional rent which may have been made more than 30 days before the due date of such installment; (ii) bound by any amendment or modification to the Lease made without the consent of Beneficiary or such successor in interest, which consent shall not be unreasonably withheld or delayed; (iii) liable for any previous act or omission of Grantor (or its predecessors in interest); (iv) responsible for any monies owing by Grantor to the credit of such lessee or subject to any credits, offsets, claims, counterclaims, demands or defenses which the lessee may have against Grantor (or its predecessors in interest); (v) bound by any covenant to undertake or complete any construction of the Premises or any portion thereof; or (vi) obligated to make any payment to such lessee other than any security deposit actually delivered to Beneficiary or such successor in interest. Each lessee or other occupant, upon request by Beneficiary or such successor in interest, shall execute and deliver an instrument or instruments confirming such attornment. In addition, Grantor agrees that each Lease entered into after the date of this Deed of Trust shall include language to the effect of subsections (d)-(g) of this Section; provided that the provisions of such subsections shall be self-operative and any failure of any Lease to include such language shall not impair the binding effect of such provisions on any lessee under such Lease.

          13. Further Assurances/Estoppel Certificates. To further assure Beneficiary's and Trustee's rights under this Deed of Trust, Grantor agrees upon demand of Beneficiary or Trustee to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Trust Property and a separate assignment of each Lease in recordable form) as may be required by Beneficiary to confirm the lien of this Deed of Trust and all other rights or benefits conferred on Beneficiary. Within ten (10) days after Beneficiary has made a request therefor, Grantor shall deliver, in form and substance satisfactory to Beneficiary, a written statement, duly acknowledged, setting forth the amount of the Indebtedness, and whether any offsets, claims, counterclaims or defenses exist against the Indebtedness and certifying as to such other matters as Beneficiary shall reasonably request.

          14. Beneficiary's Right to Perform. If Grantor fails to perform any of the covenants or agreements of Grantor, Beneficiary or Trustee, without waiving or releasing Grantor from any obligation or default under this Deed of Trust, may, at any time (but shall be under no obligation to) pay or perform the same, and the amount or cost thereof, with interest at the Default Rate, shall immediately be due from Grantor to Beneficiary or Trusee (as the case may be) and the same shall be secured by this Deed of Trust and shall be an encumbrance on the Trust Property prior to any right, title to, interest in or claim upon the Trust Property attaching subsequent to the lien of this Deed of Trust. No payment or advance of money by Beneficiary or Trustee under this Section shall be deemed or construed to cure Grantor's default or waive any right or remedy of Beneficiary or Trustee.

          15. Grantor's Existence, etc. Grantor shall do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges under the laws of the state in which it was formed and its right to own property and transact business in each state in which the Real Estate is located. Grantor represents and warrants that this Deed of Trust has been executed by a duly authorized officer thereof. This Deed of Trust constitutes the legal, valid and binding obligation of Grantor, enforceable against Grantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

          16. Financial Statements; Certificates; Other Information. Grantor shall deliver to Beneficiary the financial statements required under the Credit Agreement.

          17. Hazardous Material. (a) Grantor shall comply with the provisions of Sections 4.17 and 6.8 of the Credit Agreement in respect of Materials of Environmental Concern (as defined in the Credit Agreement). In the event Grantor fails to do so, after five (5) days' notice to Grantor and the expiration of the cure period permitted under the applicable Legal Requirement, Beneficiary may declare such failure an Event of Default or cause the Premises to be freed from the Hazardous Material and the cost of the removal with interest at the Default Rate shall immediately be due from Grantor to Beneficiary and the same shall be added to the Indebtedness and be secured by this Deed of Trust. Grantor shall give Beneficiary and its agents and employees access to the Premises to remove Hazardous Material. Grantor agrees to defend, indemnify and hold Beneficiary and Trustee free and harmless from and against all loss, costs, damage and expense (including attorneys' fees and costs and consequential damages) Beneficiary may sustain by reason of (i) the imposition or recording of a lien by any Governmental Authority pursuant to any Legal Requirement relating to hazardous or toxic wastes or substances or the removal thereof ("Hazardous Material Laws"); (ii) claims of any private parties regarding violations of Hazardous Material Laws; (iii) costs and expenses (including, without limitation, attorneys' fees and fees incidental to the securing of repayment of such costs and expenses) incurred by Grantor, Beneficiary or Trustee in connection with the removal of any such lien or in connection with Grantor's or Beneficiary's or Trustee's compliance with any Hazardous Material Laws; and (iv) the assertion against Beneficiary or Trustee by any party of any claim in connection with Hazardous Material. It is intended that the foregoing agreement of Grantor to indemnify Beneficiary include, without limitation, indemnification for loss, costs, damage and expense Beneficiary may sustain as a result of Beneficiary's own negligence.

                  (b) The foregoing indemnification shall be a recourse obligation of Grantor and shall survive repayment of the loans under the Credit Agreement, notwithstanding any limitations on recourse which may be contained herein or in any Loan Documents or the delivery of any satisfaction, release or release deed, discharge or deed of reconveyance, or the assignment of this Deed of Trust by Beneficiary or the replacement of Trustee by a substitute trustee.

          (c) For the purposes of this Deed of Trust, "Hazardous Material" means and includes any hazardous, nuclear, toxic or dangerous waste, substance or material defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation, and Liability Act, any so-called "Superfund" or "Superlien" law, or any other Legal Requirement regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, nuclear, toxic or dangerous waste, substance or material, as now or at any time in effect.

          18. Asbestos. Grantor shall not install or permit to be installed in the Premises friable asbestos or any substance containing asbestos and deemed hazardous by any Legal Requirement respecting such material, or any other building material deemed to be harmful, hazardous or injurious by relevant Legal Requirements. Grantor shall give Beneficiary and its agents and employees access to the Premises to remove such asbestos or substances. Grantor shall defend, indemnify, and save Beneficiary and Trustee harmless from all loss, costs, damages and expense (including attorneys' fees and costs and consequential damages) asserted or proven against Beneficiary or Trustee by any party, as a result of the presence of such substances or any removal or compliance with such Legal Requirements. It is intended that the foregoing agreement of Grantor to indemnify Beneficiary include, without limitation, indemnification for loss, costs, damage and expense Beneficiary may sustain as a result of Beneficiary's own negligence. Furthermore, the indemnification shall be a recourse obligation of Grantor and shall survive repayment of the loans under the Credit Agreeement, notwithstanding any limitation on recourse which may be contained herein or in any of the Loan Documents or the delivery of any satisfaction, release or release deed, discharge or deed of reconveyance, or the assignment of this Deed of Trust by Beneficiary or the replacement of Trustee with a substitute trustee..

          19. Event of Default. The occurrence of an Event of Default under the Credit Agreement shall constitute an Event of Default hereunder.

          20. Remedies.

          (a) Upon the occurrence of any Event of Default, in addition to any other rights and remedies Beneficiary may have pursuant to the Loan Documents, or as provided by law, and without limitation, (x) if such event is an Event of Default under Section 8 of the Credit Agreement, automatically the Indebtedness and all other amounts owing under the Credit Agreement, this Deed of Trust and the other Security Documents immediately shall become due and payable, and (y) if such event is any other Event of Default, by notice to Grantor, Beneficiary may declare the Indebtedness (together with accrued interest thereon) and all other amounts payable under the Credit Agreement, this Deed of Trust and the other Security Documents to be immediately due and payable. Except as expressly provided above in this Section or in the Credit Agreement, presentment, demand, protest and all other notices of any kind are hereby expressly waived. In addition, upon the occurrence of any Event of Default, Beneficiary may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Grantor and in and to the Trust Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Beneficiary may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Beneficiary:



          (i) Beneficiary may direct Trustee to sell or offer for sale the Trust Property in such portions, order and parcels as Beneficiary may determine, with or without having first taken possession of the same, to the highest bidder for cash at public auction. Such sale shall be made at the courthouse door of the County wherein the Real Estate (or any of that portion thereof to be sold) is situated (whether the parts or parcels thereof, if any, in different counties are contiguous or not, and without the necessity of having any personal property hereby mortgaged present at such sale) on the first Tuesday of any month between the hours of 10:00 a.m. and 4:00 p.m. after posting a written or printed notice or notices of the place, time and terms of the sale of the Trust Property for twenty-one
     (21) days prior to the date of the sale at the courthouse door of the county in which the sale is to be made and at the courthouse door of any other county in which a portion of the Trust Property may be situated and filing a copy of such notice(s) in the office of the county clerk in each of such counties, and by serving written notice of the proposed sale at least twenty-one (21) days preceding the date of sale by certified mail on Grantor and on each debtor obligated to pay the Indebtedness according to the records of the Beneficiary. It is agreed that the posting and transmittal of notices may be performed by the Trustee, Beneficiary, or by any person acting for them. The sale shall be accomplished by following the procedures permitted or required by Tex. Prop. Code Ann. 51.002 (Vernon
     1984), as same may be amended from time to time, relating to the sale of real estate and/or by Chapter 9 of the Texas Uniform Commercial Code relating to the sale of personal property collateral after default by a debtor (as said Section and Chapter may now exist or may hereafter be amended or succeeded), or by any other present or subsequent articles or enactments relating to the same. Nothing contained in this subsection (d) shall be construed to limit in any way Trustee's rights to sell the Trust Property by private sale if, and to the extent, that such private sale is permitted under the laws of the State of Texas or by public or private sale after entry of judgment by any court of competent jurisdiction ordering the same. At any such sale (i) whether made under power herein contained, the aforesaid 51.002, the Texas Uniform Commercial Code, any other legal requirement or by virtue of any judicial procedure or any other legal right, remedy or recourse, it shall not be necessary for Trustee to have physically present, or to have constructive possession of, the Trust Property (Grantor hereby covenanting and agreeing to deliver to Trustee any portion of the Trust Property not actually or constructively possessed by Trustee immediately upon demand by Trustee), and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if the same had been actually present and delivered to purchaser at such sale, (ii) each instrument of conveyance executed by Trustee shall contain a special warranty of title, subject to Permitted Encumbrances, binding upon Grantor, (iii) each and every recital contained in any instrument of conveyance made by Trustee shall be prima facie proof of the truth and accuracy of the matters recited therein, including, without limitation, nonpayment of the Indebtedness, advertisement and conduct of such sale in the manner provided herein and otherwise by law and appointment of any successor Trustee hereunder, (iv) there shall be a prima facie presumption that any and all prerequisites to the validity thereof shall have been performed, (v) the receipt of Trustee or of such other party or officer making the sale shall be a sufficient discharge to the purchaser or purchasers for his or their purchase money and no such purchaser or purchasers, or his or their assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money or be in any way answerable for any loss, misapplication or nonapplication thereof, (vi) to the fullest extent permitted by law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar, both at law and in equity, against Grantor, and against any and all other persons claiming or to claim the property sold or any part thereof, by, through or under Grantor, and (vii) to the extent and under such circumstances as are permitted by law, Beneficiary may be a purchaser at any such sale;


          (ii) Beneficiary may, to the extent permitted by applicable law, (A) institute and maintain an action of foreclosure against all or any part of the Trust Property, (B) institute and maintain an action on the Credit Agreement, or (C) take such other action at law or in equity for the enforcement of this Deed of Trust or any of the Loan Documents as the law may allow. Beneficiary may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the Default Rate and all costs of suit, including, without limitation, reasonable attorneys' fees and disbursements. Interest at the Default Rate shall be due on any judgment obtained by Beneficiary from the date of judgment until actual payment is made of the full amount of the judgment.

          (ii) Beneficiary may personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Trust Property or any other collateral as security for the Indebtedness and Obligations enter into and upon the Trust Property and each and every part thereof and exclude Grantor and its agents and employees therefrom without liability for trespass, damage or otherwise (Grantor hereby agreeing to surrender possession of the Trust Property to Beneficiary upon demand at any such time) and use, operate, manage, maintain and control the Trust Property and every part thereof. Following such entry and taking of possession, Beneficiary shall be entitled, without limitation, (x) to lease all or any part or parts of the Trust Property for such periods of time and upon such conditions as Beneficiary may, in its discretion, deem proper,
     (y) to enforce, cancel or modify any Lease and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Trust Property as Beneficiary shall deem appropriate as fully as Grantor might do.

          (b) Beneficiary, in any action to foreclose this Deed of Trust in a judicial procedure or in connection with the exercise of any non-judicial power of sale by Trustee, shall be entitled to the appointment of a receiver. In case of a foreclosure sale, the Real Estate may be sold, at Beneficiary's election, in one parcel or in more than one parcel and Beneficiary is specifically empowered, (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Trust Property to be held.

          (c) In the event of any breach, beyond any applicable grace period, of any of the covenants, agreements, terms or conditions contained in this , and notwithstanding to the contrary any exculpatory or non-recourse language which may be contained herein, Beneficiary shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Beneficiary and Trustee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Deed of Trust.

          (d) Following any sale of the Trust Property, or any part hereof, under the provisions of this instrument, all persons and parties in possession of the property sold shall be divested of any and all interest in and claim to the Trust Property, and shall be obligated to immediately vacate the premises, and prior to such vacation shall be tenants at sufferance of the purchaser of the property sold and shall be subject to eviction in an action of forcible detainer; provided, the provisions of this subparagraph shall be subject to any agreements made in writing by Beneficiary with reference to any existing and/or future leases; provided, further, the purchaser at any foreclosure sale shall have the option but not the obligation to affirm any then existing leases or tenancies or otherwise succeed to the rights of Grantor thereunder.

          21. Right of Beneficiary to Credit Sale. Upon the occurrence of any sale made under this Deed of Trust, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Beneficiary may bid for and acquire the Trust Property or any part thereof. In lieu of paying cash therefor, Beneficiary may make settlement for the purchase price by crediting upon the Indebtedness or other sums secured by this Deed of Trust the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Beneficiary is authorized to deduct under this Deed of Trust. In such event, this Deed of Trust, the Credit Agreement and documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Indebtedness as having been paid.

          22. Appointment of Receiver. If an Event of Default shall have occurred and be continuing, Beneficiary as a matter of right and without notice to Grantor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Trust Property or any other collateral as security for the Indebtedness and Obligations or the interest of Grantor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Trust Property, and Grantor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Beneficiary in case of entry as provided in this Deed of Trust, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Trust Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Trust Property unless such receivership is sooner terminated.

          23. Extension, Release, etc. (a) Without affecting the lien or charge of this Deed of Trust upon any portion of the Trust Property not then or theretofore released as security for the full amount of the Indebtedness, Beneficiary may, from time to time and without notice, agree to

(i) release any person liable for the Indebtedness, (ii) extend the maturity or alter any of the terms of the Indebtedness or any guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Beneficiary's option any parcel, portion or all of the Trust Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto. If at any time this Deed of Trust shall secure less than all of the principal amount of the Indebtedness, it is expressly agreed that any repayments of the principal amount of the Indebtedness shall not reduce the amount of the lien of this Deed of Trust until the lien amount shall equal the principal amount of the Indebtedness outstanding.

          (b) No recovery of any judgment by Beneficiary and no levy of an execution under any judgment upon the Trust Property or upon any other property of Grantor shall affect the lien of this Deed of Trust or any liens, rights, powers or remedies of Beneficiary hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

          (c) If Beneficiary shall have the right to foreclose this Deed of Trust (or direct the Trustee to sell the Trust Property, as the case may be), Grantor authorizes Beneficiary at its option to foreclose the lien of this Deed of Trust subject to the rights of any tenants of the Trust Property. The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights will not be asserted by Grantor as a defense to any proceeding instituted by Beneficiary to collect the Indebtedness or to foreclose the lien of this Deed of Trust.

          (d) Unless expressly provided otherwise, in the event that ownership of this Deed of Trust and title to the Trust Property or any estate therein shall become vested in the same person or entity, this Deed of Trust shall not merge in such title but shall continue as a valid lien on the Trust Property for the amount secured hereby.

          24. Security Agreement under Uniform Commercial Code. (a) It is the intention of the parties hereto that this Deed of Trust shall constitute a Security Agreement within the meaning of the Uniform Commercial Code (the "Code") of the State in which the Trust Property is located. If an Event of Default shall occur under this Deed of Trust, then in addition to having any other right or remedy available at law or in equity, Beneficiary shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Trust Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Trust Property in accordance with Beneficiary's rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If Beneficiary shall elect to proceed under the Code, then 8 days' notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Beneficiary shall include, but not be limited to, attorneys' fees and legal expenses. At Beneficiary's request, Grantor shall assemble the personal property and make it available to Beneficiary at a place designated by Beneficiary which is reasonably convenient to both parties.

          (b) Grantor and Beneficiary agree, to the extent permitted by law, that: (i) all of the goods described within the definition of the word "Equipment" are or are to become fixtures on the Real Estate; (ii) this Deed of Trust upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a "fixture filing" within the meaning of Sections 9-313 and 9-402 of the Code; (iii) Grantor is the record owner of the Real Estate; and (iv) the addresses of Grantor and Beneficiary are as set forth on the first page of this Deed of Trust.

          (c) Grantor, upon request by Beneficiary from time to time, shall execute, acknowledge and deliver to Beneficiary one or more separate security agreements, in form satisfactory to Beneficiary, covering all or any part of the Trust Property and will further execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any financing statement, affidavit, continuation statement or certificate or other document as Beneficiary may request in order to perfect, preserve, maintain, continue or extend the security interest under and the priority of this Deed of Trust and such security instrument. Grantor further agrees to pay to Beneficiary on demand all costs and expenses incurred by Beneficiary in connection with the preparation, execution, recording, filing and re-filing of any such document and all reasonable costs and expenses of any record searches for financing statements Beneficiary shall reasonably require. Grantor shall from time to time, on request of Beneficiary, deliver to Beneficiary an inventory in reasonable detail of any of the Trust Property which constitutes personal property. If Grantor shall fail to furnish any financing or continuation statement within ten (10) days after request by Beneficiary, then pursuant to the provisions of the Code, Grantor hereby authorizes Beneficiary, without the signature of Grantor, to execute and file any such financing and continuation statements. The filing of any financing or continuation statements in the records relating to personal property or chattels shall not be construed as in any way impairing the right of Beneficiary to proceed against any personal property encumbered by this Deed of Trust as real property, as set forth above.

          25. Assignment of Rents. Grantor hereby assigns to Trustee, for the benefit of Beneficiary, the Rents as further security for the payment of the Indebtedness and performance of the Obligations, and Grantor grants to Beneficiary the right to enter the Trust Property for the purpose of collecting the same and to let the Trust Property or any part thereof, and to apply the Rents on account of the Indebtedness. The foregoing assignment and grant is present and absolute and shall continue in effect until the Indebtedness is paid in full, but Beneficiary hereby waives the right to enter the Trust Property for the purpose of collecting the Rents and Grantor shall be entitled to collect, receive, use and retain the Rents until the occurrence of an Event of Default under this Deed of Trust; such right of Grantor to collect, receive, use and retain the Rents may be revoked by Beneficiary upon the occurrence of any Event of Default under this Deed of Trust by giving not less than five (5) days' written notice of such revocation to Grantor; in the event such notice is given, Grantor shall pay over to Beneficiary, or to any receiver appointed to collect the Rents, any lease security deposits, and shall pay monthly in advance to Beneficiary, or to any such receiver, the fair and reasonable rental value as determined by Beneficiary for the use and occupancy of the Trust Property or of such part thereof as may be in the possession of Grantor or any affiliate of Grantor, and upon default in any such payment Grantor and any such affiliate will vacate and surrender the possession of the Trust Property to Beneficiary or to such receiver, and in default thereof may be evicted by summary proceedings or otherwise. Grantor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any).

          26. Trust Funds. All lease security deposits of the Real Estate shall be treated as trust funds not to be commingled with any other funds of Grantor. Within ten (10) days after request by Beneficiary, Grantor shall furnish Beneficiary satisfactory evidence of compliance with this subsection, together with a statement of all lease security deposits by lessees and copies of all Leases not previously delivered to Beneficiary, which statement shall be certified by Grantor.

          27. Additional Rights. The holder of any subordinate lien on the Trust Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Deed of Trust nor shall any holder of any subordinate lien join any tenant under any Lease in any action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease. By recordation of this Deed of Trust all subordinate lienholders and the trustees and beneficiaries under subordinate deeds of trust are subject to and notified of this provision, and any action taken by any such lienholder contrary to this provision shall be null and void. Upon the occurrence of any Event of Default, Beneficiary may, in its sole discretion and without regard to the adequacy of its security under this Deed of Trust, apply all or any part of any amounts on deposit with Beneficiary under this Deed of Trust against all or any part of the Indebtedness. Any such application shall not be construed to cure or waive any Default or Event of Default or invalidate any act taken by Beneficiary on account of such Default or Event of Default.

          28. Changes in Method of Taxation. In the event of the passage after the date hereof of any law of any Governmental Authority deducting from the value of the Premises for the purposes of taxation any lien thereon, or changing in any way the laws for the taxation of deeds of trust or debts secured thereby for federal, state or local purposes, or the manner of collection of any such taxes, and imposing a tax, either directly or indirectly, on mortgages or deeds of trust or debts secured thereby, the holder of this Deed of Trust shall have the right to declare the Indebtedness due on a date to be specified by not less than 30 days' written notice to be given to Grantor unless within such 30-day period Grantor shall assume as an Obligation hereunder the payment of any tax so imposed until full payment of the Indebtedness and such assumption shall be permitted by law.

          29. Notices. All notices, requests, demands and other communications hereunder shall be given in accordance with the provisions of subsection 10.2 of the Credit Agreement to Grantor and to Beneficiary as specified thereunder.

          30. No Oral Modification. This Deed of Trust may not be changed or terminated orally. Any agreement made by Grantor and Beneficiary after the date of this Deed of Trust relating to this Deed of Trust shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance. Trustee's execution of any written agreement between Grantor and Beneficiary shall not be required for the effectiveness thereof as between Grantor and Beneficiary.

          31. Partial Invalidity. In the event any one or more of the provisions contained in this Deed of Trust shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included. Notwithstanding to the contrary anything contained in this Deed of Trust or in any provisions of the Indebtedness or Loan Documents, the obligations of Grantor and of any other obligor under the Indebtedness or Loan Documents shall be subject to the limitation that Beneficiary shall not charge, take or receive, nor shall Grantor or any other obligor be obligated to pay to Beneficiary, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by Beneficiary.

          32. Grantor's Waiver of Rights. To the fullest extent permitted by law, Grantor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Trust Property, (ii) any extension of the time for the enforcement of the collection of the Indebtedness or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Trust Property from attachment, levy or sale under execution or exemption from civil process. To the full extent Grantor may do so, Grantor agrees that Grantor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Deed of Trust before exercising any other remedy granted hereunder and Grantor, for Grantor and its successors and assigns, and for any and all persons ever claiming any interest in the Trust Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of exercise by Trustee or Beneficiary of the power of sale or other rights hereby created.

          33. Remedies Not Exclusive. Beneficiary and Trustee shall be entitled to enforce payment of the Indebtedness and performance of the Obligations and to exercise all rights and powers under this Deed of Trust or under any of the other Loan Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Indebtedness and Obligations may now or hereafter be otherwise secured, whether by deed of trust, mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Deed of Trust nor its enforcement, shall prejudice or in any manner affect Beneficiary's or Trustee's right to realize upon or enforce any other security now or hereafter held by Beneficiary or Trustee, it being agreed that Beneficiary and Trustee shall be entitled to enforce this Deed of Trust and any other security now or hereafter held by Beneficiary or Trustee in such order and manner as Beneficiary may determine in its absolute discretion. No remedy herein conferred upon or reserved to Beneficiary or Trustee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Beneficiary or Trustee or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Beneficiary or Trustee, as the case may be. In no event shall Beneficiary or Trustee, in the exercise of the remedies provided in this Deed of Trust (including, without limitation, in connection with the assignment of Rents to Beneficiary, or the appointment of a receiver and the entry of such receiver on to all or any part of the Trust Property), be deemed a "mortgagee in possession," and neither Beneficiary nor Trustee shall in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

          34. Multiple Security. If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Deed of Trust, Beneficiary shall now or hereafter hold or be the beneficiary of one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Indebtedness upon other property in the State in which the Premises are located (whether or not such property is owned by Grantor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Beneficiary may, at its election, commence or consolidate in a single trustee's sale or foreclosure action all trustee's sale or foreclosure proceedings against all such collateral securing the Indebtedness (including the Trust Property), which action may be brought or consolidated in the courts of any county in which any of such collateral is located. Grantor acknowledges that the right to maintain a consolidated trustee's sale or foreclosure action is a specific inducement to Beneficiary to extend the Indebtedness, and Grantor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Grantor further agrees that if Trustee or Beneficiary shall be prosecuting one or more foreclosure or other proceedings against a portion of the Trust Property or against any collateral other than the Trust Property, which collateral directly or indirectly secures the Indebtedness, or if Beneficiary shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral (or, in the case of a trustee's sale, shall have met the statutory requirements therefor with respect to such collateral), then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Beneficiary may commence or continue foreclosure proceedings and exercise its other remedies granted in this Deed of Trust against all or any part of the Trust Property and Grantor waives any objections to the commencement or continuation of a foreclosure of this Deed of Trust or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Deed of Trust or such other proceedings on such basis. The commencement nor continuation of proceedings to sell the Trust Property in a trustee's sale, to foreclose this Deed of Trust or the exercise of any other rights hereunder nor the recovery of any judgment by Beneficiary or the occurrence of any sale by the Trustee in any such proceedings shall not prejudice, limit or preclude Beneficiary's right to commence or continue one or more trustee's sale, foreclosure or other proceedings or obtain a judgment against (or, in the case of a trustee's sale, to meet the statutory requirements for, any such sale of) any other collateral (either in or outside the State in which the Premises are located) which directly or indirectly secures the Indebtedness, and Grantor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other proceedings or exercise of any remedies in such proceedings based upon any action or judgment connected to this Deed of Trust, and Grantor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other proceedings or any action under this Deed of Trust on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Beneficiary may, at its election, cause the sale of all collateral which is the subject of a single trustee's sale or foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Indebtedness (directly or indirectly) in the most economical and least time-consuming manner.

          35.  Expenses;  Indemnification.  (a) Grantor  shall pay or  reimburse
Trustee and  Beneficiary  for all expenses  incurred by  Beneficiary  or Trustee before and after the date of this Deed of Trust with respect to any and all transactions contemplated by this Deed of Trust including without limitation, the preparation of any document reasonably required hereunder or any amendment, modification, restatement or supplement to this Deed of Trust, the delivery of any consent, non-disturbance agreement or similar document in connection with this Deed of Trust or the enforcement of any of Beneficiary's or Trustee's rights. Such expenses shall include, without limitation, all title and conveyancing charges, recording and filing fees and taxes, mortgage taxes, intangible personal property taxes, escrow fees, revenue and tax stamp expenses, insurance premiums (including title insurance premiums), title search and title rundown charges, brokerage commissions, finders' fees, placement fees, court costs, surveyors', photographers', appraisers', architects', engineers', consulting professional's, accountants' and attorneys' fees and disbursements. Grantor acknowledges that from time to time Grantor may receive statements for such expenses, including without limitation attorneys' fees and disbursements. Grantor shall pay such statements promptly upon receipt.

          (b) If (i) any sale (or any prerequisite to a sale), action or proceeding shall be commenced by Beneficiary or Trustee (including but not limited to any action to any sale of the Trust Property, or any foreclose this Deed of Trust or to collect the Indebtedness), or any action or proceeding is commenced to which Beneficiary or Trustee is made a party, or in which it becomes necessary to defend or uphold the lien of this Deed of Trust, or in which Beneficiary or Trustee is served with any legal process, discovery notice or subpoena and (ii) in each of the foregoing instances such action or proceeding in any manner relates to or arises out of this Deed of Trust or Beneficiary's lending to Grantor, then Grantor will immediately reimburse or pay to Beneficiary and Trustee all of the expenses which have been or may be incurred by Beneficiary and Trustee, respectively, with respect to the foregoing (including reasonable counsel fees and disbursements), together with interest thereon at the Default Rate, and any such sum and the interest thereon shall be a lien on the Trust Property, prior to any right, or title to, interest in or claim upon the Trust Property attaching or accruing subsequent to the lien of this Deed of Trust, and shall be deemed to be secured by this Deed of Trust. In any action or proceeding to sell the Trust Property, to foreclose this Deed of Trust, or to recover or collect the Indebtedness, the provisions of law respecting the recovering of costs, disbursements and allowances shall prevail unaffected by this covenant.

          (c) Grantor shall indemnify and hold harmless each of Beneficiary and Trustee and each of their respective affiliates, and the respective directors, officers, agents and employees of each of Beneficiary and Trustee and each of their respective affiliates (all of the foregoing indemnified parties collectively, the "Obligees") from and against all claims, damages, losses and liabilities (including, without limitation, reasonable attorneys' fees and expenses) arising out of or based upon any matter related to this Deed of Trust, the Trust Property or the occupancy, ownership, maintenance or management of the Trust Property by Grantor, including, without limitation, any claims based on the alleged acts or omissions of any employee or agent of Grantor. It is intended that the foregoing agreement of Grantor to indemnify the Obligees include, without limitation, indemnification for claims, damages, losses and liabilities the Obligees may sustain as a result of the Obligees' own negligence and this indemnification shall be in addition to any other liability which Grantor may otherwise have to Beneficiary or Trustee.

          36. Successors and Assigns. All covenants of Grantor contained in this Deed of Trust are imposed solely and exclusively for the benefit of Beneficiary and Trustee and their respective successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Beneficiary or Trustee at any time if in its sole discretion it deems such waiver advisable. All such covenants of Grantor shall run with the land and bind Grantor, the successors and assigns of Grantor (and each of them) and all subsequent owners, encumbrancers and tenants of the Trust Property, and shall inure to the benefit of Beneficiary, its successors and assigns. The word "Grantor" shall be construed as if it read "Grantors" whenever the sense of this Deed of Trust so requires and if there shall be more than one Grantor, the obligations of the Grantors shall be joint and several.

          37. No Waivers, etc. Any failure by Beneficiary to insist upon the strict performance by Grantor of any of the terms and provisions of this Deed of Trust shall not be deemed to be a waiver of any of the terms and provisions hereof, and Beneficiary or Trustee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Grantor of any and all of the terms and provisions of this Deed of Trust to be performed by Grantor. Beneficiary may release, regardless of consideration and without the necessity for any notice to or consent by the beneficiary of any subordinate deed of trust or the holder of any subordinate lien on the Trust Property, any part of the security held for the obligations secured by this Deed of Trust without, as to the remainder of the security, in any way impairing or affecting the lien of this Deed of Trust or the priority of such lien over any subordinate lien.

          38. GOVERNING LAW, ETC. THIS DEED OF TRUST SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT THAT GRANTOR EXPRESSLY ACKNOWLEDGES THAT BY ITS TERMS THE CREDIT AGREEMENT SHALL BE GOVERNED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW, AND FOR PURPOSES OF CONSISTENCY, GRANTOR AGREES THAT IN ANY IN PERSONAM PROCEEDING RELATED TO THIS DEED OF TRUST THE RIGHTS OF THE PARTIES TO THIS DEED OF TRUST SHALL ALSO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK GOVERNING CONTRACT MADE AND TO BE PERFORMED IN THAT STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW.

          39. Waiver of Trial by Jury. Grantor, Trustee and Beneficiary each hereby irrevocably and unconditionally waive trial by jury in any action, claim, suit or proceeding relating to this Deed of Trust and for any counterclaim brought therein. Grantor hereby waives all rights to interpose any counterclaim in any suit brought by Beneficiary hereunder and all rights to have any such suit consolidated with any separate suit, action or proceeding.

          40. Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Deed of Trust shall be used interchangeably in singular or plural form and the word "Grantor" shall mean "each Grantor or any subsequent owner or owners of the Trust Property or any part thereof or interest therein," the word "Beneficiary" shall mean "Beneficiary or any subsequent borrower under the Credit Agreement," the word "Credit Agreement" shall mean "the Credit Agreement or any other evidence of indebtedness secured by this Deed of Trust," the word "person" shall include any individual, corporation, partnership, trust, unincorporated association, government, governmental authority, or other entity, and the words "Trust Property" shall include any portion of the Trust Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Deed of Trust are for convenience or reference only and in no way limit or amplify the provisions hereof.

          41. Revolving Credit; Future Advances. The Loans secured hereby include revolving lines of credit extended by the Banks to Grantor pursuant to the Credit Agreement. The outstanding balance of such revolving lines of credit may increase and decrease from time to time, and sums may be advanced, repaid and readvanced thereunder until the final maturity of the Loans. This Deed of Trust is intended to secure all indebtedness of Grantor under the Loans so long as the Credit Agreement continues in effect, regardless of such repayments and readvances of the proceeds of the Loans, and regardless of whether the balance of such obligations may be reduced, from time to time, to zero. In addition to all other indebtedness secured by this Deed of Trust, this Deed of Trust shall secure also and constitute a first lien subject only to the Permitted Exceptions on the Trust Property for all future advances made by the Banks to Grantor for any purpose within six (6) years from the date of this Deed of Trust to the same extent as if such advances were made on the date of the execution of this Deed of Trust. The total amount of the indebtedness, including future advances, that is secured by this Deed of Trust, may increase or decrease from time to time, but shall not exceed the maximum principal amount of the Loans as set forth in the Credit Agreement at any one time, together with interest thereon at the rates provided in the Credit Agreement, and plus any disbursement made by Beneficiary or any of the Banks to protect the security of this Deed of Trust, with interest on such disbursement at the Default Rate.

          42. Last Dollars Secured; Priority. This Deed of Trust secures only a portion of the Indebtedness owing or which may become owing by the Grantor to the Banks. The parties agree that any payments or repayments of such Indebtedness shall be and be deemed to be applied first to the portion of the Indebtedness that is not secured hereby, it being the parties' intent that the portion of the Indebtedness last remaining unpaid shall be secured hereby.

          42. Enforceability; Usury. In no event shall any provision of this Deed of Trust, the Note, or any other instrument evidencing or securing the indebtedness ever obligate Grantor to pay or allow Beneficiary to collect interest on the Note or any other indebtedness secured hereby at a rate greater than the maximum non-usurious rate permitted by applicable law (herein referred to as the "Highest Lawful Rate"), or obligate Grantor to pay any taxes, assessments, charges, insurance premiums or other amounts to the extent that such payments, when added to the interest payable on the Note or any other note secured hereby, would be held to constitute the payment by Grantor of interest at a rate greater than the Highest Lawful Rate; and this provision shall control over any provision to the contrary. To the extent the Highest Lawful Rate is determined by reference to the laws of the State of Texas, same shall be determined by reference to the indicated (weekly) rate ceiling (as defined and described in Texas Revised Civil Statutes Article 5069-1.04, as amended) at the applicable time in effect.

          Without limiting the generality of the foregoing, in the event the maturity of all or any part of the principal amount of the Indebtedness shall be accelerated for any reason, then such principal amount so accelerated shall be credited with any interest theretofore paid thereon in advance and remaining unearned at the time of such acceleration. If, pursuant to the terms of this instrument or the Note, any funds are applied to the payment of any part of the principal amount of the Indebtedness prior to the maturity thereof, then (a) any interest which would otherwise thereafter accrue on the principal amount so paid by such application shall be canceled, and (b) the Indebtedness remaining unpaid after such application shall be credited with the amount of all interest, if any, theretofore collected on the principal amount so paid by such application and remaining unearned at the date of said application; and if the funds so applied shall be sufficient to pay in full all the Indebtedness, then Beneficiary shall refund to Grantor all interest theretofore paid thereon in advance and remaining unearned at the time of such acceleration. Regardless of any other provision in this instrument, or in any of the written evidences of the Indebtedness, Grantor shall never be required to pay any unearned interest on the Indebtedness or any portion thereof, and shall never be required to pay interest thereon at a rate in excess of the Highest Lawful Rate construed by courts having competent jurisdiction thereof.

          43. Homestead. Grantor represents and covenants that the Trust Property forms no part any property owned, used or claimed by Grantor as a business or residential homestead, or as exempt from forced sale under the laws of the State of Texas, and disclaims and renounces all and every such claim thereto.

          44. Substitute Trustee. In case of the resignation of the Trustee, or the inability (through death or otherwise), refusal or failure of the Trustee to act, or at the option of Beneficiary or the holder(s) of a majority of the Indebtedness for any other reason (which reason need not be stated), a Substitute Trustee may be named, constituted and appointed by Beneficiary or the holder(s) of a majority of the Indebtedness, without other formality than an appointment and designation in writing, which appointment and designation shall be full evidence of the right and authority to make the same and of all facts therein recited, and this conveyance shall vest in the Substitute Trustee the title, powers and duties herein conferred on the Trustee originally named herein, and the conveyance of the Substitute Trustee to the purchaser(s) at any sale of the Trust Property of any part thereof shall be equally valid and effective. The right to appoint a

Substitute Trustee shall exist as often and whenever from any of said causes, the Trustee, original or Substitute, resigns or cannot, will not or does not act, or Beneficiary or the holder(s) of a majority of the Indebtedness desires to appoint a new Trustee. No bond shall ever be required of the Trustee, original or Substitute. The recitals in any conveyance made by the Trustee, original or Substitute, shall be accepted and construed in court and elsewhere as prima facie evidence and proof of the facts recited, and no other proof shall be required as to the request by Beneficiary or the Holder(s) of a majority of the Indebtedness to the Trustee to enforce this Deed of Trust, or as to the notice of or holding of the sale, or as to any particulars thereof, or as to the resignation of the Trustee, original or Substitute, or as to the inability, refusal or failure of the Trustee, original or Substitute, to act, or as to the election of Beneficiary or the holder(s) of a majority of the Indebtedness to appoint a new Trustee, or as to appointment of a Substitute Trustee, and all prerequisites of said sale shall be presumed to have been performed; and each sale made under the powers herein granted shall be a perpetual bar against Grantor and the heirs, personal representatives, successors and assigns of Grantor. Trustee, original or substitute, is hereby authorized and empowered to appoint any one or more persons as attorney-in-fact to act as Trustee under him and in his name, place and stead in order to take any actions that Trustee is authorized and empowered to do hereunder, such appointment to be evidenced by an instrument signed and acknowledged by said Trustee, original or substitute; and all acts done by said attorney-in-fact shall be valid, lawful and binding as if done by said Trustee, original or substitute, in person.

          45. Indemnification of Trustee. Except for gross negligence or willful misconduct, Trustee shall not be liable for any act or omission or error of judgment. Trustee may rely on any document believed by him in good faith to be genuine. All money received by Trustee shall, until used or applied as herein provided, be held in trust, and Trustee shall not be liable for interest thereon. Grantor shall indemnify Trustee against all liability and expenses that he may incur in the performance of his duties hereunder except for gross negligence or willful misconduct.

          46. Business or Commercial Purpose. Grantor warrants that the extension of credit evidenced by the Note secured hereby is solely for business or commercial purposes, other than agricultural purposes. Grantor further warrants that the credit transaction evidenced by the Note is specifically exempted under Section 226.3(a) of Regulation Z issued by the Board of Governors of the Federal Reserve System and Title 12 (Truth in Lending Act) and Section 1603 of Title 15 (General Provisions) of the Consumer Credit Protection Act and that no disclosures are required to be given under such regulations and federal laws in connection with the above transaction.

          47. Final Agreement. In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby confirms and agrees that this Deed of Trust (including the Schedules hereto), the Note, any guarantees of the Note executed by any guarantors and all other Loan Documents and loan papers together constitute a written "loan agreement" as defined in Section 26.02(a) of the Texas Business and Commerce Code.

          48. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

          43. Receipt of Copy. Grantor acknowledges that it has received a true copy of this Deed of Trust.

          This Deed of Trust has been duly executed by Grantor as of the date first above written.

                                   NUEVO SOL TURF CLUB INC.


                                   By: /S/ Susan J. Carstensen
                                       -----------------------------------------
                                       Name:  Susan J. Carstensen
                                       Title: Treasurer

STATE OF MONTANA    )
                    )  ss.:
COUNTY OF GALLATIN  )

          On this 8th day of October, 1998, personally came Susan J. Carstensen, before me came _______________, to be duly sworn by me, and did depose and say that she executed the foregoing instument in the name of Nuevo Sol Turf Club, Inc., the corporation therein mentioned for the purposes therein mentioned.



                                   /S/ Vicki L. Consoli
                                   ---------------------------------------------
                                   Notary Public
                                   Residing at:  Bozeman, MT
                                   My Commission expires:  2/12/02

                                     [Notarial Stamp]

                                                    Schedule A

                                            [Attach legal description]

                                                                     EXHIBIT D-2

================================================================================






                    AIRCRAFT MORTGAGE AND SECURITY AGREEMENT


                                   dated as of


                                 October 9, 1998


                                     made by


                          POWERHOUSE TECHNOLOGIES, INC.


                                   in favor of


       LEHMAN COMMERCIAL PAPER INC., as Administrative Agent, as Mortgagee







================================================================================

                                TABLE OF CONTENTS

                                                                            Page

                                   ARTICLE I

                               CERTAIN DEFINITIONS............. .............. 1

SECTION 1.1. Definitions...................................................... 1

                                   ARTICLE II

                                 GRANTING CLAUSE.............................  4

                                  ARTICLE III

                    COVENANTS, REPRESENTATIONS AND WARRANTIES................. 5

SECTION 3.1.  Maintenance of Security Interest...............................  5
SECTION 3.2.  Handling of Payments...........................................  6
SECTION 3.3.  General Collateral Warranties, Representations and Covenants...  6
SECTION 3.4.  Aircraft and Engine Covenants, Warranties and Representations.. 10
SECTION 3.5.  Insurance Required............................................. 13
SECTION 3.6.  Events of Loss; Governmental Authorities....................... 15

                                   ARTICLE IV

                                    REMEDIES................................. 17

SECTION 4.1.  Remedies....................................................... 17
SECTION 4.2.  Possession of Aircraft......................................... 17
SECTION 4.3.  Receiver....................................................... 18
SECTION 4.4.  Sale and Suits for Enforcement................................. 18
SECTION 4.5.  Waiver of Appraisement, etc.................................... 19
SECTION 4.6.  Remedies Cumulative............................................ 19
SECTION 4.7.  Application of Proceeds........................................ 19
SECTION 4.8.  Delay or Omission; Possession of Notes......................... 19

                                   ARTICLE V

                            MISCELLANEOUS PROVISIONS......................... 20

SECTION 5.1.  Amendments, etc................................................ 20
SECTION 5.2.  Notices........................................................ 20
SECTION 5.3.  Governing Law; Terms........................................... 20
SECTION 5.4.  Severability................................................... 20

          AIRCRAFT MORTGAGE AND SECURITY AGREEMENT, dated as of October 9, 1998, made by POWERHOUSE TECHNOLOGIES, INC., a Montana corporation (together with its successors and assigns, the "Grantor") with its principal place of business at 2311 South Seventh Avenue, Bozeman, MT 59715, in favor of LEHMAN COMMERCIAL PAPER INC., a New York corporation, in its capacity as administrative agent for the Lenders (as defined herein) (in such capacity, and together with any successor agent appointed in accordance with the terms of Section 9.9 of the Credit Agreement referred to herein, the "Administrative Agent" or the "Mortgagee"), having an office at 3 World Financial Center, New York, NY, 10285.


                              W I T N E S S E T H :


          WHEREAS, the Mortgagee is a party to that certain Credit Agreement, dated October 9, 1998 (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement"), among Powerhouse Technologies, Inc. (the "Borrower"), the several Lenders from time to time parties thereto, Lehman Brothers Inc., as Arranger, Canadian Imperial Bank of Commerce, as Documentation Agent, Lehman Commercial Paper Inc., as Syndication Agent and Lehman Commercial Paper Inc., as Administrative Agent;

                  WHEREAS, the Lenders have agreed to make revolving credit loans to the Borrower in an aggregate principal amount of up to $100,000,000 (the "Loans") pursuant to the Credit Agreement;

          WHEREAS, the Grantor is a wholly owned subsidiary of the Borrower; and

          WHEREAS, it is a condition precedent to the making of the Loans that the Grantor shall have executed and delivered this Mortgage to the Mortgagee;

          NOW, THEREFORE, in consideration of the premises and in order to induce the Mortgagee to make the Loans and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Grantor hereby agrees with the Mortgagee for its benefit as follows:


                                    ARTICLE I

                               CERTAIN DEFINITIONS

          SECTION 1.1. Definitions. Unless otherwise defined herein, capitalized terms defined in the Credit Agreement shall have the respective meanings ascribed to them therein, other capitalized terms defined in the preamble and recitals to this Aircraft Mortgage and Security Agreement shall have the respective meanings ascribed to them therein and the following terms shall have the following defined meanings (and shall be applicable to both the singular and the plural forms of such terms):

          "Aircraft" means the Airframe, together with the two Engines initially installed thereon (or any Engine substituted for one of said Engines pursuant to Section 3.6(a) hereof), whether or not any of said initial or substitute Engines may from time to time be installed on such Airframe.

          "Airframe" means the North American NA-265-40 aircraft (except for the Engines or engines from time to time installed thereon) bearing Registration no. N999VT and manufacturer's Serial No. 282-38 together with any and all Parts which are either incorporated or installed in or attached to such Airframe or required to be subject to the lien and security interest of this Mortgage in respect of such Airframe as provided in Section 3.4(f) hereof.

          "Borrower Obligations": means the collective reference to the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement and after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender (or, in the case of any Hedge Agreement referred to below, any Affiliate of any Lender), whether direct or indirect, absolute or contingent which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the , due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit or any Hedge Agreement entered into by the Borrower with any Lender (or any Affiliate of any Lender) or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

          "Business Day" means any day which is not a Saturday, Sunday or a day on which banks in the States of New York are authorized or obligated by law, executive order or governmental decree to be closed.

          "Collateral" has the meaning given in Article II hereof.

          "Engine" means each of the two Pratt & Whitney JT12A-6A jet aircraft engines bearing the following manufacturer's serial numbers:

          Manufacturer                        Manufacturer's Serial No.
          ------------                        -------------------------
          Pratt & Whitney                           673169
          Pratt & Whitney                           638084;

053113-1107-02517-98AWC9V3-MTG
together with any and all Parts which are either incorporated or installed in or attached to such Engine or required to be subject to the Lien and security interest of this Mortgage in respect of such Engine as provided in Section 3.4(f) hereof. Each of which Engines is capable of producing 750 or more rated takeoff horsepower or the equivalent thereof.

          "Event of Loss" has the meaning given in Section 3.6 hereof.

          "FAA" means the United States Federal Aviation Administration.

                  "FAA Act" or "Act" means 49 U.S.C. Subtitle VII, ss.ss. 40101 et seq., as amended from time to time, any regulations promulgated thereunder and any successor provision.

          "FAA Recording Office": the office of the FAA in Oklahoma City, Oklahoma maintained for the recording of Liens on aircraft and aircraft engines pursuant to the FAA Act.

          "Grantor Obligations": means all obligations and liabilities of the Grantor which may arise under or in connection with this Mortgage or any other Loan Document to which the Grantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Mortgagee, Administrative Agent or to the Lenders that are required to be paid by the Grantor pursuant to the terms of this Mortgage or any other Loan Document).

          "Obligations":   means  the  collective   reference  to  the  Borrower
Obligations and the Grantor Obligations.

          "Mortgage" means this Aircraft Mortgage and Security Agreement, as the same may be amended, modified or supplemented from time to time.

          "Net Collateral Insurance Proceeds" means the proceeds of any settlement, award or payment in respect of any insurance mentioned pursuant to
Section 3.5(a) hereof, net of any taxes, fees and expenses (including attorney's fees) incurred or the reasonably estimated to be incurred in the collection and application thereof.

          "Parts" means, at any time, all parts, components, equipment, instruments, appliances, avionics, radio and radar devices, quick engine change equipment, cargo handling systems and loose equipment that are at such time incorporated or installed in or attached to the Airframe or any Engine or with respect to which the Lien of this Agreement extends pursuant to Section 3.4(f).

          "Proceeds" means whatever is receivable or received when the Airframe or any Engine or Part or other Collateral is sold, exchanged, collected or otherwise disposed of, including, without limitation, all amounts payable or paid under insurance, requisition or other payments as the result of any loss (including an Event of Loss) or damage to such Airframe or Engine or Part and shall also include all "Proceeds" as defined in the Uniform Commercial Code of the State of New York.

                                   ARTICLE II

                                 GRANTING CLAUSE

          The Grantor hereby assigns, mortgages, transfers and confirms unto the Mortgagee, and hereby grants to the Mortgagee, a first priority security interest in, all right, title and interest of the Grantor in and to the following property, whether now owned or hereafter acquired (herein collectively called the "Collateral"), as collateral security for the prompt and complete payment and performance when due of all the Obligations:

          (a) the Aircraft (including the Airframe and the Engines), and all replacements thereof and substitutions therefor in which the Grantor shall from time to time acquire an interest, and all records, logs and other documents at any time maintained with respect to the foregoing property;

          (b) all Parts;

          (c) all right, title and interest of the Grantor in, to and under any of the following related to the Airframe, any Engine or any Parts: (i) all warranties, service contracts and product agreements of any manufacturer or of any maintenance or overhaul agency of the Airframe or the Engines, or any subcontractor or supplier or vendor thereof, to the extent assignable or enforceable, and any and all rights of the Grantor to compel performance of the terms of such warranties, service contracts or product agreements respecting the Airframe or any of the Engines and (ii) all documents with respect to the Airframe or any of the Engines, whether maintained in Lease form, electronic form or on microfiche, including but not limited to: manufacturer's maintenance and inspection manuals, parts catalog, engine and airframe logs, pilot check lists, and operator's manuals for installed equipment, all of which shall be current and complete from the date of manufacture, all wiring diagrams and supporting technical publications, and all other documentation and technical information relating to the Airframe or any of the Engines, whether in the Grantor's control or the control of a lessee of the Airframe or any of the Engines;

          (d) all rents, issues, profits, revenues and other income of the property subjected or required to be subjected to the Lien of this Mortgage;

          (e) all insurance policies required to be maintained hereunder otherwise maintained with respect to the Aircraft and all insurance and requisition proceeds with respect to the Aircraft or any part thereof including but not limited to the insurance required under this Mortgage or any Lease;

          (f) all moneys and securities now or hereafter paid or deposited or required to be paid or deposited to or with the Mortgagee by or for the account of the Grantor pursuant to any term of any Loan Document and held or required to be held by the Mortgagee hereunder or under any Loan Document; and

          (g) all Proceeds of all or any of the foregoing.

          Notwithstanding the foregoing the Grantor, and not the Mortgagee, shall exclusively be entitled to collect all rent and other amounts under the Lease and related documentation and exercise all its other rights under the Lease and related documentation prior to the occurrence and continuance of an Event of Default, provided that no action may be taken without the consent of the Mortgagee which would result in a Default or an Event of Default hereunder.

                                   ARTICLE III

                    COVENANTS, REPRESENTATIONS AND WARRANTIES

          SECTION 3.1. Maintenance of Security Interest. The Grantor will perform, or will cause to be performed, unless expressly waived in writing by the Mortgagee, each and all of the following:

          (a) Record, register and file this Mortgage, as well as such notices, financing statements, and/or other documents or instruments as may, from time to time, be reasonably requested by the Mortgagee to carry out fully the intent of this Mortgage, with:

               (i) the FAA Recording Office, in the case of the Aircraft and Engines; and

               (ii) such other administrative or governmental agencies, whether domestic or foreign, as may be reasonably determined by the Mortgagee to be necessary or advisable in order to perfect, establish, confirm and/or maintain the security interest and lien created hereunder as a legal, valid and binding first priority security interest and lien upon the Collateral except for Liens permitted to exist under Section
          7.3 of the Credit Agreement (collectively, "Permitted Liens").

          (b) Furnish to the Mortgagee an opinion, dated the Closing Date, from a counsel acceptable to the Mortgagee specializing in matters related to the FAA Act ("FAA Counsel") as to the Grantor's fulfillment of the requirements of this Mortgage relating to the propriety of registration of the Aircraft, the perfection of the security interests in the Aircraft and the Engines described herein, and the absence of Liens and encumbrances against the Aircraft and Engines, other than Permitted Liens;

          (c) Furnish to the Mortgagee copies of all documents or other evidence of every such recording, registering and filing;


          (d) Execute and deliver or perform, or cause to be executed and delivered or performed, such further and other instruments and/or acts as the Mortgagee reasonably determines are necessary or advisable to carry out fully the intent and purpose of this

     Mortgage or to subject the Collateral to any security interest and Lien created hereunder, including, without limitation:

               (i) defending the right, title and interest of the Grantor, the Mortgagee and the Lenders in and to the Collateral by means of negotiation and, if necessary, appropriate legal proceedings, against each and every party claiming an interest therein (other than Permitted Liens) contrary or adverse to the Grantor's, the Mortgagee's or the Lenders' right, title and interest, as the case may be, in and to same; and

               (ii) execute and deliver to the Mortgagee the Lease chattel paper counterpart of each Lease, if such a counterpart exists; and

          (e) Do and cause to be done all things necessary to perfect and keep in full force the security interest granted in favor of the Mortgagee for the benefit of the Lenders, including, but not limited to, one or more applications for certificate of title and any other papers, documents or instruments requested by the Mortgagee or any one of the Lenders in connection with this Mortgage, the prompt payment of all fees and expenses incurred in connection with any filings to be made to perfect or continue a security interest in the Collateral in favor of the Mortgagee for the benefit of the Lenders and the making of appropriate entries on its financial statements and books and records disclosing the security interest granted hereunder to the Mortgagee for the benefit of the Lenders. The Grantor hereby consents to the filing of extensions of such filings without the Grantor's signature.

          SECTION 3.2. Handling of Payments. In the event an Event of Default shall occur and be continuing and the Grantor (or any of its affiliates, subsidiaries, stockholders, directors, officers, employees or agents) shall receive any proceeds of Collateral, including without limitation monies, checks, notes, drafts or any other items of payment, the Grantor shall hold all such items of payment in trust for the Mortgagee, for the benefit of the Lenders, and as the property of the Mortgagee, for the benefit of the Lenders, separate from the funds of the Grantor, and no later than the first Business Day following the receipt thereof, at the election of the Mortgagee, the Grantor shall cause the same to be forwarded to the Mortgagee for its custody and possession on behalf of the Lenders as additional Collateral.

          SECTION  3.3.  General  Collateral  Warranties,   Representations  and
Covenants. The Grantor warrants, represents and covenants with the Mortgagee and each of the Lenders as follows:

          (a) Representations in Credit Agreement. The representations and warranties set forth in Section 4 of the Credit Agreement as they relate to the Grantor and this Mortgage, each of which is hereby incorporated herein by reference, are true and correct, and the Mortgagee and each Lender shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower's knowledge shall, for the purposes of this Section 3.3(a), be deemed to be a reference to the Grantor's knowledge.

          (b) Inspection. The Mortgagee (by any of its officers, employees and agents), on behalf of the Lenders, shall have the right upon prior notice to an officer of the Grantor, and at any reasonable times during the Grantor's usual business hours, (i) to inspect the Collateral, all records related thereto (and to make extracts or copies from such records), and the premises upon which any of the Collateral is located (subject to any restriction on inspection contained in a Lease with respect to the Aircraft or related Collateral; provided that notwithstanding any such Lease, (A) any Person designated by the Mortgagee may inspect such Aircraft and Engines at any reasonable time upon an event of default under such Lease and (B) upon any Event of Default, any Person designated by the Mortgagee may inspect the Aircraft and Engines at any time), and (ii) to discuss the Grantor's affairs and finances with any Person and to verify with any Person other than account debtors the amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral and, (iii) if an Event of Default has occurred and is continuing, to discuss the Grantor's affairs and finances with the Grantor's Lessees and account debtors and to verify the amount, quality, value and condition of, or any other matter relating to, the Collateral and such Lessees and account debtors. Upon or after the occurrence and during the continuation of an Event of Default, the Mortgagee may at any time and from time to time employ and maintain on the Grantor's premises a custodian selected by the Mortgagee who shall have full authority to do all acts necessary to protect the Mortgagee's (for the benefit of the Lenders) interest. All expenses incurred by the Mortgagee, on behalf of the Lenders, by reason of the employment of such custodian shall be paid by the Grantor, added to the Obligations and secured by the Col lateral.

          (c) Transfers and Other Liens. The Grantor shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of any of, or grant any option with respect to, the Collateral, except for dispositions permitted under this Mortgage or the Credit Agreement, (ii) create or suffer to exist any Lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral except for the security interests created by this Mortgage or other Permitted Liens; or (iii) take any other action in connection with any of the Collateral that would result in a Default, materially impair the value of the interest or rights of the Grantor in the Collateral taken as a whole or that would materially impair the interest or rights of the Mortgagee.

          (d) Location of Collateral. The chief and other places of business of the Grantor, the books and records relating to the Collateral and the Collateral (other than the Airframe and the Engines, as to which the Grantor will issue to the Mortgagee, upon request, written reports indicating the location of such Airframe and Engines) are located at the addresses set forth on Schedule I hereto, and the Grantor will not change any of the same without prior written notice to and consent of the Mortgagee.

          (e) Use of Collateral. The Collateral is and will be used in the business of the Borrower and its Subsidiaries (including the Grantor).

          (f) Owner of Collateral. The Grantor is and, except as expressly permitted by this Mortgage or the Credit Agreement, will continue to be the owner of the Collateral hereunder, now owned and upon the acquisition of the same, free and clear of all Liens, claims, encumbrances and security interests other than the security interest in favor of the Mortgagee for the benefit of the Lenders hereunder and Permitted Liens, and that it will defend such Collateral and any products and proceeds thereof against all material claims and demands of all Persons (other than holders of Permitted Liens) at any time claiming the same or any interest therein adverse to the Mortgagee or the Lenders, except as otherwise in the Loan Documents. The inclusion of proceeds of the Collateral under the security interest granted herein shall not be deemed a consent by the Lenders, individually or collectively, to any sale or other disposition of any part or all of the Collateral except as expressly permitted herein.

          (g) Payment of Taxes. The Grantor has made and will continue to make payment or deposit or otherwise provide for the payment, when due, of all taxes, assessments or contributions required by law which have been or may be levied or assessed against the undersigned, whether with respect to any of the Collateral or any wages or salaries paid by the Grantor or in respect of the Grantor's income, or otherwise, and will deliver to the Mortgagee, on demand, certificates or other evidence satisfactory to the Mortgagee attesting thereto. Notwithstanding the foregoing, the Grantor shall have the right to contest any tax, assessment, or contribution required by law to the extent such contest is provided for under any Lease so long as (i) such contest is diligently conducted in good faith by appropriate proceedings, (ii) no Lien (other than a Permitted Lien) results on the Airframe, any Engine or other Collateral, (iii) there is no reasonable likelihood of the sale, appropriation, or foreclosure on the Airframe, any Engine or other Collateral, and (iv) adequate reserves or other appropriate provisions are being maintained in accordance with GAAP.

          (h) Compliance with Laws. The Grantor will use or cause to be used the Collateral for lawful purposes only, with all reasonable care and caution and in conformity in all material respects with all applicable laws, ordinances and regulations. Notwithstanding the foregoing, the Grantor shall have the right to contest the compliance with any applicable law, ordinance or regulation to the extent such contest is provided for under any Lease so long as (i) such contest is diligently conducted in good faith by appropriate proceedings, (ii) no Lien (other than a Permitted Lien) results on the Airframe, any Engine or other Collateral, (iii) there is no reasonable likelihood of the sale, appropriation, or foreclosure on the Airframe, any Engine or other Collateral, and (iv) adequate reserves or other appropriate provisions are being maintained in accordance with GAAP.

          (i) Personal Property. The Collateral is now and shall remain personal property.

          (j) Mortgagee May Act. The Mortgagee may, in its discretion, for the account and expense of the Grantor, pay any amount or do any act required of the Grantor hereunder or reasonably requested by the Mortgagee to preserve, protect, maintain or enforce the Obligations, the Collateral or the first priority Lien granted herein (subject only to Permitted Liens), and which the Grantor fails to do or pay within any applicable grace period provided for in the Loan Documents (it being understood that no grace period exists for the maintenance of insurance required by Section 3.5), and any such payment shall be deemed an advance by the Lenders to the Grantor and shall be payable on demand together with interest at the rate applicable to overdue amounts as specified in Section 2.13(c) of the Credit Agreement, and shall constitute part of the Obligations.

          (k) Grantor Responsible for Collateral. The Grantor assumes all responsibility and liability arising from the use of the Collateral unless the claim giving rise to such responsibility or liability arises out of the gross negligence or wilful misconduct of the Mortgagee or the Lenders, provided, however, that this provision is given solely for the benefit of the Mortgagee and the Lenders and the Grantor does not waive any right it may have against third parties.

          (l) Instrument or Chattel Paper. If any amount payable under, in, or in connection with any of the Collateral shall be or become evidenced by any instrument or chattel paper, such instrument or chattel paper shall be immediately delivered to the Mortgagee and duly endorsed in a manner satisfactory to the Mortgagee to be held as Collateral pursuant to this Mortgage.

          (m) Notice of Liens and Other Events. The Grantor will advise the Mortgagee promptly, in reasonable detail, if it has knowledge (i) of any Lien (other than Permitted Liens) on, or claim asserted against, any of the Collateral and (ii) of the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect on the Collateral or on the Liens created hereunder.

          (n) New Mortgagee. At any time, the Mortgagee may assign, transfer and deliver any or all of the Collateral to any successor Mortgagee in accordance with the terms of Section 10.6 of the Credit Agreement, whereupon the retiring Mortgagee shall be fully discharged from all responsibility and such successor shall be vested with all powers and rights of the Mortgagee hereunder with respect thereto, but the Mortgagee shall retain all rights and powers with respect to any Collateral not assigned, transferred or delivered, provided that no such assignment shall increase the liability of the Grantor hereunder.

          (o) No Consents. No authorization, consent, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other Person is required either (i) for the grant by the Grantor of the security interests granted hereby or for the execution, delivery or performance of this Mortgage by the Grantor, or (ii) for the perfection of or the exercise by the Mortgagee, on behalf of the Lenders, of its rights and remedies hereunder, except for the filings required by the Uniform Commercial Code of the State in which the Grantor maintains its chief executive office and the other jurisdictions on Schedule I attached hereto and the filing of this Mortgage with the FAA Recording Office.

          (p) No Liens. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral purported to be granted by the Grantor hereunder is on file in any recording office, except such as may have been filed in favor of the Mortgagee for the benefit of the Lenders and except for Permitted Liens.

          (q) Condemnation. The Grantor shall, immediately upon obtaining knowledge of the institution or threatened institution of any requisition, condemnation or other eminent domain proceedings for the taking of any portion of or interest in the Collateral, notify the Mortgagee thereof in writing. The Mortgagee may participate in any such proceedings. The Grantor shall deliver, or cause to be delivered, to the Mortgagee all instruments requested by the Mortgagee to permit such participation. In any such proceedings, the Mortgagee may be represented by counsel satisfactory to it.

          SECTION  3.4.   Aircraft   and  Engine   Covenants,   Warranties   and
Representations. The Grantor warrants, represents and covenants with the Mortgagee and each of the Lenders as follows:

          (a) Recordation of Ownership. The Grantor's ownership of or first priority Lien on the Aircraft and Engines will be duly recorded with the FAA Recording Office upon recordation of an aircraft registration application.

          (b) Compliance with Laws. The Grantor agrees that it shall not use or operate the Aircraft or any Engine, or permit the Aircraft or any Engine to be used or operated, in violation of any law (including, without limitation, laws concerning alcoholic beverages, prohibited substances, or insurance) of any Governmental Authority or in violation of any airworthiness certificate, license or registration relating to the Aircraft or any Engine issued by any such Governmental Authority. In the event that any such law requires the alteration of the Aircraft or any Engine, the Grantor will conform thereto or obtain conformance therewith and will maintain or cause to be maintained the Aircraft and Engines in proper operating condition under such laws, rules, regulations and orders (or if the Aircraft or any Engine is in storage, in compliance with all applicable laws and with all manufacturers warranties and requirements for storage). Notwithstanding the foregoing, the Grantor shall have the right to contest the compliance with any applicable law, ordinance or regulation to the extent such contest is provided for under any Lease so long as (i) such contest is diligently conducted in good faith by appropriate proceedings,
     (ii) no Lien (other than Permitted Liens) results on the Airframe, any Engine or other Collateral, (iii) there is no reasonable likelihood of the sale, appropriation, or foreclosure on the Airframe, any Engine or other Collateral, and (iv) adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

          (c) Legal Limitations. The Grantor agrees that it will not permit the Airframe or any Engine to be operated, used or located in violation of law.

          (d) Possession. Except as otherwise set forth expressly herein or in the Credit Agreement, the Grantor will not permit and will not, without the prior written consent of the Mortgagee and the Required Lenders, lease, sublease or otherwise in any manner deliver, transfer or relinquish possession of the Airframe or any Engine; provided however, that so long as no Event of Default shall have occurred and be continuing, the

     Grantor may, without such prior written consent deliver or permit the delivery or possession of the Airframe or Engines to the manufacturer thereof for testing or for other similar purposes, or to any organization for service, repair, maintenance or overhaul work on the Airframe or Engines or for alterations in or modifications or additions to the Airframe or Engines to the extent required or permitted by the terms hereof and the other Loan Documents;

          None of the permitted relinquishments of possession set forth above shall affect the registration of the Aircraft or in any way discharge or diminish any of the Grantor's obligations to the Mortgagee or the Lenders hereunder or under any other Loan Document or constitute a waiver of the Mortgagee's or the Lenders' right or remedies hereunder or thereunder.

          (e) Records and Reports. The Grantor shall maintain or cause to be maintained accurate and complete records, logs, manuals and all other materials required by the FAA to be maintained in respect of the Aircraft and each Engine. The Grantor shall promptly furnish or cause to be furnished to the Mortgagee such information as may be required to enable the Mortgagee to file any reports required to be filed by the Mortgagee with the FAA because of the Mortgagee's interest in the Airframe or any Engine and upon the occurrence of an Event of Default (upon the Mortgagee's request) shall deliver to the Mortgagee the Leases of all such documents in possession of the Grantor and copies of all such documents relating to Aircraft and Engines leased or sold to third parties.

          (f) Maintenance. Grantor will keep or will cause to be kept the Aircraft and each Engine in good repair and condition and airworthy in all respects and will perform all checks and overhauls required by the FAA and by the applicable maintenance program.

          (g) Replacement of Parts. Grantor shall promptly replace or cause to be replaced all Parts, which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, the Grantor may remove or may cause to be removed in the ordinary course of maintenance, service, repair, overhaul or testing of any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided, however, that the Grantor will replace or will cause to be replaced such Parts as promptly as possible. All replacement Parts shall be free and clear of all Liens (other than Permitted Liens) and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced, assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof; provided, however, that the Grantor shall have the right to install or to cause to be installed temporary replacement Parts pending the completion of permanent repairs or installation of permanent replacement Parts, in which event the Grantor shall install or shall cause to be installed permanent replacement Parts to meet such requirements as soon as reasonably possible and in any event within ninety days from the date of installation of such temporary replacement Parts. All Parts at any time removed from the Airframe or any Engine shall remain subject to the Lien created under this Mortgage no matter where located, until such time as such Parts shall be replaced by Parts which have been incorporated in the Aircraft or such Engine and which meet the requirements of subsections (i) and (ii) below. Immediately upon any replacement Part becoming incorporated or installed in or attached to the Airframe or any Engine as provided above, without further act, (i) such replacement Part shall become subject to the Lien created under this Mortgage and be deemed part of the Aircraft or such Engine for all purposes hereof to the same extent as the Parts originally incorporated in the Aircraft or such Engine (and the Grantor shall make all filings or registrations necessary to perfect the
     Mortgagee's Lien in such Part), and (ii) the replaced Part shall be released from the Lien of this Mortgage and the replaced Part shall no longer be deemed a Part hereunder;

          (h) Alterations, Modifications and Additions. Grantor shall make or shall cause to be made such alterations and modifications in and additions to the Aircraft and Engines as may be required from time to time to meet the requirements of the FAA and to maintain the certificate of airworthiness therefor. In addition, the Grantor may make or may cause to be made from time to time make such alterations and modifications in and additions to the Airframe or any Engine as the Grantor may deem desirable; provided that each such alteration, modification and addition is readily removable from the Aircraft or such Engine or that such alteration, modification or addition shall not diminish the value, utility or condition of the Aircraft or any Engine below the value, utility or condition thereof immediately prior to such alteration, modification or addition, assuming the Aircraft or such Engine was then of the value or utility and in the condition required to be maintained by the terms of this Mortgage; and provided, further, that no such alteration, modification or addition shall cause the airworthiness certification or other license, registration or authorization of the Aircraft or any Engine to cease to be in good standing under the FAA Act. All Parts added to the Airframe or any Engine as the result of such alteration, modification or addition shall, without further act, be subject to the Lien created under this Mortgage. Notwithstanding the foregoing sentence, so long as no Event of Default is in existence, the Grantor may remove or may cause to be removed any Part if (A) such Part is in addition to, and not in replacement of or substitution for, any Part originally incorporated in the Aircraft or any Engine at the time of delivery thereof or any Part in replacement of or substitution for any such Part or such Part is obsolete or no longer useful in the operation of the Aircraft or any Engine, (B) such Part is not required to be incorporated or installed in or attached or added to the Aircraft or any Engine pursuant to the terms of this Section 3.4, and (C) such Part can be removed from the Aircraft or such Engine without causing any material damage thereto. Upon the removal of any Part as provided above, such Part shall be released from the Lien created under this Mortgage.


          (i) Nameplate. Grantor shall place and maintain, or shall cause to be placed and maintained, a fireproof plate in a reasonably prominent position on the flightdeck or cockpit of each Aircraft and on each Engine stating:

          THIS [AIRCRAFT][ENGINE] IS OWNED BY POWERHOUSE TECHNOLOGIES, INC. AND IS SUBJECT TO A FIRST PRIORITY

          SECURITY INTEREST IN FAVOR OF LEHMAN COMMERCIAL PAPER INC., AS ADMINISTRATIVE AGENT, AS MORTGAGEE.

          SECTION 3.5. Insurance Required.

               (a) Type of Insurance Required. The Grantor will keep the Collateral continuously insured against such risks as are customarily insured against by businesses of like size and type engaged in the same or similar operations.

               (b) Policy Provisions Required. Each insurance policy obtained in satisfaction of the requirements of Section 3.5 hereof:

                    (i) shall be issued by such  insurer (or  insurers) as shall be financially responsible, of recognized standing and reasonably acceptable to the Mortgagee;

                    (ii) shall be in such form and have such provisions (including without limitation the loss payable clause, the waiver of subrogation clause, the deductible amount, if any, and the standard mortgagee endorsement clause), as are generally considered standard provisions for the type of insurance involved and are reasonably acceptable in all respects to the Mortgagee;

                    (iii) shall prohibit cancellation or substantial modification, termination or lapse in coverage by the insurer without prior written notice to the Mortgagee of at least thirty days (or with respect to war risk and allied perils coverage, seven days or such other period as may be customary in the industry);

                    (iv) without  limiting the generality of the foregoing,  all insurance policies for (A) hull insurance carried on the Collateral shall name the Mortgagee, for the benefit of itself and the Lenders, as loss payee and (B) liability insurance shall name the Mortgagee, for the benefit of the Lenders, as additional assureds thereunder in respect of any claim for payment;

                    (v) shall contain such other customary provisions and endorsements as the Mortgagee may reasonably require;

                    (vi) shall  provide that in respect of the  interests of the
               Mortgagee under such insurance policies, such insurance shall not be invalidated by any action or inaction of the Grantor or any other Person and shall insure such interests of the Mortgagee regardless of any breach or violation of any warranty, declaration or condition contained in such policies by the Grantor or any other Person;

                    (vii) shall be primary  without right of  contribution  from any other insurance which is carried by the Mortgagee or any Lender with respect to its interest in the Airframe or any Engine;

                    (viii)  shall  provide  the  coverage  required  under  this
               Section 3.5 at all times and whether or not the Aircraft and Engines are in the possession and control of the Grantor or any third party;

                    (ix) shall provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured and shall waive any rights of subrogation of the insurers against the Mortgagee or any Lender; and

                    (x) shall waive any right of the insurers to setoff, recoupment, counterclaim or any other deduction in respect of any liability of the Mortgagee or any Lender.

               (c) Insurance Certificates Required. The Grantor agrees to furnish the Mortgagee on or before the date of the advance of Loans to which this Mortgage relates, an insurance certificate signed by an independent insurance broker reasonably acceptable to the Mortgagee describing in reasonable detail the insurance carried on the Aircraft and certifying that such insurance complies with the terms hereof and that such insurance adequately protects the interests of the Mortgagee. Prior to expiration of any such policy, the Grantor shall furnish the Mortgagee with the same evidence required to be delivered on or prior to the date of the advance of Loans to which this Mortgage relates and otherwise satisfactory to the Mortgagee that the policy or certificate has been renewed or replaced or is no longer required by this Agreement.

               (d) Power of Attorney. The Grantor hereby irrevocably makes, constitutes and appoints the Mortgagee (and all officers, employees or agents designated by the Mortgagee), for the benefit of the Lenders, effective upon the occurrence and during the continuance of an Event of Default, as the Grantor's true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of the Grantor on any check, draft, instrument or other item or payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance.

               (e) Mortgagee May Act. In the event the Grantor (i) shall fail to maintain, or fail to cause to be maintained, the full insurance coverage required hereunder or (ii) shall fail to keep any of its Collateral in good repair and good operating condition subject to ordinary wear and tear, then the Mortgagee may (but shall be under no obligation to), without waiving or releasing any Obligation or Event of Default by the Grantor hereunder, contract for the required policies of insurance and pay the premiums on the same or make any required repairs, renewals and replacements; and all sums so disbursed by Mortgagee, including reasonable attorneys' fees, court costs, expenses and other charges related thereto, shall be payable on demand by the Grantor to the Mortgagee and shall be additional Obligations secured by the Collateral.

               (f) Payment for Uninsured Loss. The Grantor agrees that to the extent that it shall not carry insurance required by Section 3.5(a) hereof, it shall in the event of any loss or casualty pay promptly to the Mortgagee, for the benefit of the Lenders, for application in accordance with the provisions of Section 3.5(g) hereof, such amount as would have been received as Net Collateral Insurance Proceeds (as hereinafter defined) by the Mortgagee, for the benefit of the Lenders hereof had such insurance been carried to the extent required.

               (g) Application of Insurance Proceeds. Any Net Collateral Insurance Proceeds received by shall be applied by the Grantor toward extinguishment of the defect or claim or satisfaction of the liability with respect to which such insurance proceeds may be paid.

               (h) Notice of Loss. In case of any material damage to or destruction of all or any part of the Collateral pledged hereunder by the Grantor, the Grantor shall give prompt notice thereof to the Mortgagee. Each such notice shall describe generally the nature and extent of such damage, destruction, taking, loss, proceeding or negotiations. The Grantor is hereby authorized and empowered to adjust or compromise any loss under any such insurance.

               (i) Lender Insurance. Nothing herein shall prevent the Mortgagee or any Lender from maintaining additional insurance at its own expense; provided that the maintenance of such insurance shall not prejudice the Grantor's ability to obtain, or recover under, the insurance required under this Section 3.5 or materially increase the costs thereof.

          SECTION 3.6. Events of Loss; Governmental Authorities. As used herein, "Event of Loss" means, with respect to the Airframe or an Engine, any of the following events: (i) loss of such Airframe or Engine or of the use thereof due to the destruction of or damage to such Airframe or Engine to such extent as shall render repair thereof uneconomical, provided that such repair shall not be deemed uneconomical if the proceeds of insurance with respect to such damage or destruction (plus any applicable amounts of deductibles) shall be in an amount at least equal to the cost of such repair; (ii) any damage to such Airframe or Engine which results in an insurance settlement with respect to such Airframe or Engine on the basis of a total loss or a constructive or compromised total loss;
(iii) the disappearance of such Airframe or Engine which shall have resulted in the loss of possession of such Airframe or Engine by the Grantor for a period of five (5) consecutive days; (iv) the theft of such Airframe or Engine which shall have resulted in the loss of Airframe or Engine by the Grantor for five (5) consecutive days; (v) the requisition of title, confiscation or seizure of such Airframe or Engine; (vi) as a result of any requirement by the FAA or other Governmental Authority, the use of such Airframe or Engine in the normal course of interstate air transportation shall have been prohibited for a period through and including the December 31, 2004 unless, prior to the expiration of such period, the Grantor shall have undertaken and shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of such Airframe or Engine, or, in any event, if such use shall have been prohibited for a period of 360 days; (vii) the operation or location of such Airframe or Engine, while under requisition for use by a Governmental Authority, in any area excluded from coverage by any insurance policy in effect with respect thereto required by the terms of Section 3.5; or (viii) any other event resulting in such Airframe or Engine being permanently rendered unfit for normal use for any reason whatsoever. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe. Upon the occurrence of an Event of Loss, the provisions of this Section 3.6 shall apply, govern and control.

          (a) Event of Loss with Respect to an Engine. Upon the occurrence of an Event of Loss with respect to the Engine (but not the Aircraft), the Grantor shall within three Business Days of the Grantor's actual knowledge of such occurrence) give the Mortgagee written notice of such Event of Loss and shall as promptly as practicable, and in any event on or before the Business Day next preceding the sixtieth day following the date of occurrence of such Event of Loss, the Grantor shall subject or cause to be subjected to this Mortgage in replacement thereof, a replacement Engine of the same model and having not less than the same value as the Engine being replaced and which be free and clear of all Liens (other than Permitted Liens) and which shall be of like kind and equivalent value to, and which shall be in as good operating condition as, the Engine so replaced (for such purpose, it shall be assumed that such Engine was in the condition and repair required by the terms hereof) and, following such replacement, the replaced Engine shall be released from the Lien created by this Mortgage. If the Grantor shall not perform its obligation to effect such replacement hereunder during the period of time provided herein, such failure shall be an Event of Default.

          (b) Event of Loss with Respect to the Aircraft. Upon the occurrence of an Event of Loss with respect to the Aircraft, the Grantor shall give the Mortgagee prompt written notice (and in any event within three Business Days of the Grantor's actual knowledge of such occurrence) thereof and shall, upon the receipt of any Net Collateral Insurance Proceeds, prepay the Loans in accordance with Section 2.10(b) of the Credit Agreement. In the event of payment in full by the Grantor of all amounts then due and payable hereunder upon the occurrence of an Event of Loss, the Aircraft shall be released from the Lien of this Mortgage, and the Mortgagee shall execute and deliver such instruments as may be reasonably required to evidence such release.

          (c) Replacement of Engines. If Net Collateral Insurance Proceeds are received with respect to the Engine that has been or is being replaced (and which by the terms of this Section 3.6 may be replaced) by the Grantor pursuant to Section 3.5(a), such Net Collateral Insurance Proceeds shall be paid over to, or retained by, the Mortgagee, and at the time of such replacement in accordance with Section 3.6(a), the amount of such Net
     Collateral Insurance Proceeds remaining after reimbursement of the Mortgagee for costs and expenses (and the Mortgagee is hereby authorized to so apply such Net Collateral Insurance Proceeds to such reimbursement) shall be paid over to the Grantor and as provided for in Section 3.5.

          (d) Use of Aircraft Not Constituting an Event of Loss. If payments are received with respect to a requisition for use by any Governmental Authority which does not constitute an Event of Loss under the definition thereof, such payments may be retained by the Grantor.

          (e) Default. Notwithstanding the foregoing provisions of this Section 3.6, any payments received at any time by the Mortgagee from any Governmental Authority or other Person, whether or not with respect to an Event of Loss, which are payable to the Grantor, shall not be paid to the Grantor if at the time of such payment an Event of Default shall have occurred and be continuing, in which event all such amounts shall be paid to and held by the Mortgagee as security for the Obligations of the Grantor hereunder and under the other Loan Documents and applied by the Mortgagee toward the payment of such Obligations.




                                   ARTICLE IV

                                    REMEDIES


          SECTION 4.1. Remedies. If an Event of Default shall occur and be continuing, the Mortgagee may, without notice of any kind to the Grantor, and at the direction of the Required Lenders shall, carry out or enforce the actions or remedies provided in this Article IV or elsewhere in this Mortgage or in the Loan Documents or otherwise available to a secured party under the Uniform Commercial Code or other applicable law as in effect at the time in any applicable jurisdiction.

          SECTION 4.2. Possession of Aircraft. If an Event of Default shall have occurred and be continuing, the Mortgagee may, without notice, take possession of all or any part of the Aircraft and may exclude the Grantor, and all persons claiming under the Grantor, wholly or partly therefrom. If an Event of Default shall have occurred and be continuing, at the request of the Mortgagee, the Grantor shall promptly deliver or cause to be delivered to the Mortgagee or to whomsoever the Mortgagee shall designate, at such time or times and place or places as the Mortgagee may specify, and fly or cause to be flown to such airport or airports in the continental United States as the Mortgagee may specify, without risk or expense to the Mortgagee, all or any part of the Aircraft specified by the Mortgagee. In addition, the Grantor will provide, without cost or expense to the Mortgagee, storage facilities for the Aircraft. In addition, without the necessity of any demand upon the Grantor, the Mortgagee may, without being responsible for loss or damage, except to the extent caused by the gross negligence or wilful misconduct of the Mortgagee, (i) obtain a judgment conferring on the Mortgagee the right to immediate possession or requiring the Grantor to deliver immediate possession of all or part of such Aircraft to the Mortgagee, to the entry of which judgment the Grantor hereby specifically consents, and/or (ii) with or, to the fullest extent provided by law, without such judgment, pursue all or any part of such Aircraft wherever they may be found and enter any of the premises of the Grantor where such Aircraft may be and search for such Aircraft and take possession of and remove the same. The Grantor agrees to pay to the Mortgagee, all expenses incurred in taking any such action; and all such expenses shall, until paid, be secured by the lien and security interest of this Mortgage. Upon every such taking of possession, the Mortgagee may, from time to time, make all such reasonable expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of the Aircraft as it may deem proper and such expenditures shall constitute obligations secured hereby.

          SECTION 4.3. Receiver. If an Event of Default shall have occurred and be continuing, the Mortgagee shall be entitled, as a matter of right as against the Grantor, without notice or demand and without regard to the adequacy of the security for the Obligations by virtue of this Mortgage or any other collateral or to the solvency of the Grantor, upon the commencement of judicial proceedings by it to enforce any right under this Mortgage, to the appointment of a receiver of all or any part of the Collateral.

          SECTION 4.4. Sale and Suits for Enforcement. (i) If an Event of Default shall have occurred and be continuing, the Mortgagee, with or without taking possession of the Aircraft, may

          (A) to the extent and in the manner permitted by law, sell at one or more sales, as an entirety or in separate lots or parcels, all or any part of the Aircraft, subject to any existing Lease or not, as the Mortgagee may decide, at public or private sale, at such place or places and at such time or times and upon such terms, including terms of credit (which may include the retention of title by the Mortgagee to the property so sold), as the Mortgagee may determine, whether or not the Aircraft shall be at the place of sale; and

          (B) proceed to protect and enforce its rights under this Mortgage by suit, whether for specific performance of any covenant herein contained or in aid of the exercise of any power herein granted or for the foreclosure of this Mortgage and the sale of the Collateral under the judgment or decree of a court of competent jurisdiction or for the enforcement of any other right.

          (ii) At any sale of the Aircraft or any part thereof by the Mortgagee pursuant to paragraph (i) (A) above, the Mortgagee may consider and accept bids requiring the extension of credit to the bidder and may determine the highest bidder at such sale, whether or not the bid of such bidder shall be solely for cash or shall require the extension of credit.

          (iii) The Mortgagee, to the extent permitted by law, may from time to time adjourn any sale under paragraph (i)(A) above by announcement at the time and place appointed for such sale or for any adjournment thereof; and without further notice or publication, except as may be required by law, such sale be made at the time and place to which the same shall have been so adjourned.

          (iv) Upon the completion of any sale under paragraph (i)(A) above, full title and right of possession to the Aircraft so sold shall (subject to any retention of title by the Mortgagee as part of the terms of such sale) pass to the accepted purchaser forthwith upon the completion of such sale, and the Grantor shall deliver, in accordance with the instructions of the Mortgagee (including flying the Aircraft or causing the same to be flown to such airports in the continental United States as the Mortgagee may specify), such Aircraft so sold. If the Grantor shall for any reason fail to deliver such Aircraft, the Mortgagee shall have all of the rights granted by Section 4.2 hereof. The Mortgagee is hereby irrevocably appointed the true and lawful attorney of the Grantor, in its name and stead, to make all necessary conveyances of the Aircraft so sold. Nevertheless, if so requested by the Mortgagee or by any purchaser, the Grantor shall confirm any such sale or conveyance by executing and delivering all proper instruments of conveyance or releases as may be designated in any such request.

          SECTION 4.5. Waiver of Appraisement, etc. The Grantor agrees, to the fullest extent that it lawfully may, that it will not (and hereby irrevocably waives its right to) at any time plead, or claim the benefit or advantage of, any appraisement, valuation, stay, extension, moratorium or redemption law now or hereafter in force, in order to prevent or hinder the enforcement of this Mortgage or the absolute sale of the Collateral.

          SECTION 4.6. Remedies Cumulative. No remedy herein conferred upon the Mortgagee is intended to be exclusive of any other remedy, but every such remedy shall be cumulative and shall be in addition to every other remedy herein conferred or now or hereafter existing in law.

          SECTION 4.7. Application of Proceeds. If an Event of Default shall have occurred and be continuing, the proceeds of any sale, lease or other disposition of all or any part of the Collateral pursuant to this Mortgage and all other sums realized or held by the Mortgagee under this Mortgage or any proceedings hereunder shall be applied in the following order of priority (unless otherwise directed by the Required Lenders):

          First: To the payment of the expenses of any such sale, lease, disposition or other realization (and of the retaking, holding and preparing for sale or lease), including reasonable compensation to the Mortgagee's agents and counsel, and all expenses, liabilities and advances made or incurred by the Mortgagee in connection therewith or incurred pursuant to Section 3.3(j) hereof, including, without limitation, taxes upon or with respect to such sale, lease, disposition or realization and the payment of taxes and Liens, if any, prior to the Lien of this Mortgage;

          Second: To the payment of the Obligations in whole or in part in such order as the Mortgagee may elect; and

          Third: To the Grantor or as any court of competent jurisdiction may otherwise direct.

          SECTION 4.8. Delay or Omission; Possession of Notes. (i) No delay or omission of the Mortgagee to exercise any right or remedy arising upon the happening of any Default or Event of Default shall impair any right or remedy or shall be construed to be a waiver of any such Default or Event of Default or an acquiescence therein; and every right and remedy given to the Mortgagee by this
Article IV or by applicable law may be exercised from time to time and as often as may be deemed expedient by the Mortgagee.

          (ii) All rights of action under this Mortgage may be enforced by the Mortgagee without the possession of the Notes or any other instrument or document evidencing any Obligation or the production thereof in any proceeding.

                                    ARTICLE V

                            MISCELLANEOUS PROVISIONS

          SECTION 5.1. Amendments, etc. No amendment or waiver of any provision of this Mortgage nor consent to any departure by the Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Mortgagee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 5.2. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be given in accordance with
Section 10.2 of the Credit Agreement;

          SECTION 5.3. Governing Law; Terms. This Mortgage shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the law of another jurisdiction may be mandatorily applicable to proceedings taken for the enforcement of the rights and remedies of the Mortgagee hereunder, provided that any such rights or remedies which shall be valid under the laws of such other jurisdiction shall not be affected by any invalidity thereof under the laws of the State of New York.

          SECTION 5.4. Severability. The invalidity of any one or more of the provisions of this Mortgage shall not affect the remaining provisions of this Mortgage should be held by any court of law to be invalid, or should operate to render this Mortgage invalid or to impair the lien and security interest of this Mortgage on all or the major portion of the property intended to be mortgaged hereunder, this Mortgage shall be construed as if such provisions had not been contained therein.

          IN WITNESS WHEREOF, the parties hereto have caused this Mortgage to be duly executed and delivered as of the day and year first above written.


                                   POWERHOUSE TECHNOLOGIES, INC.


                                   By: /S/ Susan J. Carstensen
                                       -----------------------------------------
                                       Title:  CFO and Treasurer

                                   LEHMAN COMMERCIAL PAPER INC., as
                                   Administrative Agent, as Mortgage


                                   By: /S/ William J. Gallagher
                                       -----------------------------------------
                                       Title:  Authorized Signatory

                                                                      Schedule I
                                                                      ----------


                                Places of Filings
                                -----------------


Federal Aviation Administration                          Oklahoma City, Oklahoma

SCHEDULES

SCHEDULE I        -        Location of Collateral

                                                                      SCHEDULE I



                          [Waived Conditions Precedent]

                  [Describe any conditions precedent waived on
                      Closing Date and terms of any waiver]

                                                                         ANNEX 1


                               [Board Resolutions]

                                                                         ANNEX 2


                                    [By-Laws]

                                                                         ANNEX 3



                         [Certificate of Incorporation]

                                                                       EXHIBIT E


                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE


          Reference is made to the Credit Agreement, dated as of October 9, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Powerhouse Technologies, Inc., (the "Borrower"), the Lenders named therein, Lehman Brothers Inc., as Arranger, Lehman Commercial Paper Inc., Administrative Agent and as Syndication Agent, and Canadian Imperial Bank of Commerce as Documentation Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          The Assignor identified on Schedule l hereto (the "Assignor") and the Assignee identified on Schedule l hereto (the "Assignee") agree as follows:


          1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on Schedule 1 hereto.

          2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Notes held by it evidencing the Assigned Facilities and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Administrative Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

          3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) represents that it is a financial institution regulated by a Governmental Authority of the United States of America or a State thereof, or is a wholly-owned subsidiary of, or is managed by such a financial institution; (c) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 6.1 thereof (or, if no such financial statements have been delivered, copies of the financial statements delivered pursuant to
Section 4.1 thereof), each other Loan Document and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (d) agrees that it will, independently and without reliance upon the Assignor, the Agents or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (e) appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agents by the terms thereof, together with such powers as are incidental thereto; and (f) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.18(d) of the Credit Agreement.

          4. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

          5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date.

          6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

          7. This Assignment and Acceptance and the rights and obligations of the parties under this Agreement and Acceptance shall be governed by, and construed and interpreted in accordance, with the law of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                   Schedule 1
                          to Assignment and Acceptance


Name of Assignor:  __________________________________

Name of Assignee:  __________________________________

Effective Date of Assignment:  ______________________



   Credit                     Principal          Commitment Percentage Assigned
   Facility Assigned          Amount Assigned   --------------------------------
----------------------     --------------------

                                $__________              __._______%


[Name of Assignee]                               [Name of Assignor]



By: ________________________________    By:  __________________________________
     Title:                                   Title:


Accepted:                               Consented To:

LEHMAN COMMERCIAL PAPER INC, as         POWERHOUSE TECHNOLOGIES, INC.
Administrative Agent



By: _______________________________     By:  __________________________________
     Title:                                    Title:

                                        LEHMAN COMMERCIAL PAPER INC., as
                                        Syndication Agent




                                        By: ___________________________________
                                              Title:

                                                                       EXHIBIT F



                     MATTERS TO BE COVERED IN LEGAL OPINIONS



                          I. OPINION OF ROGERS & HARDIN

          A. Each of the Loan Parties (i) has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the state of Delaware, (ii) has the corporate power and authority to execute and deliver each of the Loan Documents to which it is a party, to perform its obligations under each such Loan Document and to grant the security interests to be granted by it pursuant to the Security Documents and, in the case of the Borrower, to borrow under the Credit Agreement and (iii) has duly authorized, executed and delivered each Loan Document to which it is a party.

          B. The execution and delivery by any Loan Party of the Loan Documents to which it is a party, the granting by it of the security interests to be granted by it pursuant to the Security Documents and, in the case of the Borrower, its borrowings in accordance with the terms of the Loan Documents, and performance of its payment obligations thereunder (i) will not result in any violation of (A) the Certificate of Incorporation or By-Laws of such Loan Party and (B) assuming that proceeds of borrowings will be used in accordance with the terms of the Credit Agreement, any Federal or Georgia statute or the Delaware General Corporation Law or any rule or regulation issued pursuant to any Federal or Georgia statute or the Delaware General Corporation Law or any order known to us issued by any court or governmental agency or body and ii) will not breach or result in a default under or result in the creation of any lien upon or security interest in the Loan Parties' properties pursuant to the terms of any agreement or instrument (other than the security interests created by the Security Documents.

          C. No consent, approval, authorization, order, filing, registration or qualification of or with any Federal or Georgia governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law is required for the execution and delivery by any Loan Party of the Loan Documents to which it is a party, the borrowings by any Loan Party in accordance with the terms of the Loan Documents or the performance by the Loan Parties of their respective payment obligations under the Loan Documents or the granting of any security interests under the Security Documents, except filings required for the perfection of security interests granted pursuant to the Security Documents.

[The foregoing assumes all parties are Delaware Corporations. If this assumption is incorrect, counsel in the appropriate jurisdiction should cover issues in paragraph 1,2, and 3 that are governed by the law of the state of incorporation.]

          D. The courts of Georgia would give effect to the provisions of the Loan Documents whereby the parties thereto have agreed that the Loan Documents shall be governed by, and construed and interpreted in accordance with, the laws of the Sate of New York. If, however, the courts of Georgia were to apply the laws of Georgia as the governing law in respect of any Loan Document, then, assuming that each of the Loan Documents is a valid and legally binding obligation of each of the Lenders parties thereto, each Loan Document constitutes and each Note delivered to a Lender after the date hereof, assuming the due execution and delivery by the Loan Party which is the maker of such Note, will constitute, the valid and legally binding obligation of each Loan Party which is a party thereto, enforceable against such Loan Party in accordance with its terms.

          E. To our knowledge there is no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, now pending, to which any Loan Party is a party or to which the business, assets or property of any Loan Party is subject and no such action, suit or proceeding is threatened to which any Loan Party or the business, assets or property of any Loan Party would be subject that in either case questions the validity of the Loan Documents.

          F. No Loan Party is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          G. Each of the Financing Statements listed in Schedule __ hereto (the "Financing Statements") is in appropriate form for filing in the filing offices listed in Schedule __ (the "Filing Offers").

          H. The UCC Search Reports listed in Schedule ____ hereto set forth the proper filing offices and the proper debtors necessary to identify those persons who under the Uniform Commercial Code have on file financing statements in [specify States] (each, an "Opinion State") against the Loan Parties covering the Collateral in which a security interest is perfected by filing a financing statement under the Uniform Commercial Code as in effect in the Opinion State[s] as of the effective dates therefor set forth on Schedule __ hereto.

[UCC issues for states other than Georgia which are not covered by other state counsel may be covered by Rogers & Hardin based solely on review by applicable UCC provisions of the relevant states.]

          XI. The Guarantee and Collateral Agreement creates in favor of the Administrative Agent for the benefit of the Lenders a security interest in the collateral described therein in which a security interest may be created under
Article 9 of each Opinion State UCC (the "Security Agreement Article 9 Collateral").

          J. Upon the filing in the Filing Offices of the Financing Statements, the Administrative Agent will have a perfected security interest for the benefit of the Lenders in that portion of the Security Agreement Article 9 Collateral in which a security interest is perfected by filing a financing statement under each Opinion State UCC.

          K. The security interest of the Administrative Agent for the benefit of the Lenders in that portion of the collateral described in the Guarantee and Collateral Agreement as instruments will be a perfected security interest upon delivery of such instruments to the Administrative Agent in the State of New York.

          L. All of the shares of capital stock described on Schedule 2 to the Guarantee and Collateral Agreement (except for directors' qualifying shares) are owned of record by the Borrower or a Subsidiary of the Borrower, as described on such Schedule 2.

          M. The Guarantee and Collateral Agreement creates in favor of the Administrative Agent for the benefit of the Lenders a security interest under each Opinion State UCC in the investment property identified on Schedule 2 to the Guarantee and Collateral Agreement (the "Pledged Securities").

          N. The Administrative Agent will have a perfected security interest in the Pledged Securities for the benefit of the Lenders upon delivery to the Administrative Agent for the benefit of the Lenders of the certificates representing the Pledged Securities in registered form, indorsed in blank by an effective indorsement or accompanied by undated stock powers with respect thereto duly indorsed in blank by an effective indorsement. Assuming the Administrative Agent and each of the Lenders does not have notice of any adverse claim to the Pledged Securities, the Administrative Agent will acquire the security interest in the Pledged Securities for the benefit of the Lenders free of any adverse claim.

          O. The [Borrower] [relevant Subsidiary] is licensed under the laws of the Opinion State to __________ [describe terms of license]; and such license is in full force and effect.

          P. [AWI] is a party to [describe contract with Opinion State] (the "Contract"). Although the Contract prohibits assignment by [AWI] of its rights and obligations under the Contract, neither the Contract nor the laws of the Opinion State prohibit the creator by AWI of a security interest in the Contract pursuant to the Guarantee and Collateral Agreement, to the extent such security interest relates to money due or to become due to AWI pursuant to the Contract.


The foregoing opinions may be subject to such qualifications, exceptions and limitations as shall be reasonable and customary.

                          II. OPINIONS OF LOCAL COUNSEL


          A. The execution and delivery by any Loan Party of the Loan Documents to which it is a party, its borrowings in accordance with the terms of the Loan Documents, performance of its payment obligations thereunder and granting of the security interests to be granted by it pursuant to the Security Documents will not result in any violation of any Federal or statute of the State of ___________ (the "Opinion State"), or any rule or regulation issued pursuant to any statute of the Opinion State.

          B. No consent, approval, authorization, order, filing, registration or qualification of with any Opinion State governmental agency or body is required for the execution and delivery by any Loan Party of the Loan Documents to which it is a party, the borrowings by the Borrower in accordance with the terms of the Loan Documents or the performance by the Loan Parties of their respective payment obligations under the Loan Documents or the granting of any security interests under the Security Documents, except filings required for the perfection of security interests granted pursuant to the Security Documents.

          C. Each of the financing statements listed on Schedule ___ (the "Financing Statements") is in appropriate form for filing in the filing offices listed on Schedule __ (the "Filing Offices").

          D. The UCC Search Reports listed on Schedule ___ set forth the proper filing offices and the proper debtors necessary to identify those persons who under the Uniform Commercial Code have on file financing statements in the Opinion State against the Loan Parties covering the Collateral in which a security interest is perfected by filing a financing statement under the Uniform Commercial Code as in effect in the Opinion State (the "Opinion State UCC") as of the effective dates therefor set forth on Schedule ___.

          E. The Guarantee and Collateral Agreement creates in favor of the Administrative Agent for the benefit of the Lenders a security interest in the collateral described therein in which a security interest may be created under
Article 9 of the Opinion State UCC (the "Security Agreement Article 9 Collateral").

          F. Upon the filing in the Filing Offices of the Financing Statements, the Administrative Agent will have a perfected security interest for the benefit of the Lenders in that portion of the Security Agreement Article 9 Collateral in which a security interest is perfected by filing a financing statement under the Opinion State UCC.

          G. The [Borrower] [relevant Subsidiary] is licensed under the laws of the Opinion State to __________ [describe terms of license]; and license is in full force and effect.

          H. [AWI] is a party to [describe contract with Opinion State] (the "Contract"). Although the Contract prohibits assignment by [AWI] of its rights and obligations under the Contract, neither the Contract nor the laws of the Opinion State prohibit the creator by AWI of a security interest in the Contract pursuant to the Guarantee and Collateral Agreement, to the extent such security interest relates to money due or to become due to AWI pursuant to the Contract.

          I.   The Mortgage listed on Schedule __(the "State Mortgage"):

               A.  constitutes  a  legal,   valid  and  binding   obligation  of
               _______________[mortgagor] enforceable against _______________ in accordance with its terms;

               B. is in proper form for recording;

               C. complies as to form with all existing Requirements of Law; and

               D. creates in favor of the Administrative Agent for the ratable benefit of the Lenders a legal, valid and binding lien on the real property and fixtures described in such State Mortgage, enforceable as such against the Borrower and, when recorded in the applicable office listed on Schedule __, all other Persons.

          The facts that (a) the State Mortgage secures obligations arising under a revolving line of credit and (b) the Revolving Credit Loans may from time to time be repaid in full or in part and reborrowed in accordance with the terms of the Credit Agreement will not result in a subordination of the liens of any State Mortgage to any other lien on the real property and fixtures described in such State Mortgage or otherwise impair the priority of the lien of such State Mortgage.

          J. The courts of the Opinion State will enforce those provisions in the Guarantee and Collateral Agreement and the State Mortgages which provide that the validity, construction and enforceability of such documents will be governed by the laws of the State of New York, except that the courts of the Opinion State may apply the internal law of the State to determine the perfection and effect of perfection of the liens created under such documents and the application of remedies in enforcing such liens with respect to property located in the State.

The foregoing opinions may be subject to such qualifications, exceptions and limitations as shall be reasonable and customary.

            III. OPINIONS OF COUNSEL IN STATES WITH LOTTERY CONTRACTS


          Section 9-318(4) of the Uniform Commercial Code in effect in the State of ____________ provides as follows:


          Such provision of the State UCC is applicable to the provisions of the Guarantee and Collateral Agreement whereby [AWI] grants a security interest (the "Security Interest") in all Accounts and General Intangibles for money due or to become due under the [describe Contract] (the "State Lottery Contract"). There is no other provision of the laws of the State of _______ (including, without limitation, any laws relating to gambling, gaming or lotteries) that conflicts with such provision of the State UCC, as such provision applies to the grant by [AWI] of the Security Interest, nor does such grant of the Security Interest require any consent or authorization of, notice to, or filing or registration with, any governmental authority of the State of __________. Accordingly, insofar as the laws of the State of _______ are applicable, the Security Interest is a valid and enforceable security interest in all right, title and interest of [AWI] in Accounts and General Intangibles for money due and to become due under the State Lottery Contract. Assuming that the chief executive office of [AWI] is located in a jurisdiction other than the State of ___________, no filing or registration with any governmental authority of the State of _______ is required under the laws of the State of ________ to perfect the Security Interest.

                        IV. OPINIONS OF AIRCRAFT COUNSEL


          A. the Agreement, as supplemented by the Agreement Supplement, creates a duly perfected first priority security interest in the aircraft in favor of the Agent, it being understood that no opinion is herein expressed as to the validity, priority or enforceability of such security interest under local law or as to the recognition of the perfection of such security interest as against third parties in any legal proceeding outside the United States;

          B. none of the Agreement, the Agreement Supplement, or the Security Assignment are required to be refiled with the FAA or filed or recorded in any other place within the United States in order to perfect, or maintain the perfection of the security interest in the Aircraft (insofar as such assignment affects an interest covered by the recording system established by the FAA pursuant to 49 U.S.C. Section 44107), all as created by the Agreement, as supplemented by the Agreement Supplement, and the Security Assignment; and

          C. no authorization, approval, consent, license or order of, or registration with, or the giving of notice to, the FAA is required for the valid authorization, delivery and performance of the Agreement, as supplemented by the Agreement Supplement, or the Security Assignment, except for such filings as are referred to above.

                                                                     EXHIBIT G-1


                                    TERM NOTE


THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$5,000,000                                                    New York, New York
                                                                October 14, 1998

          FOR VALUE RECEIVED, the undersigned, POWERHOUSE TECHNOLOGIES, INC., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to LaSalle National Bank (the "Lender") or its registered assigns at the Payment Office specified in the Credit Agreement (as hereinafter defined) in lawful money of the United States and in immediately available funds, the principal amount of (a) FIVE MILLION DOLLARS ($5,000,000), or, if less, (b) the unpaid principal amount of the Tranche [A] Term Loan made by the Lender pursuant to
Section 2.1 of the Credit Agreement. The principal amount shall be paid in the amounts and on the dates specified in Section 2.3 of the Credit Agreement. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.13 of the Credit Agreement.

          The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of the Tranche [A] Term Loan and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of the Tranche [A] Term Loan.

          This Note (a) is one of the Term Notes referred to in the Credit Agreement dated as of October 9, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lender, the other banks and financial institutions from time to time parties thereto, Lehman Commercial Paper Inc., as Administrative Agent, Lehman Brothers, Inc., as Arranger and Lehman Commercial Paper Inc., as Syndication Agent, and Canadian Imperial Bank of Commerce, as Documentation Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional andmandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

          Upon the occurrence of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

          All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

          Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                   POWERHOUSE TECHNOLOGIES INC.


                                   By: /S/ Susan J. Carstensen
                                   ---------------------------------------------
                                       Name:  Susan J. Carstensen
                                       Title: CFO and Treasurer

                                                                     Schedule A
                                                                    to Term Note

              LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS


                                                             Amount of          Amount of Base
                                            Amount       Principal of Base        Rate Loans         Unpaid Principal
                  Amount of Base         Converted to        Rate Loans          Converted to        Balance of Base        Notation
      Date          Rate Loans         Base Rate Loans         Repaid          Eurodollar Loans         Rate Loans           Made By
      ----          ----------         ---------------         ------          ----------------         ----------           -------












     ====           ==========         ===============         ======          ================         ==========           =======


                                                                      Schedule B
                                                                    to Term Note

      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS



                                                                              Amount of
                                         Interest Period                     Eurodollar       Unpaid
                           Amount        and Eurodollar       Amount of         Loans        Principal
            Amount of   Converted to        Rate with       Principal of    Converted to    Balance of
           Eurodollar    Eurodollar          Respect         Eurodollar       Base Rate     Eurodollar       Notation
  Date        Loans         Loans            Thereto        Loans Repaid        Loans          Loans         Made By
  ----        -----         -----            -------        ------------        -----          -----         -------






  ====        =====         =====            =======        ============        =====          =====         =======



                                    TERM NOTE


THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$6,666,666.66                                                 New York, New York
                                                                October 14, 1998

          FOR VALUE RECEIVED, the undersigned, POWERHOUSE TECHNOLOGIES, INC., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to CIBC Inc. (the "Lender") or its registered assigns at the Payment Office specified in the Credit Agreement (as hereinafter defined) in lawful money of the United States and in immediately available funds, the principal amount of
(a) SIX MILLION, SIX HUNDRED AND SIXTY-SIX THOUSAND, SIX HUNDRED AND SIXTY-SIX DOLLARS AND SIXTY-SIX CENTS ($6,666,666.66), or, if less, (b) the unpaid principal amount of the Tranche [A] Term Loan made by the Lender pursuant to
Section 2.1 of the Credit Agreement. The principal amount shall be paid in the amounts and on the dates specified in Section 2.3 of the Credit Agreement. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.13 of the Credit Agreement.

          The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of the Tranche [A] Term Loan and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of the Tranche [A] Term Loan.

          This Note (a) is one of the Term Notes referred to in the Credit Agreement dated as of October 9, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lender, the other banks and financial institutions from time to time parties thereto, Lehman Commercial Paper Inc., as Administrative Agent, Lehman Brothers, Inc., as Arranger and Lehman Commercial Paper Inc., as Syndication Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional andmandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

          Upon the occurrence of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

          All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

          Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                   POWERHOUSE TECHNOLOGIES INC.


                                   By: /S/ Susan J. Carstensen
                                   ---------------------------------------------
                                       Name:  Susan J. Carstensen
                                       Title: CFO and Treasurer

                                                                     Schedule A
                                                                    to Term Note

              LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS


                                                             Amount of          Amount of Base
                                            Amount       Principal of Base        Rate Loans         Unpaid Principal
                  Amount of Base         Converted to        Rate Loans          Converted to        Balance of Base        Notation
      Date          Rate Loans         Base Rate Loans         Repaid          Eurodollar Loans         Rate Loans           Made By
      ----          ----------         ---------------         ------          ----------------         ----------           -------












     ====           ==========         ===============         ======          ================         ==========           =======


                                                                      Schedule B
                                                                    to Term Note

      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS



                                                                              Amount of
                                         Interest Period                     Eurodollar       Unpaid
                           Amount        and Eurodollar       Amount of         Loans        Principal
            Amount of   Converted to        Rate with       Principal of    Converted to    Balance of
           Eurodollar    Eurodollar          Respect         Eurodollar       Base Rate     Eurodollar       Notation
  Date        Loans         Loans            Thereto        Loans Repaid        Loans          Loans         Made By
  ----        -----         -----            -------        ------------        -----          -----         -------






  ====        =====         =====            =======        ============        =====          =====         =======



                                                                     EXHIBIT G-2


                              REVOLVING CREDIT NOTE


THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$10,000,000                                                   New York, New York
                                                                October 14, 1998

          FOR VALUE RECEIVED, the undersigned, POWERHOUSE TECHNOLOGIES, INC., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to LaSalle National Bank (the "Lender") or its registered assigns at the Payment Office specified in the Credit Agreement (as hereinafter defined) in lawful money of the United States and in immediately available funds, on the Revolving Credit Termination Date the principal amount of (a) TEN MILLION DOLLARS ($10,000,000), or, if less, (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrower pursuant to Section
2.4 of the Credit Agreement. The Borrower further agrees to pay interest in like money at such Payment Office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.13 of the Credit Agreement.

          The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Revolving Credit Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of any Revolving Credit Loan.

          This Note (a) is one of the Revolving Credit Notes referred to in the Credit Agreement dated as of October 9, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lender, the other banks and financial institutions from time to time parties thereto, Lehman Brothers, Inc., as Arranger, Lehman Commercial Paper Inc., as Syndication Agent and Canadian Imperial Bank of Commerce, as Documentation Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions uponwhich the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

          Upon the occurrence of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

          All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

          Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                   POWERHOUSE TECHNOLOGIES, INC.

                                   By: /S/ Susan J. Carstensen
                                      ------------------------------------------
                                      Name:  Susan J. Carstensen
                                      Title: CFO and Treasurer

                                                                      Schedule A
                                                        to Revolving Credit Note

              LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS



                                                     Amount of         Amount of Base
                                    Amount        Principal of Base       Rate Loans        Unpaid Principal
            Amount of Base       Converted to         Rate Loans         Converted to       Balance of Base     Notation
   Date       Rate Loans       Base Rate Loans          Repaid         Eurodollar Loans        Rate Loans        Made By
   ----       ----------       ---------------          ------         ----------------        ----------        -------









   ====       ==========       ===============          ======         ================        ==========        =======

                                                                      Schedule B
                                                        to Revolving Credit Note

      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS


                                                                               Amount of
                                         Interest Period                      Eurodollar       Unpaid
                            Amount       and Eurodollar       Amount of          Loans        Principal
            Amount of    Converted to       Rate with       Principal of     Converted to    Balance of
           Eurodollar     Eurodollar         Respect         Eurodollar        Base Rate     Eurodollar      Notation
  Date        Loans          Loans           Thereto        Loans Repaid         Loans          Loans        Made By
  ----        -----          -----           -------        ------------         -----          -----        -------











  ====        =====          =====           =======        ============         =====          =====        =======

                              REVOLVING CREDIT NOTE


THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$13,333,333.34                                                New York, New York
                                                                October 14, 1998

          FOR VALUE RECEIVED, the undersigned, POWERHOUSE TECHNOLOGIES, INC., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to CIBC Inc. (the "Lender") or its registered assigns at the Payment Office specified in the Credit Agreement (as hereinafter defined) in lawful money of the United States and in immediately available funds, on the Revolving Credit Termination Date the principal amount of (a) THIRTEEN MILLION, THREE HUNDRED AND THIRTY-THREE THOUSAND, THREE HUNDRED AND THIRTY-THREE DOLLARS AND THIRTY-THREE CENTS ($1,333,333.33), or, if less, (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrower pursuant to
Section 2.4 of the Credit Agreement. The Borrower further agrees to pay interest in like money at such Payment Office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.13 of the Credit Agreement.

          The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Revolving Credit Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of any Revolving Credit Loan.

          This Note (a) is one of the Revolving Credit Notes referred to in the Credit Agreement dated as of October 9, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lender, the other banks and financial institutions from time to time parties thereto, Lehman Commercial Paper Inc., as Administrative Agent, Lehman Brothers, Inc., as Arranger, Lehman Commercial Paper Inc., as Syndication Agent and Canadian Imperial Bank of Commerce, as Documentation Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions uponwhich the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

          Upon the occurrence of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

          All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

          Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                   POWERHOUSE TECHNOLOGIES, INC.

                                   By: /S/ Susan J. Carstensen
                                      ------------------------------------------
                                      Name:  Susan J. Carstensen
                                      Title: CFO and Treasurer

                                                                      Schedule A
                                                        to Revolving Credit Note

              LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS



                                                     Amount of         Amount of Base
                                    Amount        Principal of Base       Rate Loans        Unpaid Principal
            Amount of Base       Converted to         Rate Loans         Converted to       Balance of Base     Notation
   Date       Rate Loans       Base Rate Loans          Repaid         Eurodollar Loans        Rate Loans        Made By
   ----       ----------       ---------------          ------         ----------------        ----------        -------









   ====       ==========       ===============          ======         ================        ==========        =======

                                                                      Schedule B
                                                        to Revolving Credit Note

      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS


                                                                               Amount of
                                         Interest Period                      Eurodollar       Unpaid
                            Amount       and Eurodollar       Amount of          Loans        Principal
            Amount of    Converted to       Rate with       Principal of     Converted to    Balance of
           Eurodollar     Eurodollar         Respect         Eurodollar        Base Rate     Eurodollar      Notation
  Date        Loans          Loans           Thereto        Loans Repaid         Loans          Loans        Made By
  ----        -----          -----           -------        ------------         -----          -----        -------











  ====        =====          =====           =======        ============         =====          =====        =======

                                                                       EXHIBIT H


                                    FORM OF
                            PREPAYMENT OPTION NOTICE




Attention of [            ]
Telecopy No. [            ]


                                                                          [Date]

Ladies and Gentlemen:

          The undersigned, LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the "Administrative Agent") for the Lenders, refers to the Credit Agreement, dated as of October 9, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among POWERHOUSE TECHNOLOGIES, INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), LEHMAN BROTHERS INC., as advisor and arranger (in such capacity, the "Arranger"), LEHMAN COMMERCIAL PAPER INC., as syndication agent (in such capacity, the "Syndication Agent"), and LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the "Administrative Agent") and CANADIAN IMPERIAL BANK OF COMMERCE., as Documentation Agent (in such capacity, the "Documentation Agent"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit
Agreement. The Administrative Agent hereby gives notice of an offer of prepayment made by the Borrower pursuant to Section 2.10(d) of the Credit Agreement of the Tranche B Prepayment Amount. Amounts applied to prepay the Tranche B Term Loans shall be applied pro rata to the Tranche B Term Loan held by you. The portion of the prepayment amount to be allocated to the Tranche B Term Loan held by you and the date on which such prepayment will be made to you (should you elect to receive such prepayment) are set forth below:


(A)       Total Tranche B Term Loan Prepayment Amount       __________
(B)       Portion of Tranche B Term Loan Prepayment
          Amount to be received by you                      __________
(C)       Prepayment  Date (10  Business Days after the
          date of this Prepayment Option Notice)            __________


          IF YOU DO NOT WISH TO RECEIVE ALL OF THE TRANCHE B TERM LOAN PREPAYMENT AMOUNT TO BE ALLOCATED TO YOU ON THE MANDATORY PREPAYMENT DATE INDICATED IN PARAGRAPH (B) ABOVE, please sign this notice in the space provided below and indicate the percentage of the Tranche B Term Loan Prepayment Amount otherwise payable which you do not wish to receive. Please return this notice as so completed via telecopy to the attention of [___________________] at ____________________, no later than [10:00] a.m., New
York City time, on the Prepayment Date, at Telecopy No. [________________]. IF YOU DO NOT RETURN THIS NOTICE, YOU WILL RECEIVE 100% OF THE TRANCHE B TERM LOAN PREPAYMENT ALLOCATED TO YOU ON THE MANDATORY PREPAYMENT DATE.

                                   LEHMAN COMMERCIAL PAPER INC.,
                                   as Administrative Agent


                                   By: ________________________________________
                                       Name:
                                       Title:

                                   [Lender]


                                   By: ________________________________________
                                       Name:
                                       Title:

Percentage of Tranche B
Prepayment Amount
Declined:  ________%

                                                                       EXHIBIT I


                          FORM OF EXEMPTION CERTIFICATE


          Reference is made to the Credit Agreement, dated as of October 9, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among POWERHOUSE TECHNOLOGIES, INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), LEHMAN BROTHERS INC., as advisor and arranger (in such capacity, the "Arranger"), LEHMAN COMMERCIAL PAPER INC., as syndication agent (in such capacity, the "Syndication Agent"), and LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the
"Administrative Agent") and CANADIAN IMPERIAL BANK OF COMMERCE., as Documentation Agent (in such capacity, the "Documentation Agent"). Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement. ______________________ (the "Non-U.S. Lender") is providing this certificate pursuant to subsection 2.18(d) of the Credit Agreement. The Non-U.S. Lender hereby represents and warrants that:


1. The Non-U.S. Lender is the sole record and beneficial owner of the Loans or the obligations evidenced by Note(s) in respect of which it is providing this certificate.

          2. The Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). In this regard, the Non-U.S. Lender further represents and warrants that:

          (a) the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

          (b) the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

          3. The Non-U.S. Lender is not a 10-percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code; and

          4. The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

          IN  WITNESS   WHEREOF,   the   undersigned   has  duly  executed  this
certificate.

                                   [NAME OF NON-U.S. LENDER]


                                   By:_________________________________________
                                      Name:
                                      Title:

Date:  ____________________

                                                                       EXHIBIT J

                             FORM OF LENDER ADDENDUM

          Reference is made to the Credit Agreement, dated as of October 9, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Powerhouse Technologies, Inc., the banks and other financial institutions from time to time parties thereto as Lenders, Lehman Brothers Inc., as Arranger, Lehman Commercial Paper Inc., as Syndication Agent and Lehman Commercial Paper Inc., as Administrative Agent, and Canadian Imperial Bank of Commerce., as Documentation Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          Upon execution and delivery of this Lender Addendum by the parties hereto as provided in Section 10.17 of the Credit Agreement, the undersigned hereby becomes a Lender thereunder having the Commitments set forth in Schedule 1 hereto, effective as of the Closing Date.

          THIS  LENDER   ADDENDUM  SHALL  BE  GOVERNED  BY,  AND  CONSTRUED  AND
INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          This Lender Addendum may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page hereof by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Lender Addendum to be duly executed and delivered by their proper and duly authorized officers as of this ____ day of ____, 1998.

                                   [ NAME OF LENDER ]


                                   By: ________________________________________
                                       Name:
                                       Title:

Accepted and agreed:

POWERHOUSE TECHNOLOGIES, INC.


By: __________________________
   Name:
   Title:

LEHMAN COMMERCIAL PAPER INC., as
  Syndication Agent


By: ____________________________
   Name:
   Title:


LEHMAN COMMERCIAL PAPER INC., as
  Administrative Agent


By: ____________________________
   Name:
   Title:

                                                                      Schedule 1


                         COMMITMENTS AND NOTICE ADDRESS



Name and Notice      Revolving             Tranche A Term      Tranche B Term
Address of Lender    Credit Commitment     Loan Commitment     Loan Commitment
-----------------    -----------------     ---------------     ---------------

                                                                       EXHIBIT K

                            FORM OF REVOLVING CREDIT
                         COMMITMENT INCREASE SUPPLEMENT


          Reference is made to the Credit Agreement, dated as of October 9, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Powerhouse Technologies, Inc., the banks and other financial institutions from time to time parties thereto as Lenders, Lehman Brothers Inc., as Arranger, Lehman Commercial Paper Inc., as Syndication Agent, Lehman Commercial Paper Inc., as Administrative Agent, and Canadian Imperial Bank of Commerce, as Documentation Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          The Increasing Lender identified on Schedule l hereto (the "Increasing Lender"), the Administrative Agent and the Borrower agree as follows:

          i. The Increasing Lender hereby irrevocably increases its Revolving Credit Commitment to the Borrower by the amount set forth on Schedule 1 hereto (the "Increased Commitment") pursuant to Section 2.8(c) of the Credit Agreement. From and after the Effective Date (as defined below) the Increasing Lender will be a Lender under the Credit Agreement with respect to the Increased Commitment as well as its existing Revolving Credit Commitment under the Credit Agreement.

          ii. The Administrative Agent (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto. The Borrower, upon request by the Increasing Lender, in accordance with Section 2.6(e) will issue a Note or Notes payable to the Increasing Lender and in amounts which reflect the aggregate Revolving Credit Commitment of the Increasing Lender after giving effect to this Increase Supplement.

          iii. The Increasing Lender (a) represents and warrants that it is legally authorized to enter into this Increase Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof (or, if no such financial statements have been delivered, copies of the financial statements delivered pursuant to Section 4.1 thereof), each other Loan Document and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Increase Supplement; (c) agrees that it will, independently and without reliance upon any Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agents by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to subsection 2.18(e) of the Credit Agreement.

          iv. The effective date of this Increase Supplement shall be the Effective Date of the Increased Commitment described in Schedule 1 hereto (the "Effective Date"). Following the execution of this Increase Supplement by each of the Increasing Lender and the Borrower, it will be delivered to the Administrative Agent for acceptance and recording by it pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

          v. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Increased Commitment (including payments of principal, interest, fees and other amounts) to the Increasing Lender for amounts which have accrued on and subsequent to the Effective Date.

          vi. From and after the Effective Date, the Increasing Lender shall be a party to the Credit Agreement and, to the extent provided in this Increase Supplement, have the rights and obligations of a Lender thereunder and shall be bound by the provisions thereof.

          vii. This Increase Supplement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Increase Supplement to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                   Schedule 1
                         to Increasing Lender Supplement


Name of Increasing Lender: ___________________________________________

Effective Date of Increased Commitment: ______________________________


Principal                           Total Amount of Commitment
Amount of                           of Increasing Lender
Increased Commitment:               (including Increased Commitment):
---------------------               ---------------------------------


$____________________               $________________________________



[INCREASING LENDER]                       POWERHOUSE TECHNOLOGIES, INC.



By:__________________________             By:__________________________________
   Name:                                     Name:
   Title:                                    Title:




Accepted:
LEHMAN COMMERCIAL PAPER INC.,
  as Administrative Agent



By:__________________________
   Name:
   Title:

                                                                       EXHIBIT L

                                     FORM OF
                              NEW LENDER SUPPLEMENT


          Reference is made to the Credit Agreement dated as of October 9, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Powerhouse Technologies, Inc., the banks and other financial institutions from time to time parties thereto as Lenders, Lehman Brothers Inc., as Arranger, Lehman Commercial Paper Inc., as Syndication Agent, Lehman Commercial Paper Inc., as Administrative Agent, and Canadian Imperial Bank of Commerce, as Documentation Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          The New Lender identified on Schedule l hereto (the "New Lender"), the Administrative Agent and the Borrower agree as follows:

          viii. The New Lender hereby irrevocably makes a Revolving Credit Commitment to the Borrower of the amount set forth on Schedule 1 hereto (the "New Commitment") pursuant to Section 2.8(d) of the Credit Agreement. From and after the Effective Date (as defined below) the New Lender will be a Lender under the Credit Agreement with respect to the New Commitment.

          ix. The Administrative Agent (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto. The Borrower, upon request by the New Lender, in accordance with Section 2.6(e) will issue a Note or Notes payable to the New Lender and in amounts which reflect the aggregate Revolving Credit Commitment of the New Lender after giving effect to this New Lender Supplement.

          x. The New Lender (a) represents and warrants that it is legally authorized to enter into this New Lender Supplement; (b) represents that it is a financial institution regulated by a Governmental Authority of the United States of America or a State thereof, or is a wholly-owned subsidiary of or is managed by such a financial institution; (c) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof (or, if no such financial statements have been delivered, copies of the financial statements delivered pursuant to
Section 4.1 thereof), each other Loan Document and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this New Lender Supplement; (d) agrees that it will, independently and without reliance upon any Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (e) appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agents by the terms thereof, together with such powers as are incidental thereto; and (f) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to subsection 2.18(d) of the Credit Agreement.

          xi. The effective date of this New Lender Supplement shall be the Effective Date of the New Commitment described in Schedule 1 hereto (the "Effective Date"). Following the execution of this New Lender Supplement by each of the New Lender and the Borrower, it will be delivered to the Administrative Agent for acceptance and recording by it pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

          xii. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the New Commitment (including payments of principal, interest, fees and other amounts) to the New Lender for amounts which have accrued on and subsequent to the Effective Date.

          xiii. From and after the Effective Date, the New Lender shall be a party to the Credit Agreement and, to the extent provided in this New Lender Supplement, have the rights and obligations of a Lender thereunder and shall be bound by the provisions thereof.

          xiv. This New Lender Supplement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this New Lender Supplement to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                   Schedule 1
                            to New Lender Supplement


Name of New Lender:_________________________________________


Effective Date of New Commitment:_________________________________


Principal Amount of New Commitment: $________________________________






[NEW LENDER]                                POWERHOUSE TECHNOLOGIES, INC.



By:______________________________           By:________________________________
   Name:                                       Name:
   Title:                                      Title:




Accepted:
LEHMAN COMMERCIAL PAPER INC.,
  as Administrative Agent



By:______________________________
   Name:
   Title:

                                                                       EXHIBIT M

                             PARTICIPATION AGREEMENT

     This Participation Agreement is entered into as of October 8th, 1998 between LEHMAN COMMERCIAL PAPER, INC., a Delaware corporation ( "Participant") and U.S. BANK NATIONAL ASSOCIATION , a national banking association ("U.S. Bank").

                              Preliminary Statement

     U.S. Bank, as the "Administrative Bank" and as the sole "Bank" party thereto, has entered into a Credit Agreement, dated as of February 16, 1995 (together with any and all other agreements, documents, instruments, whether heretofore or hereafter executed and delivered by the Borrower or any other obligor in connection with the Credit Agreement and as such documents may have been or may hereafter be amended, restated or modified from time to time, the "U.S Bank Credit Agreement") with Powerhouse Technologies, Inc., a Delaware corporation f/k/a Video Lottery Technologies, Inc. (the "Borrower") pursuant to which U.S. Bank has made loans (collectively, the "U.S. Bank Loans" and individually, a "U.S. Bank Loan") and issued the letters of credit described on Schedule A attached hereto and incorporated herein by reference (collectively, the "U.S. Bank Letters of Credit" and individually, a "U.S Bank Letter of Credit").

     In connection with the issuance of a U.S. Bank Letter of Credit, the Borrower executed and delivered to U.S. Bank an Application and Agreement for Standby Letter of Credit described on said Schedule A with respect to such U.S. Bank Letter of Credit (collectively, the "U.S. Bank L/C Agreements" and individually, a "U.S Bank L/C Agreement").

     The Participant, as Agent and a "Lender" party thereto, has entered into a Credit Agreement, dated as of October 9, 1998 (together with any and all other agreements, documents, instruments, whether heretofore or hereafter executed and delivered by the Borrower or any other obligor in connection with such Credit Agreement and as such documents may have been or may hereafter be amended, restated or modified from time to time, the "Lehman Credit Agreement") with the Borrower pursuant to which the Participant and the other "Lender" parties thereto have agreed to make loans or other financial accommodations to the Borrower (collectively, the "Lehman Loans" and individually, a "Lehman Loan") for the purpose of, among other things, refinancing the U.S. Bank Loans.

     The Borrower has requested that U.S. Bank terminate the U.S. Bank Credit Agreement but that U.S. Bank maintain the U.S. Bank Letters of Credit outstanding without requiring the Borrower to post cash collateral for the entire amount available to be drawn on the U.S. Bank Letters of

     As a condition precedent to doing so, U.S. Bank has required that:

          (1) the Borrower execute and deliver to U.S. Bank the Amendment No. 1 to each U.S. Bank L/C Agreement described in said Schedule A pursuant to which, among other things, the Borrower and U.S. Bank have agreed that such U.S. Bank L/C Agreement: (a) shall survive the termination of the U.S. Bank Credit Agreement and the "Loan Documents" described therein; and (b) sets forth the Borrower's covenants and obligations with respect to the U.S. Bank Letter of Credit issued pursuant thereto; and

          (2) the Borrower cause the Participant to execute and deliver to U.S. this Agreement.

     To induce U.S. Bank to terminate the U.S. Bank Credit Agreement and the other "Loan Documents" described therein, other than the U.S. Bank L/C Agreements, and to release its collateral, other than cash collateral (the "Collateral") securing the Borrower's payment of its obligations under the U.S. Bank L/C Agreements (collectively the "Letter of Credit Obligations") prior to the payment in full of the Letter of Credit Obligations or discharge thereof, Participant has agreed to purchase a 100% participation interest in the U.S. Bank Letters of Credit and in the Letter of Credit Obligations relating to the U.S. Bank Letters of Credit.

     In consideration of the premises and the mutual covenants contained herein, U.S. Bank and the Participant hereby covenant and agree as follows:

     1. Purchase and Sale of Participation Interests.

          (a) Concurrently with the execution hereof, U.S. Bank shall be deemed to have sold and transferred to Participant, and Participant shall be deemed irrevocably and unconditionally to have purchased and received from U.S. Bank, without recourse or warranty, an undivided interest (the "Participation") equal to 100% (such percentage is hereinafter called the Participant's "Percentage") in: (i) all U.S. Bank Letters of Credit and the Letter of Credit Obligations arising therefrom or relating thereto (collectively, the "Credit"); and (ii) all existing and future property and interests in property of the Borrower securing payment and performance of such Letter of Credit Obligations (the "Collateral").

          (b) Except as otherwise provided in Section 3 or 4, the Participation includes a pro rata interest, equal to the Participant's Percentage of all amounts ("Payments") which are actually received by U.S. Bank or the Participant from, or for the account of, the Borrower on account of or with respect to the Credit, whether from: (i) the Borrower: (ii) the Collateral; or (iii) any other source, including, without limitation, recovery from litigation.

          (c) The relationship between the Participant and U.S. Bank is and shall be that of a purchaser and seller of a property interest (i.e., an outright, partial assignment of an interest in the Credit and the Collateral) and not a creditor-debtor relationship. Accordingly, U.S. Bank shall hold possession of and legal title to the U.S. Bank L/C Agreements and all of the Participant's rights with respect to the Credit and the Collateral shall be held and exercised by U.S. Bank in its own name subject to the terms of this Agreement, but all such action by U.S. Bank shall, to the extent of the Participation, be taken by U.S. Bank as trustee for the Participant, and all Payments, Collateral and documents which at any time may come into U.S. Bank's possession shall at all times be held by U.S. Bank in trust and as agent for the Participant, to the extent of the Participation; provided, that, upon Participant's payment of its purchase price for its Participation in a demand for payment under a U.S. Bank Letter of Credit in accordance with Section 2 hereof, U.S. Bank shall be deemed to have assigned to Participant, without recourse or warranty, the Letter of Credit Obligations arising from U.S. Bank's payment of such demand for payment and Participant shall directly collect such Letter of Credit Obligations from Borrower and apply such collections to the payment of such Letter of Credit Obligations without U.S. Bank being the recipient of, or the intended beneficiary of, such collection or a transferee from Participant of any portion of such collection except to the extent that Participant has distributed a portion of such collection to U. S. Bank in accordance with
     Section 3 hereof. Participant shall indemnify and hold harmless U.S. Bank from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time (including, without limitation, at any time following the payment of any of the Letter of Credit Obligations) be imposed on, incurred by or asserted against U.S. Bank in any way relating to or arising out of Participant's collection of any Letter of Credit Obligations except to the extent that Participant has distributed a portion of such collection to U. S. Bank in accordance with Section 3 hereof. All of Participant's indemnification obligations provided for in this subsection (c) shall survive the termination of this Agreement.

          (d) Upon Participant's request and at Participant's sole cost and expense including, without limitation, payment of U.S. Bank's reasonable attorney's fees and legal expenses, U.S. Bank shall execute and deliver to Participant a separate assignment of any Letter of Credit Obligation which is deemed to have been assigned to Participant pursuant to Section 1(c) hereof.

     2. Funding of Participation.

          (a) U.S. Bank shall promptly notify Participant of each demand for payment under a U. S. Bank Letter of Credit, the amount thereof ( including, without, limitation, all of customary fees, charges or expenses which U.S. Bank may assess in connection with such payment), the date on which such payment is to be made and the amount of Participant's Percentage thereof. By not later than 12:00 noon. (Minneapolis time) on the date on which such payment is to be made by U.S. Bank (provided that Participant shall have received notice from U.S. Bank of the amount of such payment not later than 10:00 a.m. (New York time) on the date of such payment, Participant shall pay to U.S. Bank in immediately available funds as and for the purchase price of Participant's Participation therein, Participant's Percentage of such demand for payment. Participant's obligation to make such amounts available to U.S. Bank shall be irrevocable and shall not be subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances , provided, that Participant shall not be required to reimburse U.S. Bank hereunder for any amount for which the Borrower would not be required to reimburse U.S. Bank pursuant to the relevant U.S. Bank L/C Agreement.


          (b) If and to the extent Participant shall not have made such amount available to U.S. Bank on any such date, Participant agrees, upon demand, to pay interest on such amount to U.S. Bank for the account of U.S. Bank for each day from and including the date on which such payment was to be made to but excluding the date such payment is made at a rate per annum equal to the rate payable equal to the Reference Rate plus 2.00 % per annum.

          (c) Participant agrees with U.S. Bank that Participant's purchase of its Participation shall be with its own funds and not with the funds of the Borrower and Participant shall indemnify and hold harmless U.S. Bank from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time (including, without limitation, at any time following the payment of any of the Letter of Credit Obligations) be imposed on, incurred by or asserted against U.S. Bank in any way relating to or arising out of Participant's failure to use its own funds to purchase its Participation. All of Participant's indemnification obligations provided for in this subsection (c) shall survive the termination of this Agreement.

          (d) U.S. Bank and Participant agree that U.S. Bank shall not be required to apply any Collateral to reduce the Letter of Credit Obligations when calculating the amount of Participant's purchase price and that U.S. Bank may retain all such Collateral until the Participant has purchased its Participation in all of the Letter of Credit Obligations arising from, or relating to the U. S. Bank Letters of Credit , whereupon U.S. Bank shall deliver such Collateral to Participant in the form held by U.S. Bank, without recourse or warranty , provided, that when the aggregate amount of the Letter of Credit Obligations has been reduced to an amount equal to or less than the amount of cash collateral held by U.S. Bank in respect of the Letter of Credit Obligations, U.S. Bank will apply such cash collateral toward payment of the Letter of Credit Obligations before making any demand on Participant hereunder.

     3. Allocation of Payments.

          (a) Distributions with respect to the Credit and the Participation shall be made and payable only out of Payments actually received in good funds by U.S. Bank or, if the Payment has been collected by Participant in accordance with the proviso clause to Section 1(c), by Participant.

          (b) It is understood and agreed that the Participant shall have no interest in, and shall not be entitled to receive any part of the customary fees, charges or expenses which U.S. Bank may assess in connection with the issuance, extension (but only if such extennsion is approved by the Participant in accordance with Section 7 hereof), amendment or payment of any U.S. Bank Letter of Credit in accordance with any U.S. Bank L/C Agreement (all such fees, charges and expenses being hereinafter collectively referred to as "Fees").

          (c) All Payments received by U.S. Bank or Participant, as the case may be, shall be retained by the recipient or distributed to the non-recipient party, as applicable, and applied by the parties in the following order unless a Payment is required to be otherwise applied by agreement, direction of the payor or law: (1) first, to Fees, which shall be retained by U.S. Bank or, if Participant is the recipient of such Payment, distributed to U.S.. Bank, (2) second, to Extraordinary Expenses (as
     defined  in  Section  10  hereof),   which  shall  be  distributed  to  the
     Participant to the extent of its Percentage thereof provided that Participant is in compliance with its obligations under Section 10 hereof,
     (3) third, to the outstanding Letter of Credit Obligations, which shall be distributed to the Participant provided the Participant is in compliance with its obligations under Section 2(a) hereof; provided, that, U. S. Bank may set off against any amount distributable to Participant the amount, if any, which Participant is obligated to pay to U.S. Bank under this Agreement.

          (d) If any of the Payments received by, or distributed to, U.S. Bank are later returned or repaid by U.S. Bank to the Borrower or its representative or successor in interest, whether by court order, settlement or otherwise, the Participant shall, upon notice U.S. Bank, immediately pay to U.S. Bank the Participant's Percentage of all Payments so returned or repaid together with any interest which U.S. Bank may be required to pay in connection therewith. All of Participant's obligations provided for in this subsection (d) shall survive the termination of this Agreement.

     4. Allocations of Fees and Letter of Credit Commission Between Participant and U.S. Bank.

          (a) As consideration for U.S. Bank's expenses and efforts in servicing the U.S. Bank L/C Agreement, the Participant agrees that the Participant does not own and shall have no claim to any Fees.

          (b) On the date hereof, U.S. Bank agrees to pay the Participant an amount equal to $0.00 as Participant's share of the "Letter of Credit Commission" previously paid by the Borrower to U.S. Bank pursuant to the U.S. Bank Credit Agreement. U.S. Bank shall retain as its share of such Letter of Credit Commission and as compensation for its services and the costs and expenses herein agreed to be borne by it, the difference, if any, between the total of such Letter of Credit Commission received by U.S. Bank and the share thereof allocated and paid to the Participant in accordance with this Section 4(b).

     5. Access to Information; Independent Investigation.

     The Participant acknowledges that the Participant has independently, and without reliance upon any representations of U.S. Bank, and based on (i) the financial information provided to the Participant by the Borrower, (ii) various information provided to the Participant by the Borrower, and (iii) such other financial statements, documents and information as the Participant deemed appropriate, made and relied upon its own credit analysis and judgment to execute this Agreement and purchase the Participation. The Participant also acknowledges that it will, independently and without reliance upon U.S. Bank, and based on such financial statements, documents and information as the Participant deems appropriate at the time, continue to make and rely upon its own credit decision in taking or not taking action under this Agreement.

     6. Documents and Other Agreements Regarding Administration of the Loans.

     In order to enable U.S. Bank to better administer and enforce the U.S. Bank L/C Agreements on its own behalf, and as trustee for the Participant, and as an inducement to U.S. Bank to enter into this Agreement and to sell the Participation to the Participant hereunder, the Participant acknowledges and agrees that it is in the Participant's best interest that: (i) U.S. Bank hold for itself, and as bailee for the Participant, all executed original copies of the U.S. Bank L/C Agreements, at its offices at U.S. Bank Place, 601 Second Avenue South, Minneapolis, Minnesota 55402-4302 or such other office of U.S. Bank as U.S. Bank shall determine to be appropriate; (ii) U.S. Bank not be required to segregate from its own funds Payments allocable to te Participant hereunder; and (iii)U.S. Bank not be required to maintain separate, internal records with respect to the Participant's Participation (other than Participation Reports). The agreements of the Participant in the preceding sentence notwithstanding, all Payments and Collateral which are not for any reason disbursed to, or applied for the benefit of, the Participant in accordance with Sections 3 or 4 hereof, but which are otherwise allocable to the Participant hereunder, will be held by U.S. Bank as agent and in trust for the Participant, subject at all times to the Participant's rights hereunder. Upon written notice from the Participant, U.S. Bank will permit the Participant's agents, at any reasonable time during business hours, to examine the copies of the U.S. Bank L/C Agreements which are in U.S. Bank's possession and U.S. Bank's books and records relating to the U.S. Bank Letters of Credit and U.S. Bank will, upon the Participant's request, and at the Participant's expense, furnish to the Participant copies of such documents and agreements relating to the U.S. Bank Letters of Credit as U.S. Bank may have in its possession.

     7. U.S. Bank's Representations, Duty of Care and Responsibility to Participant.

     The Participant accepts the full risk of non-payment of the Participation and agrees that U.S. Bank shall not be responsible for the performance or observance by the Borrower of any of the terms, covenants or conditions of the U.S. Bank L/C Agreements or for the inspection or policing of any of the Collateral. The Participant specifically acknowledges that U.S. Bank has made no warranty or representation to the Participant with respect to the due execution, legality, accuracy, authenticity, completeness, validity, enforceability or collectibility of the U.S. Bank L/C Agreements (including, without limitation, any warranty or representation of the Borrower contained therein) or the U.S. Bank Letters of Credit, or with respect to the solvency or financial condition of the Borrower or the future existence or value of any of the Collateral. Notwithstanding anything to the contrary contained herein or in any law applicable generally to transactions of the type evidenced by this Agreement, the Participant and U.S. Bank agree that U.S. Bank shall be obligated to manage and supervise the Credit and the U.S. Bank L/C Agreements only in accordance with its usual practices, modified from time to time as it deems appropriate under the circumstances, and U.S. Bank shall be entitled to take all actions with respect to the Credit as if there were no participants and as if U.S. Bank were solely involved in the Credit and the U.S. Bank L/C Agreements except that U.S. Bank agrees that it will: (i) consult with Participant prior to agreeing to amend, modify or waive any material term or condition of any U.S. Bank Letter of Credit; and (ii) not agree, without obtaining Participant's prior written consent , to any amendment, modification or waiver of the U.S. Bank L/C Agreements, any U.S. Bank Letter of Credit or any Letter of Credit Obligation which would reduce the principal of, or rate of interest on, any Letter of Credit Obligation or postpone the date fixed for the payment thereof or which would extend the expiry date of any U.S. Bank Letter of Credit or would permit any drawing in excess of the stated amount of the applicable U.S. Bank Letter of Credit. The Participant further agrees that U.S. Bank shall not be liable to the Participant under any circumstances except for actual losses, if any, suffered by the Participant hereunder which are proximately caused either by U.S. Bank's gross negligence, willful misconduct or bad faith; subject only to such limited liability, the Participant hereby exonerates and releases U.S. Bank now and hereafter from any existing or future obligation or liability to the Participant, express or implied, for any (i) loss of, release of, depreciation of, or failure to realize upon any of the Collateral; (ii) failure to collect or receive payment of the Letter of Credit Obligations; (iii) mistake, omission or error of judgment in: (a) honoring, or failing to honor, any demand for payment on any U.S. Bank Letter of Credit, or (b) making or failing to make any examinations, appraisals, audits or checkups of the Borrower's affairs or the Collateral.

     8. Waivers and Release of Rights Under the Loan Agreements. U.S. Bank reserves the right, in its sole discretion, at any time or times hereafter, without giving prior notice to the Participant or obtaining Participant's consent except as provided in Section 7 hereof, (i) to release any of the Collateral, (ii) to resolve any discrepancy in any demand for payment on any U.S. Bank Letter of Credit with the terms and conditions thereof, (iii) to consent to any action or failure to act by the Borrower, (iv) to exercise or refrain from exercising any powers or rights which U.S. Bank may have as a matter of law, or under, or in respect of the U.S. Bank L/C Agreements, including, without limitation, the right to enforce the obligations of the Borrower, and (v) to take any other action allowed under the U.S. Bank L/C Agreements or applicable law. U.S. Bank will use its best efforts to give the Participant notice of the occurrence of any material Event of Default of which U.S. Bank shall have actual knowledge; but the Participant agrees that U.S. Bank's failure to give the Participant any such notice shall not result in any liability on U.S. Bank's part to the Participant.

     9. Additional Credit to Borrower.

     U. S. Bank agrees that it will not extend additional credit to the Borrower (other than in connection with honoring a demand for payment on a U.S. Bank Letter of Credit) without first obtaining Participant's prior written consent.

     10. Expenses.

          (a) Except as set forth herein, all routine costs and expenses of monitoring the U.S. Bank Letters of Credit and collecting the Letter of Credit Obligations shall be borne by U.S. Bank.

          (b) Upon demand by U.S. Bank, the Participant shall pay its Percentage of all Extraordinary Expenses incurred by U.S. Bank in connection with the Credit and not recovered from the Borrower. The term "Extraordinary
     Expense" means all costs, expenses (including, without limitation, attorney's fees and legal expenses), taxes, costs and expenses of appeals, and out-of-pocket advances (not including ordinary overhead expenses or salary expenses for U.S. Bank's clerical or supervisory personnel) which are incurred by U.S. Bank at any time or times hereafter, in connection with (i) the collection or enforcement of the Letter of Credit Obligations;
     (ii) the preservation of the Collateral; (iii) the sale, disposition or other realization upon or the recovery of possession of the Collateral; or
     (iv) the filing and prosecution of a complaint with respect to any of the above matters or the defense of any claim, actual or threatened, by the Borrower, a receiver or trustee in bankruptcy for the Borrower, any third party, for, or on account of, or with respect to the U.S. Bank L/C Agreements, whether to recover damages for business interference, for liabilities for debts of the Borrower, including, without limitation, taxes, for alleged preferences or fraudulent conveyances or transfers received or alleged to have been received from the Borrower as a result of the Credit or in connection with any Payments, or otherwise, and shall include the amount of any recovery from U.S. Bank in such litigation or proceeding, whether by settlement or pursuant to a judgment. All of Participant's obligations provided for in this subsection (b) shall survive the termination of this Agreement.

     11. U.S. Bank's Books and Records to be Presumed Correct.

     U.S. Bank's books and records and all entries thereon, and statements received by the Participant from U.S. Bank with respect to the Credit, will at all times (i) evidence both the Participant's interest and U.S. Bank's interest in the Credit; (ii) identify the same as such; and (iii) subject to the Participant's express right to rebut the presumption by conclusively demonstrating the existence of an error on the part of U.S. Bank, be presumed to be correct, prima facie evidence of the amount of the Credit and the Participant's interest therein. For the purposes of this Agreement, "U.S. Bank's books and records" shall include: any book, register, statement of account, copy statement of account, contract of loan, letter of undertaking, bill signed by U.S. Bank, index, sheet of paper coil, any device for storing data used by electronic computer, the printouts of such computers and other device for storing data used by U.S. Bank. For the purposes of this Section 11, "entries" shall be deemed to include any entry or copy thereof whether recorded or copied in handwriting or by typewriter and whether recorded or copied by a method of typing, duplication, photography (including microfilm) or by means of any mechanical, electrical or electronic device or by means of electronic recording or by any other method of recording or presentation of words or figures or of any other symbols.

     12. Sharing of Setoffs and Collateral.

          (a) U.S. Bank agrees that, so long as any portion of the Credit remains outstanding, any payment to U.S. Bank by way of set-off of the Borrower's accounts shall be applied to the Borrower's Letter of Credit Obligations and shall be shared with the Participant in accordance with
     Section 3 hereof.

          (b) The Participant agrees that any security interest granted by the Borrower to the Participant at any time or times hereafter in all or any part of the Collateral shall be subordinate in all respects to the security interests of U.S. Bank, irrespective of the actual date or order of filing of any financing statements or other means of perfection under applicable law, or the date of extension of credit by U.S. Bank. U.S. Bank hereby expressly appoints the Participant as U.S. Bank's agent for the purpose of perfecting U.S. Bank's security interest in any of the Collateral which may at any time come into the possession of the Participant, and the Participant hereby agrees to hold any such Collateral for U.S. Bank's benefit and, upon request, to deliver such Collateral to U.S. Bank.

          (c) The Participant shall have no interest in any property taken as security for any credit, loan or financial accommodation made or furnished to the Borrower by U.S. Bank in which the Participant has no Participation, or in any property now or hereafter in U.S. Bank's possession or under U.S. Bank's control or in any deposit held or other indebtedness owing by U.S. Bank which may be or might become security for performance and payment of the Borrower's obligations and liabilities under and in connection with the U.S. Bank L/C Agreements by reason of the general description contained in any general loan or collateral agreement, collateral note or other instrument held by U.S. Bank or by reason of any right of setoff, counterclaim, banker's lien or otherwise, except that if such property, deposit, indebtedness or the proceeds thereof shall be applied to the payment or reduction of any Letter of Credit Obligation owing by the Borrower, then the Participant shall be entitled to its Percentage of such application.

     13. Participant's Right to Terminate.

     The Participant may not terminate its obligations hereunder unless and until all U.S. Bank Letters of Credit have: (i) expired in accordance with their respective terms, (ii) been returned to U.S. Bank with written instructions from the beneficiary thereof to cancel the relevant U.S. Bank Letter of Credit; and/or (iii) been drawn upon to the maximum stated amount thereof and, if so drawn upon, all Letter of Credit Obligations have been paid.

     14. Method for Making Payments Hereunder.

     Unless otherwise agreed in writing from time to time hereafter, all payments which the Participant is required to make to U.S. Bank or which U.S. Bank is required to make to the Participant under this Agreement shall be made by wire transfer, or in other immediately available funds so that the recipient of the payment receives the funds no later than the day the payment is due. If for any reason such payments are not made when due, U.S. Bank and the Participant shall make such adjustments as may be equitable under the circumstances to compensate the recipient for the delay in payment.

     15. Notices.

     All notices or other communications to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first Business Day after the date of sending if sent by overnight courier, or from two Business Day after the date of mailing if mailed.

     16. Governing Law; Successors.

     This Agreement shall be binding upon and shall inure to the benefit of the legal representatives, successors and assigns of the respective parties hereto and shall be governed by and interpreted in accordance with the laws of the State of Minnesota., without giving effect to conflict of laws principles thereof, but giving effect to federal laws of the United States applicable to national banks.

     17. Consent to Jurisdiction.

     AT THE OPTION OF U.S BANK, THIS AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN MINNEAPOLIS OR ST. PAUL, MINNESOTA; AND THE PARTICIPANT CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE PARTICIPANT COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, U.S BANK, AT ITS OPTION, SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

     18. Waiver of Jury Trial.

     EACH OF U.S. BANK AND THE PARTICIPANT WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (a) UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH, OR (b) ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     19.   Participant's   Compliance   with  Law;   Resale  or   Assignment  of
Participation.

     The Participant hereby warrants and represents to U.S. Bank that (i) the Participant's execution and delivery of this Agreement and purchase of the
Participation does not constitute a violation by the Participant of any agreement, law, statute, decree or decision (including any legal lending limits) which is binding on the Participant; and (ii) the Participant is acquiring the Participation for its own account and , except as contemplated by the Lehman Credit Agreement, will not sell, pledge, encumber, assign, or subparticipate its Participation, or any part thereof, to any person without U.S. Bank's prior written consent unless any such sale, pledge, encumbrance, assignment or subparticipation is to the parent or an affiliate of the Participant. U.S. Bank may deal exclusively with the Participant concerning the Participation notwithstanding U.S. Bank's knowledge of and/or consent to the Participant's sale, transfer, assignment or subparticipation of the Participation. U.S. Bank and the Participant hereby agree that any such transfer of an interest in the Participation, except as contemplated by the second preceding sentence. The Participant and U.S. Bank further agree it is their intent that the Participation shall not be, and shall not be construed to be, a "security" under any federal or state securities laws.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on their behalf by their duly authorized officers as of the day first written above.


                                U.S. BANK NATIONAL ASSOCIATION


                                By:  ______________________________________
                                       Richard J. Mikos (print name)
                                Title: Vice President

                                Address:
                                U.S. Bank Place MPFP 1802
                                601 Second Avenue South
                                Minneapolis, Minnesota 55402-4302
                                Attention: Mr. Richard Mikos
                                Reference: Powerhouse Technologies,  Inc.
                                Telephone:  (612) 973-2134
                                Fax No.:  (612) 973-2148

                                LEHMAN COMMERCIAL PAPER, INC.

                                By:  ______________________________________
                                     _____________________________(print name)
                                Title:_____________________________________

                                Address:
                                3 World Trade Center
                                10th Floor
                                New York, New York 10285
                                Attention:   Mr. Michael O'Brien
                                Reference: Powerhouse Technologies, Inc.
                                Telephone:
                                Fax No.:

                                   SCHEDULE A

                           U. S Bank Letters of Credit


1. Letter of Credit No. SLCMMSP00165, dated July 3, 1998 in favor of T.L. International Manufacturing/Distribution, Inc. in the amount of $475,000.00, as amended by Amendment No. 1, dated July 27, 1998 issued by
     U. S. Bank pursuant to Application and Agreement for Standby Letter of Credit dated July 1, 1998.

2. Letter of Credit No. 75800, dated June 26, 1995 in favor of Firemen's Insurance Company, in the amount of $7,500,000.00, as amended by Amendment No. 1, dated June 28, 1995, Amendment No. 2, dated March 11, 1996, Amendment No. 3, dated March 22, 1996 and Amendment No. 4, dated February 3, 1997issued by U. S. Bank pursuant to Application and Agreement for Standby Letter of Credit dated June 16, 1995 as revised June 19, 1995.